Exhibit 4.(a).2

Translation from Hebrew
The Binding version is the Hebrew version

State of Israel
Ministry of Communications

General License

For Partner Communications Company Ltd.

For the Provision of Mobile Radio Telephone Services
Using the Cellular Method (MRT) in Israel

Jerusalem

April 7, 1998

Integrated Version – for convenience only

Translation from Hebrew
The Binding version is the Hebrew version

State of Israel
Ministry of Communications

General License

For Partner Communications Company Ltd.

Award of The License

By virtue of my authority pursuant to The Telecommunication Law, 1982, The Wireless Telegraphy Ordinance (New Version), 1972, and all my other authorities pursuant to all law, I award a License to Partner Communications Company Ltd. for the establishment of a Mobile Radio Telephone System using the cellular method, its subsistence, maintenance and operation, and for the provision of Mobile Radio Telephone services to the public in Israel through it, as set out in this License.

The License is issued for the period set out in the License and is subject to the following conditions:

Translation from Hebrew
The Binding version is the Hebrew version

Table of Contents

Award of The License
Chapter A - General
Section A - Definitions and Interpretation
1. Definitions
2. Paragraph Headings
3. The “Blue Pencil” Principle
Section B - Legal and Administrative Provisions
4. Observation of Laws and Provisions
5. The Obligation of Permit according to all other Laws
6. Contradiction between the License Provisions
Chapter B - The License - Its Scope, Validity and Revocation
Section A - The Scope of the License and the License Period
7. The Scope of the License
8. Exclusivity
9. The License Period
10. Extending the License Period
11. Renewing the License
12. Termination of the License Period
Section B - Changing the Conditions of the License, its Enforcement and
Revocation
13. Changing the Conditions of the License
14. Revocation of the License
15. Other Remedies
Chapter C: Ownership, Assets and Means of Control
Section A: Limitations in Respect of the Transfer of the License and its Assets
16. Prohibition on the Transfer of the License
17. Ownership of the MRT System
18. Limits on the Transfer of License Assets
19. Agreement with another
Section B: Means of Control - Changes and Limitations
20. Deleted
21. Transfer of Means of Control
22. Placing a Charge on Means of Control
Section C: Cross-Ownership and Conflict of Interests
23. Prohibition of Cross-Ownership
24. Prohibition of Conflict of interests

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Chapter D: Establishment of the MRT System and its Operation
Section A: Establishment of the System
25. Definition
26. Establishment according to the Engineering Plan
27. Implementation Stages and Timetable
28. Change of Plans during the Establishment
29. Use of Infrastructures and their Construction
30. Connection to other Telecommunications Systems
31. Report on Establishment Work
32. Submission of Information and Documents
33.  Supervision of Establishment Work
34. Repair of Faults and Defects
35. Safety and Security Precautions and Prevention of Hazards
36. Cancelled.
37. Crossing Electricity Lines and Telecommunication Systems
38. Discovery of Antiquities and Preservation of Sites
39. Powers pertaining to Real Estate
Section B: Equipment Tests and Installation Approvals
40. Compatibility Tests
41. Responsibility for Compatibility
42. Performance Testing Program, and its Approval
43. Notice of Establishment Completion
44. Fitness and Operation Conditions
Section C: Use of Frequencies
45. Frequency Allocation
46. Constraint on the Use of Frequencies
47. Safety in Using Frequencies, and the Prevention of Interference
48. MRT Operation at Times of Emergency
Section D: Testing
49. Definitions
50. Periodic Tests and Special Tests
51. Routine Tests
52. Test, Fault and Maintenance Log
53. Repair of Faults and Defects
54. Maintenance System

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Chapter E - Provision of MRT Services to Subscribers
Section A - Agreement with Subscribers
55. Definition of Subscriber Agreement
56. The Subscriber Agreement and its Approval
57. Changes to the Subscriber Agreement
58. Agreement with a Subscriber
59. The Obligation to Connect Applicants and the Prohibition of Conditional Agreement
Section B - Grade of Service for Subscribers
60. Obligation of Maintaining Service
61. Service Offices and Complaints Officer
62. Obligation of Maintenance
63.  Call Center1
64.  Terminal Equipment
65.  Public Emergency Services
66.  Protection of Subscriber Privacy and Cooperation with the Security Forces
67. Subscribers’ Bills, Directory Services and Roaming Services
Section C - Delay or Limitation of Service
68. Definitions
69. Prohibition of Termination or Disconnection of Service
70. Disconnection of Service at the Subscriber’s Request
71. Termination of Service at the Subscriber’s Request
72. Termination or Disconnection of Service Due to Breach of Agreement
73. Disconnection of Service due to Maintenance Procedures
Chapter F - Payment for Services
Section A - General
74. Types of  Payments
75. Setting the Tariffs and their Rates
76. Tariff Publication
77. Provision in the Subscriber Agreement
77a. Prevention of Acts of Fraud
Section B - Tariff Changes
78. Change in Tariffs
79. Commencement of Increase or Reduction of tariff
80. Linkage to the Index
81. Delay in Payment
Section C - Connection Fees
82. One-Time Payment of Connection Fee
83. Collection of Connection Fee in Installments

1 Amendment No. 91

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Chapter G - Payments from the Licensee, Liability, Insurance and Guarantee
Section A - Royalties and Payments
84. Royalties
85. Arrears in Royalty Payment
86. Method of Payment
87. Other Obligatory Payments
Section B - Liability and Insurance
88. Definition of the Scope of Liability
89. Liability of the Licensee
90. Immunity from Liability
91. Drawing Up an Insurance Contract
92. Conditions in the Insurance Contract
93. Remedy for Breach of Insurance Conditions
Section C - Guarantee for Fulfilling the Conditions of the License
94. The Guarantee and its Objective
95. Foreclosing the Guarantee
96. Method of Foreclosure
97. The Period of Validity of the Guarantee
98. Preservation of Remedies
Chapter H - Supervision
Section A - Supervision of the Licensee’s Activities
99. Authority for Supervision
100. Confidentiality
101. Entering Premises and Inspection of Documents
102. Cooperation
Section B - Fault Repair and preservation of documents and recordings
103. Deleted
104. Types of Report
105. Notice of Fault
106. Reporting to the Minister
Chapter I - Miscellaneous
107. The License as an Exhaustive Document
108. Holding the License Documents and their Return
109. Deferment of Date
110. Responsibility
111. Dispatch of Notice
112. Operation in the Civil Administration Territories of Judea, Samaria and Gaza

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Annexes

First Annex - List of Services and Criteria for Quality of Service
1.	Indices of Quality and Grade of Service
2.	List and Description of MRT Services

Second Annex - Appendices

Appendix A – Deleted

Appendix B - Engineering Plan

Appendix C - Maintenance Organization

Appendix D - Standard Agreement

Appendix E - Minimum Requirements and Grade of Service to Subscribers
1.	System Performance
2.	Quality of Service for the Provision of Information to Customers and Subscribers
3.	Countrywide Deployment of Sites for Providing Information and Handling Subscriber Queries

Appendix F - Tariff Table

Appendix G - Insurance Contract

Appendix H - Bank Guarantee

Appendix I - Written Undertakings

Signature of the Minister

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Chapter A - General

Section A - Definitions and Interpretation

1.	Definitions

1.1	In this License, the following words and expressions will have the meaning appended to them, unless another meaning is implicit in the text or its context.

“Type approval”	-	Approval given by the Ministry in accordance with the Law and Ordinance for a model of MRT Terminal Equipment.
“Means of Control”	-
In a corporation, each of the following:
(1)          Voting rights in the corporation’s general meeting or in an equivalent body in another corporation;
(2)          The right to appoint a director or managing director;
(3)          The right to participate in the corporation’s profits;
(4)          The right to share in the corporation’s remaining assets after payment of debts when the corporation is wound-up;

”Telecommunications”-	-	Broadcasting, transmission or reception of signs, signals, text, visual forms, voices or information through wire, wireless, an optic system or other electromagnetic systems;
[2]“Franchisee”	-	As defined in section 6L(1) of the Law;
"[3]Cellular Licensee Infrastructure Licensee"	-	Whoever receives a license for establishment, existence and operation of a radio infrastructure for an MRT operator;
"[4]2nd Generation"	-	A network which allows mainly the provision of voice and message services, using basic MRT technology of GSM or CDMA and all of their updates, such as GPRS, EDGE, etc.;

2 Amendment No. 14
3 Amendment No. 83
4 Amendment No. 83

Translation from Hebrew
The Binding version is the Hebrew version

"[5]3rd Generation"	-
A network, which in addition to 2nd Generation services, allows for the provision of data services at a medium pace (a few dozen megabits per second) using basic MRT technology of UMTS and CDMA2000 and all of their updates, such as HSPA, HSPA+, etc.;

"[6]4th Generation"	-
A network, which in addition to 3rd Generation services, allows for the transfer of date at a high pace (approximately 100 megabits per seconds) using basic MRT technology in accordance with the 3GPP TS 36.104 last release standard, for supplying all of the Licensee's services under its license, such as LTE technology;

“Interested Party”	-	Whoever holds, either directly or indirectly, 5% of a specific type of Means of Control; for the purpose of this definition, “holding”, includes holding as an agent;
“The Licensee”	-	Partner Communications Company Ltd., which was awarded this License;
“A Licensee”	-	The body to which the Minister has awarded, in accordance with the Law, a general or special License;
[7]"General Licensee"	-	A person who has received a general license to effect telecommunications activities and to provide telecommunications services:
[8]Roaming Licensee"-	-
A person who has won tender 12/2010- a combined license for the provision of cellular mobile radio telephone (MRT) services in Israel –an expansion of the existing license and the grant of a new license;

[9]"Broadcast Licensee"	-	as defined in the Law;

5 Amendment No. 83
6 Amendment No. 83
7Amendment No. 14
8 Amendment No. 59
9 Amendment No. 14

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“Access Fee”	-	Payment for use of other telecommunication systems, including payment for connection, transmission and collection;
“Technical Requirements and Grade of Service”	-
Standards of availability and grade of service, standards for Telecommunication Installations and installation instructions, operation and maintenance, all in accordance with the Engineering Plan and the Annexes to this License, and as the Director will order from time to time regarding the Licensee’s services;

[10]"Subscriber Agreement"	-	a contract that serves as an agreement between the Licensee and a subscriber, for the provision of all or part of the Licensee's services;
“The Bid”	-	The Licensee’s bid in the Tender;
“The Bezeq Corporation”	-	Bezeq, Israel Telecommunication Corporation Ltd.
[11]“Bill” or "Telephone Bill"	-	A bill that the Licensee submits to a subscriber for services that it itself provided to the subscriber or for Goods that it sold or rented to the subscriber;
“The Law”	-	The [12]Communications (Telecommunication and Broadcasts) Law, 5742-1982;
[13]“Goods”	-	As defined in section 3 of the Interpretation Law, 5741 – 1981;
[14]“Holding”	-
for the purposes of Means of Control, directly or indirectly, whether alone or jointly , including by way of  another, and  including by way of a trustee or agent, or by a right granted under any agreement, including an option to hold which does not arise from convertible securities, or  any other means;

10 Amendment No. 41
11 Amendment No. 87
12 Amendment No. 14
13 Amendment No. 87
14 Amendment No. 14

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The Binding version is the Hebrew version

[15]“Transfer”	-	for the purposes of Means of Control, directly or indirectly, for valuable consideration or otherwise, in perpetuity or for a fixed period, at once or in portions;
[16]“Jointly with Others”	-
cooperation on a permanent basis; and the following shall be deemed to be in cooperation on a permanent basis: in respect of an individual – the individual, a person related to him, and a corporation that either of them controls;  and in respect of a corporation – the corporation, the person who controls it and a person controlled by either of them;”

“The Security Forces”	-	The Israel Defense Forces, The Israel Police, the General Security Force and the Institution of Intelligence and Special Operations;
[17]“Applicant”	-	whoever asks to engage in an engagement agreement or a purchase agreement with the Licensee;
“The Index”	-	The Consumer Price Index that is published by the Central Bureau of Statistics, from time to time, or any other index which will be substituted for it;
“Cellular Radio Base”	-
A wireless installation operating on the operating frequencies of the MRT System and used for establishing radio contact between subscribers’ MRT Terminal Equipment units in its area of coverage and the MRT exchange;

“Interface”	-	The physical connection, including optic or wireless, meeting between various operational telecommunications installations;18
“Telecommunication Installation”	-	An installation or device which is primarily designated for telecommunications purposes, including Terminal Equipment;[19]
"[20]4th Generation Tender"	-
Tender No. 2014/021 – a combined license for the provision of mobile radio telephony communications by way of the cellular method in Israel (MRT): expansion of an existing license or granting a new license;

15 Amendment No. 14
16 Amendment No. 14
17 Amendment No. 87
18 Amendment No. 14
19 Amendment No. 14
20 Amendment No. 83

Translation from Hebrew
The Binding version is the Hebrew version

[21]“Tender No. 1/01	-	The tender published by the Ministry on 4 Nissan 5761 (28 March 2001), including clarifications given by the Ministry during the tender, and following which this License has been amended;
“The Tender”	-	Tender No. 7/97, published by the Ministry on July 15, 1997, including clarifications provided by the Ministry during the course of the Tender, following which this License has been awarded;
”The Director”	-	The Director General of the Ministry of Communications or his appointee in the matter of this License, wholly or partly;
“Subscriber”	-	Whoever has signed a subscriber agreement with the Licensee for obtaining MRT services as a terminal user.22 ;
"Business Subscriber"[23]	-
a Subscriber that is one of the following:
a corporation, as defined in the Interpretations Law, 1981;
government offices and other quasi-governmental offices;
a licensed dealer except for an exempt dealer;
a body that was incorporated in a law or by-law.

[24]“Split Business Subscriber”	-	a user of the Terminal Equipment, when his Telephone Bill is split between himself and a Business Subscriber or when he is charged for the entire Telephone Bill;
[25]"Non-Business Subscriber"	-	a Subscriber that is not a Business Subscriber and that is not a Split Business Subscriber;

21 Amendment No. 14
22 Amendment No. 41
23 Amendment No. 45
24 Amendment No. 87
25 Amendment No. 87

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"Dormant Subscriber"[26]	-
a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

26 Amendment No. 46

Translation from Hebrew
The Binding version is the Hebrew version

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

”International Communication System”	-
 a telecommunications installations system , connected or intended to be connected to a Public Telecommunications Network through an International Network Termination Point (NTP), which serves or intends  to serve for the transmission of telecommunications messages between an international switch located in Israel and a Telecommunications Installation  located outside of Israel, including a satellite ground station and other Telecommunications Installations (hereinafter: “Components of the System”), and including transmission facilities between Components of the System;[27]

27 Amendment No. 14

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The Binding version is the Hebrew version

"One-time Transaction"	-	A transaction that is not a Continuous Transaction;
"Continuous Transaction"	-
An engagement agreement to purchase Licensee services continuously and ongoing, including any change to the agreement or addition to it that do not constitute a new transaction, and all whether the engagement agreement is for a set period or whether not for a set period;

“The MRT System”	-	The MRT through which the Licensee provides its services;
[28]“DO (Domestic Operator)”	-	a holder of a general license for the provision of wireless domestic telecommunications services;
Mobile Radio Telephone System (MRT)”	-
A wireless installation system built according to the cellular method and other installations, through which Mobile Radio Telephone Services are provided to the public, including an MRT exchange, Cellular Radio Bases and wireless or physical transmission channels which connect Cellular Radio Bases, Cellular Radio Bases and an MRT exchange, and between MRT exchanges;

“International Operator”	-	An operator which provides International Communication Services to the public in Israel in accordance with a general License awarded by the Minister;
[29]“MRT Operator”	-	A holder of a general license for the provision of mobile radio telephone services;
[30]“MRT Operator on Another Network”	-	a Licensee for the Provision of MRT Services that involves the use of all or a portion of an MRT System of an MRT Operator and at least of the Access Network of the said MRT System;

28 Amendment No. 14
29 Amendment No. 14
30 Amendment No. 87

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The Binding version is the Hebrew version

[31]“Competing MRT Operator”	-	An MRT Operator that is not the Licensee;
“Domestic Operator”	-	An operator who provides communication services (infrastructure, transmission and telephony) to the public in Israel in accordance with a general license from the Minister.
“Exchange”	-
A Telecommunication Installation in which switching and transmission means are operated, which allows the establishment of contact between various Terminal Equipment units connected to it, and transmission of telecommunication messages between them, including control and monitoring installations and other installations which enable provision of various services to the Licensee’s subscribers or to the subscribers of another Licensee.

“The Ministry”	-	The Ministry of Communications;
[32]“Transfer Switch”	-
A Telecommunications Installation  which contains and operates switching, routing and transmission devices  which enable  the creation of a connection between various switching centers  connected thereto , and the transmission of telecommunications messages between them , including  monitoring and routing installations;

[33]”National Roaming" (NR)"	-	The expansion of the services of another MRT Operator (hereinafter-"another operator") to coverage areas of the Licensee through the Licensee's MRT system, as detailed in section 67E.
“Officer”	-
[34]a person serving  as a director, general manager, chief executive officer, deputy general manager, vice general manager, or a person acting as a replacement of one of the above in a company even under a different title  as well as any other manager directly subordinate to the general manager of the company;

31 Amendment No. 14
32 Amendment No. 14
33 Amendment No. 59
34 Amendment No. 14

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“Appendices”	-	[35]The First Annex and the Appendices set out in the Second Annex to the License;;
NTP - (Network Termination Point)”	-
An interface to one end of which a Public Telecommunication Network is connected, and to the other, Terminal Equipment, a private network, a mobile telephone network or another Public Telecommunications Network, as the case may be;

“International NTP”	-	An interface to one end of which a Public Telecommunication Network is connected, and to the other, an International Communication Network;
“Telecommunication Activity”	-	Operation of a Telecommunication Installation, its installation, construction or its subsistence, all with the objective of telecommunication;
“The Ordinance”	-	The Wireless Telegraphy Ordinance (New Version) 1972;
Terminal Equipment”	-
Telecommunication equipment connected or designated to be connected to the Public Telecommunication Network, through an NTP or a private network, including telephones, modems, facsimile machines or private exchanges;

MRT Terminal Equipment”	-
Hand-held, mobile Terminal Equipment, or Terminal Equipment designated for permanent installation in motor vehicles or ships, designated to be connected to the MRT System by radio communication through Cellular Radio Bases.

“PTP Line (Point to Point)”	-
A line which serves for telecommunications, both ends of which are located on an NTP which is not in a public telecommunication network, in which a call or other form of communication which initiates at one end may terminate only in the other end.

[36]“Interconnection”	-
a physical or logical connection between the Public Telecommunications Network of one licensee and the Public Telecommunications Network of another licensee, enabling the transfer of telecommunications messages between the subscribers of both licensees or the provision of services by one licensee to the subscribers of another licensee;

35 Amendment No. 14
36 Amendment No. 14

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The Binding version is the Hebrew version

“Relative”	-	A spouse, parent, son, daughter, brother or sister and their spouses;
“The License”	-	This License and all its Appendices as well as any document or condition which has been determined in the License as constituting an integral part of the License or of its conditions;
“the Network”	-	The Licensee’s MRT system;
“Public Telecommunication Network”	-
a system of Telecommunications Installations serving or designated  to serve as a provider  of Telecommunications Services to the entire public around the country, or at least in an area of service that includes exchanges and transmission switches, transmission equipment and an access network including an MRT system and an International Telecommunications System, and with the exception of a private network, Terminal Equipment and MRT Terminal Equipment;

“Wireline Public Telecommunications Network”	-	A public domestic telecommunications network, with the exception of an MRT system and an International Telecommunications System;
“Access Network”	-
Components of a Public Telecommunications Network used to connect a switching center  and a network termination point (NTP) using wireline infrastructure, wireless infrastructure or a combination of the two;”

“The Bezeq Corporation Network”	-
The Public Telecommunication Network which serves The Bezeq Corporation for provision of services in accordance with the general License which it was awarded, as well as other Telecommunication Services provided, in accordance with the Law, either by The Bezeq Corporation or by another body;

“Use”	-
Access to a Telecommunications Installation  of the Licensee, including to its Public Telecommunications Network or Access Network, in whole or in part, and the ability to use such ,  for the implementation of Telecommunications Activity  and to provide Telecommunications Services thereby, including the installation of a Telecommunications  Installation of another licensee on the Licensee’s telecommunications facility or premises;

Translation from Hebrew
The Binding version is the Hebrew version

“Telecommunication Service”	-	Operation of telecommunication activities for the public;
“International Communication Service”	-	Telecommunication Service provided for the public in Israel, in accordance with a License granted by the Minister, through an international communications system of an International Operator;
“Basic Telephone Service”	-	Switched or routed bi-directional transmission , including via modem, speech or speech-like telecommunications messages, such as facsimile signals;
“Telephony Service”	-	Basic Telephone Service and Accompanying Services to such service;
“[37]International Roaming Service”	-
 An MRT Service provided overseas and in the territories under the Civil Administration of the Palestinian Council via the MRT system of a foreign MRT operator (hereinafter: a “Foreign Operator”), whereby the Subscriber pays the Licensee for the service;  and similarly – an MRT Service provided in Israel via the Licensee’s MRT system, whereby the Licensee provides a service to a Foreign Operator for the subscribers of such operator;  for this purpose, the “Palestinian Council” – as defined in  the Law for Implementation of the Interim Agreement regarding the West Bank and Gaza Strip Law (Jurisdictional Powers and Other Provisions) ( (Legislative Amendments), 5756-1998 [sic]

“Accompanying Service”	-	A service as set out in the First Annex to the License, provided on the basis of a Basic Telephone Service, which by its nature can only be provided by the provider of the basic service;
“Added Value Service”-	-
A service provided  based on a Basic Telephone Service, which by its nature  can also be granted by another licensee who is not the supplier of the basic service;  for the purposes of the services of the Licensee, such service as set out in the First Annex  of the License;

37 Amendment No. 64

Translation from Hebrew
The Binding version is the Hebrew version

“Infrastructure Service”	-	an Interconnection or the ability of Use given to another licensee, a Franchisee or to a broadcast licensee;”
“Wireline Domestic Telecommunications Services”	-	Infrastructure Service, transmission, data communications and telephony services
“The Licensee’s Services”	-
 MRT Services, Telecommunications Services and other services that the Licensee is entitled to provide  to its subscribers, to other licensees, to broadcast licensees, to Franchisees and to the Security Forces  under this License;

“MRT Services”	-	Telecommunication Services provided through the MRT Terminal Equipment and through the MRT System;
Control”	-
The ability to direct the activity of a corporation, either alone or jointly with others, either directly or indirectly, including the ability that derives from the Articles of the corporation, by virtue of an agreement, either written or oral, by virtue of holding the Means of Control in the corporation or in another corporation or which derives from another source, and excluding the ability deriving solely from holding the office of director or any other office in the company; any person controlling a subsidiary company or another corporation held directly by him/her, will be deemed as controlling another corporation, controlled by the corporation which is held directly, as aforesaid; it should be presumed that an individual or corporation shall control the corporation if one of the following conditions exist:
A.          If he or it holds, either directly or indirectly, fifty percent (50%) or more of any Means of Control in the corporation;
B.          If he or it holds, either directly or indirectly, a percentage of any Means of Control in the corporation which is the greatest part in relation to the holdings of the other Interested Parties in the corporation.
C.          If he or it has the ability to prevent taking business decisions in the corporation, with the exception of decisions in the matter of issuance of means of control in a corporation or 38decisions in the matters of sale or liquidation of most businesses of the corporation, or fundamental change of these businesses;

38 Amendment No, 52

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The Binding version is the Hebrew version

“The Minister”	-	The Minister of Communication, including a person to whom the Minister has delegated his authority in the matter of this License, either in whole or in part;
“The Engineering Plan”	-	The Engineering Plan, including the Maintenance Organization and Grade of Services for the Subscribers, attached in the Appendices of the Second Annex to the License;
“Numbering Plan”	-	As defined in section 5A(b) of the Law;
"Billing Period"	-
A cyclical time period, with a set period, at the end of which a bill is presented to the subscriber for payment for the Licensee's services and for content services that were provided to the subscriber during that period.

"Radio Infrastructure"	-	Radio centers by way of the cellular method, monitoring units thereof, if any, and transmission connecting them to the core of the public telecommunications network of the Licensee.
"[39]Post- paid"	-	Payment for services that is collected from the subscriber after the Bill Period;
"[40]Pre-paid"	-	Payment for services that is collected from the subscriber before or at the beginning of the provision of the services;
[41]

1.2
Words and expressions in the License that are not defined in Paragraph 1.1, will be interpreted as in the Law, Ordinance and Regulations which have been enacted in accordance with them, The Law of Interpretations, 1981, or as specified in appropriate paragraphs in the License, unless a different meaning is implicit in the text or in its context.

39 Amendment No. 84
40 Amendment No. 84
41 Amendment No. 83

Translation from Hebrew
The Binding version is the Hebrew version

2.	Paragraph Headings

The paragraph headings in this License are provided for ease of reading only, and they must not be used for purposes of interpretation or explanation of the content of one or all of the Terms of the License.

3.	The “Blue Pencil” Principle

Revocation or a decision in the matter of the nullification of a condition of this License or a part thereof will only apply to that condition or the part thereof, as the case may be, and they themselves will not prejudice the binding validity of the License or any other condition it contains.

Translation from Hebrew
The Binding version is the Hebrew version

Section B - Legal and Administrative Provisions

4.	Observation of Laws and Provisions

4.1
In all matters pertaining to the establishment of the MRT network, its subsistence, operation and maintenance and also for the provision of MRT services through it, the Licensee will act in accordance with the instructions of any law, and without derogating from the generality of the above, will strictly observe the following:

1)	The instructions of the Telecommunication Law and the regulations pursuant thereto;

2)	The Wireless Telegraphy Ordinance and the regulations pursuant thereto;

3)	Administrative instructions;

4)	International conventions to which Israel is a signatory, in the matter of telecommunications and radio;

5)	Any other law or convention applicable to telecommunication and radio, even though they have become valid after the award of the License.

4.2
The Licensee will act in accordance with the laws and provisions as set out in Paragraph 4.1 according to their validity from time to time during the License Period, including the remedies for breaching them, and they will be deemed to be an integral part of the Terms of the License.

5.	The Obligation of Permit according to all other Laws

The award of this License does not exempt the Licensee from the obligation to obtain, for execution of the License, any License, permit, approval or consent according to all other laws.

6.	Contradiction between the License Provisions

In any case of apparent contradiction between the provisions of the License, the Minister will decide on the interpretation of the provisions, or how to settle the contradiction between them, after the Licensee has been given an opportunity to voice its arguments.

Translation from Hebrew
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Chapter B - The License - Its Scope, Validity and Revocation

Section A - The Scope of the License and the License Period

7.	The Scope of the License

7.1
The Licensee is permitted, according to this License and subject to all its instructions and conditions, to establish, sustain, maintain and operate an MRT System, and through it provide MRT services; for this purpose, the Licensee is permitted to do the following:

a)	To establish, sustain, maintain and operate Cellular Radio Bases and connect them to MRT exchanges, and also to connect between MRT exchanges through wireless or physical transmission channels;

b)	To connect the MRT System to another Public Telecommunication system in Israel;

c)	To enter an agreement with subscribers for the provision of MRT Services;

d)	To supply MRT Terminal Equipment to subscribers;

e)	To supply its customers with MRT services as set forth in the First Annex to the License;

f)	To supply its customers with services that were approved to the Licensee in accordance with Article 67C of the License.[42]

7.1a	The Licensee’s services to its subscribers will be provided solely through MRT terminal equipment.

7.2
The Licensee in not permitted to provide any MRT or other Telecommunication Service that it is not explicitly permitted to provide within the framework of this License or another License awarded it by the Minister.

8.	43No Exclusivity

8.1	The Licensee shall not have any form of exclusivity whatsoever in the provision of its services.

8.2	The Minister may at any time grant a license for the provision of MRT Services to additional operators.

8.3
Should  the Minister publish a tender for the provision of MRT Services, the Licensee may submit a bid in the tender, however, the Minister may determine , as part of the conditions of such tender, that if the Licensee wins the tender, the receipt of a license shall be conditional upon the Licensee transferring its MRT System to another as the Minister may order, and on such conditions as he may prescribe, and that the Licensee shall cease to provide MRT Services.

42 Amendment No, 64
43 Amendment No. 14

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9.	The License Period

9.1	The validity of this License is for a period of ten (10) years, that will begin on the day the License is awarded (hereinafter “The License Period”).

9.2	The License Period may be extended by six (6) additional years in accordance with Paragraph 10 (hereinafter “The Additional Period”).

9.3	This License may be renewed for one or more Additional Periods of six (6) years, over and above the License Period or the Additional Period, in accordance with Paragraph 11.

9.4
During the entire License Period or the Additional Period or with renewal of the License, the License will be subject to the authority of the Minister in accordance with Paragraphs 13 to 15 regarding changes to the License, its limitation, suspension or revocation.

9.5
[44]Notwithstanding the above [45]in the context of extension of the License, following the winning by the Licensee of Tender No. 1/01, the validity of this License shall be for a period of twenty (20) years that will begin on 19 Shvat 5762 (1 February 2002).

10.	Extending the License Period

10.1	The Minister may, at the Licensee’s request, extend the License Period by six (6) additional years, after examining the following:

(A)	The Licensee has observed the provisions of the Law, the Ordinance, the regulations therein and the provisions of the License;

(B)
The Licensee has acted to constantly improve the MRT Services, their scope, availability and quality and also the technological updating of the MRT System, and there was no act or omission in the Licensee’s activity that harmed or limited competition in the MRT branch;

(C)
The Licensee is able to continue to provide MRT Services of a high standard and is able to implement the required investments in the technological updating of the MRT System for improving the scope of the MRT Services, their availability and quality;

(D)	The Licensee has efficiently used the frequency bands allocated to it, compared to alternative applications;

10.2
The Licensee will submit its request for extending the License Period in the course of the forty-five (45) days that  precede the period of the eighteen (18) months prior to the  termination date of the License Period.

44 Amendment No. 13
45 Amendment No. 14

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10.3	The Licensee will append the following to its request:

(A)	A report summarizing all the annual reports submitted by the Licensee according to this License between the commencement date of the License and the submission date of its request;

(B)	A comparison of the data in the report with regard to each year with the data of the preceding year, and also explanations of extraordinary variations in the data;

(C)
A review of the means, actions and investments undertaken or implemented by the Licensee for the improvement of the quality of the MRT Services, their scope and availability, for the development and technological updating of the MRT System.

10.4	The Concluding Report in accordance with Paragraph 10.3 will contain precise up-to-date details and will be drafted in the form of an affidavit.

10.5
For the purpose of examining the Licensee's request to extend the license period, and without derogating from the Minister's authorities to demand information under any law, the Minister may require the Licensee to appear before him and present the engineering plan that describes its plans for the technological update of the MRT system during the additional period.[46]

10.6
[47]Should the Licensee be required to appear before the Minister, either the chairman of the board of the company holding the License, the General Manager of the company, or a person authorized in writing for this purpose, will appear.

10.7	48If the Licensee's does not comply with the request as set forth in section 10.5 and 10.6, at least twice, the Minister may reject its request for an extension of the license period.

10.8	The Minister will inform the Licensee of his decision in the matter of its request to extend the validity of the License no later than one year before the termination of the License Period.

10.9	The conditions of this License will apply to the Additional Period, including and changes in them.

10.10
The instructions of Paragraph 100 in the matter of confidentiality will apply, with the required modifications, to information provided by the Licensee in accordance with the instructions of this paragraph, to the Minister or his appointee.

46 Amendment No. 98
47 Amendment No. 98
48 Amendment No. 98

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11.	Renewing the License

11.1	At the end of the License Period or the Additional Period, the Minister may, at the Licensee’s request, renew the License for one or more Additional Periods of six (6) years, as he decides.

11.2
The Licensee will submit its request for renewal of the License Period in the course of the forty-five (45) days that  precede the period of the eighteen (18) months prior to the termination date of the License Period or of the Additional Period.

11.3
The Minister will inform the Licensee within thirty (30) days from the date its request for renewal of the License was received, whether he intends to take steps to renew the License and the required proceedings for doing so, including proceedings and considerations in accordance with Paragraph 10, or that proceedings will be undertaken for a tender for the provision of the services which are the subject of this License.

12.	Termination of the License Period

12.1
If the License Period has ended in accordance with Paragraph 9.5 or the Additional Period in accordance with Paragraph 10.1 or the License Period after its renewal in accordance with Paragraph 11.1, and the License has not been extended or renewed, the Minister may instruct the Licensee to continue operating the MRT System for a  fixed period  (hereinafter “the Service Termination Period”) until a License is awarded to another by law for the provision of the services which are the subject of this License (hereinafter “the Alternative Licensee”), and the proceeding have been completed for transfer of the system according to it, or until a License is awarded to another by law for alternative services; the Service Termination Period will, in any event, be no greater than two years from the date of expiry of the License.

12.2
During the Service Termination Period, and no later than ten (10) months from the day on which a License was awarded to an Alternative Licensee, the Licensee and the Alternative Licensee will enter negotiations for the acquisition of the MRT System at its economic worth and the assignment of rights and obligations of the subscribers to the Alternative Licensee; should the said Licensees not reach complete agreement within ten (10) months as stated above, the price will be determined by an arbitrator appointed by the Chairman of the Chartered Accountants Association, whose decision will be final.

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Section B - Changing the Conditions of the License, its Enforcement and Revocation

13.	Changing the Conditions of the License

13.1
The Minister may change the conditions of the License, add to them or detract from them, in accordance with the provisions of Paragraph 4 of the Law and, inter alia, if he finds that one of the following exists:

(A)	A change has occurred in the suitability of the Licensee to implement the actions and services that are the subject of the License;

(B)	A change in the License is required in order to ensure effective and fair competition in the Telecommunication field;

(C)	A change in the License is required in order to ensure the Grade of Service provided in accordance with it;

(D)	Changes in Telecommunication technology justify modifying the License;

(E)	Changes have occurred in the electromagnetic spectrum needs that justify, in the Minister’s opinion, changes in the License;

(F)	Considerations of public interest justify modifying the License;

(G)	A change in government policy in the telecommunications sector demands a modification of the License;

(H)	A change is required in the License by reason of its breach by the Licensee, as set out in Paragraph 15.

13.2	The Minister will act in accordance with his authority, as set out in Paragraph 13.1, after giving the Licensee a reasonable opportunity to voice its claims.

14.	Revocation of the License

14.1	The Minister may revoke the License before the end of its period if one or more of the causes set out in Paragraph 6 of the Law exists, or in any one of the following cases:

(A)	The Licensee did not disclose required information to the Tender Committee or gave it incorrect information;

(B)
The Licensee was required and refused to give the Minister or his appointee required information that is in its possession, and which it had to divulge by virtue of the provisions of this License or by law,  or the Licensee gave false information to the Minister or his appointee;

(C)	The Licensee has not observed the instructions of the Law, the Ordinance or the regulations therein;

(D)	The Licensee has committed a substantial breach of the License conditions and without derogating from the generality of the above, including the following:

(1)	The Licensee does not comply with the coverage or quality requirements set out in this License;

Translation from Hebrew
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(2)	The Licensee has not paid all the royalties and frequency fees, or one of these, on the date stipulated in this License;

(E)	The Licensee has not commenced provision of services in accordance with the stipulations of this License or has illegally ceased, limited or delayed any one of its services;

(F)
The Licensee has not invested the required sums in the establishment and operation of the MRT System at the coverage and quality standards determined by the Ministry in accordance with the written undertaking (Appendix I);

(G)	Should one or more of the attributes that made the Licensee fit for participation in the Tender for MRT services or to be a Licensee, cease to exist, including the following:

(1)	The Licensee has ceased to be a company registered in Israel;

(2)	Cancelled[49]

(3)	The majority of the directors of the company that is the Licensee are not Citizens or Residents of Israel;

(4)	The General Manager of the company that is the Licensee or a director therein, has been convicted of an infamous offense and continues to serve in office;

(5)	The General Manager of the company that is the Licensee is not a Citizen or Resident of Israel ;

(6)
Prior to the expiry of five (5) years from the date of the award of the License, the voting rights of the MRT Operator or of a Controlling Corporation in an MRT Operator (hereinafter, with regard to this clause - “Controlling Corporation”),  at the general meeting or the right to appoint a director or general manger in the company that is the Licensee, decreased to less than twenty-five percent (25%); the rate of holdings of an MRT Operator or of a Controlling Corporation will be calculated according to the provisions of Paragraph 23.6; However, the holdings of an MRT Operator or a Controlling Corporation that has direct or indirect holdings in the Licensee will be taken into account, with regard to this clause, only if all of the following exist:

(1)	Each body in the chain of holdings is controlling the body held by it as aforesaid, down to the body that directly holds the Licensee;

(2)	The rate of holding in the Licensee of the MRT Operator or a Controlling Corporation, either directly or indirectly, will not be less than twenty-five percent (25%);

(3)
The MRT Operator undertook to the Licensee to put at its disposal all the information in its possession that is required for the establishment and operation of the MRT System, for the provision of MRT Services, their marketing and sale.

49Amendment No. 31

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(7)	Subject to what is set out in Clause 9, one of the following exists in the Licensee:

-
The Licensee, an Office Holder or Interested Party in the company that is the Licensee or an Office Holder in an Interested Party thereof is an Interested Party in a Competing MRT Operator without obtaining permission to do so from the Minister as set out in Paragraph 23.8, or has not fulfilled one of the conditions included in the permit it obtained from the Minister as stated above;

-
An Office Holder, Interested Party or an Office Holder in an Interested Party  in the company that is the Licensee is an Office Holder in a Competing MRT Operator or in an Interested Party in a Competing MRT Operator, without having obtained permission to do so from the Minister; as stated in Paragraph 23.2, or has not fulfilled one of the conditions included in the permit it obtained from the Minister as stated above;

(8)	If one of the following exists in an Interested Party in the company that is the Licensee, that is a trust fund, an insurance company, an investment company or a pension fund:

-	It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in a Competing MRT Operator, without having obtained permission to do so from the Minister;

-
It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in a Competing MRT Operator in accordance with a permit from the Minister, and in addition it has a representative or appointee who is an Office Holder in a Competing MRT Operator, unless it has been legally required to do so;

-
It holds, either directly or indirectly, more than ten percent (10%) of any Means of Control in a Competing MRT Operator, even if it has received permission to hold up to ten percent (10%) of the said Means of Control;

(8a)	If one of the following exists in an Interested Party in a Competing MRT Operator, that is a trust fund, an insurance company, an investment company or a pension fund:

-	It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in the Licensee, without having obtained permission to do so from the Minister;

-
It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in the Licensee in accordance with a permit from the Minister, and in addition it has a representative or appointee who is an Office Holder in the Licensee, unless it has been legally required to do so;

-
It holds, either directly or indirectly, more than ten percent (10%) of any Means of Control in the Licensee, even if it has received permission to hold up to ten percent (10%) of the said Means of Control;

(9)
The Licensee, an Office Holder or an Interested Party in the Licensee, or an Office Holder in an Interested Party in the Licensee, controls a Competing MRT Operator, is controlled by a Competing MRT Operator, by an Office Holder or an Interested Party in a Competing MRT Operator, by an Office Holder in an Interested Party in a Competing MRT Operator, or by a person or corporation that controls a Competing MRT Operator;

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(H)	The Means of Control in the Licensee or control of it have been transferred in contravention of Paragraph 21;

Notwithstanding  the above-mentioned, a transfer or purchase of a percentage of the Means of Control in the Licensee, either directly or indirectly, that requires consent in accordance with Articles 21.1 or 21.3 (other than a transfer or purchase that results in a transfer of control), without first receiving the Minister's prior written consent as required according to these articles, shall not constitute a cause to revoke the License if the Minister's consent was given in writing in advance for a public offering of the Tradable Means of Control or for registration for trading of the Tradable Means of Control, on the securities exchange in Israel or overseas,  under which the Means of Control in the Licensee may be transferred in a percentage that requires consent in accordance with Articles 21.1 or 21.3 (other than a transfer or purchase that results in a transfer of control), and it shall all be subject to the conditions to be set by the Minister when he gives his consent. The contents of this article are in addition to and do not derogate from the provisions of Article 21.8 of the License. For the purpose of this Article, "Tradable Means of Control"- as defined in Article 21.5 of the License.50

(I)	There was an act or omission in the Licensee’s activity that harmed or limited competition in the MRT branch;

(J)	A receiver or temporary liquidator was appointed for the company that is the Licensee, an order was issued for its winding-up or it decided to be voluntarily wound-up;

(K)	Cancelled;

(L)	The Licensee requested revocation of the License.

(M)	The Licensee breached on of the provisions in Article 22A.[51]

14.1 A.      With regard to sub-clause 14.1 (e52), limitation of service due to technological circumstances that is implemented after an advance written and reasoned notice was sent to the Director and after its approval by the Director, will not be viewed as an illegal limitation of service.

14.1 B.      With regard to sub-clause 14.1 (G) (6), “MRT Operator” is an operator of an MRT system abroad, through which MRT services are provided to at least five hundred thousand (500,000) subscribers.

14.2
Should the Minister consider that the cause of revocation, under the circumstances of the matter, does not require revocation of the License, the Minister will give the Licensee a fair opportunity to correct the act or omission that constitute a cause for revocation.

50 Amendment No. 25
51 Amendment No. 31
52Amendment No. 4

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14.3
The Minister will give prior notice to the Licensee regarding his intention of revoking the License, and in the notice will note the cause and enable the Licensee, within a period determined in the notice, to voice its claims regarding the cause of revocation, either in writing or orally, according to circumstances.

14.4
The Minister may invite the Licensee to appear before him and he is permitted to require the Licensee to answer questions, present documents or to provide him with information and documents insofar as this is required for the purpose of clarifying the cause of revocation.

14.5	Should the Licensee be required or invited as stated above, it will fulfill the requirement or respond to the invitation on the set date.

14.6
Should the Licensee not respond, at least twice, to the Minister’s requirement or invitation within the period determined by the Minister in the requirement or invitation, the Minster may revoke the License through a notice sent to the Licensee (hereinafter “Notice of Revocation”).

14.7
In the Notice of Revocation the Minister will determine the date on which revocation of the License will take effect, and he may instruct the Licensee to continue to provide the services in accordance with this License until a License is awarded to another, or until the appointment of a trustee, or until the appointment of a receiver by law for management and operation of the MRT System, as the case may be.

14.8
The Licensee will continue to provide the services up to the date set by the Minister in his notice and will observe the instructions of this License and every instruction given to it by the Minister in this matter.

15.	Other Remedies

In addition to his authority to revoke the License as set out in Paragraph 14, the Minister may, if the causes set out in Paragraph 14.1 exist, limit or suspend the License, or change its conditions or foreclose the guarantees given by the Licensee to ensure the fulfillment of the License conditions, wholly or in part; the detailed proceedings in the matter of revocation of the License will be applied, with the necessary changes, to limitation of the License, its suspension, and the foreclosure of the guarantees.

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Chapter C: Ownership, Assets and Means of Control

Section A: Limitations in Respect of the Transfer of the License and its Assets

16.	Deleted[53].

17.	Ownership of the MRT System

17.1	The Licensee shall be the owner and operator of the MRT System.

17.2	Notwithstanding Article 17.1, the Licensee may make use of:

(a)	physical or wireless transmission lines of another licensee;

(b)
the radio infrastructure, that is functioning and operating by way of a Cellular Radio Infrastructure Licensee, in the framework of a usage agreement, as defined in Clause 19.3C, and after receiving the Director General's prior written agreement, and in accordance with the terms determined by the Director General.

54

18.	Limits on the Transfer of License Assets

18.1
The Licensee is not allowed to sell, lease or mortgage any of the assets that serve for the implementation of the License (hereinafter: “the License Assets”), unless given the Minister’s prior written consent, in accordance with the terms set by the Minister.

18.2
Without derogating from the generality of what is set out in Paragraph[55] 18.1, the Minister will give his approval to give title to rights in the License assets to a third party, if he is satisfied that the Licensee has ensured that in any event, the realization of the rights by the third party will not cause any damage to the provision of services according to this License, as long as the Licensee must provide these services according to the provisions of this License.

18.3
Despite what is stated in Paragraph 18.1, the Licensee may mortgage any of the License’s assets in favor of a banking corporation that is legally active in Israel, for the purpose of obtaining bank credit, on condition that advance notice of the intended mortgage was given to the Director, and in the mortgage agreement there is a clause that ensures that realization of the rights by the banking corporation will not cause any damage to the provision of services in accordance with this License;  with regard to this clause, “Banking Corporation” - as defined in the Banking Law (Licensing) 1981, with the exception of “External Corporation” as defined in the same Law.

18.4	The provisions of Paragraph 18.1 will not apply to the sale of items of equipment during an upgrading process, including the sale of equipment, as aforesaid, as part of a trade-in.

53 Amendment No. 64
54 Amendment No. 83
55 Amendment No. 64

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[56]18.4A	For purposes of sale, lease, mortgage or transfer of the license assets to a Cellular Radio Infrastructure Licensee, whom the Licensee is his client, the provisions of this Article shall not apply.

19.	Agreement with another

19.1
In the event that the Licensee wishes to provide any of the services in accordance with the License, wholly or partly, through another party on its behalf, it will request the Director’s approval; the Licensee will append to its request the agreement[57] between it and the other party; the provision of this Paragraph will not apply to an agreement between the Licensee and a distributor of MRT Terminal Equipment or whoever acts on behalf of the Licensee for the marketing of its services.

19.2
The Director may approve the request, reject it or make his approval contingent on conditions that must be fulfilled, including the amendment of the agreement; the Director will consider, inter alia, to what extent the terms of the agreement with the other party ensure maintaining a fair competition, the grade of service for the public, the fulfillment of the License provisions and the Licensee’s obligations in accordance with it; the Director will not approve an agreement with another party that contradicts the Licensee’s obligations in accordance with this License.

19.3
The agreement with another party will not detract from the Licensee’s obligations and its responsibility for the implementation of any of the services which are the subject of this License, wholly or partly, according to the provisions of the License, and will not detract from the powers of the Minister, Director, or anyone on their behalf.

Section A1- Mutual Relations with a Cellular Radio Infrastructure Licensee

19A	Definitions

19A.1	In this section:

19A.1	"Confidential Commercial Information"	-
Data regarding the Licensee that is not public, and that relates to one of the following:
(1) Amount and volume of telecommunication messages transferred through the network, the kinds thereof and their destinations;
(2) Number of subscribers, their classification and characteristics;
(3) Network structure, its layout and the technology according to which it operates;
(4) Plans for the expansion of the network, changes therein and operation of new services therewith;
(5) Marketing or other technological plans or activities, the information regarding them was transferred to the Licensee by the MRT licensee, or other business activity, the information regarding which was classified by the MRT licensee as confidential commercial information;
(6) Any other information which cannot be legally easily discovered by others, whose confidentiality grants its owners a business advantage over its competitors.

56 Amendment No. 83
57 Amendment No. 41

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"Passive Component"	-	The passive elements in the cellular radio center's website, including pole, structure, electricity and air conditioning;
"Active cooperation of an antenna"	-	Passive cooperation and in addition, cooperation of the antenna or cable feed to the antenna;
"Active Cooperation of a frequency" (MOCN58)	-	Active cooperation of an antenna, including sharing of radio equipment and frequency that were allotted for use of the MRT licensee;
"Passive Cooperation"	-	Whole or partial cooperation of a Passive Component in a significant number of cellular radio center's websites between two or more of the MRT licensee;

19B.	Cooperation with another mobile telephony communications license owner

19B.1
The Licensee may enter into an agreement with another MRT licensee (hereinafter in this section: "Other Licensee") for the purpose of cooperation ("Cooperation Agreement") in any one of the following options only:

(a)	Passive Cooperation Agreement;
(b)	Active Cooperation of an Antenna Agreement;
(c)	Active Cooperation of a Frequency Agreement (MOCN);

19B.2	Without derogating from the aforementioned in Article 19.3B:

(a)	The Licensee may enter into an agreement with other MRT licensee in various cooperation agreements in each of the 2nd, 3rd and 4th Generation networks. Despite the aforementioned:

1)	Active Cooperation of a Frequency (MOCN) shall not be approved between two operators.
2)
Active Cooperation of a Frequency (MOCN) in 2nd or 3rd Generation shall be approved only if both cooperating licensee were allocated 4th Generation frequencies and if the cooperating licensee who is not an operator has an Active Cooperation of a Frequency (MOCN) in 4th Generation.

58 Multi Operator Core Network

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For the purpose of this sub-clause, "Operator" – a licensee  who has completely laid out access network in 3rd Generation: Pelephone Communications Ltd., Cellcom Israel Ltd., Partner Communications Company Ltd.;

(b)	Cancelled.

19B.3
If the Licensee and the Other Licensee  reach a cooperation agreement of the types specified in Article 19.1B, the Licensee shall submit a written request to the Director General no later than thirty days from the date of signature of the Cooperation Agreement (hereinafter in this clause – the "Request"), and shall request his approval of the Cooperation Agreement, and the Request shall include, at least, all of the following:

(a)	Details of the Licensee and the Other Licensee;
(b)	Type of Cooperation Agreement as stated in Article 19.1B;
(c)	Executive summary of the main points of the Cooperation Agreement;
(d)
A copy of the Agreement with all of its attachments and appendices, together with an affidavit of an office holder of the Licensee that except for these documents, no agreement exists, in writing or orally, in connection with the Agreement;

(e)
An opinion according to which the Agreement meets the most recent "Broadband Access Cooperation of a License Owner for the Provision of MRT Services" policy and the terms of Section A1. The opinion shall include an analysis of the influence of the Cooperation Agreement on the competition in the telecommunications and broadcasting area;

(f)	The date scheduled for the commencement of the implementation of the Agreement and its expiration;

19B.4	The Director General may approve the Request, deny it or condition its approval, including amending the Agreement.

19B.5	The Licensee may commence the implementation of the Cooperation Agreement only after the Director General approved the Request of the Licensee and the Other Licensee in writing.

19C	Cooperation Agreement and Use Agreement

19C.1
If the Licensee files a request for an Active Cooperation of a Frequency Agreement (MOCN), the Director General shall consider the request, taking into account, inter alia, the existing competition level of MRT services and the potential harm to competition, the existing and expected frequency inventories and the efficiency of use of the frequencies, the survivability and the redundancy of the networks from a national standpoint and ensuring the telecommunication service level over time.

Translation from Hebrew
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19C.2	The Active Cooperation of a Frequency Agreement (MOCN) shall include the following terms:

(a)	Cooperating licensees shall establish a joint corporation, and shall have equal control thereof. The joint corporation shall be required to obtain a cellular radio infrastructure license;
(b)
During the entire term of the Cooperation Agreement, the following provisions shall apply to each one of the cooperating licensees in regards to the Passive Component and the radio centers included in the joint access network:

1)	In the cellular radio centers – all cooperating licenses shall hold equally;
2)	In the Passive Component – each of the cooperating licensees shall have the right to make effective use of all Passive Components in the access network.

In this regard – "Right to make effective use" – indefeasible right to use, during the relevant license period, the Passive Component, resulting from ownership or other source, which shall allow its owners to perform all actions connected to the establishment, existence and operation of cellular radio centers by way of or on the Passive Components.

(c)
The Cooperation Agreement expiration mechanism, which ensures the ability of each of the cooperating licensee to continue providing MRT services to its subscribers after said expiration, in accordance with the provisions of its license. The framework of said expiration mechanism shall include provisions which shall arrange for the continued existence of the right to make effective use of the Passive Components in case of termination of the Cooperation Agreement in accordance with the provisions of sub-article (2) and the mutual requirement to allow for Passive Cooperation even after the termination.

19C.3
Without derogating from the aforementioned in Article 19.2C, the Licensee, the Other Licensee and the Cellular Radio Infrastructure Licensee shall enter into a usage agreement between them, which grants the Cellular Radio Infrastructure Licensee an indefeasible right of use (IRU) in the joint access network components, which are not owned by the Cellular Radio Infrastructure Licensee, which specifies the method of use that shall be made with the joint network (hereinafter: the "Usage Agreement").

In this regard, the indefeasible right of use shall be provided for a period not to exceed 10 years, and shall refer to the relevant access network components for the generation which was agreed upon in the Cooperation Agreement.

19C.4
Any change in the Usage Agreement or in the Cooperation Agreement shall be presented to the Director General for approval no later than ten days from the date of signing the change; the Licensee shall forward to the Director General, upon request, a copy of the Usage Agreement or any change therein.

19C.5
The Cooperation Agreement or Usage Agreement (hereinafter in this Article – the "Agreement") shall not limit, directly or indirectly, the Licensee and the Other Licensee from reaching an agreement with an additional licensee or an MRT licensee on another network or from signing another agreement with them, or from causing discrimination in regards to the terms of use of the cellular radio infrastructure.

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The Binding version is the Hebrew version

19C.6
If the Licensee or the Other Licensee shall wish to make use of the radio infrastructure of the Cellular Radio Infrastructure Licensee, it shall contact the licensees who are parties to the agreement in order to formulate a Cooperation Agreement, and shall act as stated in Article 19B.

19C.7
Nothing in the contracting with the Cellular Radio Infrastructure Licensee may derogate from the duties of a licensee and from its responsibilities to supply to its customers any service of the services under this license, in whole or in part, under the provisions of this license.

19C.8	If the parties do not reach an agreement, each party may contact the Ministry in order to resolve the disputes between them in accordance with Section 5 of the Law.

19D	Obligation for Structural Separation

19D.1	The Licensee shall maintain structural separation between itself and the Cellular Radio Infrastructure Licensee, as specified below:

(a)
Complete separation between its Management and the Management of the cellular radio infrastructure license owner; in this regard – "Management", with the exception of an office holder who is not a director of the Licensee, who is also a director of the Cellular Radio Infrastructure Licensee.

(b)	Complete separation between its assets and the assets of the Cellular Radio Infrastructure Licensee, with the exception of the radio infrastructure of the Licensee;

(c)	The Licensee shall not employ the employees of the Cellular Radio Infrastructure Licensee, and the Cellular Radio Infrastructure Licensee shall not employ employees of the Licensee;

(d)
The Licensee shall not employ anyone who was a Management employee of the Cellular Radio Infrastructure Licensee for one year after the termination of his employment, without the approval of the Director General;

(e)
The Licensee shall neither receive nor transfer to the Cellular Radio Infrastructure Licensee Confidential Commercial Information that is not required for the provision of the Cellular Radio Infrastructure Licensee's services to the Licensee.

19D.2	Regarding confidentiality of commercial information, the Licensee shall do as follows:

a)
The Licensee shall refrain from transferring Confidential Commercial Information to the Cellular Radio Infrastructure Licensee, except for information required for the provision of the services of the Cellular Radio Infrastructure Licensee to the Licensee;

b)	The Licensee shall refrain from transferring Confidential Commercial Information to the Other Licensee, holding the same Cellular Radio Infrastructure Licensee or receives services therefrom;

Translation from Hebrew
The Binding version is the Hebrew version

c)
The Licensee shall determine procedures and rules for maintaining Confidentiality of Commercial Information, and for the prevention of its transfer as stated in sub-articles (a) and (b). The procedures shall determine, inter alia, limitations regarding the distribution of the Confidential Commercial Information to the Licensee and the Cellular Radio Infrastructure Licensee, and the access to Confidential Commercial Information by employees who are not supposed to handle it in the framework of their positions.

19D.3
If the Minister becomes aware that there is a real concern to damage to competition in the telecommunications area or to the public interest, he may instruct that the provisions of this chapter, in whole or in part, shall apply to an affiliated company to the Licensee that has a license under the Communications Law.

19D.4
If the Minister becomes aware that in a certain incident, circumstances existed which permitted it, and after he was convinced that there would be no damage to competition in the telecommunications or broadcast area or to the public interest, he may, according to a written request from the Licensee, permit by way of a written approval, reservations to the structural separation obligation set forth in this section or according thereto, and he may determine conditions for it.

Translation from Hebrew
The Binding version is the Hebrew version

Section B: Means of Control - Changes and Limitations

20.	Deleted[59]

21.	Transfer of Means of Control

21.1
A holding of ten percent (10%) or more of any of the Means of Control in the Licensee will not be transferred,  either directly or indirectly, either all at once or in parts, unless given the Minister’s prior written consent.

21.2
Any of the said Means of Control, or a part of them, in the Licensee, may not be transferred in any way,  if as a result of the transfer, control in the Licensee will be transferred from one person to another, unless given the Minister’s prior written consent.

21.3
No control shall be acquired, either direct or indirect, in the Licensee, and no person, whether on his/her own or together with his/her relative or with those acting with him/her on a regular basis, shall acquire in it ten percent (10%) or more of any of the Means of Control in the Licensee, whether all at once or in parts, unless given the Minister’s prior written consent.

21.4	Deleted[60]

21.5
[61]Despite the provisions of sub-clauses 21.1 and 21.3 above, should there occur a transfer or purchase of a percentage of Tradable Means of Control in the Licensee requiring consent under clauses 21.1 and 21.3 (other than a transfer of purchase that results in a transfer of control), without the Minister’s consent having been sought, the Licensee shall report this to the Minister in writing, and shall make an application to the Minister to approve the said transfer or purchase of the Means of Control in the Licensee, within 21 days of the date on which the Licensee became aware of such.

In this Clause 21, “Tradable Means of Control” – Means of Control, including Global or American Depository Shares (GDR’s or ADR’s), or similar certificates, registered for trading on the securities exchange in Israel or overseas, and offered to the public by prospectus, or held by the public in Israel or overseas.

21.6
Neither the entry into an underwriting agreement relating to the issue or sale of securities to the public, the registration for trading on the securities exchange in Israel or overseas, nor the deposit or registration of securities with a registration company or with a depository agent or a custodian for the purpose of registration of GDRs or ADRs or similar certificates relating to the issue or sale of securities to the public shall in and of themselves be considered as a transfer of Means of Control in the Licensee[62].

59 Amendment No. 98
60 Amendment No. 52
61 Amendment No. 3
62 Amendment No. 4

Translation from Hebrew
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21.7 (a)
Irregular Holdings shall be noted in the Licensee’s members register (the list of shareholders) stating the fact that they are irregular, immediately upon the Licensee’s becoming aware of this, and a notice of theregistration shall be given by the Licensee to the holder of such Irregular Holding and to the Minister.

(b)
Irregular Holdings, noted as aforesaid in clause 21.7(a), shall not provide the holder with any rights, and shall be “dormant shares” as defined in Section 308 of the Companies Law 5759-1999, expect in the case of the receipt of a dividend or any other distribution to shareholders (especially the right to participate in an allotment of rights calculated on the basis of holdings of Means of Control in the Licensee, although holdings accumulated as aforesaid shall also be considered as Irregular Holdings), and therefore no action or claim of the activation of a right by virtue of the Irregular Holdings shall have any force, except in the case of the receipt of a dividend or any other distribution as aforesaid.

Without derogating form the generality of the above:

(1)
A shareholder who takes part in a vote during a meeting of shareholders shall advise the Licensee prior to the vote, or in the case of documentary voting on the voting document, whether his holdings in the Licensee or his voting require consent under clauses 21 and 23 of the License or not; where a shareholder does not so advise, he may not vote and his vote shall not count.

(2)
No director of the Licensee shall be appointed, elected or transferred from office by virtue of an Irregular Holding; should a director be appointed, elected or transferred from office as aforesaid, the said appointment, election or transfer, as the case may be, shall be of no effect.

(3)	Irregular Holdings shall not provide voting rights in the general meeting;

For the purposes of this clause:
“Irregular Holdings” – the holding of Tradable Means of Control without the Minister’s consent as required under clause 23, and all holdings of a person holding Tradable Means of Control acting contrary to the provisions of clause 24; for so long as the Minister’s consent under clause 21 has been sought but not yet granted, or whilst there is a situation of breach of the provisions of clauses 23 or 24.

(c)	The provisions of clause 21.7 shall be included in the Articles of Association of the Licensee, including the provisions of clause 21.9, mutatis mutandis.

21.8
For so long as the Articles of Association of the Licensee provide as set out in clause 21.7, and the Licensee acts in accordance with the provisions of clauses 21.5 and 21.7, and for so long as none of the holdings of [63]Founding Shareholders or their Substitutes  reduces to less than  [64][65] 26[66]% of all Means of Control in the Licensee immediately prior to the listing of the shares for trade, and for so long as the Articles of Association of the Licensee provide that a majority of the voting power in the general meeting of the Licensee may appoint all members of the Board of Directors of the Licensee, other than external directors required by any law and/or the relevant Exchange Rules, the Irregular Holdings shall not, in and of themselves, give rise to a cause for the cancellation of the Licensee.

63 Amendment No. 25
64 Amendment No. 9
65 Amendment No. 28
66Amendment No. 31

Translation from Hebrew
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'For the purpose of this article: "Founding Shareholders or their Substitutes"- Matbit Telecommunications Systems Ltd., Advent Investment Pte Limited, Matav Investments Ltd and Tapuz Cellular Systems limited Partnership as well as any other entity that one of them has transferred the Means of Control in the Licensee to, with the Minister's consent, before 4.7.2004 (each of the above entities shall be termed "Founding Shareholder"), as well as any other entity that a Founding Shareholder will transfer Means of Control in the Licensee to after 4.7.2004, provided that the Minister gave his written consent that the transferree be considered for this matter as the Founding Shareholder's substitute from the date to be determined by the Minister, including anyone that is an Israel Entity as defined in Article 22A.2, that purchased Means of Control from the Licensee and received the Minister's approval to be considered a founding shareholder or their substitute from the date set by the Minister67. Such consent under this article does not exempt the Licensee from the obligation to receive the Minister's consent for every transfer of the Means of Control in the Licensee that requires the Minister's consent in accordance with any other article in the License.68

21.9	The provisions of clauses 21.5 through 21.8 shall not apply to the founding shareholders or their substitutes.[69].

22.	Placing a Charge on Means of Control

Any shareholder in the company that holds the License, or a shareholder in an Interested Party in the same company, is not allowed to encumber his/her shares, in a way that the realization of the charge would cause a change in the ownership in ten percent (10%) or more of any of the Means of Control in the Licensee, unless the charge agreement includes a constraint, according to which the charge cannot be realized without prior consent, in writing, by the Minister.

22A.	Israeli Requirement and Holdings of Founding Shareholders or their Substitutes[70]

22A.1
The total cumulative holdings of the "Founding Shareholders or their Substitutes", as defined in Article 21.8, (including anyone that is an “Israeli Entity” as defined in Article 22.2A below, that purchased Means of Control from the Licensee and received the Minister’s approval to be considered a founding shareholder or their substitute from the date set by the Minister), and are bound by an agreement for the fulfillment of the provisions of Article 22A of the License (in this Article they will all be considered “Founding Shareholders or their Substitutes”) shall not be reduced to less than 26% of each of the Means of Control in the Licensee.

67 Amendment No. 31
68 Amendment No. 25
69 Amendment No. 31
70 Amendment No. 31-Amendment No. 31 will come into effect upon completion of all of the obligations set forth in article 22A and no later than 30 June 2005, in accordance with the Ministry of Communications document 62/05-4031 dated 13 March 2005

Translation from Hebrew
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22A.2
The total cumulative holdings of  "Israeli Entities", one or more, that are considered as one of the Founding Shareholders or their Substitutes, from the total holdings of Founding Shareholders or their Substitutes as set forth in Article 22A.1 above, shall not be reduced at all times to less than 5% of the total issued share capital and from each of the Means of Control in the Licensee. For this matter, the issued share capital of the Licensee shall be calculated by deducting the number of “Dormant Shares” held by the Licensee.

In this Article-

"Israeli Entity"- for an individual-an Israeli citizen or resident of Israel,  For a corporation- a corporation that was incorporated in Israel and an individual that is a citizen and a resident of Israel, controls the corporation either directly or indirectly, as long as the indirect control shall be only through a corporation that was incorporated in Israel, one or more. However, for the matter of indirect holdings, the Prime Minister and the Minister of  Communications may approve holdings through a corporation that has not been incorporated in Israel, as long as the corporation does not directly hold shares in the Licensee, and only if they are convinced that this will not  derogate from the provisions of this article. For this matter,  “Israeli citizen”- as defined in the Nationality Law, 5712-1952; “resident”-as defined in the Inhabitants Registry Law, 5725-1965.

For this matter, "Dormant Shares"- as defined in Article 308 of the Companies Law, 5759-1999.

22A.3
At least one tenth (10%) of the members of the Board of Directors of the Licensee shall be appointed by the  Israeli Entities as set forth in Article 22A.2. Notwithstanding the above-mentioned, for this matter- if the Board of Directors of the Licensee shall consist of  up to 14 members – at least one director shall be appointed by the Israeli entities as set forth in Article 22.2A above, if the Board of Directors of the Licensee shall consist of between 15 and 24 members-at least 2 directors shall be appointed by the Israeli entities as set forth in Article 22.2A above and so on and so forth.

22A.4
The Licensee's Board of Directors shall appoint from among its members that have security clearance and security compatibility  to be determined by the General Security Service  (hereinafter: “ Directors with Clearance”) a committee to be designated  "the  Committee for Security Matters", or CSM.

The CSM  shall consist of at least 4  Directors with Clearance  including at least one External Director. Security matters shall be discussed, subject to Article 22A.5, solely by the  CSM. A resolution that was adopted or an action that was taken by the CSM , shall have the same effect as a resolution that was adopted or an action that was taken by the Board of Directors and shall be discussed by the Board of Directors only if necessary in accordance with Article 22A.5 and subject to Article 22A.5.

Translation from Hebrew
The Binding version is the Hebrew version

In this article-“security matters”-as defined in the Bezeq Order (Determination of Essential Service Provided by “Bezeq”, the Israeli Telecommunications Company Ltd), 5757-1997, as of March 9, 2005.

22A.5
Security matters that the Board of Directors or the Audit Committee of the Licensee shall be required to consider  in accordance with the mandatory  provisions of the Companies Law, 5759-1999, or in accordance with the mandatory  provisions of any other law that applies to the Licensee shall be discussed, if they need to be discussed by the Board of Directors or the Audit Committee, only in the presence of  Directors with Clearance. Directors that do not have security clearance shall not be allowed to participate in this Board of Directors or Audit Committee meeting and shall not be entitled to receive information or to review documents that relate to this matter. The legal quorum for such meetings shall include only Directors with Clearance.

The Licensee may set out in its Articles of Association that an Office Holder, who in the capacity of his position or based on the provisions of the law or the Articles of Association, should have received information or participate in security matter meetings and this was denied him due to Article 22A.5, will be released  from any liability for any claim of breach of  duty of care towards the Licensee, if the breach of duty of care was  a result of his or her inability to participate in the meetings or receive  information.

22A.6	The shareholders at a general meeting shall not be entitled to assume, delegate, transfer or exercise any of the authorities granted to another organ in the company, regarding security matters

22A.7 (a)
The Minister shall appoint an observer for the Board of Directors and committee meetings, that has security clearance and security compatibility that will be determined by the General Security Services.

(b)	The observer shall be a government employee, qualified to serve as a director, in accordance with Chapter C of the Government Companies Law, 5735-1975.

(c)
In addition, and without derogating from any duty imposed on him by any law, the observer shall be bound by confidentiality towards the Licensee, except as the matter may be required  to fulfill his  responsibilities as an observer. The observer shall not act as an observer or in any other capacity for any entity that deals with the provision of telecommunication services and directly competes  with the Licensee, and shall refrain from any conflict of interest between his position as an observer and between the Licensee, excluding conflicts of interest that result from his being a government employee that is fulfilling his responsibilities  as an observer with the Licensee. The observer shall undertake towards the Licensee not to serve as an observer or an office holder, and not to fulfill a position or be employed, directly or indirectly by any  entity that directly competes  with the Licensee or  has a conflict of interest with the Licensee, excluding a conflict of interest that results from his being a government employee that is fulfilling his responsibilities as an observer with the Licensee throughout the duration of his position as an observer with the Licensee and for eighteen months  after he completes this term.

In any case of a dispute regarding a conflict of interest of the observer, the matter shall be decided by the State Attorney General or a person on his behalf.

Translation from Hebrew
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(d)	Notices to Board of Director and committee meetings, including the CSM, shall be sent to the observer and he shall be entitled to participate as an observer in each such meeting.

(e)
The observer's entitlement to receive information from the Licensee, shall be the same as a director. If the Licensee believes that certain information that is sensitive business information is not required by the observer in order to fulfill his duties, the Licensee may delay delivery  of such information to the observer and shall inform him accordingly. If the observer believes that he should receive such information, the matter shall be decided by the head of the General Security Services.

(f)
If the observer believes  that the Licensee adopted or is about to adopt a resolution regarding security matters, contrary to the provisions of the License, contrary to Article 13 of the Law or contrary to the provisions of Article 11 of the General Security Services Law, 5762-2002, he shall immediately notify the Licensee in writing. Such a notice shall be sent to the chairman of the Board of Directors and to the chairman of the CSM  and adequate time shall be given, under the circumstances of the case, to remedy the breach or to change the resolution, if possible.

22A.8	The provisions of Article 22A of the License shall be adopted in the Articles of Association of the Licensee.

Translation from Hebrew
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Section C: Cross-Ownership and Conflict of Interests

23.	Prohibition of Cross-Ownership

23.1
The Licensee, an Office Holder or an Interested Party in the Licensee, as well as an Office Holder in an Interested Party in the Licensee, shall not hold, either directly or indirectly, five percent (5%) or more of any Means of Control in a Competing MRT Operator, and shall not serve as an Office Holder in a Competing MRT Operator or in an Interested Party in a Competing MRT Operator; for this matter, “Holding” includes holding as an agent.

23.2
Notwithstanding the provisions of Paragraph 23.1, the Minister may, based upon written request, permit an Office Holder in the Licensee to serve as an Office Holder in an Interested Party in a Competing MRT Operator, or permit an Office Holder in an Interested Party in the Licensee to serve as an Office Holder in a Competing MRT Operator or in an Interested Party in a Competing MRT Operator, if he is satisfied, that this will not harm the competition in MRT Services;  the Minister may condition the granting of such permit on conditions that the Office Holder must fulfill for prevention of harm to the competition as aforesaid.

23.3
Notwithstanding the provisions of Paragraph 23.1, an Interested Party in the Licensee, which is a trust fund, an insurance company, an investment company or a pension fund, may hold up to ten percent (10%) of the Means of Control in a Competing MRT Operator, and an Interested Party in a Competing MRT Operator, which is a trust fund, an insurance company, an investment company or a pension fund, may hold up to ten percent (10%) of the Means of Control in the Licensee, provided it does not have a representative or an appointee on its behalf among the Office Holders of a Competing MRT Operator or of the Licensee, as the case may be, unless it is required to do so by law.

23.4
The Licensee, an Office Holder or an Interested Party in the Licensee, as well as an Office Holder in an Interested Party in the Licensee, will not control a Competing MRT Operator, and will not cause it, by any act or omission, to be controlled by a Competing MRT Operator or by an Office Holder or an Interested Party in a Competing MRT Operator, or by an Office Holder in an Interested Party in a Competing MRT Operator, or by a person or corporation that controls a Competing MRT Operator.

23.5	The rate of indirect holding in a corporation will be a product of the percentage of holdings in each stage of the chain of ownership, subject to what is set out in Paragraph 23.6; for example:

(A)	‘A’ holds 40% in Company ‘B’;

(B)	Company ‘B’ holds 40% in Company ‘C’;

(C)	Company ‘C’ holds 25% in Company ‘D’;

(D)	Therefore, Company ‘A’ holds, indirectly, 4% of Company ‘D’.

Translation from Hebrew
The Binding version is the Hebrew version

23.6
For the matter of this Paragraph and Paragraphs 14.1 (G) (6), (7), (8), (8a), (9) and 21.4, if a certain body (hereinafter: “the Controlling Body”) controls another body that has holdings, directly or indirectly, in the Licensee (hereinafter: “the Controlled Body”), the Controlling Body, and also any other body controlled by the Controlling Body, will be attributed with the rate of holdings in the Licensee that the Controlled Body has, directly or indirectly; according to the following examples:

A.	Direct holdings:

(1)	‘A’ holds 50% in Company ‘B’, and controls it;

(2)	Company ‘B’ holds 50% in Company ‘C’, and controls it;

(3)	Company ‘C’ holds 10% in the Licensee and does not control it;

(4)
Therefore, notwithstanding that ‘A’s’ holdings in the Licensee in accordance with the instructions of Paragraph 5.6 are 2.5%, ‘A’ and also any body controlled by ‘A’ will be deemed as an Interested Party holding 10% in the Licensee.

B.	Indirect holdings:

(1)	‘A’ holds 50% of Company ‘B’ and controls it;

(2)	Company ‘B’ holds 40% of Company ‘C’ and controls it;

(3)	Company ‘C’ holds 40% of Company ‘D’ and does not control it;

(4)	Company ‘D’ holds 40% of the Licensee and does not control it;

(5)
Therefore, ‘A’ and any body controlled by ‘A’ will be regarded as having a holding in the Licensee at the rate of holdings of Company ‘C’ in the Licensee, which is holdings of 16% (according to the method set out in Paragraph 23.5 for the calculation of the rate of indirect holdings in the absence of control), and in this manner, ‘A’ and any body controlled by ‘A’ is an Interested Party in the Licensee.

23.7
If a certain body has indirect holding in the Licensee, through two or more Interested Parties, then for the purpose of its definition as an Interested Party, and for the purpose of determining the rate of holding with regard to this Paragraph, the greatest indirect rate of holding will be taken into account, and also any rate of holding that derives from the chain of holdings through which the said holding body is attributed with the holdings of corporations controlled by it in accordance with the provisions of Paragraph 23.6;  the rates of holdings that derive from two or more chains that will be taken into account as stated above, will be cumulative for the purpose of calculating the rate of holdings.

23.8
The Minister may, in response to a written request, permit an Interested Party in the Licensee to hold, either directly or indirectly, five percent (5%) or more in any of the Means of Control of a Competing MRT Operator, if the Minister is satisfied that this will not harm competition in the MRT field; [71]the Minister may condition the granting of the said permit on a condition that the Interested Party in the Licensee or competing MRT Operator is an Interested Party merely by virtue of the provisions of Article 23.6 .

71 Amendment No. 10

Translation from Hebrew
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24.1	Prohibition of Conflict of interests

The Licensee, any body in which the Licensee is an Interested Party, an Office Holder in the Licensee or an Interested Party in the company holding the License or an Office Holder in an Interested Party therein, will not be party to any agreement, arrangement or understanding with a Competing MRT Operator, or an Interested Party or an Office Holder in it, or an Office Holder in an Interested Party in a Competing MRT Operator, or any other body in which a Competing MRT Operator is an Interested Party, which are intended to or might reduce or harm competition in anything that pertains to MRT Services, MRT Terminal Equipment or any other Telecommunications Services.

24.2[72]	Without derogating from the aforementioned in Article 24.1, the Licensee may reach a Cooperation Agreement as set forth in Article 19.1B.

72 Amendment No. 83

Translation from Hebrew
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Chapter D: Establishment of the MRT System and its Operation

Section A: Establishment of the System

25.	Definition

In this part:
“Milestones”- Stages in the establishment of the MRT System, according to the timetable specified in the Engineering Plan - Appendix B to the License.

26.	Establishment according to the Engineering Plan

26.1
In all matters pertaining to the establishment of the MRT System (in this Paragraph: “the System”) and its operation, including the technical quality of its various components, the structure of the System and manner of its establishment, the Licensee will fulfill what is set out in the Engineering Plan - Appendix B of the Second Annex to the License, in accordance with the instructions in the Annexes to this License; in case of contradiction between the provisions of the Engineering Plan and the provisions of the License and the Annexes to the License, the License provisions shall override the provisions of the Annexes to the License, and the provisions of the First Annex shall override the provisions of the Second Annex to the License.

26.2
The Licensee will follow all the specifications of the Ministry of Communications and the standards related to the System, which were set out by standardization organizations in Israel and abroad as well as by other international organizations, both in the field of telecommunications and wireless and in any other field related to the establishment and operation of the System.

26A73	Operation Approval

26A.1	The Licensee shall contact the Director General in writing for the receipt of his approval to commence the provision of 4th Generation services (hereinafter – "Operation Approval").
The Licensee may commence the provision of 4th Generation services only after receiving Operation Approval from the Director General.

26B74	Obligation to Provide 4th Generation Service

26B.1
If the License has not begun providing 4th Generation Services within 12 months from the determining date, as stated in Article 2.1(b)(2)(a) to Appendix E, the frequencies allocation that it received for the provision of this service shall expire, and the license fees paid due to the award of the 4th Generation Tender shall not be returned.

The expiration of the frequencies allocation as stated shall be considered a change of the Cooperation Agreement or change of the Usage Agreement, as applicable.

73 Amendment No. 83
74 Amendment No. 83

Translation from Hebrew
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27.	Implementation Stages and Timetable

27.1
The rate of establishment of the MRT System, the milestones for its establishment and the date of the commencement of service provision in the various regions of the State, will be in accordance with the timetable set out in the Engineering Plan - Appendix B of the Second Annex to the License.

27.2
The Licensee may not deviate from the timetable unless permitted to do so by the Director, provided the Licensee requested the Director in writing to receive the latter’s permission immediately after the Licensee became aware that there are difficulties preventing it from complying with the original timetable; delay in signing agreements with a third party or in receiving a permit from the planning and construction authorities, will be deemed reasonable causes for receiving the Director’s permission to deviate from the timetable, only if the Director has been satisfied that the Licensee has taken every reasonable step in the prevailing circumstances, in order to reach an agreement with a third party or to receive permit from the planning and construction authorities.

27.3
The Director may approve the Licensee’s request to deviate from the timetable, wholly or partly, and to make his approval contingent on certain conditions; the Director may authorize a deviation with respect to a certain milestone, provided that the Licensee will undertake to make up the delay in the planned rate of establishment within the next milestone.

28.	Change of Plans during the Establishment

28.1
A Licensee may not deviate from the Engineering Plan unless permitted to do so by the Director according to the provisions of this Paragraph; however, locating a Cellular Radio Base at a site which is different from the site specified in the Engineering Plan will not be deemed as deviation if done within the Search Area; in this Paragraph, “Search Area” means an area defined in the Engineering Plan, at which the establishment of a Cellular Radio Base was planned, at a specific site in the area, and regarding which it was determined in the Engineering Plan that there might be a need to locate the base at another site in that area.

28.2
Should the Licensee realize, during the establishment of the MRT System, that there is a need to deviate from the Engineering Plan, the Licensee will approach the Director in writing in order to receive the latter’s approval to the change in the plan; in its approach, the Licensee will specify in detail the substance and nature of the requested change and the reasons for it; the Licensee will append to the request the revised plan that it proposes.

28.3
The Director may reject the request or approve it, wholly or partly. The Director also may make his approval contingent on certain conditions, as long as such conditions are necessary in order to maintain the quality of the System and its performance standard. The Director will decide on the request and advise the Licensee of his decision, all within a reasonable period of time.

Translation from Hebrew
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29.	Use of Infrastructures and their Construction

29.1
The Licensee may, for the purpose of establishment of the MRT System and its operation, and subject to any law, establish, maintain and operate physical or wireless transmission links, provided the said transmission links will serve only for the following:

(A)	Connection between the Cellular Radio Bases that comprise part of the Licensee’s MRT System;

(B)	Connection between the Licensee’s Cellular Radio Bases and its MRT Exchanges;

(C)	Connection between the MRT Exchanges themselves;

(D)75    Connection between a component of the MRT system solely owned by the Licensee and a mutual component of the MRT system.

29.2
For the purpose of connection as specified in Paragraph 29.1, the Licensee also may make use of physical or wireless transmission links of the Bezeq Corporation or of another Licensee or franchise holder who was lawfully authorized to provide infrastructure services as aforesaid.

29.3
In order to remove all doubt, it is hereby made clear that the use of transmission links established by the Licensee is only for the purpose of operating an MRT System as set out in Paragraph 29.1, unless permitted by the Minister, by License, to make additional use of the same, and in accordance with the terms stipulated by the Minister.

29.4
The Minister will consider providing the Licensee with a permit to establish, by itself or by means of another party on its behalf, transmission links for connecting between the Licensee’s MRT exchanges and the Telecommunication Networks of other General License Holders, if he or she finds that one of the following has transpired:

(A)	The Bezeq Corporation and other domestic operators have unreasonably delayed the installation of these facilities;

(B)	The Bezeq Corporation and other domestic operators have set out unreasonable or discriminatory conditions for the installation of these facilities;

(C)	The Minister is of the opinion that the interest in promoting competition in Telecommunications Services obliges him to do so.

30.	Connection to other Telecommunications Systems

30.1
[76] The Licensee shall act in order to effect the Interconnection of the Network with any other Public Telecommunications Network operating in the area in which the law, jurisdiction and administration of the State of Israel apply (including settlements, military sites and military installations in Judea, Samaria and the Gaza Strip), and including  to any Wireline Public Telecommunications Network, International Telecommunications System and the MRT System of another MRT operator.

75 Amendment No. 83
76 Amendment No. 14

Translation from Hebrew
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30.2	The Interconnection between the Network and the Public Telecommunications Network of another licensee shall be effected in such a way as to enable the following:

(a)	Transfer of telecommunications messages between Terminal Equipment connected to the Network and Terminal Equipment connected to the other Public Telecommunications Network;

(b)	Proper and orderly provision of services by the Licensee to the subscribers of another licensee, and provision of services by the other licensee to subscribers of the Licensee.

30.3	Interconnection may be effected directly or indirectly, via the Public Telecommunications Network of another general licensee, provided that it allows for the provisions of clause 30.2.

30.4
In an Interconnection between the Network and a Wireline Public Telecommunications Network, the Licensee shall act to set up Interface points between the two Networks, for every type of service (infrastructure, transmission and data communications, telephony), with at least three main Transfer Switches;  unless the Director has determined otherwise based upon a written application from the Licensee; the setting up of the above Interface points shall be effected under an agreement between the Licensee and the Domestic Operator;  such an agreement shall contain, inter alia, the technical, operational and commercial particulars of the connection, and the number and location of connections.

30.5	In an Interconnection between the Network and an International Telecommunications System, the Licensee shall act in accordance with the provisions of Appendix J to the License.

30A.	Rules regarding Effecting of Interconnection

The Licensee shall act to effect the Interconnection subject to all of the following:

(a)
The Licensee shall ensure that the technical and operational standards of the Network match the requirements for connection to the Public Telecommunications Network of the Domestic Operators, the other MRT operators and the international operators (hereinafter: “an Other Operator”), that the operations of the Network be properly integrated with the operations of the Public Telecommunications Network of the Other Operator and that the Interconnection shall not harm the proper operation of these systems or proper service to their subscribers;

(b)	The Licensee shall provide the Interconnection service on equal terms to every Other Operator and shall avoid any discrimination in effecting such Interconnection, including in respect of:

(1)	The supply of infrastructure installations and network connection services;
(2)	the availability of connection facilities;
(3)	methods, quality and durability of the connection;

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(4)	switching alterations and adjustments to installations , protocols and Network Interface points;
(5)	payments for Iinterconnections;
(6)	Billing and collection arrangements and transfer of information to Subscribers;
(7)	commercial terms for effecting Interconnection;
(8)	provision of information regarding the Network and changes therein which relate to Interconnection;

(c)
The Licensee shall make available to the Other Operator  any essential information that the Other Operator requires in order to provide  its services via the Licensee’s facilities;  such information shall be provided subject to any law regarding protection of privacy or commercial confidentiality;  where the parties do not reach an agreement as to the nature  and scope  of the essential information, the Minister shall rule on the matter;

(d)
The Licensee shall provide the Other Operator with information on planned changes to its Network, which might affect  Interconnection with the Public Telecommunications Network of the Other Operator, or Interconnection between the Public Telecommunications Networks of the Other Operators; the Licensee shall supply the said information in such a manner as to allow the Other Operator to be reasonably prepared for the implementation of the said changes;

(e)
For the purposes of sub-clauses (c) and (d), the Licensee may make the provision of information to the Other Operator conditional upon execution of a reasonable confidentiality agreement, intended to protect the rights of the Licensee under any law, including commercial secrets, intellectual property rights and the like, relevant to the information regarding the change in the Network that is to be delivered to the Other Operator;

(f)
The conditions for Interconnection between the Network and the Public Telecommunications Network of an Other Operator shall be arranged by an agreement between the Licensee and the Other Operator;  where the parties fail to reach an agreement, the Minister shall rule on the matter;

(g) (1)
The Licensee shall allow its Subscribers to receive all of the services offered to them by the Other Operator, and may allow the subscribers of the Other Operator to receive all of the services from the Licensee, provided that receipt of such services is possible under any law.

(2)
The Director may order the Licensee to allow subscribers of another licensee to receive the services given by the Licensee , provided that the receipt of such services as aforesaid is technically and legally possible.

(3)
Notwithstanding the provisions of paragraph (1), the Director may, upon a written application from the Licensee, exempt the Licensee from the obligation of providing its Subscribers with the possibility of receiving services from the Other Operator for technical, economic or other justifiable reasons.

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(h)	The Licensee shall provide the Director with a signed copy of any agreement between the Licensee and the Other Operator regarding Interconnection;

(i)
The Licensee shall provide the Director, upon demand, with any information provided to the Other Operator pursuant to  sub-clauses (c) and (d), and a copy of any confidentiality agreement pursuant  sub-clause (e);

(j)	The Licensee shall act in accordance with any other instructions that the Minister may prescribe.

30B.	Payment for Traffic Completion and Interconnection

Where the Minister has not prescribed payment for Interconnection or payment deriving  from Interconnection, the Licensee may charge a reasonable and non-discriminatory sum for these.

30C.	Prohibition Against Delaying Interconnection

The Minister shall give the Licensee a reasonable opportunity to make claims regarding the Minister’s intention to instruct the Licensee regarding the manner of effecting Interconnection and the scope thereof, activities, services and Accompanying Services  for effecting  Interconnection, and payment for Interconnection;  where the Minister has instructed the Licensee in respect of such matters, the Licensee shall not delay Interconnection to the Network in any manner, and shall fulfill its obligations in accordance with the instructions of the Minister, in good faith and properly, on the date prescribed for such and in full cooperation.

30D.	Provision of Possibility of Use

30D.1	The Minister may instruct the Licensee regarding the provision of the possibility of use of its Telecommunications Installation in accordance with his powers under section 5 of the Law.

30D.2
The Licensee shall allow another licensee, in accordance with the instructions of the Minister, to provide Value Added Services via the Network;  the Licensee shall ensure reasonable and equal conditions for any other licensee, in respect of the supply of Value Added Services by the other licensee  to the Licensee’s subscribers, including in respect of the matters set out in clause 30A, mutatis mutandis.

30D.3	For the purpose of provision of the possibility of Use, the provisions of clauses 30A through 30C shall apply, mutatis mutandis.

30E.	Infrastructure Services to an Affiliated Company

30E.1
The Licensee shall avoid giving preference to a licensee that is an Affiliated Company over any other licensee, in the provision of Infrastructure Services, in terms of either payment or service, in terms of the conditions or availability of the service, or in any other manner.

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30E.2 (a)
Upon the written request of the Licensee, the Director may permit limitations for the Licensee on the provisions of clause 30E.1 in respect of another licensee or broadcast licensee  which is an Affiliated Company, provided that the following conditions apply:

(1)	such other licensee or Franchisee is not a Substantial Operator;
(2)	the Director is of the opinion that the giving of such approval shall not substantially harm competition in the field of telecommunications

(b)
Limitations as aforesaid in sub-clause (a) might permit the Licensee to provide the Affiliated Company with Use of its Telecommunications Installations  under preferred conditions and may be limited by time or any other condition.

(c)
In considering the permit under this clause, the Director shall take into account the existence of a valid agreement, executed prior to Amendment No. 14 of this License, between the Licensee and an Affiliated Company, as aforesaid, inter alia regarding limitation of the permit by time or other conditions.

30E.3
In this clause, “Affiliated Company”, “Subsidiary” and “Substantial Operator” – as defined in the Telecommunications Regulations,  (Proceedings and Conditions for Receipt of a General License for the Provision of Domestic Wireline Telecommunications Services) 5760-2000.

30F.	Numbering Plan

30F.1	The Licensee shall act in accordance with the Numbering Plan, and in accordance with the instructions of the Director regarding the activation and implementation of the Numbering Plan.

30F.2
Should the Director give instructions regarding number portability such that every subscriber of another MRT licensee shall be able to become a subscriber of the Licensee or receive services from the Licensee without altering his number, and vice versa, the Licensee shall integrate facilities in its Public Telecommunications Network that will allow for the implementation of such feature, on the date and in the manner to be prescribed by the Director.

30G.[77]	Address Allocation in IPv6 Protocol

30.1G
The Licensee will adapt the network and its components, so that they will completely support the IPv6 Protocol and in a manner that will allow access for subscribers to the internet service in IPv6 Protocol from any terminal equipment that supports the IPv6 Protocol, and will act to train personnel as necessary to support the IPv6 Protocol, by 12 months from the date of signature of this license amendment.

30.2G
The Licensee will allocate IP addresses in the IPv6 Protocol for any new subscriber or existing subscriber that requests an address in the IPv6 Protocol, and own terminal equipment that supports the IPv6 Protocol.

77 Amendment No. 96

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30.3G
The Licensee will transfer at its own initiative addresses in the IPv6 Protocol for new and existing subscribers that own terminal equipment that supports the IPv6 Protocol. The transfer of new and existing subscribers to addresses in the IPv6 Protocol we be done in accordance with the following milestones:

	a.	Up to 24 months from the signature date of the license amendment, the Licensee will transfer at its own initiative 100% of the existing and new subscriber base to the IPv6 Protocol.[78]
30.4G	The Licensee will update the director of technology inspection in the Ministry on the execution of each of the milestones set out in clause 30.3G above.
30.5G	All terminal equipment that is supplied by the Licensee will support the IPv6 protocol.
30.6G	The transition from IPv4 to IPv6 may be executed by the following methods:
	a.	Dual Stack
	b.	Tunneling
	c.	Translation
	d.	IPv6 Only
30.7G	All data centers that subscribers have access to and through which service is provided to subscribers of the Licensee, including data centers for content sites must support protocol IPv6.
30.8G
The support of protocol IPv6 will be implemented in network components and the fixed-line and wireless systems of the Licensee regarding the provision of data services and all the applications and various services that the Licensee provides and will include at least the following operations/components:

	a.	Basic operations and definitions of the IP layer
	b.	Access privileges (RADIUS, AAA)
	c.	Address definitions according to IPv6 address architecture
	d	IPsec
	e.	Information security layers
	f.	All IT systems of the Licensee that relate to the provision of access services and internet applications

78 Except for subscribers that have private terminal equipment that does not support IPv6 Protocol and decided not to exchange it with equipment that supports the protocol. And only if the Licensee notifies them about the allocation of IPv6 addresses, explained to them the meaning of the decision not to exchange the equipment and signed them on a waiver of this allocation.

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	g.	All the systems, servers, routers, switches etc. in the core networks, aggregations and the access, that relate to the provision of access services and internet applications
	h.	API, DHCP, DNS
	i.	Different routing protocols
	j.	Interconnections between different licensees over the internet
	k.	Interconnections that are used for international links
	l.	Multicasting
	m.	Mobility (Mobile IP)
	n.	Network protection (FW79,APFW[80], IDS[81],IPS82)
30.9G	The Licensee shall update its subscribers regarding its support of the IPv6 protocol in all of the following manners:
	a.	By a written explanation of the company's website
	b.	Through direct mailing to subscribers that will be attached to the invoice that will be sent to the subscriber in the first month after the beginning of the IPv6 protocol support begins.

31.	Report on Establishment Work

31.1
The Licensee will submit to the Director, during the entire establishment period of the MRT System, quarterly reports which will comprise the establishment work that was carried out during the period covered by each report, according to the Milestones and timetables in the Engineering Plan; for the matter of this Paragraph, “the Establishment Period” is the period of forty eight (48) months from the date of License award or until the date of completion of the Establishment of the System to its full deployment according to the Engineering Plan - the earlier of the two. [83]During the erection period, this report shall be integrated into the outline engineering report, as set forth in Article 104.1(e).

31.2
The reports will include comparison of the actual implementation of the plans against planning, as of the date of each report, and explanations of any deviation or change in the implementation as compared to the design.

79 Firewall
80 Application Firewall
81 Intrusion Detection System
82 Intrusion Protection System
83 Amendment No. 71

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31.3	Each report will be submitted in three (3) copies in a format as instructed by the Director, bearing a date and signed by the Licensee or whoever was authorized by it particularly for this purpose.

31.4	The Director may require the Licensee to prepare special reports as well as redraft any report that was submitted to him, or complete it.

32.	Submission of Information and Documents

32.1
The Licensee will submit to the Director, on his request, any information and document on the implementation of the establishment work on the MRT System, at the date and in the format and manner as instructed by the Director.

32.2	For the matter of this Paragraph and Paragraph 33, “a document” includes any information stored in a computer or in an information database.

33.	Supervision of Establishment Work

33.1
The Director may supervise personally, or through another person acting on his behalf, the actions taken by the Licensee to carry out the establishment work. In order to carry out the supervision, the Director may enter, at any reasonable time, the work sites, facilities of the MRT System and the Licensee’s offices, in order to conduct measurement and tests and to examine any plan or document pertaining to the implementation of the establishment work.

33.2
The Licensee will cooperate with the Director in everything that pertains to the conducting of supervision of the establishment work, and without derogating from the generality of the above, will allow him to enter the work site and its installations, allow examination of any document, plan and specifications and provide him with any required information that the Director may request.

34.	Repair of Faults and Defects

34.1
The Director may advise the Licensee in writing of faults, defects and deviations that he found in the establishment work of the MRT System, on the basis of reports submitted by the Licensee, documents and information that it provided the Director, or on the basis of measurement and tests that he conducted.

34.2
Should the Licensee receive notification as set out in Paragraph 34.1, it will notify the Director, within fourteen (14) days from the date on which it was notified of the above, of its response to the notifications and the actions that it has taken or is about to take in order to remedy the faults, defects or deviations.

35.	Safety and Security Precautions and Prevention of Hazards

35.1
The Licensee will carry out the establishment works while taking adequate safety precautions in order to prevent accidents to people and damage to property. It will refrain from causing disturbances and hazards to the public in the work area, and if required to conduct excavation at the site, it will make every effort to prevent damages to underground Systems, including Telecommunication Networks. For this purpose, it will ensure that it obtains every permit required by any law, including permit for excavation works according to Section 53B of the Law.

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35.2	On completion of the establishment work, the Licensee will make sure that the work site is clean and restored to its previous condition.

36.	Cancelled.

37.	Crossing Electricity Lines and Telecommunication Systems

Where electricity lines or electric installations exist before the installation of the MRT System, the Licensee will be subject to the obligations according to the Telecommunication and Electricity Regulations (Proximity of and Crossing Between Telecommunication Lines and Electricity Lines), 1986.

38.	Discovery of Antiquities and Preservation of Sites

38.1
Antiquities as interpreted by the Antiquities Law, 1978, which will be uncovered at a site where establishment work is conducted, are State assets, and the Licensee will take adequate precautions in order to avoid causing damage to them.

38.2
The Licensee will advise the Director of the Antiquities Authority of the discovery of an antiquity within fifteen (15) days of the date of discovery of the antiquity, and will comply with all instructions by the Authority Director in all matters pertaining to the manner of handling the antiquity.

38.3	During the establishment work, the Licensee will refrain, as far as possible, from causing damage to sites of historic or national value, tourist sites and landscape.

38.4	The Licensee will refrain, as far as possible, from causing damage to structures and trees in the sites where the establishment works are conducted.

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39.	Powers pertaining to Real Estate

39.1	The Minister may, upon request from the Licensee, grant it the powers set out in Chapter F of the Law, wholly or partly, subject to the provisions of Paragraph 39.2.

39.2
The Licensee will specify in its request the sites in which it requires powers as aforesaid, the scope of the required powers and the reasons for the request, including actions it has taken to find alternative sites without the need of powers in accordance with Chapter F of the Law.

39.3	If the Minister is satisfied that the Licensee should be granted powers in accordance with Chapter F of the Law, the Minister will publish his decision in “Reshumot”, the Official Gazette.

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Section B: Equipment Tests and Installation Approvals

40.	Compatibility Tests

The Director may determine equipment items that are not to be installed in the MRT System before undergoing compatibility tests; for the matter of this paragraph, “Compatibility” - as implied by the provisions of Paragraph 41; should the Director decide as aforesaid, the items will not be installed before a compatibility test is conducted on them.

41.	Responsibility for Compatibility

The Licensee is responsible for ensuring that equipment installed in the MRT System meets at least the condition of technical compatibility to the properties specified in the manufacturer’s specifications relevant to the same equipment item, that were appended to the Engineering Plan.

42.	Performance Testing Program, and its Approval

42.1
The Licensee will provide the Director, no later than 30 days before notifying of its end of establishment according to Paragraph 43, with an up-to-date, detailed testing program, for conducting the performance tests, related to the part of the MRT System that it wishes to operate (hereinafter: “Detailed Testing Program”).

42.2
The Licensee will present to the Director the Detailed Testing Program; the Director may require the Licensee, within fifteen (15) days from the said presentation, to change the Detailed Testing Program or to complete it, if he deems it necessary for a full and accurate implementation of the performance testing, and the Licensee will carry out the tests as required by the Director.

43.	Notice of Establishment Completion

When the Licensee completes the establishment of an exchange or a Cellular Radio Base in any area in a manner that allows to start providing MRT Services through it, the Licensee will advise the Director of the same in writing, in the format as instructed by the Director, complete with the results of the detailed tests that indicate the success of the establishment and operation.

44.	Fitness and Operation Conditions

44.1
The Licensee must meet the following requirements and conditions within six (6) months from the date of License award, prior to the operation of the system and the provision of service to subscribers in return for payment:

(A)	Agreement with an equipment manufacturer - the Licensee has valid agreements with a manufacturer of MRT System equipment and MRT Terminal Equipment, including:

(1)	A know-how agreement which ensures that all know-how required for the establishment, operation and maintenance of the equipment and system will be at its disposal;

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(2)	An agreement providing for supply of spare parts for the System equipment for a period of at least seven (7) years;

(3)	An agreement providing for technical support and software upgrades in the System components for a period of at least seven (7) years;

(4)	An agreement ensuring the supply of technical literature and full documentation of the System equipment, including upgrades;

(B)
Workshop and test equipment - the Licensee is operating an authorized workshop, or has a valid agreement with an authorized workshop, for conducting tests and repairs of the MRT Systems equipment; the workshop will include professional testing equipment for conducting the tests and repairs, including mobile testing equipment;

(C)	Spare parts - the Licensee maintains and runs a spare part warehouse for the MRT Systems equipment according to the recommendations of the equipment manufacturers;

(D)
Maintenance System - the Licensee maintains by itself or through another an efficient maintenance System, including maintenance personnel, vehicles and means of communication, which ensures an orderly on-going operation of the System and allows taking care of any fault within the response time required in this License, and also allows - in any event of a serious fault in the MRT System, causing radio interference or massive disconnection of subscribers, or constituting a safety hazard - to repair the fault within four (4) hours;

(E)
Control System - the Licensee itself maintains and operates a System of remote control that allows it to gauge System performances and the load on its components, including interconnections with other Telecommunication Networks, and make sure that these operate properly;

(F)
Means of communication - in the exchanges at the operations centers and in the service and maintenance centers, means of communication were installed, such as a wireless set, a telephone or a mobile telephone.

(G)	Security - the Licensee has met the requirements of the Security System, in accordance with the provisions of Paragraph 66.2, to an operation standard that satisfies the Director.

44.2
The Licensee will provide the Director, within seven (7) days before the first activation of the System, with certificates and documents indicating that it meets the requirements and terms set out in Paragraph 44.1; if the Director does not respond within five (5) working days from the date of delivery of the said documents, the Licensee will activate the MRT System and connect subscribers to it; if the Director instructs the Licensee, according to the findings in the documents, to change or repair the System, the Licensee will carry out the required change or repair and provide the Director with a certificate of implementation, and if the Director does not respond within three (3) working days, the Licensee may activate the System as aforesaid.

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Section C: Use of Frequencies

45.	Frequency Allocation

45.1	The Licensee may operate the Cellular Radio Bases of the MRT System while using the frequency bands as specified below:

(A)	Frequency bands that were exclusively allocated for the use of the Licensee in the territory of the State of Israel:

902.2 MHz through to 910.2 MHz, and 947.2 MHz through to 955.2 MHz;

(B)	Frequency bands that were not exclusively allocated for the use of the Licensee, according to rules and limitations that will be determined by the Director:

910.2 MHz through to 912.2 MHz, and 955.2 MHz through to 957.2 MHz

[84](B1)
Frequency bands that have been non-exclusively been allocated for its use as of February 25, 2010, in accordance with the rules and limitations that will be set by the Director: 912.6 MHz to 915 MHz and 957.6 MHz to 960 MHz85.

[86](C)	Frequency bands allocated exclusively for the Licensee’s use as specified below :

(1)	From 1 February 2002 to 1 January 2004, the following bands shall be allocated:

1732 to 1738.4 MHz, and the matching domain 1827 to 1833.4MHz;
1937 to 1942 MHz, and the matching domain 2127 to 2132 MHz;

(2)	As of 1 January 2004, the following bands shall be allocated:

1730 to 1740 MHz and the matching domain 1825 to 1835 MHz;
1940 to 1950 MHz and the matching domain 2130 to 2140 MHz;

(3)	As of 1 January 2005, the frequency domain 1910 to 1915 MHz shall be allocated.

(4)
Notwithstanding the aforesaid, if the Licensee requests to postpone the date of the beginning of use of the bands set out in sub-clauses (1) to (3) or part of them, to a later date, the Director may suspend the band allocation until a date to be decided upon.

45.2
The Licensee may operate the Cellular Radio Bases of the MRT System while using additional frequency bands, if they are allocated by the Director, in accordance with the rules and limitations which will be determined.

45.3	The Licensee may select a frequency band narrower than the one stated above, within the framework of the frequency bands specified in Paragraphs 45.1 and 45.2.

84 Amendment No. 68
85 These frequency bands have been used by the Licensee since 1999.
86 Amendment No. 14

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45.4
The Director may, after the elapse of four (4) years from the date of the License award, reduce without compensation the frequency range in which the Licensee is permitted to operate its Cellular Radio Bases as specified above in Paragraph 45.1, if he or she  realizes that a said reduction will bring about a better utilization of the frequency spectrum in Israel, considering the extent of frequency utilization by the Licensee, the number of its subscribers and the average traffic per subscriber, in comparison with the number of Subscribers and the average traffic per Subscriber of other MRT Systems. The Director will not decide to reduce the range of frequencies as aforesaid unless he has given the Licensee opportunity to voice its arguments.

45.5
The Director may limit the Licensee to operating certain frequencies in limited geographic areas and/or operating part of the frequencies in parallel to additional service providers and in coordination with them, in accordance with the Director’s instructions.

46.	Constraint on the Use of Frequencies

46.1	The Licensee will make use of the frequencies allocated to it as stated in Paragraph 45 for the sole purpose of providing services in accordance with this License.

46.2
[87]Without derogating from the aforementioned in Articles 45 and 46.1, and in accordance with the terms of the allocation provided to the other MRT licensee, the Licensee may make use of the frequencies allocated to the other MRT licensee in addition to the aforementioned in Article 45, provided that the frequencies serve as cellular radio centers of the Licensee through the cellular radio infrastructure licensee that provides it with its services.

47.	Safety in Using Frequencies, and the Prevention of Interference

47.1
The Licensee will establish the MRT System and operate it in a manner that will ensure that each of its components does not emit radiation prohibited by the Pharmaceutical Regulations (Radioactive Elements and Their Products), 1980, and will do everything necessary, if required, to receive a permit in accordance with the said regulations; in this matter, the Licensee will act, inter alia, as follows:

a)
The Licensee will coordinate its activity with the official in charge of the environmental radiation, in the Ministry of the Environment (hereinafter: “the Official”), and will carry out his or her instructions;

b)
The Licensee will submit to the Official, before the construction of each site, a risk estimate report; the site will only be constructed after it receives the approval of the Official; after operating the site, the Licensee will carry out measurements in accordance with the Official’s instructions; a site which will not meet the Official’s requirements will not be operated;

c)
The Licensee will bear its relative share of the costs of preparation of a Country-wide MRT Installation Master Plan, in accordance with the provisions of the Law of Planning and Construction, 1965, jointly with the other MRT Operators.

87 Amendment No. 83

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47.2	The Licensee will coordinate the use of frequencies with the Director, who will base his guidelines, inter alia, on the national emergency plan or a special situation plan in the home front.

47.3
The Licensee will submit to the Director, at least 60 days before the operation of the Cellular Radio Bases, a detailed up-to-date plan of operation of the Cellular Radio Bases, of the radio links and of the expected use of frequencies; the plan will include, inter alia, the transmission and reception frequencies, gain and height of the antennas and transmission outputs; the Licensee will advise the Director of the actual implementation of the plan within seven (7) days from the date of operation.

47.4
The Licensee will establish the MRT System and operate it in a manner that will prevent interference with other telecommunication and wireless Systems that are operating lawfully; without derogating from the generality of the aforesaid, the Licensee will act in this matter, inter alia, as follows:

a)	Before operating any Cellular Radio Base, the Licensee will conduct tests and measurements in order to avoid electromagnetic interference;

b)
In the event of discovering that electromagnetic interference is expected, or if electromagnetic interference is discovered during operation, the Licensee will act, immediately and no later than 24 hours from discovering the above, to coordinate a solution that will prevent this interference and prevent its recurrence; failing to find a solution, the Licensee will apply in writing to the Director or his or her appointee in order to find a reasonable solution for the problem;

c)
The Licensee will cease the operation of any MRT System component that causes interference to another wireless System that operates lawfully, and will not reactivate it without the Director’s permission; the Director may require from any of the parties - from the Licensee as well as from the owner of another wireless system -  to make changes in the operation of the equipment or the use of  frequencies, or to cease broadcasting on specific frequencies, in the entire country or in a particular region;

d)
The Licensee will comply with all of the Director’s requirements regarding the handling of interference and coordination with other operators, in Israel, in the territories of the Palestinian Authority and in neighboring countries, will submit to the Director any information required for this purpose, will carry out electromagnetic measurements in accordance with the Director’s requirements, and will refrain from using frequencies that will be defined in sites determined by the Director; the Licensee will operate within the limits instructed by the Director regarding transmission in certain frequencies in certain sites, and the imposing of certain constraints regarding the height, type and direction of antennas; the coordination as aforesaid will be carried out by the Licensee, on its expense and under its responsibility, both in accordance with special instructions by the Director and in accordance with the instructions of international conventions and agreements to which Israel is a signatory.

47.5
The award of this License, as well as the approval of the Engineering Plan, shall not be deemed as providing protection against harmonies from other radiating bodies, whether operating lawfully or unlawfully, or spurious radiations from other radiating bodies, whether operating lawfully or unlawfully, or protection against other radiating bodies operating in frequency ranges identical to the frequency ranges that were allocated to the Licensee outside the territory of the State or in a territory over which the State has no control, however, the Director will make a reasonable effort to find a suitable solution for the required protection.

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48.	[88]Preparation to ensure the functional continuity during an emergency

48.1	The Licensee will appoint a functionary (including a first deputy and a second deputy) that will be responsible during an emergency for maintaining contact with the Ministry.[89]
48.2	The Licensee will be prepared to ensure the functional continuity during an emergency, as set forth in Appendix D- " "Preparation to ensure the functional continuity during an emergency".

88 Amendment No. 82
89 Amendment No. 98

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Section D: Tests and Maintenance90

49.	Definitions

In this part:

“Periodic Test”-	Test of the network or any part of it, that is conducted in accordance with the License provisions, at fixed intervals and at least annually;

“Special Test” -
Test of the network or any part of it, conducted due to a maintenance or repair activity, following an electromagnetic interference, a malfunction, complaint review technological change, modification of the Engineering  plan; etc.

“Routine Test”-	Testing of the network or any part of it, conducted on a regular basis.

50.	Execution of Tests

50.1	The licensee shall carry out periodic tests of the MRT system, and shall submit the results of the test upon the director’s request within 30 days from the day of the request.

50.2
The licensee shall establish and operate an inspection system for constant monitoring of the network’s performance and its intactness and shall conduct on a regular basis routine tests of the network or any part of it, as needed.

50.3
The licensee shall conduct routine tests regarding the quality of service as detailed in Annex E, and the relevent standards of the ITU-T, and shall provide the results of the tests upon the director’s request, within 30 days from the day of the request.

50.4
The director may instruct the licensee to conduct a special test; the licensee shall perform the said test in a manner and at a time to be advised by the director and shall submit the results to the director.

50.5
The director or anyone else authorized on his or her behalf shall be allowed to perform the test themselves, if in their opinion it is required, the licensee shall allow the director or anyone else authorized on his or her behalf, after prior coordination, access to installations and equipment and shall put at their disposal their testing equipment and professional manpower employed by the licensee.

51.	Test, Fault and Maintenance Log

51.1
The licensee shall maintain a test, fault and maintenance log (hereinafter – “maintenance log”), in which details of the faults, the steps taken to rectify them[91] and tests of the network shall be recorded.

90 Amendment No. 41
91 Amendment No. 91

Translation from Hebrew
The Binding version is the Hebrew version

51.2
The licensee shall keep the maintenance log, shall allow the director or anyone authorized on his or her behalf to see the log at any time, to check it, copy it in any manner and to pass it to the director upon his demand.

52.	Repair of Faults and Defects

52.1
The director may, after giving the licensee sufficent opportunity under the circumstances to present its arguments, notify the licensee in writing of faults and defects that he found and that harm the grade of service for subscribers, the level of survivability and back up of the network, damage to the level of security or interference with the other systems that operate properly, based on tracking the network’s performance, including through subscriber complaints, tests he carried out or based on test reports, documents and information provided to him by the licensee.

52.2	The director may instruct the licensee of the dates that the defects and malfunctions must be repaired.

52.3
If the licensee receives such notification, it must notify the director within the time set forth in the director’s notice of the repair of the defects and malfunctions, detailed as per the director’s request.

53.	deleted

54.	deleted

Translation from Hebrew
The Binding version is the Hebrew version

Chapter E - Provision of MRT Services to Subscribers

Section A - Agreement with Subscribers

[92]55.	The subscriber agreement

55.1	The licensee shall prepare a format for a subscriber agreement that it intends to offer its subscribers, and shall submit it to the director upon his demand.

55.2
The terms of the subscriber agreement shall not contradict, explicitly or implicitly the provisions of any law or the license; the aforesaid is not meant to prevent changes to the provisions of the subscriber agreement, that benefit the subscriber as compared to the provisions of the law or the license.

55.3
The subscriber agreement shall be in writing and shall be in a clear and easy manner to read and understand, and shall state clearly any condition or restriction regarding the subscriber’s right to terminate the subscriber agreement or regarding the licensee’s duties towards the subscriber; any stipulation in the subscriber agreement shall be stated clearly and not only by reference.

For this article- “writing”-including an electronic document that can be saved and reconstructed by the subscriber.

55.4	The subscriber agreement shall clearly include, among other things, the following:

a)
The first part of the engagement agreement must clearly and precisely specify the principal details of the tariffs and services plan pursuant to the engagement agreement (hereinafter – “the Plan Basics”). If the engagement agreement includes one type of services, the Licensee shall be allowed to specify the Plan Basics on a maximum of two pages. If the agreement includes a number of types of services (fixed-line telephone, mobile telephone, international services, internet, etc.), then, subject to that stated above, the Licensee shall be able to add one page for each additional type of service. The Plan Basics document must be printed, without any handwritten alterations or additions, apart from that stated in clause (1), and all as specified hereunder:[93]

(1)
The name of the Licensee or its logo, the details of the Licensee's representative that executed the agreement, the date and mode of execution of the transaction,[94] the subscriber's details including his name, I.D. number, type of subscriber,[95] address, e-mail address,[96] telephone number that the agreement pertains to, an additional telephone number of the subscriber to where notices regarding the usage amount of a services[97] plan as set forth in article 75D a change in tariffs as stated in article 78[98] and regarding disconnection of a Dormant Subscriber, as stated in clause 72.a.,[99] will be sent from the Licensee100 and a description of Goods,101 if included in the agreement; the Licensee shall not be able to complete the execution of the transaction as long as the said additional telephone number is not indicated in the engagement agreement; insofar as the engagement agreement is for only one telephone number that is not being added to an existing account that includes one or more telephone numbers, and a Subscriber is not interested in providing an additional telephone number, then the Licensee shall list the Subscriber’s telephone number in the engagement agreement as the additional telephone number102, notwithstanding the beginning of section (a) the aforementioned details in that sub-section , except for the Licensee's name or logo, can be handwritten;

92Amendment No. 41-shall become effective no later than 30.4.2007
93 Amendment No. 87
94 A transaction at a service station of the Licensee or through peddling, as this term is defined in the Consumer Protection Law, 5741 – 1981, or a transaction via telephone conversation or a transaction via the internet. Amendment No. 87.
95 Business Subscriber or Split Business Subscriber or Non-Business Subscriber. Amendment No. 87
96 Amendment No. 87
97 Amendment No. 87
98 Amendment No. 90
99 Amendment No. 87
100 Amendment No. 87
101 Amendment No. 87
102 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(2)	The commitment period, if one exists, and the termination date. For this sub-section, "commitment"-as defined in section 56.1A;

(3)
103All of the tariffs according to which the Licensee bills the subscriber for the services that it asked to receive when executing the engagement, including video call services and multimedia messages, and the rate of any fixed payment or one-time payment, including a fixed payment or one-time payment that is other than within the scope of a telecommunications service, including connection fees, as this term is defined in clause 74.1(a), SIM card fees, as this term is defined in clause 74.1(a1) and plan switching fees.

Insofar as the Licensee does not charge for interconnect fees or smart card fees or plan transfer fees, it shall be noted accordingly.

(3A)	104Insofar as the engagement agreement includes international services, such as a minutes package or plan for calls abroad, the Licensee must act according to one of the following alternatives:

(1)
It must specify its rates, the quota of minutes allocated in it, the international access code that must be dialed, the countries included in it, the type of targets in those countries (fixed-line, mobile) and the tariffs for exceeding the quota in the package;

103 Amendment No. 87
104 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(2)
It must specify its rates, the quota of minutes allocated in it, the international access code that must be dialed, the countries included in it, the type of targets in those countries (fixed-line, mobile) and a link to or the address of the landing page of the website of the international operator of the international telecommunications system through which the calls abroad are being made, which must at all times be valid and up-to-date, which displays the call tariffs to destinations abroad by type of target (fixed-line, mobile) and by type of customer (Subscriber, incidental). The Licensee must state what type of customer shall be charged, according to its tariffs, in respect of exceeding the quota in the package;

(3)
It must specify its rates, the quota of minutes allocated in it, the international access code that must be dialed, the type of targets in the destination countries (fixed-line, mobile) and a link to or the address of the landing page of the Licensee’s website that includes only the destination countries and the tariffs for exceeding the quota in the package.

(3b)105
For cellular internet browsing packages as defined in section 75D-the unit tariff for the service not included in the package shall be displayed next to the chart in the same values as those in the chart;

(3c)	The quota of service units set by the Licensee for the service or for the bundle of services (“Quota of Units”), and the maximum duration of a call, if any.

(3d)
If the Licensee provides a service to subscribers that is given at a discount or for free for a defined period (“Benefit”), and subsequently, at full price, or if a credit is given to subscribers for terminal equipment that subscribers delivered to the Licensee, then the Licensee must specify the following in the Plan Basics:

(1)	the monthly sum of the Benefit/credit;

(2)	the duration of the period that the Benefit/credit is given;

(3)	the type of date from which the period of the Benefit/credit shall begin to be counted;106

(4)	the tariff for the service upon the expiration of the Benefit.

That stated above shall also apply when at issue is a Benefit being given within the scope of the tariff plan, and not necessarily for a particular service included in a plan.

105 Amendment No. 87
106 For example: as of the date the plan comes into effect, as of the date that the subscriber activates the SIMcard.

Translation from Hebrew
The Binding version is the Hebrew version

(3e)	If a subscriber switches from one tariff plan to another, and the Licensee issues the new Plan Basics to the subscriber, the Plan Basics must also include the effective date of the new plan.

(3f)
Mode of provision of a cellular data service after the volume of the cellular data package has been fully utilized – suspension of the service or a slowdown of the speed, without any payment and without additional charge, until the end of the billing period or an allotment of additional paid packages, at the subscriber’s choice on the execution date of the engagement. If the Licensee chose to slow down the speed, the maximum data download speed must be specified in the Plan Basics.

(3g)
Mode of provision of a voice and message service after the monthly Quota of Units for these services has been fully utilized – suspension of service until the end of the billing period or continuing to provide the services and charging the subscriber according to tariffs set by the Licensee in the Plan.107

(3h)108
A Subscriber’s deadline for activating the SIM card, or the number of days after the execution of the engagement during which a Subscriber may activate the SIM card, insofar as this is relevant to the engagement agreement.

(4)
A description of all Goods purchased or rented at the time of execution of the engagement and their inclusive price and, insofar as payment in installments for the Goods was agreed between the subscriber and the Licensee – the sum of each payment. Insofar as the Goods were given as a gift, this must be expressly stated;109

(5)	Information about the cancellation of any Benefit due to a switch to another tariff plan;110

(6)	The calculation method of the amount that the subscriber will be required to pay for breaching the agreement as defined in article 56.1A;

(7)
For a business subscriber-information regarding the increase of tariffs during the commitment period, if such a possibility exists as part of the subscriber agreement conditions, including the date and amount of the tariff increase;

(8)	Information regarding the balance of payment 111 for equipment purchased from the Licensee, in a previous agreement;

(9)
The Licensee's commitment to pay to the subscriber of another MRT licensee that became its subscriber, the payment that the said subscriber will be required to pay to the other MRT licensee for breach of this commitment to the other MRT operator and the distribution manner of said payment.

107 Amendment No. 87
108 Amendment No. 90
109 Amendment No. 87
110 Amendment No. 87
111 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

For this matter-"commitment"-as defined in article 56.1A;

(10)
The subscriber’s declaration that it read the Plan Basics document and received it at the time of execution of the agreement. The details of the representative on behalf of the Licensee who executed the engagement must be specified in the body of the declaration and the subscriber’s original signature must appear at the end of the Plan Basics.112

(11)
 113With regard to sub-section (a) (1) to (10)- "subscriber"- whoever has signed a subscriber agreement with a Licensee for the receipt of MRT services for no more than twenty five telephone numbers except for Pre-Paid subscribers.

(12)	The Licensee must send the Plan Basics to a Split Business Subscriber via text message, with a link attached.114

(13)
The Licensee shall not include additional information or details in the Plan Basics beyond that specified in this clause, unless at issue are data in values of NIS or NIS per unit of consumption, which could have a direct impact on the height of the subscriber’s bill.

(14)	The tariffs for all of the services and the payments, as specified in subclauses (3), (3b), (3c), (4) and (5) must be presented in a table with two columns – “description” and “tariffs.”115

(15)
116The Licensee must attach a separate letter to the two Telephone Bills of every existing private Subscriber, subsequent to 28 Sivan 5778 (June 11, 2018), bearing the Licensee’s name or logo, which shall provide an explanation regarding the nature of the additional telephone number, as specified in clause 55.4(a)(1), and furthermore, it must ask a Subscriber to indicate on the form to be attached to the said letter, which also bears the Licensee’s name or logo, his details, the additional telephone number and date and to sign it. On the said form, the Licensee must specify the address, facsimile number and electronic-mail address where the form may be sent after having been completed.

The Licensee must also enable the additional telephone number to be selected by telephone call to the telephone call center. The Licensee must indicate this possibility in the said separate letter and indicate the telephone number that may be called for the purpose of selecting the additional telephone number.

112 Amendment No. 87
113 Amendment No, 58
114 Amendment No. 90
115 Amendment No. 90
116 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

If a Subscriber selects the additional number using the form or by telephone call as stated, the Licensee must report the matter of the selection in the next Bill or in the subsequent Bill, while indicating the additional telephone number that was selected, in the space for notices to Subscribers, as specified in clause 8(d) in Annex E1.

Alternatively, the Licensee may indicate in the separate letter, in addition, that the selection of the additional telephone number may be done through the landing page on the Licensee’s website, while performing reliable identification of the Subscriber, in lieu of using a form as stated, and shall refer Subscribers to the said page. Upon completing the selection on the website, the Licensee must issue an automatic confirmation of a Subscriber’s selection, while indicating the additional telephone number that was selected.

In this clause, “existing private Subscriber” – a private Subscriber who engaged with the Licensee by 28 Sivan 5778 (June 11, 2018).

(a1)117 (1)
a separate page, printed, upon which the subscriber will be required to mark his choice regarding the accessibility of each phone number that the agreement refers to, services, as detailed in annex E 2 (hereinafter-"service access form" or "form") 118and to sign at the bottom of the form . The form shall be attached to the Plan Basics;119

(2)
A new subscriber that did not mark its choice with regard to a particular service, whether blocked or open, in the place designated for this in the form, shall be blocked from receiving that service. A new subscriber that did not sign at the bottom of the form shall be blocked from all services appearing on the form. In this clause, “new subscriber” – a subscriber that engaged with the Licensee after 15 Iyar 5777 (May 11, 2017).120

(3)
A subscriber may request from the Licensee at any time, in writing or orally as a human response only,121 to change its access122 to the services detailed in the form (hereinafter in this section-"subscriber's request"). A first change shall be done free of charge. The Licensee shall execute the subscriber's request only after he has identified the subscriber. The Licensee shall retain the request, as stated, in its possession and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the submission date of the request.123 The subscriber's request shall be executed within  124one working day 125 from the date of receipt of the request.

117 Amendment No. 57-shall become effective on September 13, 2011
118 Amendment No. 58
119 Amendment No. 87
120 Amendment No. 87
121 Amendment No. 87
122 Amendment No. 87
123 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(4)
The Licensee shall include in the Telephone Bill following the subscriber's request a notice regarding the execution of the request and the date of the execution. The Licensee shall retain the Telephone Bill, as stated, in its possession and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the preparation date of the Bill;126

(5)	127The Licensee shall include the form with the two (2) immediate Telephone Bills that will be sent after September 13, 2011, to a subscriber that is not a new subscriber.

(6) (a)128
129A subscriber that is not a new subscriber that did not submit his preferences regarding the form to the Licensee by Sept 13, 2011, shall be blocked from receiving the services detailed in section 3 of the form, within seven (7) working days from the said date;

(b)130
131Notwithstanding, a subscriber who is not a new subscriber, that does not use the services set forth in section 3 of the form as of November 1, 2011 and did not relay his response to the licensee with respect to the form by December 1, 2011, the licensee may block the subscriber from receiving the said services as of December 1, 2011;

(c)132
133a subscriber who is not a new subscriber, who relays his response to the licensee with respect to the form, shall be blocked or open for the receipt of the services in accordance with his request in the form, within one working day after receipt of the request;

(d)134
a subscriber that relayed his preferences in the form to the Licensee and did not mark his choice and signed next to the service that appears on the form as set forth in sub-section (1), shall be blocked from receiving that service;

(e)
The Licensee shall block the access to the services being provided pursuant to clause 2(e) in the service access form in relation to any existing subscriber that did not expressly choose, when completing the form, the option “open” to these services, and this, within seven (7) workdays of 15 Iyar 5777 (May 11, 2017).135

124 Amendment No. 58
125 Amendment No. 61
126 Amendment No. 87
127 Amendment No. 58
128 Amendment No. 87
129 Amendment No. 58
130 Amendment No. 87
131 Amendment No. 62
132 Amendment No. 87
133 Amendment No. 61
134 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(6a)     The Licensee shall notify the subscriber about the blocking in the first Telephone Bill after the blocking. The Licensee shall retain the Telephone Bill, as stated, in its possession and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the preparation date of the Bill.136

(6b)	If the subscriber marked its choice on the service access form, then the Licensee must act according to the subscriber’s choice immediately after the form has been delivered to it.

(6c)	A subscriber shall be required to complete a new service access form with every switch from one tariff plan to another, only if its existing form is not in the format presented in Appendix E.2.137

(7)	The Licensee shall publish the form on its internet site within seven (7) working days from 138September 13, 2011.

(7a)
If the Director ordered an amendment to the version of the service access form, the Licensee must publish the updated service access form on its website within the timeframe specified by the Director on the signing date of the license amendment.139

(8)140
For the purpose of sub-section (a1)(1) until (6)-"subscriber"-except for a subscriber in a pre-paid plan. Notwithstanding the mentioned, the Licensee shall block services in accordance with a pre-paid subscriber's request, if the request was received from the telephone number that the request pertains to or the said subscriber presented to the Licensee the handset using the number that the request pertains to, or in any other manner that satisfies the Licensee.

(9)
Insofar as at issue is a Split Business Subscriber, the Licensee must send the service access form to it, as marked by the Business Subscriber, via text message with a link attached; a Split Business Subscriber is allowed at any time to amend the service access form and to send it to the Licensee for its handling accordingly.141

(a2)142	(1)
a separate printed page, on which a Subscriber shall be required to mark his choice regarding the mode of receipt of the Bill and regarding the publication of his telephone number/s, which are billed in the Bill, on the internet and in the telephone directory, as specified in Annex E.3 (hereinafter – “Questionnaire”), to complete it as required and to sign at the bottom of the Questionnaire; the Questionnaire must be attached immediately behind the service access form.

135 Amendment No. 87
136 Amendment No. 87
137 Amendment No. 87
138 Amendment No. 58
139 Amendment No. 87
140 Amendment No. 58
141 Amendment No. 90
142 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(2)
With regard to a Split Business Subscriber, solely a Business Subscriber is allowed to complete the Questionnaire. The Licensee must forward the Questionnaire to a Split Business Subscriber as completed by a BusinessSubscriber.

(3)
The Licensee must attach the Questionnaire to the two (2) frequent Telephone Bills that shall be sent one day after [two months after the effective date of the License amendment that relates to the Questionnaire] to a Subscriber who is not a new Subscriber. The Licensee must specify in each of the two Bills as stated, in the space for notices to Subscribers as specified in clause 8(d) in Annex E.1, the nature of the Questionnaire.

Alternatively, the Licensee may, in addition, indicate in a notice as stated that the Questionnaire may be completed through the landing page on the Licensee’s website, while performing reliable identification of Subscribers, in lieu of attaching it to the Bill as stated, and shall refer Subscribers to the said page. Upon completing the selection on the website, the Licensee must issue an automatic confirmation of the Subscriber’s selection.

In this clause, “new Subscriber” – a Subscriber who engaged with the Licensee after 28 Sivan 5778 (June 11, 2018).

(4)	Subscribers shall be required to complete a Questionnaire when switching from one tariff plan to another, only if he did not complete a Questionnaire for the plan from which he is switching.

(5)	The Licensee must publish the Questionnaire on its website within seven (7) workdays of 28 Sivan 5778 (June 11, 2018).

(a3)143

(1)
Solely for a business customer the engagement agreement will include a separate page, through which only a business customer may request from the Licensee to block a phone number(s) (included in the engagement agreement) for number portability as defined in the law ("Blocking Request for Portability"), as long as the numbering program for number portability ("Portability Plan") allows the blocking. The Blocking Request for Portability will appear after the questionnaire.

(2)
Only a business customer may direct a Blocking Request for Portability to the Licensee, provided that the Portability Plan allows the said blocking, and this will be done by the Licensee immediately upon receipt of the request, during the hours of operation of the service centers, free of charge; the business customer may request in the Blocking Request for Portability to block for portability all of the telephone numbers included in the engagement agreement or in the telephone bill without noting the numbers.

143 Amendment No. 95

Translation from Hebrew
The Binding version is the Hebrew version

(3)
The Blocking Request for Portability will be directed to the Licensee in writing and will include the request date, telephone number(s) that should be blocked for portability and the name of the business customer; The Licensee will execute the blocking immediately, free of charge and will maintain such request in its possession and make it available for delivery or transfer to the Director upon his request within five (5) working days of the submission of the request.

(4)
A business customer may request from the Licensee at any time to remove a portability blocking and this will be done by the Licensee immediately upon receipt of the request, during the hours of operation of the service centers, free of charge; the said request will be directed to the Licensee either orally or in writing by email without the need to fill out a designated form, and shall  include the request date, the telephone number(s) that should be opened for portability and the name of the business customer; the business customer may request in the request to remove portability blocking all of the telephone numbers that are included in the engagement agreement or in the telephone bill without noting the numbers.

(a4)144 The service conditions for the subscriber, including gauges of quality of service to customers and subscribers as set forth in article 2 in Annex E;

(b)	The conditions for diconnecting from the Licensee’s services or the conditions for complete disconnection;145

(c)	The service tariffs of the licensee that the subsciber joined updated to the day of the agreement, including the date and conditions for the termination of the tariff plan;

(d)	The limitation regarding the amount of interest for late payment, linkage differentials and collection expenses as set forth in article 80.3;

(e)	The conditions for changing the tariff of a service that the subscriber has joined, as set forth in article 78.1;

(f)	The details set forth in articles 61 and 61A regarding the Ombudsman146;

144 Amendment No. 57
145 Amendment No. 90
146 Amendment No. 58

Translation from Hebrew
The Binding version is the Hebrew version

(g)
A condition that states that in case of a contradiction between the provisions regarding the tariffs and the service packages that are detailed in the agreement and the provisions of the license regarding this matter, the provisions of the license shall prevail;

(h)
A notice regarding the director’s authority to instruct the licensee to change the subscriber agreement, and clarification that the subscriber’s signing a subscriber agreement with the licensee constitutes agreement to said changes.147

55.5	148In an agreement in the presence of the Licensee's representative and the subscriber, the Licensee shall act as follows:

(a)
The Licensee’s representative must perform a reliable identification of the Applicant pursuant to the procedure prescribed by the Licensee. The Licensee shall retain in its possession a copy of an identification certificate of the Applicant and a copy of an identification certificate of the payer of the Bill, which were issued to the Licensee’s representative at the time of execution of the engagement.149

(a1)	150Before signing the agreement, the representative shall present the Applicant151 with a printed copy of the subscriber agreement and shall allow him to review it;

(b)
Upon signing the agreement, the applicant and Licensee representative shall sign the originally copy of the subscriber agreement that was presented for the applicant's review. After the said signature the Licensee representative shall give the subscriber a copy of the subscriber agreement upon which the Licensee representative's and applicant's original signatures appear;

(c)
After execution of the aforesaid in sub-section (a) and (b), the Licensee representative may ask the subscriber to sign an additional copy of the subscriber agreement identical to the one originally signed, by using electronic means;

(d)
The Licensee shall keep a signed copy of the subscriber agreement and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the date of the engagement.152

(e)
If the subscriber requests to make changes to the agreement conditions, including a request, to receive additional services, to expand a service, 153 or to join a service package-the subscriber shall receive at the time of the change, a printed notice that bears the Licensee's name or logo, which shall specify the request submission date, the154 details of the change executed are listed, the date they become effective and the full name of the Licensee representative and the subscriber and their original signatures. That stated above shall also apply to a service other than a telecommunications service.155The Licensee is not permitted to make any change, as stated, without receiving the express consent of the subscriber as stated above.

147 Amendment No. 58
148 Amendment No. 57-shall become effective September 13, 2011.
149 Amendment No. 87
150 Amendment No. 87
151 Amendment No. 87
152 Amendment No. 87
153 Amendment No. 87
154 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

The Licensee shall retain the signed notice, as stated, in its possession and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the submission date of the request.156

55.6	cancelled157

55.7
158Notwithstanding the afore-mentioned in Article 55.5, the Licensee may have a subscriber sign a subscriber agreement also by a computerized graphic signature, instead of an original signature, and for this matter the provisions of Appendix E shall apply instead of Article 55.5.

For this matter, "computerized graphic signature"-a signature that is digitally maintained as a graphic file."

15955A	Remote Sale Transaction

55A.1
In a remote sale transaction, as this term is defined in section 14.C. of the Consumer Protection Law, 5741 – 1981, which is being transacted via a telephone conversation, the Licensee shall act as follows:

(a)	The Licensee shall record the telephone conversation held between the Applicant and the Licensee’s representative.

(b)
During the sale conversation, and before the Applicant expresses his consent to engage in an agreement with the Licensee, the Licensee’s representative must ask for the Applicant’s consent to send him the Plan Basics via electronic mail or SMS or facsimile, the service access form, the Questionnaire and the portability blocking request, insofar as there is one160, and must inform him that he must confirm expressly, as specified below, that he is accepting the terms of the engagement agreement as a precondition to it coming into effect. Insofar as the Applicant expressly states that he is not interested in receiving the said documents in one of the three said ways during the sale conversation, then the Licensee shall be released from having to send them to the Applicant when conducting the sale conversation, and these shall be sent to him, together with the rest of the provisions of the engagement terms document, on the transaction execution date. If the Applicant asked to receive the said documents via one of the ways specified above, the Licensee’s representative must send them to him in the manner requested during the sale conversation.

155 Amendment No. 90
156 Amendment No. 87
157 Amendment No. 87
158 Amendment No. 69
159 Amendment No. 57-shall become effective September 13, 2011
160 Amendment No. 95

Translation from Hebrew
The Binding version is the Hebrew version

(c)
In a service access form sent via electronic mail or SMS, every service must be computer-marked as “blocked” or as “open,” as the Applicant chose during the said telephone conversation; the Questionnaire that was sent as stated must also be marked and completed as the Applicant requested during the said conversation.

(d)
The electronic mail message or the SMS will ask the Applicant to confirm the execution of the transaction and the choices marked and the details in the service access form, in the Questionnaire and in the portability blocking request, insofar as there is one161. The Applicant must expressly confirm the terms of the transaction, without any stipulations or qualifications or changes in relation to the terms in the engagement terms document162.

(d1)163
For the purpose of the Applicant’s confirmation of the transaction, the Licensee must include a link in the electronic-mail message or in the text message, so that clicking on it shall lead to a landing page that contains two tabs: “I confirm” and “I do not confirm”; after the Applicant clicks on one of the two tabs, the Licensee must immediately send an electronic-mail message or a text message to the Applicant, which shall refer to the Applicant’s full name, indicating the confirmation or non-confirmation of the terms of the engagement, as the case may be, and the date (date and time) that it was issued (“Confirmation Notice”).”

(e)
164If the Applicant asked to receive the Plan Basics, the service access form and the Questionnaire via facsimile, the Licensee’s representative shall send the said documents via facsimile, according to number given to the Licensee’s representative during the conversation.

The Applicant must expressly confirm the terms of the transaction, without any written stipulations or qualifications or changes in relation to the terms in the said documents, in his handwriting, his marking and his signature on the Plan Basics, on the service access form on the Questionnaire and on the portability blocking request, insofar as there is one,165 and he must send the three said documents via facsimile to the facsimile number given to him by the Licensee’s representative during the conversation between them.
The Licensee shall send the rest of the provisions of the engagement terms document via regular post to the Applicant, on the transaction execution date.

(f)
A remote sale transaction via telephone shall be completed and shall come into effect and the Licensee shall be allowed to charge the Applicant pursuant to its terms, only after the Licensee has received the reply notice from the Applicant via electronic mail or SMS confirming the signing of the engagement agreement and the said documents via facsimile, being duly marked and signed.

161 Amendment No. 95
162 Amendment No. 90
163Amendment No. 90
164 Amendment No. 90
165 Amendment No. 95

Translation from Hebrew
The Binding version is the Hebrew version

(f1)166
Notwithstanding that stated above, if at issue is a transaction with a new Subscriber, in which the Licensee sends a SIM card to the Applicant, which the Applicant must activate via the Licensee’s website, then the Licensee must send the Plan Basics, the service access form, the Questionnaire and the portability blocking request, insofar as there is one167 to the Applicant, in the manner requested by the Applicant, immediately upon concluding the conversation between them, without him being asked to confirm the terms of the transaction. The Licensee must state in the Plan Basics that the transaction will come into effect only upon the activation of the SIM card.

(g)	The Licensee shall retain the following in its possession:

(1)	the recording of the telephone conversation between the Applicant and the Licensee’s representative;

(2)168
the electronic mail message or the SMS that the Licensee sent to the Applicant, including the Plan Basics, the service access form the Questionnaire and the portability blocking request, insofar as there is one169 attached thereto;

(3)170	the confirmation notice;

(4)171
if the transaction was executed via facsimile, the Licensee shall retain the Plan Basics bearing the Applicant’s handwritten signature, the service access form, the Questionnaire and the portability blocking request, insofar as there is one172, bearing the Applicant’s markings, the details that he completed and his signature;

(5)	the rest of the provisions of the engagement terms document, updated to the agreement signing date with the Applicant.

(h)
The Licensee shall make the recordings and the documents specified in clause (g) available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the effective date of the transaction.

(i)	The rules specified in this clause shall also apply when at issue is the execution of a change in an existing plan.

For the purposes of this clause, “change” – the receipt of an additional service, the expansion of a service, subscribing to a service package.

166 Amendment No. 90
167 Amendment No. 95
168 Amendment No. 90
169 Amendment No. 95
170 Amendment No. 90
171 Amendment No. 90
172 Amendment No. 95

Translation from Hebrew
The Binding version is the Hebrew version

The Licensee is not allowed to make any change, without receiving the subscriber’s express consent, in the manner specified in clause 60.6(b)173; that stated above also applies to a service other than a telecommunications service.174

(j)175	Cancelled

55A.2	In a remote sale transaction, as this term is defined in section 14.C of the Consumer Protection Law, 5741 – 1981, via the internet, the Licensee shall act as follows:

(a)
In its advertisement of a tariff plan on its website, the Licensee must clearly include all of the details specified in subclauses 55.4(a2) through 55.4(h), and the Plan Basics, the service access form, the Questionnaire176 and the portability blocking request, insofar as there is one177.

(b)
During the registration process for a tariff plan, as stated, the Licensee must include a presentation of the Plan Basics to the Applicant and a box that the Applicant must mark before completing his registration, as stated, whereby marking that box shall constitute a declaration that he read the information included in the Plan Basics. Insofar as the Applicant shall not mark the box as stated, it must not be possible to complete registration.

(c)
As part of the tariff plan registration process, as stated, the Licensee must include an online service access form that the Applicant can mark, and retrieve at any time, and change his choices on it as he wishes.”178

(d)
The Licensee shall send a copy of the engagement terms document to the subscriber who executed a “remote sale” transaction via the internet, immediately after executing the transaction. A copy of the engagement agreement signed between the subscriber and the Licensee must be sent to the subscriber via electronic mail message, which shall include the engagement agreement as an attached file.

(e)
The Licensee must retain the engagement terms document, as stated, in its possession, and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date by the subscriber.

(f)	The rules specified in this clause shall also apply when at issue is the execution of a change in an existing plan or a replacement of an existing plan with a new plan.

For the purposes of this clause, “change” – the receipt of an additional service, the expansion of a service, subscribing to a service package.

173 Amendment No. 87
174 Amendment No. 90
175 Amendment No. 87
176 Amendment No. 90
177 Amendment No. 95
178 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

The Licensee is not allowed to make any change, including a replacement of an existing plan with a new plan, without receiving the subscriber’s express consent, in the manner specified in clause 60.6(b).179

56.
180If the Licensee publishes on its internet website a tariff plan, including tariff plans that include the purchase of MRT equipment, the said publication shall also include the subscriber agreement conditions regarding that tariff plan, including the details on the "main plan details page.

56A181.	The Commitment Period in the Subscriber Agreement

56A.1
If the Licensee signs a Subscriber Agreement with a Subscriber that is not a Business Subscriber, that includes a commitment, the commitment period shall not exceed eighteen (18) months; For this article, "commitment of a Subscriber to meet the conditions regarding the scope of consumption of services, payment amount or payment conditions during the defined period, for which not meeting those conditions during that period entails a payment, including the return of a benefit or an exit fee.

56A.2
If the Licensee offers a Subscriber that is not a Business Subscriber, to sign a Subscriber Agreement that includes a commitment, the Licensee shall offer the Subscriber a subscriber agreement that does not include a commitment, that offers a reasonable alternative to the agreements that includes commitments. In this respect, a Subscriber Agreement that includes a "pre-paid plan" will not be considered a reasonable alternative to a Subscriber Agreement that includes a commitment. 182The Licensee shall publish on its internet website the subscriber agreement that does not include a commitment, including "the main plan details page" of the said agreement.

56A.3
If the Director concludes that the Licensee has breached section 56A.2, he may instruct the Licensee to change the conditions of a Subscriber Agreement that does not include a commitment, without derogating from any other authority set forth in the License  or by law. In this respect, the Director will examine, among other issues, the number of subscribers of the Licensee that have signed agreements without commitments.

57.	Cancelled

58.	Cancelled

59.	The Obligation to Connect Applicants and the Prohibition of Conditional Agreement

59.1
Should the Licensee fulfill the conditions regarding the operation of the MRT System as stated in Paragraph 44.2, the Licensee will connect any applicant to the MRT System no later than the date determined in the Subscriber Agreement with the Subscriber unless the Director has given his approval to the Licensee not to connect an applicant for reason which he considers justifiable.

179 Amendment No. 87
180 Amendment No. 57-shall become effective September 13, 2011
181 Amendment No. 45
182 Amendment No, 57

Translation from Hebrew
The Binding version is the Hebrew version

59.2
Subject to the provisions of Paragraph 60.2, the Licensee may not condition the connection of an applicant, the provision of services or determining of tariffs, by unreasonable conditions that are discriminatory or unfair, and without derogating from the generality of the above:

(A)	The Licensee is not permitted to obligate a Subscriber to purchase Terminal Equipment from it or from its agent.

(B)	The Licensee is not permitted to obligate the Subscriber to receive from it maintenance service or insurance for the Terminal Equipment in his or her possession.

(C)	The Licensee is not permitted to limit supply of spare parts for Terminal Equipment that was purchased from it or from its agent, to Subscribers or to another provider of maintenance services.

Translation from Hebrew
The Binding version is the Hebrew version

Section B - Grade of Service for Subscribers

60.	Obligation of Maintaining Service

60.1
The Licensee will offer its Subscribers the entire services detailed in the First Annex, in accordance with the conditions specified in the Annex, and will maintain its entire services throughout all days of the year during all the hours of the day and night, both in peacetime and in times of emergency, subject to Paragraph 48, in accordance with the technical requirements and the requirements regarding the quality of service, in an orderly and normal manner and of a quality that will not be inferior to the criteria of service quality specified in the First Annex to the License and in Appendix E of the Second Annex to the License; in case of contradiction between the First Annex and Appendix E of the Second Annex to the License, the provisions of Appendix E of the Second Annex will prevail.

60.2
183 Without derogating from the provisions of clause 75.3, the Licensee shall provide MRT Services and the  Services Package, as defined in clause 73A, to every person so requesting, on equal and non-discriminatory terms, and at a non-discriminatory tariff.

60.3
Should the Director find that the Services Package might harm competition or consumers, he shall give notice of such to the Licensee noting the date on which the Licensee is to cease offering the Services Package to its subscribers.

60.4
If the Licensee provides  any MRT Service to any person or body in return for payment, the service shall be available to every Subscriber in the entire coverage area of the system, while  meeting the minimum requirements regarding quality of service, without discrimination, within 24 months of the commencement of provision of the service in return for payment.

60.5
Upon written application from the Licensee, the Director may permit the Licensee limitations on the provisions of clause 60.4, after being convinced that there is a real difficulty in supplying the service to all who request it, and that certain characteristics of the service give special and extraordinary grounds and justification for such.

60.6
(a) The Licensee shall not provide and shall not expand, whether for a consideration or for no consideration, any of its services that the subscriber has not expressly asked to receive or expand, apart from a service being provided for free to all subscribers, and it shall not enable the provision or expansion of a service by a service-provider that the subscriber has not expressly asked to receive from the Licensee or to expand.

For the purposes of this clause, “service-provider” – whoever provides a service through the network, and the payment in respect of the service is paid through the Telephone Bill.184

185(b)	An express request shall be submitted in one of the following ways186:
(1)	A signed document by the subscriber that is sent to the Licensee;
(2)	An electronic mail sent by the subscriber to the Licensee;

183 Amendment No. 14
184 Amendment No. 87
185 Amendment No. 57-shall become effective September 13, 2011
186 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(3)	A telephone call between the subscriber and the Licensee representative;
(4)	An SMS sent by the subscriber to the Licensee;
(5)	187Service order on the Licensee's website or content provider. A service order shall be done in accordance with the provisions of Annex F of the License;
(6)	Internet chat calls with a representative of the Licensee;188
(7)	189A telephone conversation from a telephone number on the Licensee’s network to IVR190 according to the following alternatives:

a)
At the beginning of the conversation, the caller shall be asked to indicate whether the service is being requested for the telephone number used to make the call or for another telephone number of the caller on the Licensee’s network, and if at issue is a service for another telephone number as stated, the caller must enter the other telephone number. At the end of the conversation, a text message containing the details of the service, or a text message with a link to the product page containing the details of the service, must be sent immediately from the Licensee’s system to the telephone number from which the call was made. The said text message must also include the telephone number to which the service shall be provided, in the event that the service is intended for a telephone number other than the telephone number from which the call was made. For a call in which the service is intended for another telephone number as stated, a text message must also be sent from the Licensee’s system to the other telephone number, during the conversation, which includes a random identification code that the caller shall have to enter in order to complete the submission of the request;

b)
At the beginning of the conversation, the caller must be asked to indicate whether the service is being requested for the telephone number used to make the call or for another telephone number of the caller on the Licensee’s network, and if at issue is a service for another telephone number as stated, the caller must enter the other telephone number. The caller shall be identified by entering his ID number and the four last digits of his means of payment, and it shall be possible to continue the process only if the data entered is identical to the said data as existing in the Licensee’s system in relation to the telephone number for which the service is being requested. At the end of the conversation, a voice message shall be played indicating the name of the service, the price thereof and the telephone number to which the service shall be provided. The caller must be given an opportunity to choose to listen again to the said voice message. The caller must be asked to confirm the request to receive the service by clicking on a particular button.

187 Amendment No. 60
188 Amendment No. 87
189 Amendment No. 90
190	Interactive Voice Response.

Translation from Hebrew
The Binding version is the Hebrew version

(c)
The Licensee shall retain the documentation, as stated, in its possession and shall make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the date of the subscriber’s express request.191

For this matter-"documentation"-
For sub-section (b)(1)-a copy of the document;
For sub-section (b)(2)-a copy of the electronic mail;
For sub-section (b)(3)-a recording of the telephone call;
For sub-section (b)(4)-a copy of the subscriber's telephone bill that lists under the "call details", the details of the SMS sent by the subscriber and a printout of its contents as received in the Licensee’s system;192

For purposes of sub-section (b)(5)-193 a Log from the short message service center (SMSC)  of the Licensee in which the sending of the 2 SMS from the Licensee to the subscriber are documented, as part of the procedure of ordering a service. If the service was ordered on the Licensee's website or cellular portal by using a user code and password as set forth in section 1.3 of Appendix F of the License-the Log from the internet server that indicates the execution of the service order procedure and the Log In of typing the user code and password by the subscriber.

For the purposes of clause (b)(6) – a printout of the calls via internet.194

195For the purposes of clause (b)(7)((a)) – details of calls as specified in clause 11 in Annex E.1, which includes the call requesting the service, a recording of the contents of the call, which is played for anyone requesting the service, documentation in the Licensee’s system of the data entered by the Subscriber while listening to the text of the call, the contents of the text message sent to the Subscriber about the details of the service being requested and the contents of the additional text message sent to the Subscriber, insofar as the request was submitted from a different telephone line than the telephone line for which the service is being requested.

For the purposes of clause (b)(7)((b)) – details of calls as specified in clause 11 in Annex E.1, which includes the call requesting the service, a recording of the contents of the call, which is played for anyone requesting the service, and documentation in the Licensee’s system of the data entered by the Subscriber while listening to the text of the call

Notes taken by the Licensee representative in the Licensee's information systems does not constitute documentation.

191 Amendment No. 87
192 Amendment No. 87
193 Amendment No. 60
194 Amendment No. 87
195 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

60.7
196The Licensee is not allowed to collect payment from the subscriber for a service or an expansion thereof197 unless it has documentation regarding the subscriber's explicit request to receive the service or the expansion thereof.198

60.8
199If the subscriber is charged for a service or for an expansion of a service200 and notifies the Licensee that he did not request the service or an expansion thereof,201 the Licensee shall refund him the entire sum of that was charged for the service or the expansion thereof,202 if the Licensee does not have the documentation regarding the subscriber's explicit request to receive the service or an expansion thereof.203 The manner of handling the subscriber's complaints granting the refund shall be executed in accordance with the provisions regarding "overcharging" detailed in article 83A of the license."

61.	Ombudsman

61.1	The Ombudsman shall be directly subordinate to the CEO of the Licensee or to the board of directors, including to one of the board committees.

61.2	Subject to the provisions of clause 61A, relating to the settlement of disputes, the roles and authorities of the Ombudsman shall be as follows:

(a)	to clarify complaints of subscribers and Applicants concerning the Licensee’s services;

(b)	to clarify complaints of subscribers concerning Bills that the Licensee submitted to them and to decide them;

(c)	to clarify disagreements arising between the Licensee and a subscriber concerning the interpretation or execution of the engagement agreement and to decide them.

61.3
The Licensee must display a link called “Ombudsman” on its website’s home page, in a conspicuous way and location.204 Pressing on the said link must lead to a target page that specifies the roles and authorities of the Ombudsman, and details for four (4) options for sending a complaint to him as follows:

(a)	ordinary post;

(b)	electronic mail address;

(c)	online form on the Licensee’s website, to which various types of files may be attached;

(d)	facsimile.

196 Amendment No, 57
197 Amendment No. 87
198 Amendment No. 87
199 Amendment No. 57-shall become effective September 13, 2011
200 Amendment No. 87
201 Amendment No. 87
202 Amendment No. 87
203 Amendment No. 87
204 A link entitled “contact us” shall not be deemed a substitute for the said link.

Translation from Hebrew
The Binding version is the Hebrew version

61.4
The Licensee must specify the roles and authorities of the Ombudsman in every Bill that it submits to a subscriber, and the address, facsimile number and electronic mail address through which a subscriber can sent a written complaint to him.

61.5
The Licensee must specify on its website and in every Bill that it submits to a subscriber, the details that a subscriber must complete in a complaint that it intends to send with reference to each of the four (4) options specified above.

61.6
If a complaint is sent to the Ombudsman via electronic mail or using an online form, an automatic notice acknowledging its receipt must be sent to the subscriber, immediately after receiving the complaint. The acknowledgement notice must include the number assigned to the complaint in the Licensee’s system, the date of receipt of the complaint, the contents of the complaint as sent by the subscriber and the deadline by which a written response to the complaint shall be sent.

61.7
The Licensee must retain a copy of the complaint and of the written response sent to the subscriber in its possession, and make them available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the date of receipt of the complaint and of the date the response was sent.205

61A.	Dispute Settlement

61A.1
The subscriber agreement shall state that all disagreements that arise between the Licensee and a subscriber, regarding the interpretation or implementation of the subscriber agreement, shall be assigned to arbitration to the Licensee's Ombudsman.206

61A.2.	The subscriber agreement shall state that an application to the Ombudsman207 in accordance with article 61.1A, shall not:

(a)	prevent the subscriber from bringing the matter before the appropriate court;

(b)
derogate from the authority of the Licensee to act in accordance with the provisions of article 72 regarding termination or termination of the engagement208 as a result of a breach of the subscriber agreement.

62.	Obligation of Maintenance

62.1	The Licensee is responsible for the maintenance of the MRT System.

62.2
Should the Subscriber purchase MRT Terminal Equipment from the Licensee or its agents, and the purchase agreement should include maintenance services, the Licensee will be responsible for maintaining the above mentioned Terminal Equipment, however the Licensee will not be responsible for maintaining Terminal Equipment which was purchased, as stated, after the maintenance period undertaken by the manufacturer, unless otherwise agreed between it and the Subscriber; should the maintenance services include insurance services, the insurance service will be provided after receipt of the permits required by any law.

205 Amendment No. 87
206 Amendment No. 87
207 Amendment No. 87
208 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

62.3
Should the Subscriber use, for the reception of MRT Service, MRT Terminal Equipment which was not purchased from the Licensee or its agents, the Licensee will not be obliged to maintain this Terminal Equipment, however the Licensee may enter into an agreement with the Subscriber for the provision of maintenance services for this said Equipment as well.

62.4
For the matter of maintenance obligation, as aforesaid, this should also mean the provision of spare parts and accessories for Terminal Equipment, including Terminal Equipment of the models offered to the public by the Licensee or its agents, even if the Licensee does not provide repair services for those models.

63.209	Telephone210 Call Center

63.1	The Licensee shall operate a staffed telephone call center to handle requests from its Subscribers, all as specified in Annex E.4211.

63.2
The Telephone212 Call Center will be staffed by a skilled and professional employee team, with the necessary qualifications to handle Subscriber calls. Should a call be received regarding a fault, the said team will act to locate the fault and will begin taking measures to immediately repair the fault.

63.3	The Licensee shall detail in the maintenance diary the details of the fault as set forth in Article 63.2 and the steps taken to rectify the fault, all as set forth in Article 51."

64.	Terminal Equipment

64.1
The Licensee will submit to the Director the specifications of the Terminal Equipment which are compatible with the MRT Network, and will assist, in accordance with the Director’s requirements, in converting them to Israeli standards or the Ministry’s standards, or to standards and specifications as aforesaid; the Director will present requirements which differ from those of European standards only for the purpose of adapting the specifications of the Licensee to Israeli standards, to the standards of the Ministry, in order to integrate the Hebrew language, to prevent interferences to other systems and interferences from other systems, and in order to achieve compatibility with the Telecommunication Networks in Israel.

64.2
The Licensee will carry out, free of charge, tests to verify that the Terminal Equipment meets the specifications of the MRT Network, in accordance with the Director’s requirements; testing of Terminal Equipment as aforesaid will be finished within fourteen (14) days from the date of the Director’s requirement.

209 Amendment No. 55
210 Amendment No. 91
211 Amendment No. 91
212 Amendment No. 91

Translation from Hebrew
The Binding version is the Hebrew version

64.3	The Licensee may sell or lease its Subscribers MRT Terminal Equipment for connection to the MRT Network, provided all the following are fulfilled:

(a)
The Licensee has notified the Subscriber that he or she is entitled to purchase MRT Terminal Equipment both from any authorized dealer in Israel and from an overseas dealer, where the Equipment manufacturer confirmed that the Equipment is similar in its features and options to the Terminal Equipment marketed by the Licensee, and that the Subscriber is not obliged to purchase the Equipment from the Licensee in order to receive MRT Services;

(b)
The Licensee will not make the provision of maintenance services for MRT Terminal Equipment conditional to obtaining MRT Services from it, and will inform the Subscriber that he or she may receive Maintenance Service for Terminal Equipment from any person, including Terminal Equipment purchased or leased from the Licensee.

(c)
During a sale conversation through a telephone conversation for the purchase or rental of MRT Terminal Equipment, without a transaction being transacted with an Applicant for the purchase of MRT services (hereinafter – “Purchase Agreement”), and before the Applicant expresses his consent to engage in a Purchase Agreement with the Licensee, the Licensee’s representative must ask for the Applicant’s consent to send him a printed Purchase Agreement via electronic mail or SMS or facsimile, without any handwritten changes, and bearing the Licensee’s logo, which provides a detailed description of the Terminal Equipment and the inclusive price and, insofar as payment in instalments for the Terminal Equipment was agreed upon between the purchaser and the Licensee – the number of payments and the rate of each payment, and which includes the date of the execution of the sale conversation and the details of the purchaser and of the Licensee’s representative, who must inform the purchaser that he must confirm in writing that he is accepting the terms of the Purchase Agreement as a precondition to it coming into effect. Insofar as the Applicant expressly states that he is not interested in receiving the said document in one of the three said ways during the sale conversation, then the Licensee shall be released from having to send it to the Applicant when conducting the sale conversation, and it shall be sent to him on the transaction execution date. If the Applicant asked to receive the said document via one of the ways specified above, the Licensee’s representative must send it to him in the manner requested.

The Licensee shall retain a copy of the Purchase Agreement in its possession, and shall make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

The Licensee shall record, in addition, the telephone conversation held with the Applicant, and shall make the recording available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

(d)
A notice shall be sent to the Applicant asking the Applicant to confirm the execution of the transaction. The Applicant must expressly confirm the terms of the transaction, without any handwritten stipulations or qualifications or changes in relation to the terms of the Purchase Agreement, either via return electronic mail message or return SMS or facsimile, which includes his full name and ID number.

Translation from Hebrew
The Binding version is the Hebrew version

The Licensee shall retain a copy of the purchaser’s confirmation in its possession, and shall make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

(e)	Immediately after the Applicant sends his confirmation, as stated, the Licensee shall send him a document pursuant to the law213 in the mode by which the Purchase Agreement was sent to him.

(f)
When executing a transaction for the purchase of MRT Terminal Equipment in the presence of both parties, without executing a transaction for the purchase of MRT Services, and before the Applicant expresses his consent to engage in a Purchase Agreement with the Licensee, the Licensee’s representative must submit a printed copy of the Purchase Agreement to the Applicant and enable him to peruse it.

When executing the transaction, the Applicant and the Licensee’s representative must sign the Purchase Agreement submitted to the Applicant for his perusal by original signature.

After signing, as stated, the Licensee’s representative must deliver the Purchase Agreement to the Applicant bearing the original signatures of the Licensee’s representative and the Applicant, as well as the document specified in subclause (e).

After completing all that stated in this subclause, the Licensee’s representative may obtain the Applicant’s signature on a Purchase Agreement identical to the one signed with original signatures, while using electronic means.

The Licensee shall retain a copy of the Purchase Agreement and the document specified in subclause (e) in its possession, and shall make them available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

The Licensee’s representative must perform a reliable identification of the Applicant pursuant to the procedure prescribed by the Licensee. The Licensee shall retain in its possession a copy of an identification certificate of the Applicant and a copy of an identification certificate of the payer of the Bill, which were issued to the Licensee’s representative at the time of execution of the engagement.

(g)
Insofar as the subscriber and the Licensee agreed on payment in instalments for Goods that the subscriber purchased or rented from it, and the subscriber breached the engagement agreement before paying all of the payments for the said Goods, but rectified the breach within forty-five (45) days of the date the Licensee notified the subscriber of the breach, then the Licensee is not allowed to collect the balance of the payments from the subscriber for the Goods in a single payment, and the payment in instalments shall continue as agreed upon between the subscriber and the Licensee ab initio.214

213 A receipt
214 Amendment 87

Translation from Hebrew
The Binding version is the Hebrew version

21564A	Cancelled.

21665.	Public Emergency Services

65.1
217The Licensee will enable, at any time and free of charge, all its Subscribers free and rapid access to public emergency services, such as: Magen David Adom, the Israel Police Force and the Fire Department..

21865.2
The Licensee shall enable the public emergency service centers219 to indentify the telephone number of a subscriber that  dials them220, free of charge and at any time, including a subscriber with an unlisted number, a subscriber that implemented barring a call and a subscriber that dials from a private switchboard, effective 5 April 2007 (hereinafter-"the commencement date");

The Licensee may implement the aforesaid through a licensee that routes the call to the public emergency service center.

No later than 2 days221 from the commencement date, the Licensee shall notify all its subscribers, in writing, and in a clear manner, that as of the commencement date, the subscriber's number will be identifiable by the public emergency service centers, and shall also notify in writing all subscribers that request an "unlisted number"-that the number will not be unlisted for calls made to the public emergency service centers.

22265A.     Blocking Service for Harassing Subscribers

65A.1
Notwithstanding the above-mentioned in Article 65.1, the Licensee shall block access to public emergency services for Harassing Subscribers; if the access to public emergency services only is not technically possible, the Licensee shall block the Harassing Subscriber’s access to all MRT services. For this Article, “Harassing Subscriber”- a subscriber that calls a certain public emergency service, without a justified reason, more than 10 times during one day, through Terminal Equipment in his  possession.

65A.2
Notice regarding a Harassing Subscriber shall be given in writing to the Licensee by a senior employee of a public emergency service (“the Employee”), verified by an affidavit signed by the Employee (“the Complaint”). The Complaint shall include, among other details, the name of the Harassing Subscriber, his phone number, as far as these details are known to the complainant, as well as details of the times of the calls of the Harassing Subscriber and the content of the calls that indicates that the calls were made without a justifiable reason. If the Complaint does not include the Harassing Subscriber’s phone number, the Licensee shall act in a reasonable manner  to identify the Harassing Subscriber based on the details in the Complaint.

216 Amendment No. 87
217 Amendment No. 19
218 Amendment No. 40
219 Israel Police-100, Magen David Adom-101 and the Fire Department-102
220 Excluding a subscriber whose terminal equipment allows him to dial emergency centers only, for example a handset without a SIM card on a GSM network.
221 Amendment No. 42
222 Amendment No. 19

Translation from Hebrew
The Binding version is the Hebrew version

65A.3
The Licensee shall block the Harassing Subscriber’s access to the emergency services as set forth in Article 65A.1, after giving the Harassing Subscriber prior notice. The notice shall be given 3 working days before blocking the service, in one of the following manners:

a.	A call from the Licensee’s service center to the Terminal Equipment of the subscriber;
b.	Sending an SMS to the Terminal Equipment of the Subscriber;
c.	Sending a registered letter to the Subscriber; except a Pre-Paid subscriber whose address is unknown.

65A.4
Blocking service, to a Harassing Subscriber that is a Pre-Paid subscriber whose address is unknown, shall be done no later than 24 hours from the receipt of the Complaint or identification as set forth in Article 65A.2.

65A.5
Notwithstanding the above-mentioned in Article 65A.1, the Licensee shall not block a subscriber’s access to the public emergency services, if the circumstances of the calls made, based on the explanation the subscriber provides to the Licensee show that. there was a justification for the calls and he should not be deemed a Harassing Subscriber; The Licensee shall provide the Director with the reasons for not blocking access for the Harassing Subscriber within 10 working days from receipt of the  Complaint or identification as set forth in Article 65A.2

65A.6
If the Licensee blocks the Harassing Subscriber’s access to the emergency calls as set out above, he may collect from the subscriber all charges and may also be entitled to collect from him payment to remove the blockage.

65A.7	The Licensee is permitted to remove the blockage after the Harassing Subscriber provides him with a written undertaking that he will not repeat the harassment in the future.

65A.8
The Licensee shall record the manner of identification of the Harassing Subscriber, manner of notifying the Harassing Subscriber or alternatively where notice was not given to the Harassing Subscriber, the reason for not giving notice; In addition, he shall record the manner in which the blockage was removed.

65A.9	Deleted223

22465B.	Personal Message Service

65B.1
The Licensee shall provide a personal message service (in this section, the Service"), at all times and free of charge, to all its subscribers, including to the subscribers of another licensee, users of handsets that support the Service (thereinafter in this section the "Subscribers"), and in accordance with the "personal service" service file.

223 Amendment No. 98
224 Amendment No. 73

Translation from Hebrew
The Binding version is the Hebrew version

In this section:

"Another Licensee" – another MRT licensee that receives service through national roaming or an MVNO that receives service through a hosting agreement on a licensee's network;

"Personal Message" – a message, warning and short explanation of the security forces that is sent immediately, selectively and focused to subscribers with MRT handsets that support the use of the cell broadcast ("CB") technology.

"Security Forces" – representatives of the Ministry of Defense and Home Front Command that are responsible for personal message system;

"Service File "Personal Message" – a service file approved by the Director, including amendments that will be executed in the service file;

65B.2	In order to execute the above mentioned in Article 65B.1, the licensee shall act as set forth in the First Appendix and in the service file regarding this service and as follows:

a)	Adaption of the network and its components so that it will support the provision of the personal message service, excluding the network components that operate under the iDEN or CDMA technology;
b)	Assistance and resource allocation to execute the access of the personal message service of the Security Forces to the network;
c)
Operation and maintenance of the Service components in the network, in accordance with written directions that will be presented to the Security Forces; without derogating from the aforesaid, the Security Forces may instruct the Licensee to change the said instructions, however this will not derogate from the Licensee's responsibility to repair and access the network;

d)
The execution of technical trials to examine the integration between the system and the network and the exercise of the network and system operation, in accordance with the instructions of the Office and the Security Forces.

65B.3
The Licensee shall report to the Security Forces any gap in the ability to supply the Service and will act to restore the ability as soon as possible, in accordance with the written operation instructions that it will formulate and present to the Security Forces.

Without derogating from the aforesaid, the Security Forces may instruct the licensees to change the operation instructions if they find them to be lacking, however this provision does not limit the responsibility of the aforesaid licensee.

65B.4	The Licensee shall notify the Security Forces in advance of any change to the network that may affect availability for provision of the Service.

65B.5
The Licensee may not make commercial use of the CB characteristic without the Security Forces' prior knowledge of at least 30 days before operating the Service and the Security Forces may notify him in writing within 15 days of their objection to the provision of the service or conditions for providing the said Service. In this case, the Licensee will not operate the Service or will only be able to operate it in accordance with the conditions determined by the Security Forces, according to the merits.

The aforesaid does not detract from the License's obligation to receive the Director's approval to the said service.

Translation from Hebrew
The Binding version is the Hebrew version

65B.6	The Licensee will assist in launching the Service for its subscribers in all of the following manners:

a)	By written publicity on the company's website;
b)	By direct mail to subscribers through the monthly bills upon launch of the Service;
c)
225By providing a response to subscriber inquiries to choose the necessary specifications on his handset; for cellular handset models that were not marketed by the License, the License will make a reasonable effort to give its subscribers an answer;

d)	The Licensee will allow the Security Forces to reasonably use its existing distribution channels in order to notify the subscribers of the Service.

66.	Protection of Subscriber Privacy 226

66.1
Without derogating from the provisions of the Law, the Secret Monitoring Law, 5739-1979, the Protection of Privacy Law, 5741-1981, or any other law regarding protection of the privacy of a person, the Licensee shall not be entitled to listen to the telephone or any other communication of a Subscriber without the Subscriber's written consent, other than for the purpose of  quality control of the service or the prevention of fraud.

66.2
Subject to the provisions of clause 66A, the Licensee, its employees, agents and any person acting on its behalf shall not be entitled to disclose lists or documents containing the name and address of a Subscriber or any other information regarding a Subscriber, including account details, call traffic, times and destinations to any person other than the Subscriber or a person authorized by the Subscriber for such.

66.3	Notwithstanding the provisions of clause 66.2, the Licensee may do the following:

(a)
provide details of the Subscriber to another licensee for the purpose of collection of monies owing from the Subscriber for services provided to it via the Network, provided that the details so provided are essential for the purpose of collecting money and accounting and that the other licensee has undertaken to maintain the privacy of  the Subscribers;

(b)	provide the details of a Subscriber, to the extent that such details are in its possession, to another person under any power at law.

66A	227Services to the Security Forces

66A.1	The Licensee shall supply special services to the Security Forces, as set out in the Security Appendix (Confidential) attached to this License as Appendix K.

66A.2
The Licensee shall allow the Security Forces, as identified by  the Director  in writing, to exercise, subject to any law, their powers in respect of any telecommunications operation under the License, and shall be responsible for ensuring the existence, proper operation  and technical adaptability  of the equipment and infrastructure required to enable such performance, all in  coordination with the Security Forces and as set out in Appendix K;  the Security Forces shall bear payment under the provisions of section 13 of the Law.

225 Amendment No. 79
226 Amendment No. 14
227 Amendment No. 3

Translation from Hebrew
The Binding version is the Hebrew version

66A.3
The Licensee shall be exempt from the obligation to indemnify the State under the provisions of clause 91.2 of the License and/or under any law, for the provision of the special services to the Security Forces.

66B.	Security Provisions

66B.1
The Licensee shall appoint a security officer  in accordance with the provisions of the Security Arrangements in Public Bodies Law, 5758-1998, and shall strictly adhere to the security provisions set out in Annex L to the License.

66B.2
The Licensee shall set out appropriate provisions in its foundation documents and regulations and shall act so that  no person shall be appointed to  act in a position or role set out in Annex L to this License unless he meets the following conditions:

(a)	he is an Israeli citizen, as defined in the Citizenship Law, 5712-1952, and a resident of Israel;
(b)	he has been given a security clearance from the General Security Services, under which there is nothing to prevent his so acting.

66B.3
The Licensee shall act to keep the activities of the Security Services confidential and shall act in accordance with the security instructions of such Security Services, including with regard to the appropriate security classification for Officer and persons with roles at the Licensee and the classification of information regarding the activities relating to the Security Services.

66B.4
The Licensee shall take such steps as are required in order to protect the system, components of the system, and the databases serving for the provision of services, operation and control of the system against the activities of unauthorized persons, under the provisions set out in Annex L of this License.

67.	Subscribers’ Bills228

67.1
The bill the Licensee will present to the Subscriber will be clear, concise, legible and comprehensible;  the bill will include precise details of the components of the required payments in accordance with the types of payments and the rules detailed in Chapter F.

67.2	229Cancelled

67.3	The Licensee is entitled to collect payments for its services from the Subscriber through another party, including through the Bezeq Corporation.

67.4 (a)
Without derogating from all other provisions of the License regarding the manner in which the Subscriber's bill shall be set out and the method of billing, the Licenseeshall act in accordance with the Israeli Standard 5262, that concerns the credibility of the charge and full disclosure in phone bills (hereinafter in this article – "theStandard").

228 Amendment No. 14
229 Amendment No. 57

Translation from Hebrew
The Binding version is the Hebrew version

(b)	Cancelled.230

(c)	Despite the aforesaid in sub-section (a)-

(1)	With regard to the provisions of section 2.2.2 of the Standard, the rounding of numbers method shall beimplemented in accordance with the following:

((a))
An amount in a bill will be rounded to the nearest number that ends with two digits after the decimal point of the Shekel, and an amount that ends with five tenths of an Agora (three digits after the decimal point), shall be rounded up.

((b))
An amount for payment of a single call shall be rounded to the nearest amount that ends with two231 digits after the decimal point of the Shekel, and an amount that ends with five tenths232 of an Agora (three233 digits after the decimal point), shall be rounded up.

(2)	Cancelled.234

(3)
The price of a phone call (voice) that includes a Variable Tariff, shall be presented in a bill to a subscriber as the average price per minute, that shall be calculated in accordance with the amount for payment for that call, divided by the total sum of minutes of the call.

In this section, "Variable Tariff"- a tariff that changes during the course of the call based on different parameters, for example, a tariff that is reduced based on the higher the usage or a variable tariff as a result of changing from "peak time" to "off peak time" during the course of the call or vice versa.

(4)
In addition to the provisions at the end of section 2.2.4 of the Standard regarding the Basket of Services, the bill shall include a detailed list of the services that are included in the basket as well as the total tariff to be paid for the basket.

In this section, "Basket of Services"-a number of services that are marketed to a subscriber as a package in exchange for an all inclusive tariff (and without detailing the payment for each individual service).

230 Amendment 87
231 Amendment 87
232 Amendment 87
233 Amendment 87
234 Amendment 87

Translation from Hebrew
The Binding version is the Hebrew version

(d)	(1) Chapter B of the Standard regarding full disclosure in phone bills shall become effective no later than Friday, 18 Tishrei, 5766 (14.10.2005).

(2)	Chapter C of the Standard regarding the credibility of the charge shall become effective no later than Sunday, 15 Tevet 5766 (14.1.2006).235

23667.5	A bill that is sent to a Non-Business Subscriber shall be in the format set forth in Annex E1 (hereinafter for this Article- "Bill Format for a Non-Business Subscriber"237238).

23967.5A
A bill submitted to a business subscriber shall include the details set forth in sub-sections 9B (1) to 9B (4) in Appendix E1 of the License." In this section "business subscriber"-except for the subscribers detailed in sub-sections (b) and (d) of the definition of "business subscriber" in article 1 of the License.

67.6
A Business Subscriber may request that the Licensee send him a telephone bill in a Non-Business Subscriber Format (hereinafter in this Article-"Request"). If the subscriber makes such a request, the Licensee shall begin sending him bills in accordance with said format, no later than two bill periods from the date of the Request. The Licensee shall publish bi-annually, a notice in the telephone bill sent to Business Subscribers, that the Business Subscribers may request that the Licensee format their telephone bill in accordance with the Non-Business Subscriber Bill Format. 240In addition, a business subscriber may request from the Licensee details in writing regarding the calculation manner of a "one time charge". The Licensee shall submit to the business subscriber the said details in writing regarding a "one time charge", within thirty (30) days of the date that the subscriber requested the matter from customer services or from the Ombudsman.241

67.7	The subscriber shall receive the Bill, at its choice, via one of the following modes:

(a)	regular post;

(b)	electronic mail with an attached file;

(c)	SMS with an attached link;

(d)	the Licensee’s website;

(e)	other electronic means at the choice of the Licensee.

The Licensee must present the five (5) said modes for the subscriber’s choice on the Questionnaire. If the subscriber does not select one of the modes, then the Bill must be sent to him by regular post. The subscriber may change the mode for receiving the Bill at any time, by way of an oral or written request.

235 Amendment No. 33
236 Amendment No. 50
237 Amendment 87
238 Amendment No. 90
239 Amendment No. 57
240 Amendment No. 57
241 Amendment 87

Translation from Hebrew
The Binding version is the Hebrew version

242A Split Business Subscriber may, at any time, whether orally or in writing, amend the Business Subscriber’s application as completed in the Questionnaire.

The Licensee must document the subscriber’s request, as stated, and make this documentation available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the submission of the request.
If the subscriber submitted his request during the first half of the billing period, then the Licensee shall send him the Bill immediately following the date of his request in the mode selected by the subscriber. Otherwise, the Licensee shall send the subscriber the Bill in the mode selected by the subscriber after the upcoming Bill.
The Licensee is not allowed to demand any payment from the subscriber for issuing the Bill, which includes “itemized calls” either regularly or on a one-time basis, and sending it to him, at his request, through electronic means. The Licensee may demand reasonable payment in respect of “itemized calls” from any particular date, which was sent to the subscriber at his request regularly or on a one-time basis, only in the event that the Bill was received by the subscriber as specified in subclause (a).243

67.8
244If the payment detailed in the telephone bill is done by debit bank payment or credit card, the said payment shall not be done before 245ten (10)246 days have passed from the date that the telephone bill was sent to the subscriber.

67.9	247In relation to subscribers receiving their Bills via regular post, once every calendar year at the most248, the Licensee may act as follows in relation to the sending of Bills:

(a)
The Licensee shall send a letter to every such subscriber by regular post as an attachment to the Bill249 or via electronic mail message, asking the subscriber to choose, within thirty days (30) of the date the letter or the message was sent, the way by which his Bill will be sent to him, out of the following ways:

(1)	regular post;

(2)	electronic mail with an attached file;

(3)	SMS with an attached link;

(4)	the Licensee’s website;

(5)	other electronic means at the choice of the Licensee.

242 Amendment No. 90
243 Amendment No. 87
244 Amendment No. 57
245 Amendment No. 58
246 Amendment No. 87
247 Amendment No. 87
248 Amendment No. 90
249 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(b)	The Licensee must enable every subscriber, as stated, to respond to the letter to him via regular post, without payment, and via electronic mail and facsimile.

(c)	The Licensee is obligated to operate at least two electronic means out of that specified above in subclause (a).

(d)
The Licensee must specify in its letter to a Business Subscriber and to a Split Business Subscriber, in a framed notice, in boldface and at a font size of at least 16, that, insofar as it shall not choose the mode by which it shall receive the Bill, the Bill shall be sent to it in the mode to be decided by the Licensee, and this, without derogating from the provisions of section 13.B.(a) of the Consumer Protection Law, 5741 – 1981.

(e)
The Licensee must specify in the notice to a Non-business Subscriber, in a framed notice, in boldface and at a font size of at least 16, that, insofar as he shall not choose the mode by which he shall receive the Bill, the Bill shall be sent to him by regular post.

(f)	The Licensee is not allowed to send the Bill by way of an SMS to Terminal Equipment that is blocked to the receipt of SMSs and to Terminal Equipment that is not a smartphone.

(g)	The Licensee is not allowed to change the mode of sending the Bill to a Non-business Subscriber who did not respond to the request that the Licensee sent to him.

(h)
If the mode of sending the Bill to a subscriber was changed, the Licensee shall send a notice to the subscriber before sending the first Bill in the new mode, by way of SMS, which informs it of the details of the change. Any subscriber blocked from receiving SMSs must receive the said message in the Bill following the execution of the change.250

25167A.	Information Service for Telephone Number Enquiries252

67A.1
Without derogating from the aforesaid in Article 66, the Licensee shall provide, either by itself or through another on its behalf, an information service for the enquiry of telephone numbers of all subscribers of land line operators or  MRT operators, except for classified subscribers (hereinafter- "information service"), as follows:

(a)	for the general public and cost free, through an internet site that will provide the service;
(b)	for its subscribers, at a reasonable cost, through a telephone center to which the the access will be provided by a network access code to be determined by the Director;

250 Amendment No. 87
251 Amendment No, 14
252 Amendment No. 38

Translation from Hebrew
The Binding version is the Hebrew version

(c)	the information service shall be provided by all of the above methods based on the same information features that the subscriber will provide when he requests the service.

67A.2	Cancelled.253

67A.3
In addition to the above-mentioned in clause 67A.1254, the Licensee may offer, at a reasonable price, either by itself or another on its behalf, an information service, through any other method, including a national access code or through a short message system service (SMS).

67A.4	For the execution of the aforesaid in Article 67A.1 and 67A.3:

(a)
The Licensee may approach any database of a line operator or MRT operator (hereinafter in this article – "another licensee") with a question, or receive information from a database of another licensee through any other method and with the consent of the other licensee, all subject to the obligation regarding  protection of the subscriber's privacy;

(b)	For the provision of the information service by another licensee in accordance with its general license, the Licensee shall allow any other licensee access to the Licensee's database;
(c)
The Licensee shall reguarly update the database, so that every name, address or telephone number of a subscriber that has been added, changed or removed, shall be updated in the database within one working day after the implementation of the update in the Licensee's system for the provision of telephone services.

For this Article-
"database"- a pool of data that includes the name, address and telephone number of every subscriber that is not classified, including a subscriber that is a business.

67A.5 (a)
The Licensee shall obtain through the Questionnaire the consent of every new subscriber in order to include their details in the database; if the subscriber consents to the aforesaid, the Licensee shall take action to include255 the subscriber's details in the database.

(a1)         A Split Business Subscriber may, at any time, whether orally or in writing, amend the Business Subscriber’s application as completed in the Questionnaire.

(b)	The Licensee shall comply at no cost with every subscriber's initial request to remain classifed.

In this Article, "new subscriber" –a subscriber that registered with the   Licensee after the commencement date as set forth in Article 67A.7 below.

(c)
The Licensee must take action to fulfill the Subscriber’s request within one workday after having received it. The Licensee must document how it acted as stated and must make this documentation available for delivery or forwarding to the Manager within five (5) workdays of receiving the request.

253 Amendment No. 87
254 Amendment No. 87
255 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

67A.6 (a)	The conditions for the provision of information service to enquire about telephone numbers in accordance with Article 67A shall be determined by the Licensee, provided that they are fair and non discriminatory, including presentation of the data to those requesting the service; the service shall be provided twenty four (24) hours a day, every day of the year, except for Yom Kippur; in this Article, "presentation of the data"- if the answer to a question of a person requesting the service consists of a number of different data, the data shall be presented in a coincidental manner;

(b)	Cancelled.256

(c)
Information service for telephone number enquiries as set forth in Article 67A.1 (b) and Information Service through a telephone center to which the access shall be provided by a national access code as set forth in Article 67A.3 shall meet the following service standards:

(1)	at any time, except in cases of heavy traffic of calls requesting the service257, the amount of callers that will receive service shall not be less than 90%;
(2)	the average waiting period of a caller until the start of receiving service258 shall not exceed 30 seconds;
(3)	the maximum waiting period of a caller until the start of receiving service shall not exceed 60 seconds.

67A.7	Article 67A shall become effective on 8 February 2007 excluding Article 67A.1 (a) that will become effective on 15 March 2007 ("commencement date") but excluding Article 67A.2.259

67A.8
The Licensee, either itself or through another, including together with another licensee, shall publish any information service for telephone number enquiries that is being provided by the Licensee at no cost (hereinafter - “free information service");260 the publication shall include at least the following:

(a)	an internet site of the Licensee;
(b)	every Telephone Bill of the subscriber.261
(c)
at least four (4) times during the first year after the commencement date, the Licensee shall publish large and prominent advertisements in at least 3 of the most common newspapers in Hebrew and the most common newspaper in Arabic, English and Russian as well as in the most common financial newspaper; these advertisments shall not include any other information. The first publication regarding cost free information services shall be in the above detailed newspapers, except for the financial newspaper, which shall be on the first Friday after the commencement date or the following one and in the financial newspaper on the first Tuesday after the commencement date of the following one.

256 Amendment No. 87
257 Busy Hour Call Attempts
258 Start of receiving service-an answer by a telephone operator or by the IVR system that requests the information from the caller in order to locate the requested telephone number etc.
259 Amendment No. 42
260 Amendment No. 87
261 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

Without derogating from the above-mentioned, the Minister may instruct the Licensee regarding the manner and format for the publication of the information services.

67B.	Deleted262

67C.	Service File

26367C.1
If the licensee wishes to activate a service that is included in the list of services listed in the First Appendix and titled “future”, it shall notify the director in writing no later than thirty (30) days before the date it intends to begin supplying the service.

67C.2
If the licensee wishes to activate a new service that is not included in the list of services listed in the First Appendix that it intends to supply to any of their service receipiants, it shall notify the directorin writing no later than thirty (30) days before the the date it intends to begin supplying the new service.

67C.3
The director shall notify the licensee within thirty (30) days of receipt of the notice of the licensee as set forth in Articles 67C.1 and 67C.2, if it is allowed to begin supplying the service or if it needs to submit a service file for the director’s approval, as a condition for beginning the service.

67C.4
The licensee shall submit a service file for the director’s approval upon his demand; if the licensee shall not submit a service file uponthe director’s demand, or if the director does not approve the service file, the licensee shall not begin supplying the service.

67C.5
The director’s decision regarding the service file submitted to him shall be given within sixty (60) days from the day that the licensee submitted to the director all the required documents and information for the approval of the service file. In special cases, the director may extend the dates set forth in this article, in a written and detailed  notice to the licensee.

67C.6
The director may require the licensee to submit for his approval a service file for an existing service, that does not require a service file, and he may also require the licensee to submit for his approval a new service file for a service for which a service file has already been approved.

67C.7
The service file shall be submitted to the director in a format and at a time set forth by the director and shall include ,among other things, provisions regarding the following:the name of the service, a detailed description of the service and the supply method, the service tariff,an engineering description, and all in accordance with the First Appendix; the director may advise of additional details that should be included in the service file.

262 Amendment No. 41
263 Amendment No. 41

Translation from Hebrew
The Binding version is the Hebrew version

67C.8
If the service file is approved, the licensee shall supply the service in accordance with the conditions of the approved file and the approved service file shall be considered an integral part of the license.

67C.9
The licensee shall publish the approved service file, with the details and in a manner set forth by the director, and the director may publish it himself, as long as he does not do so until after the licensee begins supplying the service. The notice to the public shall not include information that are trade secrets, that have been noted by the licensee and attached as a separate annex marked as trade secrets to the service file.

67C.10	Each new service file that the licensee shall begin supplying in accordance with this article, will be considered part of the First Appendix; the director shall update the Appendix from time to time.

67.11C	The provisions of this article shall apply with the necessary changes for tests by means of the network of the licensee.

67D264	Adult Voice Services

Adult Voice Services provided through the Network, shall be done in accordance with the provisions of Annex "M", in the Second Supplement .

For the purpose of this Article-

"Adult Voice Services"- as defined in Article 1 in Annex M, in the Second Supplement.

67D.1265	Premium Service

26667D1.1	The Licensee may provide Premium Services in one of the following manners:

a)	Premium Service, for which the payment is charged according to the Premium Tariff and is collected through the Telephone Bill shall be provided in accordance with the provisions of Appendix N.
b)	Premium Service, for which the payment is charged according to the Regular Tariff (hereinafter in this sub-section "the Service") will be provided as follows:

1)	As an internal network service through a network access code267;

2)	By dialing a Fixed-line telephone number to which the access will be possible for each subscriber of the subscriber of a General Licensee.

264 Amendment No. 22
265 Amendment No. 75
266 Amendment No. 76, 80
267 "Network access code" as defined in the numbering plan.

Translation from Hebrew
The Binding version is the Hebrew version

For this article,

"Fixed-line telephone number"- a number format of geographic numbers and national fixed line numbers or number format star 4 digits (*XXXX), in accordance with that defined in the numbering plan268.

"Premium Service" and "Premium Tariff" as defined in Appendix N

26967E       National Roaming

67E.1	The Licensee shall supply National Roaming services through its network to a Roaming Licensee to the Roaming Licensee's subscribers to the network of the host operator, as detailed below.

67E2.	Preparation of the Licensee

The Licensee shall prepare for the execution of National Roaming in accordance with the following:

a)	The provisions of Appendix X in the Second Annex;
b)	The provisions of the law and the license regarding enabling use of its network and particularly Articles 30 through 30C, with the necessary changes.

67E.3	Operational arrangement

a)
If the Roaming Licensee shall notify the Licensee in writing, after notifying the Minister that it did not reach an agreement with any of the existing Licensees regarding the conditions for the provision of roaming services as set forth in Article 5B(b)(1) of the Law, that it has chosen that Licensee  for the receipt of National Roaming services (in this section "the notice"), the Licensee and the roaming operator shall provide the Minister with the engineering and operational details that they have agreed upon between themselves regarding the implementation of National Roaming ("operational arrangement"), within three months from the date the notice is sent. In addition, the said operators shall include the required engineering and operational details in order to maintain National Roaming that were not included in the operational arrangement, due to disagreements, if there are any;

b)
Issues that are not agreed upon, as set forth in sub-section (a) above, if there are any, shall be decided by the Director. The directions of the Director for this matter shall form an integral part of the operational arrangement.

67E.4	Commencement date of National Roaming implementation

The host Licensee shall begin providing National Roaming services in accordance with the operational arrangement no later than three months from the date that the Roaming Licensee presented to the host Licensee the Minister's confirmation as set forth in section 5B(b)(2) of the Law.

268 For example numbers in the format 03-XXXXXXX and 07Z-xxxxxxx or *XXXX
269 Amendment No. 59

Translation from Hebrew
The Binding version is the Hebrew version

67F.	International Roaming Service through the Network of the MRT Operator in the Neighboring Country

67F.1
The Licensee shall act so that in an area in which there is reception that allows the initiation of a proper call, from the network as well as from the network of the MRT operator in the neighboring country, the subscriber shall receive MRT service through the network. The Licensee shall perform the action itself without requiring any action on behalf of the subscriber.

67F.2
The Licensee shall block the possibility of the subscriber to receive international roaming service through the network of the MRT operator in the neighboring country ("the Service"), unless the subscriber explicitly requested to receive the Service, and after it was explained to him that as part of receipt of the Service, the handset in his possession may roam in the area of the border with the neighboring country, involuntarily, onto the network of the neighboring country, and that he was advised of the tariffs for the Service; if the subscriber requests to receive the said Service-

a)	The Licensee shall explain to him how he may manually select, through the handset in his possession, the MRT network from which he will receive service;

b)	The Licensee shall allow the subscriber to select whether to block access for receipt of data communications service through the MRT network of the neighboring country.

67F.3	In this section, "neighboring country"-Jordan and Egypt;

"Proper call"- a call that takes place in accordance with the minimal reception definitions set in the international standards according to which the network operates.

67G	Offensive sites and content270

67G.1       The Licensee shall notify its subscribers with respect to offensive sites and content as defined in section 4i of the law, as set forth in section 4i(b)(1) of the law; said notification shall be done in the manner set forth in section 4i(c) of the law.

67G.2
The Licensee shall notify its subscribers with respect to the existence of internet content that is unsuitable for children and teenagers (for example pornographic sites), and will include a list of ways in which the access to such content by children and teenagers can be blocked; said notification shall be done in the manner set forth in section 4i(c) of the law.

67G.3
The Licensee shall offer its subscribers, in all of the ways set forth in section 4i(c) of the law, an effective service for filtering offensive sites and offensive content at no extra cost to the payment that he charges for the internet access service, and all as set forth in section 4i(d) of the law, as long as the said service shall be based on an analysis of the information and not a "black list" of only sites.

270 Amendment No. 65

Translation from Hebrew
The Binding version is the Hebrew version

67G.4271
(a) In Addition, the Licensee will offer its subscribers when they join the internet access service, as well as subscribers who joined the internet access service however have not yet joined the filtering service described in the previous section ("the Filtering Service"), once every six (6) months by sending an SMS message ("the Message").

(b) The Licensee shall send the Message to the number or telephone numbers for which the transaction was made and to the additional subscriber number set out in the contract agreement for the receipt of various notices from the Licensee.

(c) The wording of the Message will be as follows:
"You are eligible to receive an abusive internet content filtering service for free from [here comes the marketing name of the Licensee as known to the customer]. The service is especially recommended for mobile devices for children and youth. To join the service, reply with the mobile number for which the service is required. For each number for which the service is requested, a separate message must be sent. For inquiries you can dial [here comes the Licensee's call center number]".

(d) The subscriber or anyone holding the terminal equipment can reply to the message by SMS and confirm that they would like to receive the Filtering Service. The subscriber may reply for all phone numbers for which he has an agreement.

(e)  If a subscriber is not registered for the receipt of SMS service, contact will be done through the IVR to the subscriber according to a wording similar to the text of the message and the subscriber will be able to notify of his wish to join the service.

(f) If the subscriber or the person that has the terminal equipment replies that they are interested in the service, the Licensee will provide them with the service as soon as possible and not later than one working day from the date of the request. At the time of connection to the service, the Licensee will send to the subscriber and to the phone number that joined the service (if not identical) a text message and update that they have been connected to the service. The Licensee shall also state that only the subscriber will be allowed to disconnect from the service at any time and will detail the methods to disconnect from the service.

(g) If the Licensee is unable to remotely verify that the service was activated for a specific subscriber, the Licensee will reasonably verify with the subscriber within one working day from the date of the request that the subscriber is indeed able to connect to the service.

271 Amendment No. 99

Translation from Hebrew
The Binding version is the Hebrew version

Section C - Suspension or Disconnection of Service and Termination of an Engagement272

68.	Definitions

“Termination of Service”	-	permanent disconnection of any of the Licensee’s services to all of the subscribers;

“Suspension of Service”	-	temporary halting of any of the Licensee’s services or of all of the Licensee’s services, which are being provided to a subscriber;

“Disconnection of Service”	-	Permanent disconnection of any of the Licensee’s services, which are being provided to a subscriber;

“Termination of an Engagement”	-	Disconnection of all of the Licensee’s services being provided to a subscriber, and termination of the engagement agreement with him.273

69.	Prohibition of Suspension or Disconnection of Service

The Licensee is not entitled to suspend or disconnect MRT Services and other services, which the Licensee is obliged to provide in accordance with this License, unless that which is stated in this part, or that stated in Paragraph 48 exists.

69A.	Prohibition of Termination of Service

The Licensee is not allowed to terminate MRT Services and other services that the Licensee is obligated to provide pursuant to this License, unless that stated in this part or that stated in clause 48 have been fulfilled.

272 Amendment No. 87
273 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

69B.	Suspension of Service at the Subscriber’s Request

69B.1
A subscriber may request from the Licensee to suspend service in respect of all of the Licensee’s services, once a year, for a period of between a minimum of thirty (30) days and a minimum of ninety (90) days274.

69B.2	A subscriber may submit a request to suspend a service in the following ways:

(a)
in writing, including by way of ordinary post, facsimile, electronic mail or online form on the Licensee’s website, to which various types of files may be attached, and the Licensee may enable the submission of a request by way of internet chat calls;

(b)	orally, during a call to the telephone call center or at a service station of the Licensee;

69B.3
The Licensee must document the subscriber’s request and make this documentation available for delivery or forwarding to the Director, upon his request, and this, within five (5) workdays of the submission date of the request.

69B.4
The Licensee shall carry out a suspension of service, disconnection of service or termination of engagement by no later than one workday after the day on which the request was submitted; if the subscriber indicated a future date in its request for executing the suspension of service, disconnection of service or termination of engagement, the Licensee shall carry out the request on the date specified by the subscriber.

69B.5	The Licensee must document in its information systems the date and time of the execution of the subscriber’s request.

69B.6
If a suspension of service was executed for a subscriber, the Licensee shall resume the provision of the service by no later than one workday after the day on which the subscriber’s request was submitted, unless the subscriber requested a later date for resuming the provision of the service.

69B.7
If the subscriber requested a suspension of service for all of the Licensee’s services, the Licensee shall save the subscriber’s telephone number for him throughout the entire period of the suspension, and shall not transfer it to another party.

69B.8
The Licensee is not allowed to collect payment from the subscriber for suspension of service, for resuming the provision thereof, and is not allowed to collect payment from the subscriber for the period of the suspension of all of its services.

69B.9
After the provision of the service was resumed for the subscriber, the Licensee shall charge the subscriber according to the plan tariffs and conditions, pursuant whereto the subscriber had been charged prior to the suspension of the service, unless the plan tariff and rates were changed for all subscribers to that plan during the period of the suspension of service.

274 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

69C.	Disconnection of Service at the Subscriber’s Request

69C.1	A subscriber may request disconnection of service from the Licensee; the subscriber may submit its request in writing or orally, as stated in clause 69B.2.

69C.2
The provisions of the above clauses 69B.3 through 69B.5 shall apply to a disconnection at a subscriber’s request, and the Licensee is not allowed to collect payment from the subscriber for disconnection of the service.

69D.	Termination of an Engagement at the Subscriber’s Request

69D.1	A subscriber may notify the Licensee of termination of the engagement between them; the subscriber may deliver its notice in writing or orally, as stated in clause 69B.2.

69D.2	The provisions of the above clauses 69B.3 through 69B.5 shall apply to termination of an engagement at the subscriber’s request.

69D.3
The Licensee shall send notice to the subscriber about the termination of the engagement within two workdays of the date of the subscriber’s request to carry out the termination of the engagement. The notice must include, inter alia, the date of execution of the termination of the engagement and the deadline for sending the last final Bill, which relates to the last billing period of his being a subscriber of the Licensee (“Final Bill”).

69D.4	A subscriber who terminated the engagement with the Licensee must receive a Final Bill on the closest possible date, and by no later than two months after the termination date of the engagement.
The Final Bill must specify the execution date of the termination of the engagement and it must bear the heading “Final Bill.”

69D.5
That stated in this clause in no way derogates from a termination of engagement by way of number portability, according to a numbering plan relating to number portability – consolidated version, of 22.8.2005, inclusive of amendments thereto.

69E.	Saving the Telephone Number upon Termination of an Engagement

69E.1
If a termination of an engagement between the Licensee and a subscriber was executed, whether at the initiative of the Licensee or at the subscriber’s initiative, the Licensee shall save the telephone number for the subscriber, at no charge and without any conditions or restrictions, and shall not deliver it to another party and shall not return it to the pool of numbers designated for allotment, either of the Licensee or of another licensee that had initially allotted it, and this, for a period of fourteen (14) days after the termination date of the engagement.

69E.2
If the subscriber asked to retrieve his telephone number within the said timeframe, the Licensee shall carry out the subscriber’s request immediately, and it is allowed to charge the subscriber for the timeframe between the termination of the engagement and its resumption with that same telephone number that was returned to him, according to the terms of the tariff plan he had subscribed to prior to the execution of the termination of the engagement, and to continue to charge him pursuant to the terms of the said tariff plan.

Translation from Hebrew
The Binding version is the Hebrew version

69F.	Suspension or Disconnection of Service or Termination of an Engagement – General Provisions

69F.1
The Licensee must display a link called “Suspending/Disconnecting of Service”275 on the home page of its website, in a conspicuous manner and location, the pressing of which will redirect to the following three possibilities:

(a)	suspension of service;

(b)	disconnection of service;

(c)	termination of an engagement.

69F.2	The Licensee shall display the following details in each of the three said possibilities:

(a)	brief explanation of the selected possibility;

(b)
the modes of communication for the purpose of submitting a request in each of the said possibilities, including the telephone number, address, facsimile number, electronic mail address, the online form and internet chat calls, insofar as the Licensee chose this possibility, through which a subscriber can submit such a request;

(c)
the details that the subscriber must specify in his request, including the telephone number relevant to the request, the subscriber’s ID number, the last four (4) digits of the means of payment, electronic mail address, insofar as the subscriber uses electronic mail for the purpose of submitting his request, and the subscriber’s specified date for carrying out his request;

(d)
the date of execution of the subscriber’s request, the termination date of the billing in the Telephone Bill and the deadline for sending a Final Bill to the subscriber in the instance of termination of an engagement.

69F.3	The Licensee shall publish on every Telephone Bill, the telephone number, address, facsimile number and electronic mail address through which the subscriber can submit requests as stated.

69F.4
If the subscriber submitted his request via electronic mail, the Licensee shall send, immediately upon receiving the request, a reply electronic mail notice acknowledging the receipt of the request. The notice shall include the number assigned to the subscriber’s request in the Licensee’s system, the receipt date of the request, and the contents of the request as sent by the subscriber.

275	A link called “contact us” shall not be deemed a substitute for the said link.

Translation from Hebrew
The Binding version is the Hebrew version

69F.5
If the subscriber submitted his request via online form, the Licensee shall display on the device screen through which the online form was sent (computer or compatible MRT Terminal Equipment) a notice acknowledging receipt of the request; the notice shall contain the details specified in clause 69F.4.

69F.6
If the subscriber’s request, which was submitted via online form, included one of the details specified in subclause 69F.2(c) and it is erroneous, the Licensee shall mark the erroneous detail on the online form and the subscriber shall be requested to resubmit his request with the correct detail.276

70.	Cancelled277

71.	Cancelled278

71A.279	Blocking of MRT Terminal Equipment and Services Due to Theft or Loss280

71A.1
The Licensee shall retain the IMEI – International Mobile Equipment Identity number in its MRT System that the subscriber is using, apart from MRT Terminal Equipment operating with iDen technology (hereinafter in this clause – “Terminal Equipment”).281

71A.2	If the subscriber notified the Licensee that his Terminal Equipment has been stolen or lost, the Licensee shall perform the following:

(a)	During the conversation with the subscriber when delivering his notice as stated, the Licensee shall take action to reliably identify the subscriber.

(b)	The Licensee shall raise the possibility to the subscriber of immediately filing a complaint at a police station about the theft or loss of the Terminal Equipment.

(c)	The Licensee shall request an alternate telephone number from the subscriber through which contact can be made with him.

(d)
The Licensee shall immediately perform a “suspension of service” at no charge for all of the services being provided for consumption, including international services, by blocking the subscriber’s SIM card, apart from incoming calls, if the subscriber asked to not block these calls, immediately upon receiving the notice about the theft or loss of the Terminal Equipment, and shall notify the subscriber of this.

(e)
Notwithstanding that stated, the Licensee shall perform a “suspension of service” at no charge for all of the MRT services being provided to the subscriber, including incoming calls, after three (3) days have elapsed since the receipt date of the notice regarding the theft or loss of the Terminal Equipment.

276 Amendment No. 87
277 Amendment No. 87
278 Amendment No. 87
279 Amendment No. 46
280 Amendment No. 87
281 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(f)
If the subscriber notified of the theft or loss of the Terminal Equipment while he is located abroad and is receiving international roaming services, the Licensee shall immediately perform and at no charge “suspension of service” for all of the MRT services being provided to the subscriber, by blocking the subscriber’s SIMcard, including with regard to incoming calls, unless the subscriber asked to not block these calls.

(g)
The Licensee shall block the Terminal Equipment at no charge, by blocking the IMEI number of the said equipment, as last received in the Licensee’s MRT System, and this, immediately after twelve (12) hours have elapsed since the time of the subscriber’s notice about the theft or loss of the Terminal Equipment. The Licensee shall advise the subscriber, when receiving his notice about the theft or loss of the Terminal Equipment, that the blocking of the Terminal Equipment by blocking his IMEI number, shall be carried out at the time as stated.

(h)
The Licensee shall immediately remove and at no charge, the blocking from the Terminal Equipment, according to the request of an authorized party; “authorized party” for the purposes of this clause is a police officer who received authorization from a police officer at the rank of brigadier-general to contact the Licensee and to instruct him about removal of the blocking. The Licensee shall mark in its information system, using a special marketing, Terminal Equipment for which an “authorized party” requested removal of blocking, but shall not disclose any information about removal of the blocking, as stated.

(i)	The Licensee shall again block the Terminal Equipment after authorized to do so by the “authorized party.”

(j)	The Licensee shall resume the provision of all of the services to the subscriber immediately upon delivering a new SIM card to the subscriber.

(k)
The Licensee shall specify in the subscriber’s Telephone Bill immediately after the date it received the subscriber’s notice about the theft or loss of the Terminal Equipment, or in the following Telephone Bill, the date and time of the subscriber’s report, the date and time of the suspension of the MRT Services to the said Terminal Equipment, as specified in clauses 71A.2.(d) through 71A.2.(f), and the date and time of the execution of the blocking of the Terminal Equipment, in the event that the equipment was not found. 282The Licensee may deliver the said information by letter or electronic-mail message or text message in lieu of in the Telephone Bill.

282 Amendment No.90

Translation from Hebrew
The Binding version is the Hebrew version

(l)
The Licensee must retain documentation of the Telephone Bill, which includes the said notices or the letter283, and make this documentation available for delivery or forwarding to the Director, upon his request, and this, within five (5) workdays of the production of the Bill.

(m)
On a daily basis, the Licensee shall forward a computer file to all MRT Operators, including MRT Operators on another network, and to “the authorized party,” which includes information about any Terminal Equipment, the IMEI number of which it has blocked on that day, about any Terminal Equipment for which the blocking of the IMEI number has been removed on that day at the subscriber’s request, about any Terminal Equipment for which the blocking of the IMEI number has been removed on that day at the request of “the authorized party,” and about any Terminal Equipment, the IMEI number of which has been reblocked, with the approval of “the authorized party,” after the blocking thereof had been removed earlier at its request. The Licensee shall forward the said computer file daily, by 23:00, in relation to all Terminal Equipment that was blocked or unblocked as stated up until 23:00.

(n)
On a daily basis and by 24:00, the Licensee shall update the list of Terminal Equipment in its information system that it blocked on that day and, by 24:00, shall update the list of Terminal Equipment that were blocked by other MRT Operators on that day, and for which a report about them were delivered to it by way of computer files sent to it by other MRT Operators. The list must include the following details in relation to each piece of Terminal Equipment:

(1)	its IMEI number;

(2)	name of the manufacturer;

(3)	model of the Terminal Equipment;

(4)	blocking date and time;

(5)	name of the Licensee that ordered the blocking.

(o)
The Licensee shall at all times enable the performance of a search on its website according to the IMEI number of the Terminal Equipment, when the IMEI number has been blocked due to a notice of theft or loss.

(p)
The Licensee shall retain an updated list in its possession with the details as specified in subclause (n) of all Terminal Equipment that has been blocked, and deliver or forward it to the Director, upon his request. The said list must be identical at all of the MRT Operators.

(q)	The Licensee shall publish the following information on its website:

(1)	recommended actions that subscribers should take if their Terminal Equipment is stolen or lost, including:

((a))	setting a password to prevent use of the Terminal Equipment by any unauthorized person;

283 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

((b))
installing applications in the Terminal Equipment, insofar as at issue is a smartphone, which enables identifying the location of the Terminal Equipment, and enables remote blocking of access to information in it, or deletion thereof;

((c))	performing backs up of vital information to a computer or through cloud services, such as: photos, videos, lists of contacts and e-mail messages.

(2)	actions that subscribers should take once they realize that their Terminal Equipment has been stolen or is lost.284

71A.3	The Licensee shall provide the details of terminal equipment it has blocked, to any other MRT licensee, no later than one working day after the execution set forth in Article 71A.2.

71A.4285 (a)	The Licensee is not allowed to supply MRT services to terminal equipment it or another MRT licensee has blocked.

286(b)
Notwithstanding the above-mentioned in Article 71A.2 and sub-section (a), if the blocking of the identification number will cause termination of service for other terminal equipment with the same identification number, the Licensee may choose to not perform the said blocking.

71A.5
The Licensee shall cancel the blocking to the terminal equipment it has blocked, after receipt of a request 287from the subscriber; the cancellation of the blocking shall be done no later than one working day after the Licensee has verified the credibility of the request, unless the subscriber has specifically noted another later date. 288

71A.6
The Licensee shall publish its obligations to all its subscribers regarding the possibility of blocking MRT terminal equipment, the methods for recording the identification number of the terminal equipment with the Licensee and the application process for the blocking; the publication shall be done in one of the following manners:

(a)	in the subscriber agreement;
(b)	on the Licensee's website
(c)	in a separate information page that will be attached to the monthly subscriber invoice, by30 January 2009289.

284 Amendment No. 87
285 Amendment No. 47
286 Amendment No. 47
287 Amendment No. 48
288 Amendment No. 48
289 Amendment No. 48

Translation from Hebrew
The Binding version is the Hebrew version

71A.7	Deleted290

72.	Termination or Disconnection or Termination of an Engagement291 of Service Due to Breach of Agreement

72.1	The Licensee is entitled to terminate or disconnect service to a Subscriber or to terminate the engagement with him292 if one of following exists:

(A)	The Subscriber did not pay a payment which he or she owes for the Service he or she has received, on the date determined for payment, in his or her Subscriber Agreement with the Licensee;

(B)	The Subscriber breached a condition in the Subscriber Agreement between him or her and the Licensee, which has been determined a fundamental condition;

(C)	The Subscriber has unlawfully used or has permitted another party to unlawfully use the Terminal Equipment in his or her possession.

72.2
293Service shall not be discontinued, service shall not be disconnected and no action shall be taken to terminate an engagement with a Subscriber in the instances specified in clause 72.1(a) and (b), until after the Licensee has issued prior written notice to the Subscriber of at least ten (10) days prior to the date of the discontinuance or disconnection or termination of the engagement; the notice must state that the Subscriber is being given an opportunity, within the timeframe to be specified in the notice, to rectify the act or omission due to which the Service shall be discontinued or the Service shall be disconnected or action shall be taken to terminate the engagement. The Licensee must document the notice issued to the Subscriber, retain the documentation in its possession and make it available for delivery or forwarding to the manager, at his request, within five (5) workdays of the execution date of the discontinuance of service or disconnection of service or termination of the engagement

72.3
Notwithstanding that stated in Paragraph 72.2, the Licensee is entitled to suspend294 or disconnect295 the Subscriber’s service or to terminate the engagement with him296 without notice should one of the following occur:

(A)	The Subscriber did not pay his or her bill of payment he or she was billed for the third time during a period of twelve (12) months for MRT Services on the date determined in the payment notice;

(B)	There is reasonable concern about an act of fraud through the Terminal Equipment of the Subscriber or though the features of the Terminal Equipment;

(C)	Cancelled297.

290 Amendment No. 98
291 Amendment No. 90
292 Amendment No. 90
293 Amendment No. 90
294 Amendment 87
295 Amendment No. 90
296 Amendment No. 90
297 Amendment 87

Translation from Hebrew
The Binding version is the Hebrew version

72.4
The Licensee may suspend298 Service of the Subscriber if it is evident that the Terminal Equipment in the possession of the Subscriber, through which the Subscriber attains MRT Services, causes interference in the provision of MRT Services to other Subscribers or interference to the activities of the MRT Network, provided the Licensee gave the Subscriber notice in writing no less than twenty one (21) days before the expected suspension299 date; in the notice, the cause of the expected suspension300 will be specified and the fact that the Subscriber is granted an opportunity, within the time framework that will be determined in the notice, to repair the Terminal Equipment in a manner which will prevent the said interference.

72.5
Insofar as the Licensee suspends service for all of its services, due to a subscriber’s breach of agreement, the Licensee shall stop collecting a monthly or other fixed periodic payment from the subscriber of the date of the suspension of service, as stated, and this, until the provision of all services is resumed; during the billing period in which the service was suspended as stated, the Licensee shall collect a fixed payment from the subscriber according to that specified in clause 74.3(c) or according to that specified in clause 74.3(d), as relevant.301

72A.302	Disconnection of Service303 to Dormant Subscribers

72A.1
The Licensee is allowed to disconnect service to a dormant subscriber.304 If the Licensee wishes to disconnect305 service to a dormant subscriber, it must give the dormant subscriber prior notice of this intention as set forth below (hereinafter, in this Article "notice"). The service disconnection306 date shall not be less than thirty (30) working days after the date the notice is sent.

72A.2	The Licensee shall specify in the notice, the telephone number to which it intends to disconnect307 from service.

72A.3	The notice to a dormant subscriber shall be done as follows:

(a)	For a subscriber whose name and address are known to the Licensee, in any of the following ways-

(1)	by a letter sent by regular mail;
(2)	by 2 short messages (SMS) that should be sent to the dormant subscriber in intervals of at least two weeks between messages;

(b)	For a subscriber whose name and address are unknown to the Licensee-by four SMSs that should be sent to the dormant subscriber in intervals of at least one week between messages;

298 Amendment 87
299 Amendment 87
300 Amendment 87
301 Amendment 87
302 Amendment No. 46
303 Amendment 87
304 Amendment 87
305 Amendment 87
306 Amendment 87
307 Amendment 87

Translation from Hebrew
The Binding version is the Hebrew version

(c)
Notwithstanding the above-mentioned in Article (a)(2) and (b), if the subscriber's terminal equipment does not support the receipt of SMSs, the Licensee shall send the subscriber voice messages instead of SMSs, if the subscriber's terminal equipment supports the receipt of voice messages.

(d)	The Licensee shall retain documentation of the sending of the notice to a dormant subscriber as follows:

(1)	a copy of the letter sent via ordinary post;

(2)	a printout of the log from the short message service center (SMSC), as specified in clause 60.6(c).308

72A.4
The Licensee shall not disconnect309 service to a dormant subscriber to whom a message was sent if the dormant subscriber notified the Licensee that he does not wish to disconnect from 310 services. The subscriber may send such a message either by telephone or in writing including by facsimile or electronic e-mail;

Notwithstanding the aforesaid, the Licensee may disconnect311 service to a dormant subscriber that notified the Licensee that he is not interested in disconnecting from312 services, after sending the subscriber at least two messages, as set forth in Article 72A.3 (a) and 72A.5 (a), and, in the second message, the Licensee notified the subscriber that if, within one year of the second message, the subscriber will not use the MRT service, service will be disconnected313 to the subscriber, and will not have to send another notification.

72A.5
The Licensee shall not be allowed to send a subscriber an additional notice regarding its request to disconnect314 service, except after one year of the date when the previous notice was sent to the subscriber.

72A.6
The Licensee shall save the telephone number of the dormant subscriber to whom service was disconnected315 for at least four (4)316 months free of charge,317 from the date of disconnection318 of service termination, before returning the number to the telephone number pool of the Licensee itself or be returned to another MRT licensee that originally allocated the telephone number to the dormant subscriber. If, during this period, a written request is received from the dormant subscriber to renew the service, the Licensee shall renew the service under identical conditions to those that applied before service was disconnected,319 free of charge.

308 Amendment 87
309 Amendment 87
310 Amendment 87
311 Amendment 87
312 Amendment 87
313 Amendment 87
314 Amendment 87
315 Amendment 87
316 Amendment 87
317 Amendment 87
318 Amendment 87
319 Amendment 87

Translation from Hebrew
The Binding version is the Hebrew version

72A.7
In the event of disconnection320 of service to a dormant Prepaid subscriber, that has a remaining balance, the Licensee shall refund the dormant subscriber for the remaining balance within 30 days after receipt of a written request from the dormant subscriber that proves that he is the owner of the line to which service was disconnected,321 if the request is received by the Licensee no later than six months after the service disconnection322 date.

72B	Disconnection of a Service due to Recovery of the Network during a Malfunction323

72.1B	The Licensee may disconnect or temporarily limit services that it is obliged to provide, in order to allow a quick recovery of the network at the time of a significant malfunction.

For this matter- "significant malfunction" – a malfunction that causes the disconnection of service to 10% of the subscribers or to at least 100,000 subscribers, the lower of the two.

In this section, "subscriber" – including a subscriber of an MRT licensee in another network and a subscriber of a roaming licensee that use the network.

72.2B
The Licensee shall submit for the Director's approval, a procedure and a detailed engineering process for the recovery of the network in case of a significant malfunction ("the procedure") within  15 days from the date of signature of this amendment.

72.3B	During a significant malfunction the Licensee shall act in accordance with the procedure that was submitted to the Director or approved by the Director, the later of the two.

72.4B
The procedure should include, inter alia, an initiated disconnection of services to subscribers that were not directly affected by the significant malfunction that shall begin no more than two hours after identification of the significant malfunction; this is in order to reduce the burden and the controlled reinstatement of regular and proper service.

72.5B	The procedure shall allow, as much as possible, preferability for regular and proper services for the security forces, public emergency services and hospitals, as will be decided by the Director.

73.	Disconnection of Service due to Maintenance Procedures

73.1
The Licensee may temporarily disconnect or limit services which it is obliged to provide, if the requirement to execute vital actions of maintenance or if establishment of MRT Network obliges this (hereinafter “Disconnection due to Maintenance”), provided all the following exist:

(A)	Duration of Disconnection due to Maintenance does not exceed twelve (12) consecutive hours;

320 Amendment 87
321 Amendment 87
322 Amendment 87
323 Amendment No. 66

Translation from Hebrew
The Binding version is the Hebrew version

(B)	The number of Disconnections due to Maintenance does not exceed two (2) during one year;

(C)	Cancelled324

73.2
The Director may require the Licensee to present a detailed explanation of the conditions which oblige Disconnection due to Maintenance, and the Director may require the Licensee to postpone the said Disconnection if he or she finds, after considering the Licensee’s arguments, that vital public interest obliges the said postponement.

73.3
Should it be required, due to the necessity to perform vital actions of maintenance or construction in the MRT System, to disconnect service for a duration of over twelve (12) hours, the Licensee will request a prior approval of the Director;  the request will specify the required maintenance actions and the actions taken by the Licensee in order to expedite these actions and to reduce as much as possible the duration of Disconnection of Service.

73.4	Cancelled.

73.5
Should Disconnection or limitation of service be required urgently for the purpose of vital and immediate activities, the Licensee will inform the Director immediately, including by telephone, telegram or facsimile message, about the urgent Disconnection or limitation;  the Licensee will inform its Subscribers about urgent Disconnection or limitation as stated above as early as possible, including through the MRT System public address service insofar as this is possible, and also through the public media.

73.6
Notwithstanding that stated in Paragraph 73.1, the Licensee is not obliged to notify the Director or its Subscribers as to Disconnection due to Maintenance if the following exist, and that the stated Disconnection  will not be counted in the count of Disconnections that is binding under Paragraph 73.1(b):

(A)	The duration of the Disconnection due to Maintenance does not exceed half an hour;

(B)	Disconnection due to Maintenance, as stated, occurs between 24.00 Saturday night and 0500 on the following Sunday morning.

324 Amendment No. 5

Translation from Hebrew
The Binding version is the Hebrew version

Chapter F - Payment for Services

Section A - General

32573A.	Definitions

In this Chapter:

“Air time” -	the time during which a Subscriber receives MRT services, whether the communication was initiated by the Subscriber or by another;

"Air time unit"326-	a time unit of no more than 12 seconds however as of 5 Tevet 5769 (1 January 2009) a time unit of 1 second.

“Basked of services” -	a number of services marketed to the Subscriber in a package, for which a tariff has been set as prescribed in clause 75.2;

“Public Telecommunications Network”	shall include an International Communications System;

“Payment for Call Completion”
a payment made by the initiator of a call, which commences at the Terminal Equipment connected to one Public Telecommunications Network and terminates at another Public Telecommunications Network or at Terminal Equipment connected to such a Public Telecommunications Network for the completion of the call on the other Public Telecommunications Network.

74.	Types of Payments

74.1	327The Licensee shall be allowed to collect payments from its Subscribers for MRT Services, as follows:

(a)	one-time installation fees for the connection of mobile or hand-held Terminal Equipment in the possession of the Subscriber, to the MRT Network, 328(hereinafter: “Connection Fees”);

(a1)	SIM card fee – a one-time payment for a SIM card (SIM);329

(b)	a fixed monthly330 payment;

(c)	payment for Air Time as specified in clause 75.10;

(d)	payment for Call Completion as specified in clause 75A;

325 Amendment No. 5
326 Amendment No. 29
327 Amendment No. 56
328 Amendment No. 87
329 Amendment No. 87
330 Amendment No. 56

Translation from Hebrew
The Binding version is the Hebrew version

(e)	Payment for Basic Services, Accompanying Services and Value Added Services, as specified in the First Annex to the License.

74.2331	The Licensee shall not be allowed to collect from a subscriber:

(a)	Payment for initiating a call;
(b)	Minimum payment for a call;
(c)	332 333

74.3334	The Licensee shall collect payments from a subscriber in accordance with the following:

(a)
In a One-time Transaction the payment for the services that are to be provided shall be executed by Pre-paid; the Licensee shall be allowed to collect all of the payment for this type of transaction retroactively.

(b)
In an Ongoing Transaction the payment for the services that were provided shall be executed by Post-paid, however the Licensee shall be allowed to collect Pre-paid payment in an Ongoing Transaction, if the subscriber requests this, provided that the payment shall be executed in cash using vouchers that will be issued to the subscriber by the Licensee.

(c)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the subscriber for a bundle of services, in respect of the billing period during which an engagement was terminated or all services were suspended at the subscriber’s request, including when porting a number, the Licensee shall charge the subscriber, as the fixed payment as stated, according to the higher of the following:

(1)
The ratio between the number of days from the start of the billing period until the termination of the engagement or the suspension date, as stated, on the date defined by the subscriber in his request, or until a maximum of one workday after the submission date of his request to terminate an engagement or to suspend all of the Licensee’s services, insofar as the subscriber did not define a date for terminating the engagement or for the suspension, as stated, and the inclusive number of days in the billing period;

(2)
The higher ratio between the services included in the bundle of services and the number of units of the service consumed since the beginning of the billing period up until the termination date of the engagement or the suspension date, as stated, on the date defined by the subscriber in his request, or until a maximum of one workday after the submission date of his request to terminate an engagement or to suspend all of the Licensee’s services, insofar as the subscriber did not define a date for terminating the engagement or for the suspension, as stated, and the number of units allocated for the billing period.

331 Amendment No. 56
332 Amendment No. 57
333 Amendment No.84
334 Amendment No. 84

Translation from Hebrew
The Binding version is the Hebrew version

(d)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the subscriber without a bundle of services, the Licensee shall charge the subscriber the fixed payment as stated, in respect of the billing period during which an engagement was terminated or all of its services were suspended at the subscriber’s request, including when porting a number, according to that specified in clause 74.3(c)(1).

(e)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the subscriber, the Licensee is not allowed to collect any payment from the subscriber for the timeframe before the activation of the SIMcard.

(f)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the subscriber, as a result of a subscriber’s switch from one tariff plan to another tariff plan, the Licensee shall charge the subscriber, as the fixed payment as stated, for the period as of the start of the billing period until the transaction execution date,335 according to the tariffs in the previous tariff plan, according to that specified in clause 74.3(c) or according to that specified in clause 74.3(d), as the case may be, while, for the period subsequent to the transaction execution date and until the end of the billing period, according to the ratio between the number of days from the day after the transaction execution date and until the end of the billing period, and the inclusive number of days in the billing period, according to the tariffs in the new tariff plan.

(g)336
In a transaction as specified in subclause (b), in which a fixed monthly payment or other fixed periodic payment is collected from the Subscriber as a result of adding a service to an existing line when no quantity of units for consumption has been defined, the Licensee shall charge the Subscriber in the fixed payment as stated according to the ratio between the number of days since the date the service was added and the last day of the billing period. If a quantity of units for consumption has been defined, the Licensee must notify the Subscriber that this quantity shall be provided to him in its entirety and that he shall be charged in full in the fixed payment.

(h)337
In a transaction as specified in subclause (b), in which a fixed monthly payment or other fixed periodic payment is collected from the Subscriber as a result of adding a line to an existing account when no quantity of units for consumption has been defined for it, the Licensee shall charge the Subscriber in the fixed payment as stated according to the ratio between the number of days since the date the line was added and the last day of the billing period. If a quantity of units for consumption on the line has been defined, the Licensee must notify the Subscriber that this quantity shall be provided to him in its entirety and that he shall be charged in full in the fixed payment.

(i)338	The Licensee shall not allow a SIM card to be activated by a Subscriber after the deadline for activation as stated has passed.

335 Amendment No. 87
336 Amendment No. 90
337 Amendment No. 90
338 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

Section B - Tariff Changes

75.	Setting the Tariffs and their Rates

75.1
The Licensee shall set tariffs for every service and Basket of Services which it provides to its Subscribers, and may determine the manner in which tariffs are to be linked to the index. The Licensee shall notify the Director of the amount of each tariff prior to its coming into effect.

75.2
The Licensee may set Baskets Of Services according to the classes of services including in the Basket, periods of time, or any other method. The Licensee may set a separate tariff for each of the services included in the basket, or may set an all-inclusive tariff.

75.3
The Licensee  shall offer each Basket Of Services on equal terms and under a uniform tariff according to classes of Subscriber; for the purposes of this clause “class of Subscribers” – a group of Subscribers the characteristics of which give reasonable grounds to justify its being distinguished from another group .

75.4
The Licensee shall allow each Subscriber to change, without discrimination, from one Basket Of Services to another Basket Of Services which it is offered at that time. The Licensee shall include a provision to this effect in its service contract with the Subscribers. In the context of this provision, it may prescribe dates available for such change and may prescribe conditions, including payment, for effecting the change.

75.5
339If the Licensee enters into an agreement with a Subscriber regarding a service or basket of services that includes a commitment as defined in Article 56A.1 (the "Commitment Period"), the following provisions shall apply, except for a Business Subscriber:

(a)	The agreement conditions, except for the tariffs of the agreement, shall be final, known and set out in advance for the entire Commitment Period;
(b)	The tariff for each service shall be set in the agreement, shall be constant and set out in New Shekels for the entire Commitment Period;
For this article, "constant"-each tariff before V.A.T. that the Subscriber must pay as set out on the day of the agreement, shall not be raised during the Commitment Period.
Notwithstanding the aforesaid, the Licensee may supply it services to Subscribers at lower tariffs than those set out beforehand in the subscriber agreement during a limited time period, to all it Subscribers or to a certain type of subscribers.
(c)	The Licensee shall include provisions in accordance with the above-mentioned in the subscriber agreement.

75.6
The Licensee shall not make contracting with a Subscriber, or changing a subscriber from one Basked Of Services to another, conditional on the purchase of Added Value Services or Terminal Equipment from it.

339 Amendment No. 47

Translation from Hebrew
The Binding version is the Hebrew version

75.7	Cancelled.340

75.8 (a)	The Licensee may not collect any payment from a Subscriber for a call not initiated by the Subscriber (hereinafter: an “Uninitiated Call”).

(b)	Notwithstanding the provisions of sub-clause (a), the Licensee may collect payment from the Subscriber for an Uninitiated Call in the following Cases:

(1)	the call is transferred to the Subscriber via a roaming service;

(2)	it is a collect call to which the Subscriber has agreed;

(3)
a call made by dialing a number with a special access code for a free of charge service for the person initiating the call, that was allotted to the Subscriber in accordance with an agreement with him341;

(4)	Deleted342

343(c)
The Licensee may charge a Subscriber, that initiates a charged call for services or for the following access codes, a charge that does not exceed the tariff that the Licensee charges the Subscriber for a call to a fixed line network:

1)	Partially toll free service calls344
2)	Business speed dial service345

(d)	346for a call to an international destination, the Licensee can only receive the payment imposed on the international operator that is set forth in the interconnect regulations.

34775.9	(a)	Deleted348

75.10	The manner of determining payments for Air Time shall be as follows:

(a)	The payment for Air Time shall be determined according to Air time unit349 ; for the purpose of calculating the payment, part of a Unit Of Air Time shall be deemed to be a full Unit of Air Time.

340 Amendment No. 87
341 Amendment No.54
342 Amendment No. 49
343 Amendment No. 49
344 In accordance with the service file "partially toll free calls" (1-700 service).
345 In accordance with the Director's provisions "speed dial for businesses-star and four digits", dated 4 may 2008.
346 Amendment No, 53
347 Amendment No. 16
Effect- Article 75.9 shall take effect as of 15.12.02
348 Amendment No. 54
349 Amendment No. 29

Translation from Hebrew
The Binding version is the Hebrew version

(b)	The payment for any airtime unit, at least for the duration of the first minute of the call, shall be constant;350

(c)
For the purpose of payment, the duration of the call shall be from the time of establishing the connection between the Subscriber initiating the call (hereinafter: the “Calling Subscriber”) and the Subscriber receiving the call, until the time of terminating the call, which is the time that an instruction given to end the communication is received from the Calling Subscriber or the Subscriber receiving the call; the period of time spent in establishing the connection, until the time in which the contact is in fact established, and the period of time in disconnecting, from the moment an instruction is received to terminate the communication up until actual disconnection, are not included in the calculation of the duration of the call.

For the purpose of this sub-clause, a Subscriber receiving a call includes voicemail.

351"Voice Mail"- a device or mechanism that is part of the MRT system, that is meant to allow the calling Subscriber to leave a voice message for the receiving Subscriber.

(d)352
For a call that is transferred to Voice Mail, the Licensee shall play an introductory recorded message to the calling Subscriber, that is at least 2 seconds long (in this sub-section-"a message"), and will allow the calling Subscriber, in accordance with his choice, to disconnect the call without a charge, in the course of the Message, or within a reasonable amount of time that will not be less than 1 second after its termination ("reasonable time"). In this case, the timing of the execution of the call with the receiving Subscriber shall be as set forth in sub-section (c) above, as occuring after a reasonable time.

The Message text shall be "the call is being transferred to voice mail" and it shall be played in a clear manner and a reasonable pace.

In this sub-section, "a call that is transferred to voice mail"- except for          a call that originated in the International Bezek system.

35375.11 (a)	In this article:

"Limited Package"- a package of minutes that is limited to a number of minutes, in accordance with the subscriber's plan.

"Unlimited Package"- an unlimited package of minutes for which the subscriber pays.

"Free of Charge Number"- a phone number that is determined that a call to it from any network will not be charged to the initiator of the call;

350 Amendment No. 56
351 Amendment No. 39
352 Amendment No. 39
353 Amendment No. 70

Translation from Hebrew
The Binding version is the Hebrew version

"A Special Telephone Number at a Composed Tariff"- a national or network telephone number in an unusual numbering plan, for which the call tariff to it is a composed tariff;

"A Special Telephone Number at a Regular Tariff" – a national354 or network355 telephone number in an unusual numbering plan, for which the call tariff to it does not exceed the normal tariff;

"Unusual Numbering Plan"- a numbering plan that is not a regular numbering form;

"Usual Numbering Plan"-a numbering plan of geographic numbers and national numbers in accordance with the definitions in the numbering plan356.

"Composed Tariff"- a tariff composed of a regular tariff in addition to a tariff for service provided by the Licensee or someone on his behalf or a service provider;

"A Regular Tariff"- a tariff per minute for a call to telephone numbers in a regular numbering plan, in accordance with the subscriber's tariff plan.

(b)	The Licensee will not charge a subscriber that calls destinations with free of charge numbers and shall not count the minutes of the call to those destinations as part of a limited package.

(c)
The Licensee may charge a subscriber that calls destinations with special telephone numbers at regular tariffs and shall count the minutes of the call to those destinations as part of a limited package or as part of an unlimited package. For the avoidance of doubt, the Licensee may not charge a subscriber for calling destinations with special telephone numbers at regular tariffs any additional payment beyond the payment that he pays for a package of minutes, as long as the subscriber has not exceeded his quota of plan minutes. If the subscriber exceeds his quota of plan minutes, the Licensee may charge him for calling the said destinations in accordance with a tariff that does not exceed the regular tariff. In addition to the aforesaid, the Licensee may not distinguish between the tariffs that he charges the subscriber for calling telephone numbers with regular numbering plans and for calling special telephone numbers at regular tariffs, including by determining separate minute packages.

(d)
If the charge for calls to destinations with special telephone numbers is done in accordance with a composed tariff, the Licensee shall count the minutes of the calls to said destinations as part of a limited plan or as part of any unlimited plan, for which the subscriber pays.

The Licensee may charge the subscriber for the services that are provided as part of calling telephone numbers that are charged according to a composed tariff, whether the charge is per minute of the call or whether the charge is a constant charge for a call, in addition to the regular payment for the package of minutes.

354 A telephone number that can be accessed from any network.
355 A telephone number that can be accessed only from the Licensee's network.
356 For example numbers in the 03-XXXXXXX, 05Y-XXXXXXX and 07Z-XXXXXXX

Translation from Hebrew
The Binding version is the Hebrew version

75A.	Completion of a Call in another Public Telecommunication Network357

The payment which the Licensee shall collect for Call Completion shall not be greater than the interconnect tariff set forth in the Telecommunications Regulations (Payments for Interconnection) 57600-2000.

75B.	Completion of a Short Message Service (SMS) in another MRT Network358

The Licensee may charge a Subscriber for transferring a Short Message Service, from Terminal Equipment connected to the Network to Terminal Equipment connected to an MRT system of another MRT licensee, payment that shall not exceed the payment the Licensee charges Subscribers for transferring a Short Message Service, from Terminal Equipment connected to the Network, to Terminal Equipment connected to the Network, in addition to a charge that shall not exceed the fee for transferring a Short Message Service as set forth in the Communication Regulations (Telecommunications and Broadcasting) (Payments for Interconnection), 2000.

In this Article-
“Short Message Service”- (SMS) -  A telecommunication message that includes writing, including letters or signs, that are transferred from Terminal Equipment  connected to the Network, to Terminal Equipment connected to the Network or connected to an MRT system of another MRT licensee.”

75C.	Temporary Provision359

Notwithstanding the above-mentioned in Article 75B, for the period beginning 9 May 2004 until 9 February 2005360, the following provisions shall apply:

(a)
The Licensee may charge a Subscriber for transferring a Short Message Service, to Terminal Equipment connected to an MRT system of another MRT licensee ("Message between Networks"), payment that shall not exceed the payment the Licensee charges Subscribers for transferring a Short Message Service, from Terminal Equipment connected to the Network to Terminal Equipment connected to the Network, in addition to a charge that shall not exceed the fee for transferring a Short Message Service as set forth in the Communications Regulations (Telecommunications and Broadcasting) (Payments for Interconnection), 2000 minus a reduction in the amount of 0.7%361.

(b)	The Licensee may charge a Subscriber payment for a Short Message Service Between Networks as set forth in sub-section (a) even if the transfer to the receiving Subscriber has not been completed.

357 Amendment No. 23
358 Amendment No. 23
359 Amendment No. 24
360 Amendment No. 27
361
The reduction in the amount of 0.7% is based on reports received from some of the MRT operators, regarding the rate of Short Message Services between Networks that did not reach their destination. Article 75C was set as a temporary provision, during which time the MRT operators shall carry out the necessary adjustments between their MRT networks and interconnection arrangements for the complete application of Article 75B of their license. For the avoidance of doubt, it should be clear that this temporary provision is set for a limited period of time only, due to the difficulties that MRT operators experienced regarding the possibility to receive information regarding the inability to complete a Short Message Service in another MRT network. However, it should not be inferred from this temporary arrangement to the matter of allowing collection of payment for a Short Message Service that did not reach it's destination, and it does not detract from the Ministry's basic position that as a rule, no payment shall be charged for a Telecommunication Service that was not completed.

Translation from Hebrew
The Binding version is the Hebrew version

Section B1 – Service Package in Israel362

36375D.	Notice of Utilization of Services364 in Israel365

75D.1	Cancelled.366

75D.2	Notices regarding utilization of a service package

(a)
If a subscriber purchases a service or a package of services for which a unit quota has been set, the Licensee shall notify the subscriber by SMS of his utilization ratio of the Quota of Units, when the subscriber utilizes 75% and 100% of the Quota of Units in the service package or of each of the services included therein. The SMS shall be sent to the subscriber as close to the time that the subscriber reaches each of the said utilization ratios. The SMS shall be sent to the subscriber’s telephone number and to an additional telephone number, insofar as the subscriber defined one at the time of his engagement with the Licensee. The SMS shall be sent at no charge, and shall include the utilization ratio of the package or the service, the date when the subscriber reached the said utilization ratio, while specifying the date and time when the utilization ratio was determined, the tariff for exceeding the service package or each of the services included therein, insofar as a deviation is permitted, and the last day of the billing period. The said information shall be specified as relevant according to the following:

(1)	call minutes;

(2)	SMSs;

(3)	cellular data (in MB);

(4)	integrated call minutes and SMSs;

(5)	integrated call minutes, SMSs and cellular data.

In this regard, “service package” – a number of services being marketed to subscribers as a package at a fixed monthly payment, including domestic calls, an international call service, SMS service or cellular data service, when an inclusive Quota of Units is defined for the package,367 or if a particular Quota of Units has been defined for each of the services included therein,368 or if the subscriber set a consumption maximum for the package in order to control consumption.

362 Amendment No. 87
363 Amendment No. 57
364 Amendment No. 87
365 Amendment No. 72
366 Amendment No. 87
367
For example: in a package including 100 units of call minutes, SMSs and cellular data (in MB) for NIS 15, the subscriber shall receive an SMS according to his consumption in relation to all of the aforesaid services. For example: an SMS shall be sent after 75 units have been utilized and an additional warning message after 100 units have been utilized.

368
For example: in a package including 100 call minutes, 100 SMSs and 50 MB of cellular data for NIS 20, the subscriber shall receive an SMS according to his consumption in relation to each of the aforesaid services. For example: an SMS shall be sent after 75 call minutes have been utilized and an additional warning message after 100 call minutes have been utilized.

Translation from Hebrew
The Binding version is the Hebrew version

(b)	Insofar as at issue is a international call service, the Licensee shall send notices as stated to the subscriber via the international system through which the calls are directed abroad.

(c)
Insofar as at issue is a telephone line blocked from receiving SMSs, then voice messages shall be sent to the subscriber instead of SMSs. After hearing the voice message for the first time, the subscriber shall be given an option to hear it again by pressing a particular key, and the message shall be replayed for the subscriber as many times as he wants.

(d)
The Licensee shall enable every pre-paid subscriber to receive updates at any time, free of charge, of the balance available to him and the expiration date of the budget available to him, by dialing a designated telephone number, after which the subscriber shall receive the said information either by voice message or by SMS.

75D.3	Consumption of a cellular data service by a subscriber who purchased a cellular data service

(a)
When the subscriber reaches 100% utilization of the quota defined for the cellular data service, the Licensee shall suspend the cellular data service or slow the surfing speed. The Licensee shall sent an SMS to the subscriber at no charge, advising him about the suspension or slowdown of the service. If the Licensee enables the subscriber to continue surfing at a slower surfing speed, then it is not allowed to charge the subscriber for any additional payment beyond the fixed monthly payment for the cellular data service.

(b)
The Licensee may continue providing the cellular data service to a subscriber for an additional payment after he utilizes 100% of the quota defined for the cellular data service, provided that the subscriber requested this explicitly, as specified in clause 60.6, during the billing period when he utilized 100% of the quota defined for the cellular data service; the Licensee shall document the subscriber’s explicit request as stated, shall retain the documentation in its possession, and shall make it available for delivery or forwarding to the Manager, upon his request, within five (5) workdays of the submission of the request.

When engaging in the engagement with the Licensee, the subscriber may refuse to continue receiving the cellular data service for an additional payment after he utilizes 100% of the quota defined for the cellular data service prior to the end of the billing period.

This shall be conspicuously stated in the advertisements of the relevant plans on the Licensee’s website, insofar as they are advertised on the website, and by a representative of the Licensee when conducting a sale conversation.

Translation from Hebrew
The Binding version is the Hebrew version

(c)
If a Subscriber purchases a package that includes cellular data, which is comprised of a basic cellular data package and of additional cellular data packages for utilization if he utilizes all of the basic cellular data package before the end of the billing period, for which a quantity of service units and a price has been defined, the Subscriber, including a Split Business Subscriber369 may completely cancel the purchase of the additional cellular data packages that it purchased at any time, in writing or orally, and the Licensee shall stop providing him the additional cellular data packages and shall no longer charge him in respect thereof as of the date of his request and thereafter.

This shall be conspicuously stated in the advertisements of the relevant plans on the Licensee’s website, insofar as they are advertised on the website, and by a representative of the Licensee when conducting a sale conversation. 370Insofar as a Subscriber completely cancelled the additional cellular data packages, but began consuming an additional cellular data package, the charge in respect thereof shall be done according to that stated in clause 74.3(c).

(d)
If a subscriber purchases a package that includes a basic cellular data package, the subscriber may ask the Licensee to block the access to the cellular data service at any time, in writing or orally, and the Licensee shall comply with his request.

75D.4	Consumption of a cellular data service by a subscriber who did not purchase a cellular data service

(a)
The Licensee shall block cellular data surfing for a Non-Business Subscriber from who did not purchase a cellular data service with a surfing volume defined in an agreement between him and the Licensee. 371That stated in this subclause shall not apply to M2M Subscribers or to Pre-Paid Subscribers.

(b)
If the Licensee blocks the cellular data service as stated in subclause (a), the subscriber may contact the Licensee via telephone call with a service representative for the purpose of reconnecting the cellular data service, and the Licensee shall charge the subscriber according to the surfing volume that he ordered or consumed. The Licensee’s representative must advise the subscriber of the cellular data tariff per 1 MB. The subscriber’s request and documentation thereof shall be done as stated in clause 60.6.372

369 Amendment No. 90
370 Amendment No. 90
371 Amendment No. 90
372	Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

Section B2 – International Roaming Service Package373

37475E	Charges for International Roaming Services

75E.1	Definitions375 in this article:

"arrangement"-	-	a package or plan that includes cellular data or calls or SMSs;376
“cellular data arrangement”	-	package or plan that includes cellular data;377
“call or SMS arrangement”	-	package or plan that includes calls or SMSs;378
"cellular data offer379"-	-
an offer of three packages or various plans that the Licensee may have that include data that have been offered to the Licensee's subscribers in the month preceding the month in which the package offers were sent to the subscriber;

“call or SMS arrangement offer”	-
an offer of three packages or various plans including a call or SMS service, insofar as the Licensee offers them, which have been offered to the Licensee's subscribers in the month preceding the date on which the arrangement offers was sent to the subscriber.380

"package"	-
a limited quantity of service units,  that can be used during a limited period through international roaming abroad, that are sold at a known and predetermined price and is valid for certain destinations

"abroad or destination"	-	a country, including a vessel at sea and an aircraft;
"Mb"	-	Mbyte
“blocked subscriber”	-	subscriber who did not request constant access to cellular data services on the service access form;
“open subscriber”	-	subscriber who requested constant access to cellular data services on the service access form;381
cellular data or cellular data service"	-	cellular data service abroad
"plan"	-
a tariff plan for a limited period of time or for a specific trip abroad382 for the use of services through international roaming abroad (for example: voice service, sending and receiving sms and cellular data) to destinations included in the plan and the payment for the services shall be made in accordance with the use; the service tariffs included in the plan are different from the tariffs for these services for a subscriber that did not enroll in the plan; the plan can determine a set payment that does not depend on usage

“Full tariff”	-	tariff per call minute, for an SMS and for 1 MB other than within the scope of an arrangement;
“Discount tariff”	-	tariff per call minute, for an SMS and for 1 MB within the scope of an arrangement.383

373 Amendment No. 87
374 Amendment No. 72
375 Amendment No. 87
376 Amendment No. 87
377 Amendment No. 87
378 Amendment No. 87
379 Amendment No. 87
380 Amendment No. 87
381 Amendment No. 87
382 Amendment No. 73
383 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

75E.2	Notices about utilization of an international roaming service package and about a full tariff for calls and SMSs

(a)	An arrangement that a subscriber purchases shall come into effect on the date defined by the subscriber at the time of his purchase.

(b) (1)	The Licensee shall send test messages to a subscriber who purchases an arrangement, when the subscriber utilizes 75% and 100% of each of the following:

((a))	the number of service units or the defined sum of money defined for payment in respect of consumption of the services;

((b))	the period of validity of the arrangement.

(2)
The test messages shall be sent at no charge, as close to the time that the subscriber reaches the said utilization ratio; the SMSs shall include notice to the subscriber that he reached the utilization ratios as stated, the number of service units remaining, the number of days remaining until the expiration of the validity of the arrangement, the calculation date of the utilization (date and time), the tariff for exceeding the arrangement, insofar as a deviation is permitted.

(3)	In this clause, “service units” shall be according to the following:

((a))	calls – call minutes;

((b))	SMSs – the number of SMSs sent;

((c))	cellular data – the cellular data volumes in MB or GB.

(4)	In packages bundling call services, SMSs or cellular data, the utilization ratio of the package shall be calculated according to the said service units.

(5)
The Licensee shall send an SMS to a subscriber who did not purchase a call or SMS arrangement, or if the arrangement that he purchased does not include the destination he contacted, at no charge, immediately upon the subscriber reaching any destination as stated, that shall state that outgoing calls, incoming calls and the sending of SMSs shall involve payment according to the Full Tariff. The SMS shall also include a call or SMS arrangement offer.

Translation from Hebrew
The Binding version is the Hebrew version

(6)
The Licensee shall document the SMSs referred to in this clause, as specified in clause 60.6(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the day they were sent.

384

(c)	385Notwithstanding the aforesaid in article 75E.2 (a)-

1)	The Licensee shall be exempt from sending an SMS to a subscriber regarding the utilization of the package that he purchased, as set forth in article 75E.2(b)(1)386 if the following apply:

(a)	The subscriber purchased the package before March 31, 2014;
(b)	The subscriber specifically agreed in writing to waive the receipt of an SMS as set forth in article 75E.2(b)(1)387;
(c)
The Licensee proved to the satisfaction of the Director that a technological limitation that is not under its control prevents it from receiving an online indication or close to an online indication with respect to the execution of calls by direct dialing.

2)
If a subscriber uses MRT equipment that does not support SMSs, including tablets with SIM cards and cellular modems, the Licensee will require the subscriber when he purchases the package an alternative means of communication (for example whatsapp, viber, skype applications, email or voice mail) ("alternative means"); if the subscriber provided alternative means, the Licensee will send the messages regarding said package utilization in article 75E.2(b)(1)388by alternative means.

75E.3
Blocking of cellular data service to a Non-Business Subscriber, to a Split Business Subscriber with cellular data via international roaming, to a blocked Business Subscriber and to a subscriber without a cellular data arrangement

(a)
If a Non-Business Subscriber or a Split Business Subscriber that is charged in respect of cellular data service via international roaming (hereinafter – “Split Business Subscriber with Cellular Data Service via International Roaming”) or a blocked Business Subscriber purchases a package that includes cellular data, the Licensee shall block the access to the cellular data service after the full utilization of the package or upon the expiration of the validity of the package, whichever is earlier, at no charge, and the subscriber shall not be required to pay any payment whatsoever for the cellular data service beyond the payment known in advance for the package that it purchased. The Licensee shall send an SMS to the subscriber, at no charge, about the blocking as stated, shortly before the blocking date. The SMS shall include a cellular data arrangement offer.

384 Amendment No. 87
385 Amendment No. 73
386 Amendment No. 87
387 Amendment No. 87
388 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

If a Non-Business Subscriber or a Split Business Subscriber with Cellular Data Service via International Roaming or a blocked Business Subscriber purchases a package that includes cellular data, which is comprised of a basic cellular data package and additional cellular data packages for utilization after the full utilization of the basic cellular data package, for which a number of service units and price has been defined for each of them, or which is comprised of a basic cellular data package, when after its full utilization or until it expires, the subscriber is charged according to a discount tariff, the subscriber may cancel the purchase of the additional cellular data packages that he purchased or the additional cellular data at a discount tariff that he purchased, at any time, in writing or orally, and the Licensee shall stop providing him the additional cellular data packages or the additional cellular data at a discount rate and shall no longer charge him in respect of cellular data as of the date of his request and thereafter.

The Licensee shall document the subscriber’s explicit request as stated, as specified in clause 60.6(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the submission of the request.

When engaging in the order of the service from the Licensee, a Non-Business Subscriber or a Split Business Subscriber with Cellular Data Service via International Roaming or a blocked Business Subscriber may refuse to continue receiving the cellular data service for an additional payment after he utilizes 100% of the basic package defined for the cellular data service, as specified in clause 75E.2(b)(1).

This shall be conspicuously stated in the advertisements of the relevant plans on the Licensee’s website and by a representative of the Licensee when conducting a sale conversation.

(b)
The Licensee shall block the access to cellular data service to any subscriber, at no charge, immediately upon his arrival abroad, unless the subscriber has fulfilled the conditions specified hereunder:

(1)	the subscriber has a cellular data arrangement;

(2)	the subscriber asked to be an open subscriber.389

(c)
If a subscriber does not fulfill one of the conditions specified in subclause (b), and the Licensee did not block the subscriber to cellular data service, then the Licensee shall not charge the subscriber in respect of cellular data service.

(d)
The Licensee shall block, at no charge, the access to cellular data service, as stated in subclause (b) and shall not charge a Non-Business Subscriber or a Split Business Subscriber with Cellular Data Service via International Roaming or a blocked Business Subscriber in respect of cellular data service, as stated in subclause (c), at any time that the subscriber, as stated, who purchased a cellular data arrangement, reaches a destination that is not included in the cellular data arrangement. The Licensee shall again reinstate the cellular data service immediately and automatically to the subscriber, as stated, and without the subscriber having to perform any manual operation, at any time that the subscriber is located in a destination that is included in the cellular data arrangement.

389
An “open” status on the service access form, without a cellular data arrangement, is relevant solely to a Business Subscriber; a Non-Business Subscriber and a Split Business Subscriber with Cellular Data via International Roaming, without a cellular data arrangement, shall be blocked from cellular data as the defult mode.

Translation from Hebrew
The Binding version is the Hebrew version

(e)
The Licensee shall send an SMS to the subscriber as stated, at no charge, about the blocking as stated in subclauses (b) and (d), shortly before the blocking date, and shall specify the reason for the blocking and the ways to contact the Licensee in order to open the blocking. The SMS shall include a cellular data arrangement.

(f)
The ordering of cellular data service by a blocked Business Subscriber, while it is abroad, after its access to the cellular data service had been blocked, in order to enable him access to cellular data service without purchasing a cellular data arrangement, shall be carried out through a telephone conversation with a representative of the Licensee, who shall advise the subscriber about the full tariff for cellular data per 1 MB. The access to the cellular data service shall be opened after the subscriber confirms the full tariff for cellular data that was quoted to him. Clause 60.6 shall apply to documentation of the order, and the documentation shall also include the subscriber’s verified identification particulars and his confirmation, as stated.390

75E.4        Cancelled.391

75E.5	Blocking of cellular data service to an open Business Subscriber392

(a)
The Licensee shall send a test message, at no charge, to an open Business Subscriber who did not purchase a cellular data arrangement, or if the cellular data arrangement that he purchased does not include the country to which he arrived, immediately upon his arrival abroad, which shall include a warning about possible consumption of chargeable cellular data service, without the subscriber initiating any action to consume cellular data, and the message shall also include the tariffs for cellular data without a purchase of a cellular data arrangement. The SMS shall also include a cellular data arrangement offer.

The Licensee shall document the sending of the said SMS to the Business Subscriber, as specified in clause 60.6(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the sending of the SMSs.

(b)
The Licensee shall send SMSs, at no charge, to an open Business Subscriber who purchased only a basic package whereby the tariff after the full utilization of the package is a discount tariff or a full tariff, and the messages shall include notice regarding the package utilization ratio, as stated in clause 75E.2(b), and the tariff, as stated.

390	Amendment No. 87
391	Amendment No. 87
392	Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

The Licensee shall document its sending of the said SMSs to the Business Subscriber, and about the subscriber sending the said SMSs to the Licensee, if sent, as specified in clause 60.6(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the sending of the SMSs.393

75E.6
The Licensee will notify its subscribers in the telephone bill following the date of signature of the license amendment, with respect to the possibility to request to be blocked for cellular data by filling out a "service access form" that appears on the Licensee's website. The subscriber may send the said form to the Licensee by regular mail, e-mail, fax or by an online form on the Licensee's website, if the Licensee's website supports this possibility.

75E.7
The Licensee shall display on its website information regarding the subscriber's ability to block access to cellular data also through the handset, as long as said blockage does not block the ability to roam in Israel.

75E.8
The Licensee shall display on its website information about services that consume chargeable data volume without an active initiated action by the subscriber, for example: automatic synchronization of e-mail and updates of different applications.

75E.9
Charges for international roaming services according to a rate per unit shall be done retroactively in the telephone bill, after consuming the services and not in advance. If a subscriber purchases an arrangement that includes a payment that is known in advance, the charge will be done for this payment in the bill for the period during which the transaction became effective.

75E.10	Without derogating from the aforesaid in Article 55A, Article 60.6 shall apply to "remote sales transactions" of services through international roaming services.

75E.11
The Licensee will send as soon as possible, free of charge, an SMS to each subscriber that purchases services through a remote sales transaction of services through international roaming services, that includes the main points of the transaction, and no later than the end of the day on which the remote sales transaction was made.

Insofar as the transaction for the purchase of calls or SMSs does not include destinations abroad, the said SMS shall advise that outgoing calls and the sending of SMSs to destinations abroad shall be charged according to the Full Tariff.
The Licensee shall document the sending of the said SMS, as specified in clause 60.6(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the transaction execution date.394

In addition, the Licensee will note information regarding the said " remote sales transaction " in the telephone bill following the date of the execution of the transaction, in accordance with the billing period of the subscriber, that includes the telephone number for which the transaction was executed, the date of the transaction, the amount and types of services that were purchased through international roaming services, the number of days allocated for the use of the services, the date and time of beginning of provision of the services, the price of the services purchased, the price according to which the charge will be done for consuming the services beyond the package, if a package is purchased and the manner of rounding up every amount consumed (hereinafter- "transaction details").

393	Amendment No. 87
394	Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

The Licensee shall retain a copy of the Telephone Bill that specifies the details of the transaction in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the transaction execution date.

75E.12
In a transaction for the purchase of services through international roaming services that was done in the presence of the Licensee's representative and the subscriber, the subscriber shall be given at the time of the agreement execution a printed confirmation that includes the transaction details. The Licensee shall retain a copy of the confirmation as stated in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the transaction execution date.395

75E.13
The Licensee will publish on its website all of the arrangements being marketed396 to private subscribers as well as the tariffs of all international roaming services for subscribers without arrangements, for all the destinations for which the Licensee has an international roaming agreement. The Licensee will not charge a subscriber for international roaming services that was done at a destination that was not published as set forth above before the charge.

75E.14	The tariff for cellular data will be noted by the Licensee every place where it is noted in units of NIS 1 per Mb.

75E.15	The cellular data tariff for 1 Mb for a subscriber that does not have a cellular data397 arrangement will be lower than the price of the cheapest package offered by the Licensee.

75E.16	The purchase of a cellular data398 arrangement, in Israel or abroad, does not change the default listed in the updated service order form except for the period of that cellular data399 arrangement.

76.	Publication of Tariffs

76.1
The Licensee shall make available to anyone who requests, at the service offices and referral centers, and without charge, full and detailed information regarding updated tariffs for all its services including payment  for Call Completion; the Director may instruct the Licensee in regard to the manner and form in which tariffs are to be published, as aforesaid.

395 Amendment No. 87
396 Amendment No. 87
397 Amendment No. 87
398 Amendment No. 87
399 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

76.2	The Licensee shall specify in every account statement sent to the Subscriber, the Basket Of Services for which the Subscriber is being charged.

76.3	The Director may at any time require the Licensee to furnish him with details of the tariffs that it charges.

77.	Deleted400

77A.	Prevention of Fraud

77A.1
The Licensee shall take appropriate and reasonable steps to prevent fraud and shall establish a system for supervision and follow-up, in order to ensure, as far as possible, that calls for which a Subscriber is charged are in fact made from the Terminal Equipment that is connected to the MRT system of the Licensee in the Subscriber’s name.

77A.2
The Licensee shall disconnect the Subscriber’s Terminal Equipment from service after receipt at its service offices of a notification from the Subscriber that the Terminal Equipment has been lost or stolen, or that a suspicion exists that another is making calls though it without having received permission to do so; the Subscriber is permitted to give notification as stated by telephone or in writing, including fax and electronic mail; upon receipt of the telephone notification or immediately following receipt of written notice the Licensee shall verify its reliability, and shall disconnect the service.

77A.3	The Licensee shall cooperate with other Licenses in locating and preventing fraud.

400 Amendment No 41

Translation from Hebrew
The Binding version is the Hebrew version

Section C – Amendments to Tariffs

78.	Change in Tariffs401

78.1
Subject to that stated in clause 75, the Licensee may change a tariff or a number of the service units being allotted for a billing period (hereinafter – “the Number of Units”) of any service or bundle of services  (hereinafter in this clause – “service”) that it defines, provided:

(a)
that it sent written notice to the Director between fourteen (14) and twenty-one (21) days before the effective date, in which it specifies the name of the service, the tariff or the new Number of Units, and their effective date, and the tariff or Number of Units prior to the change.

The obligation to send notice of a change to the Director shall not apply to a change defined from the outset in the engagement agreement, when the subscriber subscribed to the service or the service bundle.

(b)
that it sent prior written notice to every Subscriber who subscribed to the service, 402and to the additional telephone number as specified in clause 55.4(a)(1), specifying the name of the service, the tariff or the new Number of Units, and their effective date. 403The notice to the additional telephone number shall also include the Subscriber’s telephone number in which the change shall be made and the tariff or Number of Units prior to the change, between fourteen (14) and twenty-one (21) days before the effective date.

Notwithstanding that stated, with regard to a tariff reduction, the Licensee may send the notice to the subscriber up to one month after the reduction.

For the purposes of this section, “change” means – any change in tariff that could cause an increase or decrease in the pre-VAT payment that a subscriber must pay for the Licensee’s services or any reduction in the number of  service units allotted for a billing period, without a change in tariff.

(c)
Notice as stated in subclause (b) shall be sent to a subscriber who has access to the receipt of SMS services via SMS and, to a subscriber blocked from the receipt of SMS services, by voice message. After hearing the voice message for the first time, the subscriber shall be given an option to hear it again by pressing a particular key, and the message shall be replayed for the subscriber as many times as he wants.

(d)	The Licensee shall retain documentation of the sending of the notice as follows:

(1)	a printout of the log from the server of the short message service center (SMSC), as specified in clause 60.6(c);

401 Amendment No. 41
402 Amendment No. 90
403 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(2)	recording of the voice message as specified in clause 106A.

The Licensee shall make the documentation of the sending of the notice available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the sending thereof.

(e)
The obligation to send notice of a change to a subscriber shall also apply to a change defined from the outset in the engagement agreement, when the subscriber subscribes to a service or to a service bundle or to a tariff plan.

(f)
The Licensee shall specify in the telephone bill that a change came into effect during his billing period, under the “bill details,” as specified in clause 9(a) in Appendix E.1,  the tariff or the new Number of Units and the effective date, and the tariff or Number of Units prior to the change.

The Licensee shall make a copy of the Telephone Bill available for delivery or forwarding to the Director, upon his request, within five (5) workdays of its production date.

(g)404
Insofar as the Licensee provided a service to a private Subscriber, which is other than a voice service or text messages or cellular data, at a discount or for free for a defined period, including a service that is other than a telecommunications service, the Licensee must send to the Subscriber and to the additional telephone number specified by the Subscriber, as specified in clause 55.4(a)(1), which are accessible to text message services, a text message about the change in tariff, as specified in clause 78.1(b), to which a single-value link shall be attached to each service, which shall be valid for seven (7) days after the text message was sent, in which the Subscriber shall be asked to enter the attached link if he is not interested in continuing to receive the service for payment. The said link must lead to a landing page through which the service shall be cancelled; during the service cancellation, the Subscriber shall be identified solely by his ID number; the Subscriber may cancel the service from each of the two telephone numbers to which the text message was sent; the Licensee must send a text message to the Subscriber’s telephone number through which the service was cancelled to confirm the cancellation of the service; if the Subscriber cancelled the service through the said landing page, the Licensee is not allowed to continue or to begin charging the Subscriber in respect of the said service at the end of the said period. The sending of the text message by the Licensee to the Subscriber must be documented as specified in clause 60.6(c) and the contents of the text message shall be documented.

The Licensee must make the said documentation available for delivery or forwarding to the manager upon his request within five (5) workdays of the date the text message was sent.

The Licensee must send a voice message as specified in subclause (c) to telephone numbers having no access to text message services, and must document it as specified in subclause (d). Subscribers may also cancel a service as stated in other ways, including via regular post, electronic mail, internet chats and via facsimile.

The Licensee must send notice of the change in tariff to Business Subscribers and to Split Business Subscribers in the Bill details of the Bill preceding the date the change in tariff shall take effect or via text message with a link as specified above, or via electronic-mail message.

404 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

79.	Commencement of Increase or Reduction of a Tariff

If the amount of any tariff for MRT services pursuant to the provisions of the license has been raised or lowered, the increase or decrease shall not apply to payments made for such a service prior to the date of commencement of the increase or decrease; the increase or decrease shall apply only with regard to payments for MRT services that were provided to the Subscriber after the date of the increase of decrease. The provisions of this clause shall not apply in the case of an amendment of a tariff pursuant to the instructions of the Minister under clause 83.

80.	Late Payments

80.1
The Licensee may charge a Subscriber interest, linkage and collection costs for payments for MRT services not paid by the Subscriber on the due date as specified in the  payment notice that was sent to the Subscriber, in accordance with the service contract405 between them (hereinafter: the “date of payment”).

80.2	Deleted406.

80.3
The amount of interest charged shall not be greater than the amount set out in the definition of “interest linkage” in section 1 of the Interest Linkage Adjudication Law 5721-1961, together with linkage for the period between the date on which the payment is due and the date of  actual payment of the specified amount.

80.4
The Licensee shall be permitted to charge a Subscriber with payment for collection costs for a payment for services provided to the Subscriber that were not paid on the due date (hereinafter- "the amount due") on condition that at least fourteen (14) days have elapsed from the payment date, except in the case of non-payment due to refusal by a bank or credit card company to pay a charge which the Licensee has authorization to collect; The amount of collection costs that the Licensee will charge, shall be reasonable and relatative in regard to the amount due and the actions that the Licensee must take to collect the said amount.

For this matter, "collections costs"-including legal actions that the Licensee or anyone on the Licensee's behalf takes to collect the amount due before filing an  application with the courts.407

405 Amendment No. 32
406 Amendment No. 41
407 Amendment No. 32

Translation from Hebrew
The Binding version is the Hebrew version

Section D – Miscellaneous

81.	Connection Fee408

(a)
A connection fee and a SIM card fee shall be uniform, regardless of the type or model of the Terminal Equipment, the type of SIM card, the generation of the network technology to which the subscriber’s Terminal Equipment shall be connected, etc.409

(b)
The Licensee may, should it resolve to charge a Connection Fee as defined in Paragraph 74(A), to charge the subscriber for a Connection Fee only for the initial connection of the Subscriber to the MRT System and provision of MRT System and provision of MRT services, or forconnection after the conclusion of an engagement.410 411

(c)	The Licensee is not allowed to collect a connection fee from a subscriber as long as the connection of the Terminal Equipment has not been completed, including activation of the SIM card.412

(d)413	When collecting connection fees, the Licensee is not allowed to discriminate against a Subscriber who did not purchase the Terminal Equipment from it.

81A.	SIM card fee

(a)	The SIM card fee must be reasonable relative to the cost of the SIM card to the Licensee.

(b)
The SIM card fee shall be uniform regardless of the type or model of the Terminal Equipment, the type of SIM card, the generation of the network technology to which the subscriber’s Terminal Equipment shall be connected, etc.

(c)
The SIM card fee shall not be included in the price of the Terminal Equipment, and shall be presented separately in the engagement agreement, in the subscriber’s telephone bill and in advertisements of a tariff plan on the Licensee’s website, if advertised.

(d)
Insofar as the Licensee shall charge the subscriber for a SIM card fee, it shall be allowed to collect the payment from him only as a one-time payment in the first telephone bill after the delivery or sending of the SIM card at the very latest414. If the Licensee does not do so, it shall not be allowed to collect the said payment from the subscriber subsequently, and it shall not be allowed to collect the said payment from the subscriber, or any other payment, if he does not return the SIM card as a result of termination of the engagement betweeen them.

408 Amendment No. 87
409 Amendment No. 87
410 Amendment No. 90
411 Amendment No. 87
412 Amendment No. 87
413 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(e)	The Licensee is not allowed to collect a SIM card fee from the subscriber in respect of a replacement of the SIM card, due to a malfunction in it.

(f)	The Licensee is not allowed to discriminate against a subscriber during the collection of a SIM card fee because he did not purchase the Terminal Equipment from it.

(g)
Insofar as a subscriber has a SIM card that was issued to him by the Licensee, which had been used by the subscriber in the past and was disconnected due to the termination of the engagement, and the subscriber asks to activate it in order to resume being a subscriber of the Licensee, the Licensee shall do so and it shall not be allowed to collect a SIM card fee from the subscriber.415

82.	Collection of a Connection416 Fee In Installments

The Licensee is permitted to collect the Collection Fee set out in Paragraph 82 for connection to the MRT System in a number of payments, on dates agreed with the Subscriber and in amounts set out in the service contract.

83.	Harm to Competition or to Consumers

(a)
If the Minister finds that one of the Licensee’s tariffs or a demand for payment to, or via the Licensee contravene the provisions of the License, then the Minister shall notify the License of such, specifying the required amendment and that in the event it is not amended the Minister shall exercise his authority pursuant to sections 5 and 15 of the Law; the Licensee shall furnish the Minister with written notification specifying the amended tariff and shall act to refund the extra amount, if any, to Subscribers charged according to the tariff prior to its amendment.

(b)
If the Minister finds that one of the Licensee’s tariffs or a demand for payment to, or via, the Licensee are not reasonable or may cause harm to competition or to consumers, then the Minister shall notify the Licensee of such specifying the required amendment and that if it is not amended the Minister shall exercise his authority pursuant to sections 5 and 15 of the Law; the Licensee shall furnish the Minister with written notification specifying the amended tariff.

414 Amendment No. 90
415 Amendment No. 87
416 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

83A417	Overcharging

(a)
The Licensee is allowed to collect payments from a subscriber only in conformity with that specified in its engagement agreement with the subscriber, and in conformity with the provisions of clauses 74.3(c) – 74.3(f)418;

(b)
If a subscriber submits a complaint to the Licensee that the Licensee collected a sum in addition to the sum that it is allowed to collect pursuant to the engagement agreement (hereinafter – “Overcharge”), the Licensee shall clarify the subscriber’s complaint within ten (10) workdays of the date of receipt of the complaint. For the purposes of this clause, “complaint” – whether written or oral, including a subscriber’s inquiry to the Licensee to clarify the details of the charges; “date of receipt of the complaint” – in relation to a written complaint – the date of receipt of the complaint by the Licensee and, in relation to an oral complaint – the day the complaint was voiced to the Licensee.

The Licensee shall document the contents of the complaint in its information system immediately upon its submission, and the outcome of the clarification of the complaint, immediately upon completing the clarification, and shall make this documentation available for delivery or forwarding to the Director, upon his request, within five (5) workdays of completing the clarification of the complaint.419

(c)
If the Licensee found that it had overcharged the subscriber, the Licensee shall refund the subscriber for the overcharge in a single payment, unconditionally, and shall refund the VAT in respect of the said sum, plus “linkage differentials and interest,” as defined in section 1 of the Award of Interest and Linkage Law, 5721 – 1961, from the collection and until the date of the actual refund, as specified hereunder:

(1)
If the sum of the refund is higher than NIS fifty (50), the refund shall be transferred directly to the subscriber’s means of payment (bank account or credit card) within four (4) workdays of the end of the period prescribed in subclause (b). Notwithstanding that stated, the Licensee may refund the said refund to a Business Subscriber by crediting the next telephone bill, if the Business Subscriber expressly agrees to this.

(2)
If the sum of the refund is NIS fifty (50) or less, the Licensee shall refund the refund by crediting the next telephone bill after the end of the period prescribed in subclause (b). If the sum of the refund exceeds the sum for payment in the next telephone bill as stated, the balance shall be transferred directly to the subscriber’s means of payment, within four (4) workdays of sending the telephone bill to the subscriber; the matter of the offset of the balance of the refund from the telephone bill or the matter of the transfer of the balance of the refund to the means of payment shall be stated in the relevant telephone bill;

(3)	Notwithstanding that stated in subclauses (1) and (2), the sum of the refund to a pre-paid subscriber shall be refunded by increasing the balance available to the subscriber.420

417 Amendment No. 57
418 Amendment No. 87
419 Amendment No. 87
420 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(d)
The Licensee shall issue a written response to the subscriber of his complaint within twenty-one (21) workdays of the date of receipt of the complaint. The response to the complaint shall include details of the rationale for rejecting the complaint and, insofar as the rationale relates to the terms of the engagement agreement and the Licensee refuted the disagreement regarding overcharging  an amount more than NIS 100 including VAT421, then the Licensee shall attach it to its response, refer to the clause therein pursuant whereto the charge was included in the telephone bill, and details of the mode of its calculation, or specifying the sum of the refund and details of its mode of calculation.

(e) (1)	The Licensee shall document any subscriber complaint in its information system regarding an Overcharge, that was submitted in writing or orally.

(2)
The Licensee shall retain a copy of its response, as stated in subclause (d), in its possession; if the Licensee sent its response via electronic mail or facsimile, the Licensee shall retain a copy of its response and a copy of the transmission confirmation (hereinafter – “Copy of its Response”).

(3)
The Licensee shall make the complaint and the Copy of its Response available for delivery or forwarding to the Director, upon his request, within five (5) workdays of sending the response to the subscriber.422

421 Amendment No. 90
422 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

Chapter G - Payments from the Licensee, Liability, Insurance and Guarantee

Section A - Royalties and Payments

84.	Royalties

84.1	423The Licensee shall pay royalties as set out in the Telecommunications Regulations (Royalties), 5761-2001 or any other regulations that may replace those (hereinafter: the “Royalty Regulations”).

84.2	Deleted424

84.3	Deleted425

84.4
Where it becomes apparent that the  sum of royalties that the Licensee was required to pay426 is  higher than the sum paid by it for a certain quarter427, the Licensee shall pay royalty differentials, together with interest and linkage differentials as set out in the Royalty Regulations.

84.5
Where it becomes apparent that the sum of royalties that the Licensee is required to pay under the Adjusted Statement is lower than the sum paid by it for a certain quarter428, the Licensee shall be credited with the sum of the surplus payment;  surplus payments to which the Licensee is entitled shall be set off, upon written approval by the Director, against the next  royalties payment, and interest and linkage differentials shall be calculated in accordance with the last index published prior to the date of the setoff, as aforesaid;  for these purposes, interest and linkage differentials shall be as set out in the Royalty Regulations.

85.	Delay in Payment of Royalties

The Licensee shall pay linkage differentials, arrearage interest and collection costs as set out in the Royalty Regulations, on royalties not paid in the time prescribed for their payment under said  regulations.

86.	Manner of Payment of Royalties

Royalties and linkage differentials, arrearage interest, and collection fees therefor, shall be paid to the accountant of the Ministry of Communications by way of bank transfer into the account of the Ministry of Communications.

87.	Other Obligatory Payments

The royalties under this section  shall be in addition to any fee, tax or other obligatory payment that the Licensee is required to pay under the provisions of any law.

423 Amendment No. 14
424 Amendment No. 98
425 Amendment No. 98
426 Amendment No. 98
427 Amendment No. 98
428 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version

Section B - Liability and Insurance

88.	Definition of the Scope of Liability

In this section:

“Use of the License” - The establishment of an MRT System, its installation, subsistence, maintenance or operation, either by the Licensee or through its agent, including its employees, contractors, agents or representatives.

89.	Liability of the Licensee

89.1
The Licensee will be liable, pursuant to all laws, for any case of death, damage or loss caused to a person or his property, either directly or indirectly, from Use of the License or as a result of its use.

89.2
In using the License, the Licensee will take all reasonable steps to prevent damage or loss to a person or his property, and should damage or loss be incurred as a result of the Use of the License, the Licensee will repair the damage at its expense and compensate the injured party, all pursuant to all laws, with the exception of a case regarding which the Minister has granted it immunity as set out in Paragraph 90.

89.3	For the avoidance of doubt, the provisions of this paragraph do not place liability on the Licensee beyond the damage liability set out in the regular Civil Wrongs Laws or detract from such liability.

90.	Immunity from Liability

90.1	The Minister may, on request from the Licensee, grant it the immunities enumerated in Section 9 of the Law, wholly or partially, subject to the provisions of Paragraph 90.3.

90.2	The Licensee will detail in its request the immunities it requests and the reasons for so doing.

90.3	If the Minister is satisfied by the need to grant the Licensee immunities in accordance with Section 9 of the Law, he will publish his decision in the Official Gazette.

91.	Drawing Up an Insurance Contract

91.1
The Licensee, at its own expense, will draw up an insurance contract with an authorized insurer in accordance with the provisions of Paragraph 92, and it will be presented to the Director at the award of the License.

91.2
The Licensee will indemnify the State for all financial liability, as set out in Paragraph 89.1, that the State will be bound to any third party as a result of the Use of the License; indemnification in accordance with this paragraph will be insured by the Licensee in liability insurance.

Translation from Hebrew
The Binding version is the Hebrew version

91.3
The Licensee will insure itself, including its employees and contractors, against any financial liability as set out in Paragraph 89.1, which might bind it pursuant to all laws as a result of damage caused to person or his property, from Use of the License and against any loss or damage caused to the MRT system, wholly or partially, from Use of the License, and including third party risk.

91.4
The Licensee will provide the Director with a legal opinion, written by an attorney specializing in insurance, that confirms that the insurance policy covers all the requirements set out in Paragraphs 91.2 and 91.3; the Licensee will append to the said legal opinion a copy of the insurance contract and its annexes; the said documents will be submitted to the Director within seven (7) days from the signing of the insurance contract and will be appended to this License as Appendix G to the Second Annex.

92.	Conditions in the Insurance Contract

92.1	The insurance contract will determine the period of insurance and will contain a condition stipulating that at the end of the set period, the insurance will be automatically extended.

92.2
Once a year, the Licensee will present to the Director confirmation from the insurer that the insurance contract is valid, that the Licensee is not in arrears with insurance premium payments and that there are no pending notices regarding cancellation, suspension, limitation, amendment or termination of validity of the insurance contract.

92.3
The insurance contract will contain a stipulation, according to which in any event of the insurer wishing to cancel the insurance contract as a result of non-payment of insurance fees, he must inform the Director in advance, no less than ninety (90) days before he intends to actually cancel the contract (hereinafter in this paragraph “Cancellation Notice”).

92.4
Should a Cancellation Notice be sent as set out in Paragraph 92.3, the Licensee will take immediate action to remove the cause of the cancellation, or will take immediate action to obtain an alternative insurance contract as set out in Paragraph 92.6, and notify the Director of the action it has taken; should the cause of the cancellation be non-payment of insurance fees by the Licensee, the Director may make payment of said fees in its place, and may foreclose the bank guarantee or any part thereof to cover the expense incurred by payment of the insurance fees, or collect them in any other way.

92.5
Should the Licensee request the cancellation of the insurance contract, it will inform the Director in this matter within forty five (45) days at least before it intends to actually cancel the contract.

92.6
Should the Licensee agree to cancellation of the insurance contract by the insurer, or it has requested to do so itself, the Licensee will draw up an insurance contract with another authorized insurer in such a way that the new insurance contract will go into effect at the same time as the validity of the previous contract expires; the new insurance contract will be submitted to the Director, together with the legal opinion set out in Paragraph 91.4, at least thirty (30) days before it goes into effect, and it will be subject to the instructions in the paragraphs of this section.

93.	Remedy for Breach of Insurance Conditions

Should the Licensee not draw up an insurance contract, or if it becomes clear that the insurance contract it drew up has been cancelled or it has expired, and the Licensee has not drawn up a new insurance contract as set out in Paragraph 92.6, the Director may execute the insurance in its place and pay the insurance fees, and may foreclose the bank guarantee to cover the expense incurred by payment of the insurance fees, or collect them in any other way; all of the above without derogating from the authority to cancel, limit or suspend the License because of non-execution of the insurance according to the conditions of this License by the Licensee.

Translation from Hebrew
The Binding version is the Hebrew version

Section C - Guarantee for Fulfilling the Conditions of the License

94.	The Guarantee and its Objective

94.1
429The Licensee shall forward to the Director General an unconditional bank guarantee from an Israeli bank/ autonomic insurance from an Israeli company (hereinafter – the "Guarantee") in favor of the State of Israel in NIS to ensure the fulfillment of the conditions of the License; the Guarantee amount, its phrasing and undertaking to extend the Guarantee shall be as stated in Appendix H to the Second Annex. .

94.2
The guarantee is used to ensure the fulfillment of the License conditions by the Licensee and their enforcement, and also for compensation and indemnification of the State for any damage, payment, loss or expense incurred or which may be incurred by the State, either directly or indirectly, as a result of non-compliance with the License conditions, wholly or partly, on their due dates and in full, or as a result of revocation of the License, its limitation or suspension.

95.	Foreclosing the Guarantee

95.1
Without derogating from the generality of Paragraph 94.2, the Director may foreclose the guarantee, wholly or partly, if damage has been caused as a result of non-compliance with the conditions of the License, including every one of the following cases:

(A)	Loss of income from royalties was caused to the State by a lack of income from subscriber payments, and as a result of the following:

(1)	Non-operation of the MRT Services on the dates set in the schedule set by the Director, or as the Director approved;

(2)	Termination of services, their suspension or limitation;

(3)	Limitation of the License or its suspension;

(B)	An insurance contract in accordance with Paragraphs 91 and 92 was not drawn up, insurance fees were not paid or the said insurance contract expired or was cancelled;

(C)	430The Licensee charges its Subscribers with payments in contravention of the provisions of clause 75;

(D)
The Licensee does not meet the coverage and quality requirements of the service as set out in Appendix B 431and Appendix E does not meet the requirements regarding the Passive Components and the cellular radio centers as stated in Clause 19.2C, or the Licensee constantly terminates, suspends or limits the service contrary to the provisions of the License;

(E)	Cancelled;

(F)	The Licensee constantly or maliciously breaches one of the provisions, conditions or requirements of the License;

429 Amendment No. 83
430Amendment No. 14
431 Amendment No. 83

Translation from Hebrew
The Binding version is the Hebrew version

(G)
A claim is filed, or a demand for payment of compensation and damages against the State for a breach of a condition of the License or deficient implementation of the License or due to the cancellation of the License, and also if expenses have been incurred by the State as a result of the said claim or demand; foreclosure of the guarantee to cover the sum of the said claim will only be executed after the verdict in the said claim has become final;

(H)	Royalties have not been paid on time and in full in accordance with Paragraph 74;

(I)	Expenses or damages were incurred by the State as a result of the cancellation of the License;

(J)	Deleted432;

(K)	The Licensee has not completed the guarantee payments as set out in Paragraphs 96.2 and 97.2.

(L)	The Licensee has not presented reports and notices as specified in Paragraphs 103, 104, 105, on the due date.

433(M)	The Licensee has not paid the license fee on the date required, in accordance with the provisions of clause 40.1 of the terms and conditions of Tender No. 1/01.

(N)	A monetary sanction under the Law has been imposed upon the Licensee and the sum required has not been paid on time, provided that a sum higher than the sum of the sanction shall not be forfeited

95.2
The Director may foreclose the guarantee in accordance with this section even for an expected breach of the License conditions or frustration of the License conditions that justify, in his considered opinion, early foreclosure of the guarantee.

96.	Method of Foreclosure

96.1
The Director may foreclose the guarantee, wholly or partly, up to the sum specified therein, on condition that he has warned the Licensee that if within the period determined in the warning, the Licensee does not correct the act or omission that is the subject of the warning, the guarantee will be foreclosed, wholly or partly.

96.2
Should the entire sum of the guarantee or a part thereof be foreclosed, the Licensee will, on receiving the demand from the Director, immediately  provide a new guarantee or make up the remainder to the sum of the original guarantee; failure to make up the sum of the guarantee will constitute a serious breach of the License conditions, and the Director may - without derogating from his authority to revoke the License, limit it or suspend it - foreclose any remainder of the sum of the guarantee;

96.3
Regarding the Director’s decision to foreclose the guarantee, wholly or partly, the Licensee may appeal to the Minister within fifteen (15) days from the day he was notified of the Director’s decision.

432 Amendment No. 41
433 Amendment No. 14

Translation from Hebrew
The Binding version is the Hebrew version

97.	The Period of Validity of the Guarantee

97.1	The guarantee will be valid during the entire period of validity of the License and also during two years after the validity of the License expires.

97.2
Should the Director see that the Licensee has not cleared all its obligations in accordance with the License, and this within sixty (60) days prior to the expiry of the guarantee, the Director may demand that the Licensee extend the validity of the guarantee for a period determined by the Director or submit a new guarantee as aforesaid, and the provisions of this section will apply to the new guarantee as well; should the Licensee not submit a new guarantee as set out above, the Director may foreclose the guarantee.

97.3
Should the Director approve receipt of a new guarantee, the validity of which may be extended from time to time in accordance with his demand, the Licensee will extend its validity, before the end of the expected period, and this for a period ordered by the Director; should the Director not exempt the Licensee from the obligation to extend the period of validity, and the validity of the guarantee has not been extended on the said date, the Director may foreclose the guarantee without prior warning.

98.	Preservation of Remedies

98.1	Foreclosure of the guarantee, wholly or partly, does not derogate from the authority to revoke the License, limit it or suspend it.

98.2
The sum of the guarantee does not limit the scope of the Licensee’s liability to the State for full payment of damages caused to it, and the obligation of payment applies to the Licensee in accordance with the License or all laws.

98.3
The whole or partial foreclosure of the guarantee does not derogate from the right of the Director to claim from the Licensee, through any other course, payment of damages it is obliged to cover in accordance with this License or to employ other remedies available to it according to all laws.

Translation from Hebrew
The Binding version is the Hebrew version

Chapter H - Supervision434

Section A - Supervision of the Licensee’s Activities

99.	Authority for Supervision

The Director or a person authorized by him may supervise the activities of the Licensee in all matters pertaining to the implementation of the License and the observation of the provisions of the Law, the Ordinance and the Regulations therein.

100.	Confidentiality

The Director and any person engaged in supervision activities on his behalf over the Licensee, will not disclose any information or document that comes into their hands in the course of their duties, to a person not authorized to receive them, unless they have been made public, or if the disclosure is necessary for the purpose of fulfilling their duties in accordance with this License and in accordance with all laws.

101.	Entering Premises and Inspection of Documents

For the purposes of  the supervision as set out in this section, the Director may:

(A)	Enter, at any reasonable time, any installation or office serving the Licensee for the purpose of provision of its services in accordance with this License;

(B)
Conduct measurements and tests in the MRT System and he may examine any record, document, plan, account book, ledger or data base, regular or computerized, of the Licensee or whomever is employed by it in the matters on which the Director has the said supervisory authority; the Director may examine and copy them in any way he deems fit.

102.	Cooperation

The Licensee will cooperate with the Director in all matters concerning the execution of the supervision over its said activities, and without detracting from the generality of the above, it will enable them the execution set out in Paragraphs 100 and 101 and will provide them, on request, any information in its possession or under its control that is required for execution of the supervision.

434 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version

Section B - Fault Repair and Preservation of Documents and Recordings435

103.	Deleted436

104.	Types of Report and their Submission Date437

104.1	Deleted438

104.2	Deleted439

104.3	The Licensee shall submit to the director a report for extraordinary events, as set forth in regulation 8 of the Supervision Regulations.

104.4	Deleted440

104.5	Deleted441

105.	Notice of Defect442

105.1	If the Director found defects or deficiencies in the Licensee’s activities, the Director shall notify it of this in writing (in this clause – “the Director’s Notice” or “the Notice.”

105.2
The Licensee shall deliver its response to the Director in writing, within the timeframe defined by the Director in the Notice. If the Director did not define a timeframe for the Licensee’s response, the Licensee shall deliver its response to the Director by no later than thirty (30) days of its receipt of the Director’s notice. In its response, the Licensee shall specify the means it took to rectify the defects and deficiences specified in the Notice and to prevent their recurrence.443

106.	Deleted444

106A.	Retention of documents and recordings

(a)
The Licensee shall retain documents and recordings in its possession concerning the terms of the engagement with the subscriber for the entire duration of the engagement and for one year after the termination of the engagement.

(b)	Deleted445

435 Amendment No. 98
436 Amendment No. 98
437 Amendment No. 41
438 Amendment No. 98
439 Amendment No. 98
440 Amendment No. 98
441 Amendment No. 98
442 Amendment No. 41
443 Amendment No. 87
444 Amendment No. 41
445 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version

Chapter I  - Miscellaneous

107.	The License as an Exhaustive Document

107.1
The rights of the Licensee, its obligations and powers in all matters pertaining to the establishment, subsistence and operation of the MRT System and the provision of services through it, originate in this License and they derive from it and are in accordance with it only.

107.2
The Licensee will be precluded from claiming the existence of any right, obligation or authority based on information, promise, undertaking, representation, proposal, publication, minutes, discussion or declaration that were made outside the License, either in writing or orally, either prior to the award of the License or after it was awarded, with the exception of the interpretation provided by the Minister in accordance with Paragraph 6.

108.	Holding the License Documents and their Return

108.1
The Licensee will hold the License documents in an office and will allow the public to examine their true and updated copies; should a License condition be changed, the Licensee will append the text of the change to the said License documents.

108.2	446Where the License and the documents related to it are on public display, the public shall not have the opportunity to inspect the following documents, contained in the Second Annex of the License:

(a)	Appendix A – Deleted447
(b)	Appendix B-The engineering plan that is attached to Appendix B448;
(c)	Deleted449
(d)	Appendix G – Insurance Contract;
(e)	Appendix H – Bank Guarantee;
(f)	Appendix I – Letters of Undertaking;
(g)	Appendix K – Special Services for Security Forces;
(h)	Appendix L – Security Instructions.

108.3
The License documents are the property of the State and are entrusted to the Licensee for the period of the License’s validity; should the License be revoked or expire, the Licensee will return the License and all its documents to the Director.

450108.4
The Licensee shall allow the public to inspect the documents of the License via the internet;  the Licensee may also do so through  the Ministry of Communications’ internet site as  long as the Ministry of Communications publishes the License on its internet site.

446 Amendment No. 14
447 Amendment No. 98
448 Amendment No. 41
449 Amendment No. 41
450 Amendment No. 14

Translation from Hebrew
The Binding version is the Hebrew version

451108.5	The Ministry may publish the License, other than the Appendices set out in clause 108.2, on such date and in such manner as it sees fit.

109.	Deferment of Date

109.1	If an obligation imposed on the Licensee in this License has a set date for its fulfillment, the Licensee will fulfill it on that date.

109.2	The Director may, upon the Licensee’s request, defer a date set as stated above, if he deems that fulfillment of the obligation on that date is impossible for reasons of force majeure.

110.	Responsibility

The approval or supervisory authority conferred upon the Minister or the Director in accordance with this License, including the employment of the said authority, does not impose on them any responsibility whatsoever, that is imposed in accordance with this License on the Licensee, and it does not harm or detract or remove or diminish the responsibility of the Licensee as stated above.

111.	Dispatch of Notice

111.1
A notice pertaining to this License or its implementation will be given in writing and be delivered by hand or by registered mail with confirmation of receipt; a notice dispatched by registered mail as stated above shall be deemed to have reached its destination within forty-eight (48) hours of its dispatch.

111.2	Any notice from the Licensee to the Minister will be delivered or dispatched through the Director.

111.3
For the purpose of receiving notices in accordance with this paragraph, the Licensee’s address is: 8 Amal Street, Afek Industrial Park, P.O. Box 435, Rosh Ha’ayin, P.O. Box 48103452;  the Licensee will inform the Director of any change of address immediately.

112.	Operation in the 453Judea and Samaria Civil Administration Area

112.1
The Licensee shall contact the communications staff officer in the Judea and Samaria Civil Administration Area for the allocation of frequencies, the expansion of its license in the Judea and Samaria areas, for the expansion of the MRT system and for the provision of 4th Generation services in the areas in which the authorities in the telecommunications sector are of the Civil Administration.

112.2
The Licensee will operate in the Judea and Samaria areas in accordance with the license and frequencies allocation from the communications staff officer of the Civil Administration; the frequency allocation and the license in the Judea and Samaria area, including the deployment, the minimum requirements and the service level to the subscriber shall be mostly based on the allocation terms in Israel and the provisions of this license, mutatis mutandis, as shall be determined by the Civil Administration manager and in accordance with the law and the Security Legislation applicable to the Judea and Samaria areas, including the need to receive an individual approval for the establishment of each telecommunications facility.

113.454	Cancelled.455

451 Amendment No. 14
452 Amendment No. 4
453 Amendment No. 83
454 Amendment No. 57
455 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

Annexes

First Annex 456

List of Services and Gauges of Quality of Service

1.	General

1.1	This Annex contains the list of services that the Licensee is to supply, under the conditions set out in Part B of Chapter E – “Level of Service to Subscribers”.

1.2	The services shall be supplied using the technology operated by the Licensee, unless otherwise noted in the License or in an Annex to the License.

1.3	Wherever the words “Support in Various Languages” appear, the intention is at least to support in the following four languages: Hebrew, Arabic, English and Russian.

4571.4	The licensee shall include in the service file at least the following details:

a)	Name of the Service: name of the service, including the commercial name of the service and a general description of the service.
b)	Detailed Description of the Service: including:

Is this a new service/expansion of an existing service/combination of services/is there a need for preliminary test;
The manner of operation of the service;
Date of commencement of the service;
Availability and gauges for quality of service;
Support centers;
Service price;
The target clientele of the service;
The manner of ordering the service;
The process of connecting to the service;
The ramifications or influences of this service on other services.

c)	Engineering Description

A description and  diagram of the system;
Handsets-target equipment for receipt of the service;

d)	Miscellaneous

The need for number portability necessary coordinations with the licensee or other factors.

456 Amendment No. 14
457 Amendment No. 41

Translation from Hebrew
The Binding version is the Hebrew version

4582.	List of Services:

2.1	Basic Telephone Services

No.	Service Name	Service Description	Supply Date**	Service Quality Measures*	Notes
1.	Ordinary telephone conversation (speech)
Telephone conversations to and from Subscribers of the Licensee to any telephone or other Terminal Equipment appropriate to the Licensee’s Network and to any other Public Telecommunications Network in Israel or around the world.
			Exists	High sound quality and high level of privacy
2.	Access to emergency calls
Free dialing to such emergency services as shall be prescribed by the Director (e.g.: police, ambulance, fire department, and others).
Caller to be directed to an emergency call center by way of definition of the service provider in the place where the Subscriber is. These services are available also without a SIM card in the handset.
			Exists		The phone number of the caller shall be identifiable by the public emergency service centers. Dialing without a SIM card shall be possible to number 112 according to ETSI nad directed to the police.

*
The Licensee shall act in accordance with the definitions of the World GSM Organization, and in accordance with the standards of ETSI (the European Telecommunications Standards Institute), to the extent relevant for each  service.

**	3G services are provided from January 2005 unless stated otherwise (notice of activation of 3G services as of February 2, 2005).

458 Amendment No. 63

Translation from Hebrew
The Binding version is the Hebrew version

2.2	Accompanying Services

No.	Service Name	Service Description	Supply Date**	Gauges of Quality of Service*	Notes
3.	Voice mail
Leaving and retrieving  voice messages stored in a personal voice mailbox when the customer is not available or does not wish to answer.  Sending an indicator when a message is waiting in the mailbox.  Licensee to support various languages.
			Exists		Leaving and retrieving messages from voice mail box even when dialing from other networks.
4.	“Follow me”
Direction of incoming calls to another telephone number at the Subscriber’s election (permanently, only when the Subscriber’s number is engaged, only when the Subscriber does not answer or when the Subscriber is not available).  The service operates in accordance with the subscriber's choice when the handset is not turned on or is outside a coverage area.
			Exists	Availability at peak hours at 99% probability	These services are available also without a SIM card in the handset.

Translation from Hebrew
The Binding version is the Hebrew version

5.	"Selective follow me"
Direction of certain incoming calls at te Subscriber's election to another telephone number at the Subscriber’s election (permanently, only when the Subscriber’s number is engaged, only when the Subscriber does not answer or when the Subscriber is not available).  The service also operates in accordance with the subscriber's choice when the handset is not turned on or is outside a coverage area
			Future	Availability at peak hours at 99% probability	These services are available also without a SIM card in the handset.
6.	“Hold call”	Directing a caller to a “hold” status, when the Subscriber answers another call or calls another number. Skipping between the two calls.	Exists
7.	Call waiting
The ability of the Subscriber to transfer from one call to another (after indication of a second incoming call using special sounds) at the same time.  The Subscriber can choose to answer, not answer, or ignore.
			Exists	Availability at peak hours at 99% probability
8.	Selective call waiting	Only calls from a list of telephone numbers determined by the Subscriber will activate a sound that lets the Subscriber know about the waiting call.	Exists	Availability at peak hours at 99% probability
9.	Caller id	Display of the number of the caller (at the time of the call) on the display screen of the handset.	Exists		Dependent upon the number not being blocked by the caller or the implementation by the other operator

Translation from Hebrew
The Binding version is the Hebrew version

10.	ID call concealer	Allows concealment of the Subscriber's number from being displayed on the screen of the handset receiving the call. The concealment can be one-time or permanent.	*4/1998		In accordance with a a notice dated 15/12/2011
11.	Call blocking	The ability to limit making calls to certain destinations and in addition the ability to block receiving a call while overseas, in accordance with the Subscriber's preference.	2/2005	Availability at peak hours at 99% probability	The blocking for outgoing calls is for specific numbers. There shall not be a comprenhesive blockage for access to an MRT or fixed-line operator.
12.	Short message service (SMS)
Sending, receiving, storing and routing of text messages in different languages, graphics, voice and picture messages to and from Subscribers’ handsets in the Licensee’s Network or Subscribers’ handsets on other networks in Israel and overseas who have reached an agreement with the Licensee.
Sending such messages from a personal computer.
Sending incoming messages to a facsimile machine.

			Exists	Speed of transferring a graphic message-in accordance with the speed supported by the handset and dependent on the abilities of the network to supply data communications.	Dependent upon terminal handsets
13.	Multi media message	The ability to send/receive/store/route messages, while utilizing a wide range of media types, such as: text, audio, fax, e-mail, video.	2/2005	Based on the speed supported by the handset and the ability of the network to supply data communications.
14.	Unified messages	The Subscriber's ability to access various messages through one access point without depending on the type of media that was used to send the message.	Future	Availability at peak hours at 99% probability

Translation from Hebrew
The Binding version is the Hebrew version

15.	24 hour subscriber service	Receipt of assistance from subscriber service 24 hours a day, 7 days a week, in four languages (Hebrew, Arabic, English and Russian).	Exists	See Appendix E
16.	Information service	Finding out telephone numbers in Israel.	Exists	See Appendix E	Pursuant to provisions of the License
17.	Billing summary	Sending an invoice containing a summary of all billing (e.g., subscription fees, airtime billing, taxes, other expenses). Information on billing via interactive answering service and SMS.	Exists	100% matching with company records
18.	Detailed billing	Sending an invoice containing details of all calls made for the entire billing period, upon request. Receipt of accounts, or specific parts of accounts.	Exists	100% matching with company records
19.	Controlled billing
The Subscriber determines the maximum level of use for each billing month in order to assist with budgeting.
Receipt of Short Message System (SMS) when billing reaches pre-determined level of use.
Increase or decrease of level in real time.
			Future	100% matching with company records
20.	Personal number	The Subscriber can use a single number for all his communications (voice, fax and data)	Exists
		Able to combine with call screening while activating a "follow me" feature based on the time of day, identity of the caller or type of communication.	Future

Translation from Hebrew
The Binding version is the Hebrew version

21.	Transfer of calls	Transfer of calls to third party	Exists
22.	Call screening	Receipt, transfer or rejection of calls based on identity of caller or time.	Future
23.	List of preferred callers	Allows Subscribers to receive calls from a list of preferred callers. Other calls are sent automatically to the voice mail box or to another number.	Future
24.	Selection of number	Subscriber can choose his telephone number in accordance with the Numbering Plan in Israel, as part of the Licensee’s allotments	Exists
25.	Ability to change number	Change of Subscriber’s telephone number, at Subscriber’s request	Exists
26.	Access services to information in accordance with location	Access from MRT Terminal Equipment to specific information per geographic location of Subscriber	Exists	Coordination of information within cell – accuracy of several kilometers	Subject to provisions of protection of Privacy Law, 5741-1981
27.	Loading “telephone book”	Loading of telephone numbers by Licensee directly into a “telephone book” on Subscriber’s SIM card, per list that Subscriber enters into system via exchange operator, answering service or internet.	2005		In accordance with a notice dated 15/12/2011

Translation from Hebrew
The Binding version is the Hebrew version

28.	Voice operated dialing	Dialing numbers via Subscriber’s voice command (instead of manual dialing)	Exists		Dependent upon terminal handset
29.	Voice mail	The ability of callers to record messages and of addressees to return calls	2/2005	Availability at peak hours at probability of 99%
30.	Automatic redial (completion of calls to engaged subscribers)	The system ‘locks’ on to an engaged line and the Network rings the Subscriber back automatically when the engaged line becomes free.	Exists		Dependent upon terminal handset
31.	Renewal of line that drops out	Automatic renewal of calls that drop out	Future
32.459	Two Number of SIM cards/MRT Terminal Equipment units on one number	Operating a number of MRT Terminal Equipment using an identical number and identical account (eg. one handset in the car and one mobile).	Exists		Orange 2
33.	Two numbers for one SIM card	Operating two separate telephone numbers from the same MRT Terminal Equipment and SIM card (eg. a private line and a business line) The lines may be billed separately or together.	Future
34.	Blockage of international access	Blocking of a Subscriber’s ability to make outgoing international calls in Israel; and incoming or outgoing calls when roaming outside of Israel	Exists
35.	Collect calls	Collect calling for calls to pre-determined numbers. The recipient of the call pays for the call	Future
36.	Virtual private network (VPN)	Dialing MRT Terminal Equipment of Subscribers within a corporation by calling extension numbers on corporation’s private exchange (PBX) or truncated number.	Exists		For corporations
37.	Wireless Centrex services	Receipt of some of the benefits of VPN for groups of subscribers who are not connected to a PBX. Dialing members of the group via truncated code instead of whole numbers	Future

459 Amendment No. 93

Translation from Hebrew
The Binding version is the Hebrew version

38.	Closed user group	Allowed calls between subscribers in pre-determined groups	Future
39.	Automatic subscriber location (Hunt Group)	Transfer of incoming calls automatically to a list of telephone numbers in order to locate Subscriber	Future
40.	Conference call	Addition of third party to a call without disconnecting the second party and without needing to set up the service in advance through an exchange operator	Exists		Dependent upon terminal handset
41.	Data communications service
Transfer of data communications service via subscriber’s telephone handset/ PC/PDA/Laptop that is connected to the Subscriber's handset. Possible to transfer the data at the time the call or afterwards.
			Exists	Speed of up to 42Mbps and in the future up to 300 Mhps	Dependent upon terminal handset and coverage
42.	Over the air activation and alterations	On line activation and alteration of SIM card memory so as to save a Subscriber's having to come to a service center	Exists
43.	Temporary disconnection	Disconnection of service for a Subscriber for a pre-determined period of time without losing the specific telephone number (eg. during holidays or temporary stay overseas)	Exists
44.	Consolidated billing	Receipt of one bill combining charges for all handsets for Subscribers with a number of telephones and/or services	Exists	Full coordination with system records for bills sent out
45.	Clarification of bill status	Clarification of up-to-date bill status via voice response, SMS or internet	Exists

Translation from Hebrew
The Binding version is the Hebrew version

46.	Account billing
Typing in an identification code before every call (so as to distinguish between business calls and private calls made on the same line).  Receipt of monthly invoice with details of use per billing code.
			Future	Full coordination with system records for 100% of bills sent
47.	Electronic billing / reporting	Control and analysis of information on billing and treatment of bills by Subscriber, using special software	Exists	Full coordination with system records for 100% of accounts sent
48.	Additional copy of account	Receipt of more than one copy of every bill, upon request	Exists
49.	Billing on demand	Supply of report of all bills and credits as at the period requested by the Subscriber.	Exists	100% coordination with system records
50.	POC (Push to talk over Cellular)	Holding a conversation by the push of a button on the MRT Terminal Equipment. The call may be private (between Subscribers) or a group call on the data communications network	7/2004	In accordance with the Service File	Based on a temporary provision 460
51.	Free of charge service for the caller	The initiator of the call shall not be charged for the call. The receiver of the call shall be charged in accordance with appropriate billing arrangements	3/2010	In accordance with the service file461

460
Temporary Provision  - The Licensee will allow the activation of the "Push to Talk" service (hereinafter- the " Service") for any Subscriber that is a legal entity (an individual or corporation), provided that the number of users (the number of MRT Terminal Equipment units that are designated for the Service, hereinafter- Terminal Units) that the Subscriber has, does not exceed 20 during the first year from the beginning of the Service. Notwithstanding the above, if a significant change shall happen in the MRT sector that can affect the provision of the Service, the Ministry will consider shortening the period.

Commencement- The beginning of the service not before 18.7.04
461 In accordance with the service file "free of charge call for the caller" ("1-800 service")

Translation from Hebrew
The Binding version is the Hebrew version

52.	Commerce telephone service (premium) at a low price	Provides a commerce telephone service (premium) at a low price, via the Licensee or content provider.	9/2008	Prefix in accordance with the numbering program
53.	Commerce telephone service (premium) at a fixed price	Provides a commerce telephone service (premium) at a fixed price, via the Licensee or content provider.	future	Prefix in accordance with the numbering program
54.	Ring Back Tone	Playing of music or content pre-selected by the Subscriber for those calling, instead of a waiting tone	4/2003*	*In accordance with a notice dated 30.4.2003

2.3	Value Added Services

55.	Access to internet / intranet
Access to internet or to the private intranet network of a company through an account the access to which is via the Subscriber’s Terminal Equipment (including a mobile handset), computer, PDA or similar device and the ability to transfer files, e-mails and streamline video/audio data.
		Exists	In accordance with the speed supported by the handset and dependent on the network's ability to supply data communication.	Access to internet via special internet services licensee

Translation from Hebrew
The Binding version is the Hebrew version

56.	Access to internal organizational internet (Intranet) and external (Extranet)	The ability to supply access to the organizational network either directly to the local organiznational netowrk (LAN) or to the private virtual network (VPN).	2/2005	In accordance with the speed supported by the handset and dependent on the network's ability to supply data communication.	Dependent on the performance of the organizational network.
57.	Identification and verification	Identification and verification of user upon access to an internal organizational network (intranet) using Terminal Equipment	Future
58.	Email
Access to an electronic mailbox available on various devices (PDA, PC, mobile handsets).
Sending and receiving messages, indication upon receipt of message into mailbox of Subscriber.
Support in various languages
			2/2005	In accordance with the speed supported by the handset and dependent on the network's ability to supply data communication.	Dependent upon terminal handset
59.	Video communications	Sending photos, graphics or live video via the Network (eg. Subscribers who are far from one another can exchange photos and work interactively)	2/2005
60.	Video Call	The ability to make a bi-directional video call between two callers.	2/2005	Data transfer speed-up to 46K	Dependent upon terminal handset
61.	International roaming
Provision of MRT Services when visiting Israel (for “roamers” from overseas).
Transfer of calls to a Subscriber overseas via a international long distance provider and the provision of the possibility for Subscribers that are overseas to receive MRT services from overseas operators, including call filtering and call back and the provision of cellular telephone services and accompanying services to those visiting Israel (for "roamer" from overseas) all by way of roaming agreements with operators in other countries.
			Exists	Under GSM MoU

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62.	Information regarding international ascription	A Subscriber that calls the service receives information regarding ascription to international operators.	Exists
63.	Advanced voice mail box
Sending and receiving speech messages with more advanced features and abilities:
Fax box sending messages to more than one person at once
Sending messages from one voice box to another, including transfer of messages received to another person, or direct response to sender.
Exists
64.	Personal secretary service
Connection of callers to an exchange operator to deal with more complex messages than voice mail service.  Notice passed to Subscriber via  speech or Short Message (SMS), per customer instructions (can work as a beeper service)
Future

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65.	GSM / satellite roaming	Licensee to support handsets with double GSM / satellite operating statuses	1/2005*	Conditional upon roaming agreement
Conditional upon roaming agreement with satellite operator and upon satellite network operator’s having a license from the Director to provide its services in Israel.
In accordance with a notice dated 15/12/2011*

66.	Information, enterntainment and content services according to subscriber needs
Access to wide variety of information, enterntainment and content services based on various media types via sms messages/picture/multi media and cellular internet (receiving or transmitting) or via audio or visual content (eg. financial information, traffic reports, sports news and weather reports).
			Exists	In accordance with the speed supported by the handset and dependent on the network's ability to supply data communication	Dependent upon terminal handset and network capacity
67.	Services based on location
Combination of various services with location abilitites in the network or a satellite navigation system (GPS) so as to offer customers location-based services (eg. whilst driving in a car).  Subscriber can be quickly and accurately located.  Receipt of navigation instructions based on location of Subscriber.
Various services based on receipt of information regarding traffic situation on roads in Israel based on Subscriber’s location.  Following up movements of subscriber’s vehicle (eg if car  is stolen)
			1/2004*		Subject to the Protection of Privacy Law, 5741-1981. In accordance with a notice dated 15.12.2011

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68.	Managing mobile workforce/location/navigation	The ability to supervise, control and manage mobile employees, assist with their navagation while monitoring their location.	1/2005	Subject to the Protection of Privacy Law, 5741-1981.
69.	Notification of activation of alarm	Checking status of Subscriber’s house alarm, car alarm or any other alarm using Terminal Equipment	Future
70.	Marketing and shopping by telephone	Receiving advertisements for products via speech or written messages (by request). Ordering products via Subscriber’s terminal equipment	Future
71.	Electronic Money
Storage and transfer of “electronic money” in the memory of the Subscriber’s SIM card. Loading of SIM card with money using various, convenient means (such as direct transfer from bank account, from ATMs, from appropriate public telephones or computerized public information stands).
Future
72.	E-Commerce	Purchase of products and services via Terminal Equipment, being billed via telephone account.	Exists	To be updated in accordance with the “Mobile Electronic Commerce” regulations, when published and in accordance with the Ministry of Communications' policy.
73.	Payments via the cellular handset
The ability to effect on line purchases directly from the the cellular handset. The service allows the complete execution of the transaction-verfication of the Subscriber, ordering the goods and execution of the payment
			2/2005	Dependent upon terminal handset

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74.	Electronic Banking
Effecting basic banking operations using Terminal Equipment as a terminal (eg. ordering check books, inspecting bank account statements) the information being transferred to a Subscriber’s Terminal Equipment via Short Message System (SMS)
			Exists	In accordance with bank requirements	Conditional upon the approval of the Supervisor of Banks
75.	Electronic clearance	Ability of clearance between a trader and the credit card company, using cellular Terminal Equipment	Future	In accordance with requirements of credit card companies
76	Facsimile
Receipt, storage and retrieval of facsimile message via Subscriber’s Terminal Equipment (fax mail).  Subscriber receives a Short Message (SMS) when new fax arrives. Retrieval of fax by redirecting fax message to the fax of the Subscriber’s choice.
			Exists		Direct or via the voice mailbox-dependent on the handset. The service does not exist on the 3G network.
77.	Telemetry applications
Enables Subscribers to perform remote controlling and monitoring (such as electricity and water meters, traffic lights, cargo, safety warnings, remote readings from computer equipment, environmental monitoring, car parking, medical observation)
			Exists	In accordance with the speed supported by the handset and dependent on the network's ability to supply data communication

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78.	“Yellow Pages” type directory	Access to “Yellow Pages” type information via exchange operator using truncated dialing	Future
79.	Provision of MRT Terminal Equipment
Provision of Terminal Equipment  for use in countries with different service bands than Israel  (such as in GSM 1800 and 1900 networks) all charges being transferred to the Subscriber’s GSM account in Israel
			Exists	Not relevant
80.	Provision of SIM card	Provision of SIM card to visiting “roamers” from countries with whom there is no roaming agreement	Future
81.	Regional tariffs	A special tariff for calls that begin and end in a pre-ordained area (eg. house, office)	Future
82.	Pre-paid card	Enables a Subscriber to load his MRT account with a pre-defined amount of money	Exists
83.	Advertisement during call	Lower tariffs for Subscribers willing to listen to an advertisement at the beginning of the call. Advertiser pays for this discount	Future
84.	Deleted462
85.	Deleted463
86.	Filtering of offensive sites and content on the internet	4/12			The service is provided to a subscriber that uses internet access service. No additional charge in additional to the payment charged from the subscriber for internet access service.

462 Amendment No. 100
463 Amendment No. 100

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87464	Personal Message
a message, warning and short explanation of the security forces that is sent immediately, selectively and focused to subscribers with MRT handsets that support the use of the cell broadcast ("CB") technology.
			10/2014	As set out in the service file	In accordance with Article 65B and the "Personal Message" service file
88465	Premium service at a premium tariff	Premium service provided by dialing a designated prefix that has been allocated for this (1-900, 1-901, 1-903)	2/2015	The service will be provided in accordance with the provisions of Appendix N.
89466	Premium service at a regular tariff	The premium service will be provided by: 1) Network access code-as an internal network service 2) Dialing a Fixed-line telephone number-as a general national service.	2/2015	A fixed-line telephone number and a regular taiff as defined in article 67D1 of the license
90	Partner WiFi Calling	Making and receiving calls in Israel over the internet network, via wireless access point (WiFi) and keeping the subscriber's telephone number in the Licensee's network.	7.8.2016	GOS 2% only in the Licensee's network	In accordance with the service file Partner WiFi Calling only in supporting MRT Terminal Equipment.
91	Partner WiFi Calling abroad	Making and receiving calls abroad over the internet network, via wireless access point (WiFi) and keeping the subscriber's telephone number in the Licensee's network.	Future		In accordance with the service file.

464 Amendment No. 74
465 Amendment No. 80
466 Amendment No. 80

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Second Annex - Appendixes

The appendixes in this Annex include the following appendixes and information:

Appendix

Appendix A - Deleted467

Appendix B - Engineering Plan

Appendix C - Maintenance Organization-Annulled468

Appendix C - National Roaming (NR)469

Appendix D - Standard Agreement-Annulled470

Appendix E - Minimum Requirements and Grade of Service to Subscribers

Appendix F - Service order on the Licensee's or content provider's website471

Appendix G - Insurance Contract

Appendix H - Bank Guarantee

Appendix I - Written Undertakings

472Appendix J- Access to International Telecommunication Services

473Appendix K-Special Services for the Security Forces (Confidential)

474Appendix L-Security Provisions (not for Publication)

467 Amendment No. 98
468 Amendment No. 41
469 Amendment No. 59
470 Amendment No. 41
471 Amendment No. 60
472 Amendment No. 1
473 Amendment No. 4
474 Amendment No. 4

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Appendix A - Deleted475

475 Amendment No. 98

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Appendix B-Engineering Plan476

1.	Cancelled.

2.	Provisions, characterizations and work procedures:

2.1	Blockage of cellular terminal equipment, as set forth in Article 71A, shall be in accordance with the functional characterization dated November 2, 2008.

3.	Engineering Plan:

3.1	The following shall be considered as a detailed appendix of the engineering report:

(a)	An engineering report that was filed in Tender number 1/01 and the Tender as defined in Article 1 of the License.
(b)	Any engineering plan for the development and upgrade of the network that was delivered to the Director General.
(c)	Outline engineering report that was delivered to the Director General.

3.2	Deleted477

476 Amendment No. 41
477 Amendment No. 98

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Outline engineering report

Table of Contents

Chapter A:	General

1.	Definitions, terms and explanations
2.	Approvals and signatures

Chapter B:	Summarized Description

Chapter C:	Detailed Description

Chapter D:	Risks, Disturbances, Special Difficulties

Chapter E;	Engineering Plans;

Forecast for the update of the outline engineering report for the two consecutive years after the submission of the report.

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Chapter A: General

1.	Definitions, terms and explanations

a.	Concentration and explanation of terms that are included in the engineering plan report, including details of abbreviated terms.

2.	Approvals and signatures

a.
I, the undersigned [the highest ranking engineering officer in the company] hereby confirm that this engineering report accurately and completely describes the engineering outline of the company and its engineering plans as they are known to me.

Chapter B: Summarized Description

1.	A summarized description of the engineering outline:

a.	A summarized description of the engineering outline that includes a description of the engineering system configuration, deployment and quantities of the system components.

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Summary of the Engineering Report

No.	Technology Generation/Subject	2		3	4 (future)
		GSM	CDMA	HSDPA/HSPA/HSPA+	LTE/LTE adv
1.	Number of subscribers (M)
2.	Ranges of the frequency (Mhz)
3.	Number of core sites Main manufacturer Additional manufacturer
4.	Number of intermediate sites (e.g RNC) Main manufacturer Additional manufacturer
5.	Number of terminal sites (e.g BS) Main manufacturer Additional manufacturer
6.	Average voice transmission to terminal site (mbps/E1)
7.	Average data transmission to terminal site (mbps)
8.	Load management system have/do not hve
9.	Interconnection (mbps)
10.	Number portability Who is the supplier Have back/do not have
11.	Billing system Late charging supplier Pre-charging supplier

No.	Technology Generation/Subject	3	4 (future)
		HSDPA/HSPA/HSPA+	LTE/LTE adv
12.	Cellular coverage[%]	Area	Area
		Population	Population
		Roads 1-3 numeral Passenger train routes	Roads 1-3 numeral Passenger train routes
		Roads 4+ numeral Rail transport routes	Roads 4+ numeral Rail transport routes

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Chapter C: Detailed Description

1.	The diagrams of the outline engineering in a Top-Down format from the diagrams of the entire system and disassembly into subsystems.

2.	Deployment and Quantities: Quantitive scope and deployment of the system in the allocated frequency ranges, while emphasizing:

•	Location and number of MRT cells,

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Appendix C-National Roaming (NR)

Definitions

1.	In this Appendix-

"Hand-Over"-
continuation of a call by handing it over through MRT terminal equipment from a coverage area of a cellular radio base of one licensee to the coverage area of a cellular radio base of another licensee, continuously and without disconnection or interference;

"Call"-	including sms, data communication, cellular internet browsing, application use, etc.

"Subscriber of a Roaming Licensee"-	including a subscriber of an MRT licensee on another network, if said licensee makes use of the roaming licensee's network;

"Lock"-
A situation in which the terminal equipment of a subscriberof a roaming licensee that roamed to a host network continues to receive service on the licensee's network after the call has ended, even if that area has coverage of a roaming licensee;

"The Specifications"-	The most updated 3rd generation project partnership (3GPP) regarding National Roaming that are published from time to time.

2.	The Licensee shall provide the Roaming Licensee with national roaming services through its network, as set forth in Article 67E, in accordance with the conditions set forth below.

Transfer and initiation of calls on the Licensee's network

3.	The Licensee shall provide said National Roaming services, in one of the following manners:

a)
Call transfer-the Licensee shall enable the transfer of a call that is carried out via a subscriber's handset, from the network of a Roaming Licensee to the Licensee's network, when the Roaming Licensee does not have coverage in that area. After the call is transferred, the call will be carried out on the Licensee's network until the call is terminated;

b)
Call initiation-The Licensee shall enable the initiation of a call on its network that is carried out via the handset of a Subscriber of a Roaming Licensee, if the network of the Roaming Licensee does not have coverage in that area, or due to the handset lock of the Subscriber of a Roaming Licensee on the Licensee's network. After the initiation, the call shall be carried out on the Licensee's network until the call is terminated.

Duration of the Lock

4.	The Licensee shall determine the duration of the lock time in accordance with the requirements of the Roaming Licensee.

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Discrimination prohibition

5.	The Licensee shall ensure fair and equal conditions for each Roaming Licensee with regards to the provision of MRT services, including the following:

1)
Discrimination prohibition-The scope, standard and quality of the services that a Roaming Licensee's subscribers shall receive shall not be less than those provided to the Licensee's subscribers; if the Licensee distinguishes between types of its subscribers, with regards to the scope, standard or quality of its services, it shall allow the Roaming Licensee to make the same distinction between its subscribers;

2)
Transfer-The Licensee shall enable the Roaming Licensee's subscribers to transfer in one direction, i.e.-from the Roaming Licensee's coverage area to the coverage area of the Licensee, in a continuous manner, without disconnecting or interference to the call;

3)
Advanced Network-The Licensee shall provide a Roaming Licensee with NR services through its most advanced network478 and in the lowest frequency spectrum that it uses479, only if it does not have the said coverage, shall provide NR services through a higher frequency spectrum or through a network from a previous generation480, and all in the same manner of preference as its own subscribers;

4)
Service Variety-The Licensee shall enable a Roaming Licensee to provide the variety of services that the Roaming Licensee shall wish to provide to its subscribers' subject to the technical possibility of the host licensee and in absence of any unreasonable burden on the host licensee;

Cooperation

6.	The Licensee shall cooperate with the Roaming Licensee, including by the following:

1)
Blocking sites-The Licensee shall block, in accordance with the Roaming Licensee's demand from time to time, the use by the Roaming Licensee's subscribers of the specific coverage areas of the Licensee's sites, in which the Roaming Licensee has coverage.

2)
Dynamic update-The Licensee shall update the Roaming Licensee on a regular basis with regards to the required data to support NR, based the needs of the Roaming Licensee and in accordance with the expansion of its network, the changes of the Licensee's network, including traffic data per site, call detail records, billing data of a Roaming Licensee's subscribers, faults, system changes, etc, and the Licensee shall update its systems, as so required, based on the network data of the Roaming Licensee;

478 HSPA+/HSPA/UMTS and in the future LTE
479
For example, a licensee that operates UMTS networks in the 850/900 and 2100 Mhz spectrums, will give a Subscriber of a Roaming Licensee services through the network in the 850/900 spectrum in the same manner of preference as his own subscribers.

480 GSM/GPRS/EDGE

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3)
Location data-The Licensee shall provide the Roaming Licensee with continuous location data in real time of the Roaming Licensee's subscribers that are within the coverage area of the Licensee; the said location data shall not be less than that received for the Licensee's subscribers;

4)	Visibility-The Licensee shall act, to the extent possible, so that the subscribers of a Roaming Licensee shall not be able to detect that they are receiving service from the Licensee;

5)
Switching-The Licensee shall transfer all outgoing and incoming calls through the Roaming Licensee's network, in order to enable the Roaming Licensee to supply to its subscribers all of the services that it wishes to provide, including signaling of calls that were not executed;

6)	Smart network- The Licensee shall support, to the extent possible, smart network services provided by the Roaming Licensee;

7)
Calls to emergency call centers-a call by a subscriber of  a Roaming Subscriber to an emergency call center, that was initiated on the Licensee's network, shall be directly routed to the emergency call center by the Licensee, unless the Roaming Licensee has the ability to route the call to the appropriate emergency call center according to the geographical location of the subscriber;

8)
Fulfillment of statutory provisions-The Licensee shall cooperate with the Roaming Licensee in order to fulfill any statutory provisions following any law, to the extent that the said cooperation is required due to the existence of NR;

9)
Handling malfunctions-The Licensee shall handle malfunctions in its systems that are caused or could cause harm to the NR regarding the level of service agreed upon between the Licensee and the Roaming Licensee481 or determined by the Ministry;

10)
Prevention of transfer of information-The Licensee shall keep completely confidential all information regarding the Roaming Licensee, and shall prevent the transfer of any information regarding the Roaming Licensee from its employees and anybody on its behalf that handles NR operations to any other entity of the Licensee, particularly its sales and marketing personnel.

Specifications

7.
With regards to NR, the Licensee shall act in accordance with the specifications. To the extent that a matter is not dealt with in the specifications, the relevant licensees shall act in accordance with the best engineering practice.

482

481 Service Level Agreement (SLA)
482 Amendment No. 41

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483Appendix D - Preparation to ensure the functional continuity during an emergency

1.	Preamble

1.1.
The telecommunications market in Israel constitutes a vital national infrastructure both on a routine basis as well as in emergencies and hence requires the Licensee to be prepared to ensure the functional continuity of operations during an emergency in order to continue to provide its services also during emergencies.

1.2.	The License will implement a comprehensive work plan and ensure its durability to function during emergencies while ensuring the functional continuity for the provision of its services.

1.3.
This Appendix constitutes the minimal operational framework for the Licensee in order to maintain functional continuity of operations during emergencies that includes a business continuity plan (BCP) and a disaster recovery plan for the network (DRP).

2.	Definitions

"Interim Site"	-	A site that includes sub-systems of the network for the performance of connection and control of end sites;
"Alternate Site"	-	A site that is maintained in a state of readiness and is designated for use during an emergency, in which the activity will continue to ensure functional continuity;
"Core Site"	-	A main site that includes central systems of the network including switch, databases, computer systems, storage and a control and management center;
"End Site"	-	A cellular radio base on an MRT Licensee network;
"Sharing Agreement"	-	An active frequency sharing agreement, as defined in Section 19A of the License;
"Recovery Target"	-	A target that the Licensee has determined to restore technological activity and support systems to a defined service level and within a defined period of time;
"Portable Site"	-	A portable end site;
"Functional Continuity"	-	Ensuring operation continuity of the Licensee's services, that includes a network recovery plan from a disaster and a business continuity plan;
"The Plan"	-	A plan for ensuring the functional continuity;
"Business Continuity Plan"	-
An activity plan that is executed by the Licensee during an emergency to ensure the functional continuity of processes that are defined as critical and of telecommunication, computerization and storage systems (BCP).

483 Amendment No. 82

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3.	Formulation of a plan for ensuring the functional continuity

3.1.
The Licensee will formulate a Plan for ensuring the functional continuity that will assist during an emergency to ensure its ability to operate in a continuous manner, to mitigate the damage in provision of its services and to recover its operations; the Plan will include at least the following matters:

(a)	Analysis of risks to which it is exposed during an emergency, including a results analysis; repercussions and implications for the ongoing and standard work of the infrastructures and its services;

(b)	Determination of service targets and Recovery Targets for emergencies, in accordance with the risk analysis and their implications for Functional Continuity and continued provision of its services;

(c)
The guidelines that are detailed in this Appendix, including the different plans that are detailed in this Appendix, while addressing the roles and areas of responsibility of various functionaries in managing an emergency and upholding the Plan in practice;

(d)	Implementation of the Plan amongst the managers, employees suppliers and subcontractors.

4.	Board of Directors and Management Responsibility

4.1.
The Licensee's Board of Directors will approve the Plan, while addressing the Functional Continuity risks and control thereof, as part of the comprehensive framework of the general work for risk management and will guide the Licensee's management to execute it.

4.2.
The Board of Directors will discuss the Functional Continuity matters during significant technological changes and after a telecommunications failure event, a significant failure of the critical IT systems such as the billing system or the customer relationship management (CRM) system, provided that the Functional Continuity matters will be discussed at least once a year.

4.3.
The Licensee will appoint a Functional Continuity manager and will define the areas of his responsibility and authority that will include ensuring implementation of the Plan and adapting it to technological changes, the existence of an assimilation plan, practice drills and lesson drawing as well as mapping and monitoring existing deficiencies and reporting thereon to the management.

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4.4.	The Plan will be audited periodically by the internal auditor or an executive office holder of the Licensee.

4.5.	The Board of Directors and management will define periodic monitoring discussions, documentation and reporting format, within the Company.

5.	Management of An Emergency Situation

5.1.	The Licensee will appoint a senior authority to declare a transition from routine work to emergency work in a transition procedure from routine to emergency.

5.2.
The Licensee will operate a situation room during an emergency that will include all of the required means to manage the situation, including alternative communication means that do not rely on the Licensee's network ("the Main Situation Room").

5.3.
The Licensee will establish an alternative situation room at another site, at a distance of at least thirty (30) Km from the Main Situation Room; notwithstanding the aforesaid, at the Licensee's written request, the Director General may approve establishing an alternative situation room at a closer location.

5.4.	The situation room will be used by the Licensee's office holders to manage the situation and to operate the action plan for Functional Continuity.

5.5.
The Licensee will appoint a team to manage the emergency situation that will be composed, inter alia, of office holders, key decision makers and professional people from the technology division (communications and IT).

6.	Manpower, Economic Immobilization and Emergency Economy

6.1.	The Licensee will operate vis-à-vis the Ministry of Economics to obtain recognition as an essential enterprise in accordance with the Emergency Work Service Law, 1967.

6.2.	The Licensee will prepare manpower for every operating sector thereof that will enable it Functional Continuity; The Licensee will validate the staff lists once a year.

6.3.	The Licensee will ensure regular working conditions, and inter alia, in the following matters:

a)	Food, water, sleep equipment for all of the manned sites;

b)	Equipment, protection, food and water for all the field teams (field technicians/field maintenance);

c)	Protected spaces/rooms (floor shelters/apartment shelters) and safe work areas.

6.4.
The Licensee will maintain one armored vehicle that will enable the work of a field team. A Licensee that operates over 1,000 sites will maintain an additional armored vehicle; said vehicles will be owned by the Licensee or will be provided through a supplier.

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6.5.	The Licensee will ensure transportation for its employees to and from its sites in accordance with the workforce that it determined for each area of activity as set forth in section 6.2

7.	Continuity, Backup and Survivability of the Network and the Infrastructure

7.1.
The Licensee's network will comprise of at least two Core Sites at a geographical distance of at least thirty (30) km; notwithstanding the aforesaid, the Director-General may, at the Licensee's written request, approve Core Sites at a shorter distance.

7.2.	The core systems of the network will operate on BCP architecture, insofar as the technology is made available by the equipment manufacturer.

7.3.	The network core will be planned so that there will be no single point of failure, a malfunction in which causes the malfunction of the entire network.

7.4.	The Licensee will operate a manned management and control center 24/7, 365 days a year, for the monitoring, control and operation of all of the network’s components.

7.5.
The Licensee will set up an alternative management and control center at another geographic site at a distance of at least thirty (30) km; notwithstanding the aforesaid, at the Licensee’s written request, the Director General may approve having an alternative management and control center at a shorter distance.

7.6.
The alternative management and control center will include all of the management and control systems required for Functional Continuity of the Licensee’s services independently, and will be available for immediate action.

7.7.	The Licensee will formulate a technological and engineering backup plan for the Core Sites which will enable Functional Continuity in the event of a Core Site failure.

7.8.	The Licensee will formulate a technological and engineering backup plan for the Interim Sites which will enable Functional Continuity in the event of an Interim Site failure.

7.9.
The Licensee will formulate a contingency plan (without actual rollout of additional infrastructures) which will be operated at failure events to link End Sites in accordance with criteria to be determined by the Licensee.

7.10.	In the event of a failure at the Core Site or an Interim Site, the backup plans will allow additional reception of at least fifty percent (50%) of the disconnected End Sites.

7.11.
The Licensee will formulate a plan for regular backup of data and information systems on a routine basis and in emergencies at another geographic site, at a distance of at least thirty (30) km; notwithstanding the aforesaid, at the Licensee’s written request, the Director General may approve an Alternative Site at a shorter distance.

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7.12.	The Licensee will maintain backed up transmission infrastructures to link the Core and Interim Sites.

7.13.
The Licensee will maintain four (4) Portable Sites which will substitute damaged End Sites, to expand coverage or increase capacity; such resources shall be owned by the Licensee. Notwithstanding the aforesaid, in the event that the Licensee entered into a Sharing Agreement with another licensee, the Licensee may maintain the aforesaid together with the other licensee.

7.14.	The Licensee will have the independent capacity to roll out and operate the Portable Sites, supply energy and transmission and connect them to the network within twelve (12) hours.

7.15.
The Licensee will maintain reserve technical equipment for the entire technological system which will allow current continuous maintenance for at least three weeks, without the need to bring alternative equipment from overseas; such equipment shall be owned by the Licensee.

8.	Transmission Infrastructures

8.1.
The Licensee will formulate a technological and engineering backup plan for the infrastructure and the transmission routes for Functional Continuity of the transmission services, through landline or wireless transmission.

8.2.
The Licensee will formulate a technological and engineering backup plan for the transmission infrastructure connecting the network to the core facilities of another general licensee and any licensee through which it provides the internet access service.

9.	Energy and Electricity Infrastructures

9.1.	The Licensee will prepare for energy and electricity backup, as specified below, for which purpose it may use a supplier:

(a)	Core Sites – alternative supply of electricity through batteries, generators, diesel oil containers and supply of diesel oil for continuous operation of at least forty-eight (48) hours;

(b)	Interim Sites – alternative supply of electricity through batteries, generators, diesel oil containers and supply of diesel oil for continuous operation as specified below:

(1)	An Interim Site which connects more than thirty-two (32) End Sites – for twenty-four (24) hours;

(2)	An Interim Site which connects up to thirty-two (32) End Sites – for twelve (12) hours.

9.2.
The Licensee will prepare for energy and electricity backup at the End Sites for an alternative supply of electricity through batteries for two hours for each End Site whose activity is required to meet the coverage level set forth in the provisions of the license; such batteries shall be owned by the Licensee.

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9.3.
The Licensee will maintain at least six (6) generators for continuous operation of End Sites in the event of a power outage; such generators shall be owned by the Licensee. Notwithstanding the aforesaid, in the event that the Licensee entered into a Sharing Agreement with another licensee, the Licensee may maintain the aforesaid together with the other licensee.

9.4.	The Licensee shall enter into an agreement with a subcontractor for the repair and transportation of generators in emergencies.

9.5.	The Licensee shall enter into an agreement with a supplier for the supply of diesel oil for fuelling in emergencies.

10.	Data and System Protection

10.1.	The Licensee shall formulate a data and system protection plan which shall include protection procedures and responses to data protection events.

10.2.	The data and system protection plan will be determined in accordance with the instructions of the Ministry and the security forces.

10.3.	The Licensee will determine the work procedures and rules for remote access upon a data systems event as part of the plan to ensure Functional Continuity.

11.	Suppliers and Subcontractors

11.1.
The Licensee will ensure that the engagement agreements with the suppliers and the subcontractors regulate the duty of the supplier and the subcontractor to provide the services required by the Licensee to ensure Functional Continuity in emergencies.

11.2.	The agreements shall include a plan to ensure Functional Continuity of the supplier and the subcontractor, including manpower and the resources required to provide the service.

11.3.	The agreements shall include the participation of the supplier and the subcontractor in drills.

12.	Reinstatement of Service in Emergencies

12.1.
In the event of a significant service interruption in an emergency, the Licensee will reinstate the service according to the reinstatement of service procedure; insofar as possible, the procedure will give priority to the reinstatement of service to vital bodies, including security forces and emergency services, hospitals, emergency centers and government ministries.

12.2.	The procedure will be formulated such that reinstatement of the telecommunication services will be according to the order specified below:

(a)	Dialing and maintaining a voice call between subscribers of the Licensee and between its subscribers and the subscribers of another license holder;

Translation from Hebrew
The Binding version is the Hebrew version

(b)	National and personal messaging (cell broadcast);

(c)	Data services;

(d)	Sending SMSs between subscribers of the Licensee and between its subscribers and the subscribers of another licensee;

(e)	The other services.

13.	Restoration of the Service

13.1.	The Licensee will formulate a plan for restoration of its services which includes the following stages:

(a)	Immediate restoration – preplanned restoration; such restoration will be carried out within a very short time and almost automatically;
(b)	Interim restoration – utilization of existing surplus capacity, including available alternative machines; such restoration will be carried out within several days;

(c)
Long-term restoration – installation of new systems; such restoration will be carried out within weeks or months and is contingent on available equipment at the supplier and installation and construction capabilities.

13.2.	According to the restoration plan, the service level of the various services provided by the Licensee will be determined.

14.	Assimilation and Practice

14.1.	The Licensee will implement the plan to ensure Functional Continuity among its employees by instructing and training them.

14.2.	The Licensee will formulate a periodic practice drill plan which includes all of the scenarios and the critical processes included in the plan to ensure Functional Continuity.

14.3.
The Licensee will carry out, within the company, a practical and comprehensive drill, once a year, with the participation of an internal control team which shall examine the Licensee’s emergency preparedness; the Licensee will notify the Ministry of the date of holding of the drill at least thirty (30) days in advance thereof and will allow the Ministry’s representatives to attend the same.

14.4.
The conclusions of the drill will be provided to the Licensee’s management to study and examine required updates to the plan to ensure Functional Continuity; the conclusions of the drill will be provided in writing to the Director General within thirty (30) days after the holding of the drill.

Translation from Hebrew
The Binding version is the Hebrew version

15.	Procedures

15.1.	The Licensee will formulate designated procedures for various emergency scenarios in the framework of the plan, as specified below:

(a)	Procedure for handling malfunctions and irregular events in emergencies and recovery therefrom;

(b)	Procedure for skipping and transition to an alternative management and control center;

(c)	Procedures for backup and survivability of Core and Interim Sites;

(d)	Operation of portable resources procedure;

(e)	Procedure for reporting to the Ministry in emergencies;

(f)	Procedure for operation of the customer service system in emergencies;

(g)	Procedure for protection and response against data protection events;

(h)	Procedure for reinstatement of service in emergencies;

(i)	Procedure for transition from routine to emergency.

15.2.	The procedures will be approved by relevant office holders at the company and will be updated once a year.

Translation from Hebrew
The Binding version is the Hebrew version

Appendix E - Minimum Requirements
 and Grade of Service to Subscribers

1.	484System Performances485

1.1	Definitions:

"Population" - the entire population in the area, according to the publications of the Central Bureau of Statistics;

"Layout Ratio"- the ratio between the household rates in the peripheral settlements and the household rate in central settlements;

"Central Settlement" – A settlement defined by the Central Bureau of Statistics as a settlement of a "intermediate" level (clusters 5,6), at a "central" level (cluster 7) and at a "very central" level (clusters 8, 9, 10);

"Peripheral Settlement" – A settlement defined by the Central Bureau of Statistics as a settlement at a "very peripheral" level (clusters 1, 2, 3) and a "peripheral" level (cluster 4);

"Street" - the area (length x width) of any street whose number is up to 4 digits inclusive, and the national and local railroad route in the area of the State of Israel, during the license period; when the width of the street or the national and local railroad route shall include the actual width of the street/route + 5 meters from each side of the street/route;

"Coverage Level"- Broadcast and reception of electromagnetic signals which allow for the proper existence of any service to the mobile telephony communications end equipment, rising to a height of one and a half meters (1.5) above the surface;
In this regard, proper existence of the service shall be considered the service provided in the Coverage Area, while meeting the minimum requirements in regards to the service level, as specified in this Clause;

"Area"- the overall area regarding which the Law, jurisdiction and Administration of the State of Israel apply.

"Blocked Calls"- calls and data communication or links that cannot be established or messages that cannot be transferred immediately upon an order to establish contact due to unavailability of the network resources or resources for linkage between the network and other networks;

"Dropped Calls"- calls and data communications or links that were terminated not by the initiation of the subscriber who initiated the call/link or the call recipient.

484 Amendment No. 14
485 Amendment No. 83

Translation from Hebrew
The Binding version is the Hebrew version

1.2
Milestones for the establishment of the network:
(a) The network and its services shall meet the performances, features and indicators defined in the engineering plan – Annex B, including an engineering plan attached to the 4th Generation Tender;
(b) The milestones for the establishment of the network and provision of service:
(1) canceled;
(2) network using 4th Generation technology:
((a)) Stages and dates

Stage A at the end of 18 months from the determining date;
Stage B at the end of 36 months from the determining date;
Stage C at the end of 48 months from the determining date;
Stage D at the end of 24 months from the date of the Director General's announcement;

"Determining Date" - date of amendment of the license;

"Date of Director General's Announcement"- a date on which the Director General shall provide the Licensee with written notice regarding the performance of Stage D. The notice shall be provided after the end of 60 months from the determining date.

((b)) The Licensee shall operate to establish the 4th Generation network as follows:

((1)) shall submit a deployment plan in a format set forth in the provisions of this Annex no later than sixty (60) days after the Determining Date; the deployment plan shall constitute part of the engineering plan.

((2)) the deployment plan shall include the following data:

(((a))) all of the settlements in Israel shall be detailed therein, in accordance with the Central Bureau of Statistics, divided into two groups – Central Settlements and Peripheral Settlements; the number of households in each settlement shall be stated next to the name of each settlement, and the total number of households in central settlements and in peripheral settlements shall be stated; the planned date for the completion of the deployment plan for each settlement shall be stated next to each settlement;

Translation from Hebrew
The Binding version is the Hebrew version

(((b))) all of the Streets shall be detailed therein; next to each Street the number of the Street shall be stated and across from each Street, the planned date for the completion of the deployment plan for that Street shall be stated.

((3)) The Licensee may update the deployment plan and change the order of the settlements or Streets in which the network deployment is planned by providing notice to the Director General up to 60 days before the date the deployment is planned, provided that the updated deployment plan meets the provisions set forth in this Annex.

((4)) The network layout pace shall be as follows:

(((a))) at the end of one year from the Determining Date, the Licensee shall deploy the network so that at the end of said period, there will be access to the network at a certain rate of households, according to the determination of the Licensee, provided that no later than 12 months from the Determining Date, the Licensee shall commence providing service;

(((b))) As of the beginning of the second year from the Determining Date, the Licensee shall deploy the network at the Deployment Ratio that is no less than one (1), and according to the following:

At the end of Stage A – coverage of 30% minimum requirements of the network coverage obligation, as stated in Article 1.3(b)(1);

At the end of Stage B – coverage of 65% minimum requirements of the network coverage obligation, as stated in Article 1.3(b)(1);

At the end of Stage C – coverage of 100% minimum requirements of the network coverage obligation, as stated in Article 1.3(b)(1);

At the end of Stage D – coverage of 100% minimum requirements of the network coverage obligation, as stated in Article 1.3(b)(1);

Translation from Hebrew
The Binding version is the Hebrew version

1.3
Minimum Requirements of the Obligation Network Coverage:
(a) In the 3 generation technology:

(1) The performance and services of the network will be provided while meeting the coverage level and shall be no less than  the following minimum requirements:

Service area: an area in which 99% of the Population resides, and not less than 92% of the area;
(b) In the 4th Generation technology:

(1) in stages A through C, the network performances and its services shall be supplied while meeting the coverage level, and shall be no less than the following minimum requirements:

((a)) Service area: an area in which 97% of the Population resides, and not less than 75% of the area;

((b)) Settlement: each settlement separately, the coverage level shall be at least 90% of the settlement area.

((c)) Street / Route:

((1)) 90% of the area of a single digit, double digit and triple digit street, national and local railroad route, including stations, road structures and operational areas and tunnels in each street or national and local railroad route;

((2)) 75% of the area of a four digit street and national railroad route for cargo trains.

(2) in stage D, the network performance and its services shall be supplied while meeting the coverage level, and shall be no less than the following minimum requirements:

((a)) Service area: an area in which 99% of the Population resides, and not less than 95% of the area;

((b)) Settlement: each settlement separately, the coverage level shall be at least 95% of the settlement area.

((c)) Street / Route:

((1)) 95% of the area of a single digit, double digit and triple digit street, national and local railroad route, including stations, road structures and operational areas and tunnels in each street or national and local railroad route;

((2)) 85% of the area of a four digit street and national railroad route for cargo trains.

(c) Canceled.

Translation from Hebrew
The Binding version is the Hebrew version

1.4	Service Quality:

(a)	Blocked Calls and Dropped Calls:

(1)	A percentage of Blocked Calls at peak times shall not exceed two percent (2%) and the percentage of Dropped Calls at peak times shall not exceed two percent (2%);

(2)	Up to ten percent (10%) of all sectors shall allow for deviation beyond two percent (2%).

(3)	Amount of Blocked and Dropped Calls shall be measured in the following manner:

((a)) the measurement shall refer to a one-hour time frame;

((b)) the peak time to which the measurement shall refer shall be the busiest time of the system, during the week, which is not a Hol Hamoed or holiday eve;

((c)) the measurement and the calculation of the percentage of Blocked or Dropped Calls shall be performed by the Licensee of each sector and the system in general. The data shall be presented in a graphical manner and shall be forwarded to the Ministry in the framework of the engineering system report.

(b)	Reception Level:

(1)
The reception level of a reference signal for 3rd generation services will be determined according to the most updated standards of ETSI/3GPP for 3rd generation, so that the provision of telephony services will be possible for coverage outdoors, according to the limiting channel of the upward and downward channel;

The Licensee will perform a prediction once a year for each section and for each cell. The data will be presented and given to the office as a national coverage map and in a defined format as part of the Summary of the Engineering Report

Translation from Hebrew
The Binding version is the Hebrew version

1)
The reception of a reference signal for 4th Generation services to networks on a broadband of 15/20 MHz of signals received from descending/upward channel, according to the limiting of the two, under the ETSI486 standard, according to a bandwidth of 5 MHz, shall be:

4th Generation network	Reception Range (dbm)
Descending Channel	Upward Channel
1800 frequencies	-101.5 (Site in open area)
Mhz
-93.5 (site in constructed area)
For indoor coverage – relief of 20db.
The examination shall be performed once per year by the Licensee for each sector and each cell. The data shall be presented and delivered to the Ministry by way of a national coverage map in the framework defined in the engineering system report.

(c)          Service provision pace:

(1)          Canceled;

486 http://www.etsi.org/deliver/etsi_ts/136100_136199/136104/10.01.00_60/ts_136104v100100p.pdf 16
Tables 7.2.1-3, 7.2.1-2, 7.2.1-1
http://www.etsi.org/deliver/etsi_ts/136500_136599/13652101/11.02.00_60/ts_13652101v110200p.pdf
Table 7.3.3-1

Translation from Hebrew
The Binding version is the Hebrew version

(2)	In regards to the proper existence of data communications in 4th Generation, the record data pace per sector in the descending channel/upward channel:

Table 1	Record data pace (Mbps) in a network of 20 megahertz bandwidth
Data Upload	At least 100
Data Download	At least 50

Table 2	Record data pace (Mbps) in a network of 15 megahertz bandwidth
Data Upload	At least 80
Data Download	At least 40

The Licensee shall measure once per quarter the provision of record service pace and shall present the data and the method of examination in the framework of the engineering system report.

Translation from Hebrew
The Binding version is the Hebrew version

4871A.	LTE Technology Network
1.1a	Definitions

"Population"	-	The general population in an area, according to the publications of the Central Bureau for Statistics;
"Coverage Ratio"	-	The ratio between the rate of households in Periphery Settlements and the rate of households in Central Settlements;
"Central Settlements"	-	A settlement that is defined by the Central Bureau for Statistics as a settlement at a "middle" level, at a "central" level and a "very central" level;
"Periphery Settlements"	-	A settlement that is defined by the Central Bureau for Statistics as a settlement at a "very peripheral" and "peripheral" level;

487 Amendment No. 77

Translation from Hebrew
The Binding version is the Hebrew version

"Road"	-
The area (length x width) of every road whose number is up to 4 digits inclusive as well as the route of the national and local train tracks in the area of the State of Israel, during the License term; The width of the road or the route of the national and local train tracks will include the width of the road/actual route+5 meters on each side of the road/route;

"Population Concentration"	-	An area in which from time to time or continuously there is population concentration, for example designated beaches, sports stadiums, parks, nature reserves, markets, etc.
"Coverage Level"	-
Broadcasting and reception of electromagnetic signals that allow normal existence of any service for cellular handsets that are 1.5 meters above sea level;
For this matter-normal existence of a service will be considered a service that is provide in the coverage level, while complying with minimum requirements for environmental matters as set forth in this article;

Translation from Hebrew
The Binding version is the Hebrew version

"Area"	-	The total area that the Law, jurisdiction and administration of Israel apply to;
"Blocked Calls"	-
Calls and data communication or interconnections that cannot be completed or messages that cannot be relayed immediately upon the communications order as a result of unavailability of network resources or resources related to interconnection between the network and other networks;

"Dropped Calls"	-	Calls and data communication or interconnections that were terminated not by the initiative of the Subscriber that initiated the call/interconnection or the receiver of the call.

Translation from Hebrew
The Binding version is the Hebrew version

1.2A	Deployment obligations for the LTE technology network
Upon building an LTE technology network, the Licensee will act as follows:
(1)
Will submit a deployment plan for the LTE technology network in the format set out in the provisions of this Appendix no later than thirty (30) days after the determination date; The deployment plan will become an integral part of the engineering plan. In this article, "the Determination Date"- July 15, 2014.

	(2)	The deployment plan will include the following data:
a)
It will include details of all the settlements in the country, according to the publications of the Central Bureau for Statistics, divided into two groups- settlements in the center and settlements in the periphery; next to each settlement the number of households in that settlement should be marked and it should also note the total number of households in central settlements and in  periphery settlements; next to each settlement it should note the planned date for finishing the deployment plan with respect to that settlement;

b)
It will note all the Roads, according to the publications of the Central Bureau for Statistics; next to each Road it will note the Road number and the planned date for finishing the deployment plan on the Road.

(3)
The Licensee may update the deployment plan and change the order of the settlements or Roads in which the network deployment is planned, by giving the Director notice of this up to 30 days before the date that was planned for the deployment as long as the updated deployment plan complies with the provisions of this Appendix.

	(4)	The deployment speed shall be as follows:

		a)	The Licensee will deploy the network at a deployment ratio that shall not be less than one (1).

2.	Gauges of Quality of Service to Customers and Subscribers

2.1	Cancelled488

2.2	Cancelled489

488 Amendment No. 91
489 Amendment No. 91

Translation from Hebrew
The Binding version is the Hebrew version

2.3	Bills to Subscribers:

(a)	Subscribers' bills shall set out:

(1)	a monthly charge (fixed payment)
(2)	conversation duration or airtime duration (minutes, seconds)
(3)	volume of data consumption (kB, MB) - if the service provided is priced in accordance with data transfer volume.
(4)	other charges (such as for receipt of information, SMS transmission, M-Commerce)
(5)	a combination of the above billing methods.

(b)	Structure of the Bill:

Bills shall be sent in a fixed structure as set out below:

(1)	After payment, the bill shall act as a receipt which includes:
the sum to be paid without VAT, the amount of VAT and the total to be paid including VAT.  This part shall also contain details of the identity of the Licensee and of the Subscriber.

(2)	The Licensee may include information regarding special offers and personal notices to the Subscriber.

(c)	Issue and Dispatch of Bills

(1)	The Licensee shall issue bills to its Subscribers on a monthly basis or at such other time, with the consent of its Subscribers.
(2)
A subscriber that wishes to disconnect from the Licensee shall receive a final bill at the closest possible date and no later than two months after the date of disconnection490. A Subscriber wishing to disconnect from the Licensee shall receive a final bill on the nearest possible date, and no later than two months after the date of disconnection.

(3)	491
492If the subscriber and Licensee agree on payment by installments for a handset purchased by the subscriber from the Licensee and the commitment agreement of the subscriber with the Licensee is terminated before the subscriber has completed all payments for the handset purchased from the Licensee, the Licensee shall send the subscriber a final bill for the Licensee's services and afterwards may send the subscriber bills only for the handset.

(4)
After collecting the amount for payment as detailed in the final bill, the Licensee shall not be permitted to collect from the subscriber, by a method of payment that the subscriber gave, any payment that is not for goods, without prior written explicit consent from the subscriber. The Licensee shall keep a copy of the subscriber's consent, and shall make it available for delivery to the Director, upon his demand, within five (5) working days from the day it was delivered to the Licensee.

490 Amendment No. 60
491 Amendment No. 50
492 Amendment No. 57

Translation from Hebrew
The Binding version is the Hebrew version

4932.4   Gauges for handling consumer complaints

(a)	The level of handling complaints in writing-the response times to the complaints shall be no more than 14 working days, and 5% of the applications should be answered within one month.

(b)	Gauges for the quality of service for service centers-
-	90% of the applications should be handled directly by the service representatives, until resolved.
-	No more than 10% of the applications, of which some will arise from the escalation of complaints, should be referred to higher levels.

(c)
Applications that will be handled by the higher levels-in any case where the reply of the Ombudsman494 does not satisfy the applicant, the application shall be referred to the management level that will re-examine the application and will directly respond to the applicant. In any case, the applicant shall receive an answer within thirty days from the date of his application.

(d)	The Licensee shall not make use of a telephone number in an MRT area code for the purpose of the Ombudsman receiving complaints via facsimile.

4952.5	Manner of Execution of a Computerized Graphic Signature

(a)
Subscriber identification- The Licensee shall perform identification of a subscriber before revising the subscriber agreement or signing a new subscriber agreement, by means of an identifying document that bears a photograph or a power of attorney together with an identifying document of the legal representative.

(b)
Use of a Digital Screen- The Licensee shall allocate for the subscriber's sole use a digital screen during the duration of the transaction until its completion and shall allow the subscriber a reasonable amount of time to review the entire agreement and to understand its contents before he is required to sign it.

493 Amendment No. 41
494 Amendment No. 90
495Amendment No. 69

Translation from Hebrew
The Binding version is the Hebrew version

(c)	Signature of the Subscriber-marking "form for services access" and a signature on the documents relevant to the agreement shall only be done by the subscriber.
(d)
Fixed Signature-each separate signature shall be locked and fixed in place with its unique characteristics, in a manner that enables being able to prove that this signature is not a result of "cut and paste" of another signature of the subscriber that was signed elsewhere in the subscriber agreement or on other documents. In addition to the aforesaid, each signature will have an additional layer of information that will document the exact time of the signature (date and exact time in seconds).

(e)
"Locking" of an Agreement- once the entire agreement is signed, the agreement document will be "locked" in a manner in which it will be possible to identify a change made to the agreement after the date of its signature. "Locking" of an agreement by a secure electronic signature or approved electronic signature (hereinafter-electronic signature) of the Licensee, as defined in the Electronic Signature Law, 2001, immediately after it has been signed by the subscriber, shall be considered as a reasonable means of locking the agreement and protecting it from changes.

(f)
Document Preservation-The Licensee shall preserve documentation of all of the agreement documents in accordance with the requirements of Article 106A496 of its license and shall take reasonable means to prevent the addition or removal of documents to the electronic archive system in an undocumented manner. The Licensee shall take necessary steps to ensure that that the contents of the agreement are preserved without changes from the date of its editing throughout the preservation period, while taking into account technological changes or changes in encryption methods that are used for preserving documents. The Licensee will be able to prove to the Ministry at any time that it has taken the said steps and procedures.

(g)	Receipt of a Copy of the Subscriber Agreement-
(1)	The subscriber may choose from two possibilities for receiving documents at the time of execution of the transaction (by marking x in one of two boxes):
(a)	First box-receipt of only the "the Plan Basics page"497;
(b)	Second box-to receive the entire signed agreement.
(2)	The subscriber shall confirm his choice with his signature. The signature place shall be next to the above 2 boxes.
(3)
A subscriber that requests to receive only the Plan Basics page498, will need to mark his e-mail address or fax number to which the entire signed agreement will be sent (including the Plan Basics page499").

496 Amendment No. 90
497 Amendment No. 87
498 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(4)	The sales representative shall type in the e-mail address or fax number, to where the entire agreement will be sent (from his keyboard).
(5)	The address or fax number shall appear under and next to the above boxes.
(6)	The subscriber shall confirm by his additional signature that this is his e-mail address or fax number to where the entire agreement will be sent.
(7)	As a result of the above-mentioned: a subscriber that does not have an e-mail address or fax number shall receive the entire agreement at the time of execution of the transaction.

(h)	Identification of the Representative-each agreement shall include an unequivocal identification of the representative (full name and signature).
(i)
The Licensee shall maintain a signed copy of the subscriber agreement; the said copy shall be available at the Licensee to be presented to the Director, within five (5) working days from the date of the transaction;

(j)
If the subscriber wishes to make changes to the terms of the subscriber agreement, including a request to receive an additional service, to cancel a service or to join a service package- at the time of the change request a printed notice shall be given to the subscriber that bears the name or logo of the Licensee in which the details of the changes made shall be noted, the effective date as well as the full names of the Licensee's representative and the subscriber and their original signatures. The Licensee shall maintain a copy of the signed notice and make it available to be presented to the Director, within five (5) working days from the date of execution of the subscriber's request.500

(k)	Door to Door Sales-The above detailed rules shall apply also to door to door sales.
(l)
501Purchase/rental of MRT Terminal Equipment without purchasing MRT Services – the rules specified above shall also apply to a transaction of this type, apart from that stated in subclause (g).  The purchase agreement and the tax invoice must be delivered to the applicant at the time the transaction is executed

499 Amendment No. 87
500 Amendment No. 87
501 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

502Appendix E1 - Fair Disclosure in Telephone Bills

General

1. The telephone bill (hereinafter referred to in this Appendix as the “Bill”) to be presented by the licensee to a subscriber shall be clear, legible and comprehensible; the Bill shall include accurate details about the components of the charge demanded, as set forth in this Appendix.

1A.The telephone bill will include the payment for all of the services and goods that are present in the Plan Basics.503

2. The Bill shall include the following parts:

(a)	“Billing Summary”;

(b)	“Billing Details” including:

1)	Details of fixed charges, variable charges, one-time charges, credits and reimbursements, within the meaning in section 8 E of this Appendix;

2)	Information on usage patterns;

(c)	“Call Details”.

3. The Bill shall be constructed using a bottom-up method, with its bottom level being Part C - “Call Details”, above it Part B - “Billing Details” and at the top level Part A - “Billing Summary”.

4. The Company name and logo shall be displayed on each page of the Bill, including on the “Call Details”.

5. The licensee shall issue a “Billing Summary”, “Billing Details” and “Call Details” for each telephone number separately. The licensee may issue to a subscriber holding several telephone lines one “Billing Summary” to refer to all the telephone numbers in the possession of the subscriber, provided that the “Billing Summary” sets forth each of the telephone numbers to which the Bill relates (see examples 1 and 2). “Call Details” and “Billing Details” shall be issued by the licensee for each telephone number separately. Notwithstanding the above, a subscriber in possession of several telephone numbers may demand from the licensee to receive a separate “Billing Summary” for each telephone number in his possession. In this regard, a PRI line shall be deemed one telephone number.

6. Amounts in the Bill shall be rounded off and shall be set forth according to the provisions of section 2.2.2 of Israeli Standard 5262 - “Honesty in Billing and Fair Disclosure in Telephone Bills” (hereinafter referred to in this Appendix as the “Standard”) and the provisions of the General License on this matter. It should be clarified that in respect of the manner of calculating the billing amount, in contrast to the manner of presenting the “Call Details”, and the “Billing Details”, as determined in the provisions, the licensee must calculate this pursuant to the tariff provided in the Regulations, with no rounding off.

502 Amendment No. 50
503 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

7. The Ministry of Communications’ website in the section on “General Licenses” has examples of telephone bills drawn up pursuant to the detailed provisions of this Appendix (hereinafter referred to in this Appendix as the “Examples”). The Examples are based on telecommunications agreements and tariff plans marketed in 2008 by the general licensees. The examples are for the sake of illustrating the mode of implementation of the provisions only. In the case of any inconsistency  between the provisions and the Examples, the binding version is that in the provisions.

Part A - “Billing Summary”

8. The following details shall be presented in the “Billing Summary”:

A. Subscriber Details –
1)	First name;
2)	Surname;
3)	Address and email address504;
4)	Customer number;
5)	Telephone number and/or PRI line number by means of which the services on account of which the Bill is presented to the subscriber were provided;

B. Licensee Details -
1)	Company name;
2)	Company management address;
3)	Customer service telephone and facsimile numbers;
4)	Company website address.

C. Dates505 -
1)	Bill execution date;
2)	Manner in which the Bill was sent;
3)	Bill period;
4)	Last date for Bill payment - in respect of a Bill not paid by standing order or by credit card;
5)	The date that the method of payment will be charged- in respect of a Bill not paid by standing order or by credit card;

D. Notices to Subscriber
1) Notice on the option of filing a complaint to the Ombudsman of the Licensee and regarding his authorities and ways of contacting him as set forth in section 61.3 and 61.4.506

2) The licensee’s address, telephone number, facsimile number and email address by means of which the subscriber may request the Licensee to suspend, disconnect or terminate the service or deliver to the Licensee a notice of cancellation, within the meaning in section 13D of the Consumer Protection Law, 5741- 1981.507

504 Amendment No. 87
505 Amendment No. 87
506 Amendment No. 87
507 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

3) Information on offers and personal notices to the subscriber, at the decision of the licensee.

E. Billing charge inclusive508 of VAT, as set forth below:

1) Fixed charges - charges applying to the subscriber not dependent on the scope of usage;

2) Variable charges - charges applying to the subscriber dependent on the scope of usage;

3) One-time charges, such as charges for “Exit Fee”, linkage and interest differentials charge for a monetary debt, charge for collection expenses, etc. (hereinafter referred to in this Appendix as “One-Time Charges”);

4) 509Benefits/Credits- for example: Benefit of providing a service at a discount or free of charge for a fixed period or a benefit of  providing a discount for the entire rate plan for a fixed period of time, credit for return of old terminal equipment, etc. (in this Appendix-"Benefits/Credits");

5) Financial reimbursements for surplus charges and interest and linkage differentials in respect of excess charges510 (hereinafter referred to in this Appendix as “Reimbursements”).

6) Purchase of products511

F. Total payment amount will be presented as set forth below:

1) Total payment amount exclusive of VAT; the amount shall be calculated according to the charges summary presented in the “Subtotals Summary” and the “Billing Summary”;

2) VAT amount;

3) Total payment amount, plus VAT.

F. All charges appearing in the “Billing Summary” shall be presented as a decimal number in New Israeli Shekels to a degree of accuracy of two digits after the decimal point.

Part B - “Billing Details”

9. Part 1 of the “Billing Details” will include information on fixed charges, variable charges, One-Time Charges, Credits and Reimbursements, as set forth below:

(a)
“Billing Details” will include general information on the tariffs plan according to the terms of which the subscriber is charged, including the date on which the tariff plan takes effect, detailing its principal rates, including VAT, insofar as the amount of the payments or tariffs for the services purchased by the subscriber are to be changed, the licensee shall indicate the amount of the new payments or rates for the said services or the amount of the said benefits, including VAT, or the quantities of new consumption units and the date of entry into effect.512

508 Amendment No. 87
509 Amendment No. 87
510 Amendment No. 87
511 Amendment No. 87
512 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(b)	If the subscriber’s agreement includes a commitment period the licensee must note on every bill in the “Billing Details” the following details:

1)
The duration of the commitment period and its date of expiration; the provisions of this subsection shall not apply in respect of a transaction where there is no obligation to give a collection notice as stated in section 13A(d)(2)(b) of the Consumer Protection Law, 5741-1981.

2)
The payment the subscriber will be asked to pay if he requests to terminate his agreement with the licensee prior to the expiration of the commitment period to the company or the tariff plan (“Exit Fee”) in the course of the billing period following the present billing period (hereinafter referred to in this Appendix as the “Subsequent Billing Period”). In the event that the amount of the Exit Fee changes throughout the Subsequent Billing Period, the time point of reference for determining the amount of the Exit Fee shall be the middle of the Subsequent Billing Period (see Example 1).

3)	Cancelled513

4)
The licensee will present to the subscriber written details in respect of the mode of calculation of the Exit Fee within 14 days of the date the subscriber submitted a request to the licensee’s customer service center or the Ombudsman.

(c)	“Billing Details shall be presented by means of a table composed of columns and rows, as set forth in the Examples.

(d)	Each service provided to the subscriber in the course of the Billing Period shall be presented in the “Billing Details” in a separate row, with the following details:

1)
Name of service; the name of the service shall identify as clearly and as accurately as possible, the service provided to the subscriber; respecting a service provided to the subscriber not by means of the licensee, the licensee shall present the details of the service provider, including its name and a telephone number by means of which it can be contacted;

2)
Quantity for service unit514515; quantity measured in time will be presented in the form of mm:ss (minutes: seconds). Quantity measured by data volume will be presented as a decimal number in MB to a degree of accuracy of at least 3 digits after the decimal point. The quantity of internet pages viewed or text messages will be presented as a natural number.

3)
Tariff for service unit516; the tariff will be presented as a decimal number in New Israeli Shekels, to a degree of accuracy of at least 3 digits after the decimal point. The tariff is composed of several payment components, such as one tariff for the licensee’s services and a second tariff for reciprocal link or for international phone service, will also be presented as one inclusive tariff (see Examples 1 and 2).

513 Amendment No. 87
514 Call units, texts, internet data
515 Amendment No. 87
516 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

Calls in respect of which the tariff varies in the course of performance, such as a transition from off peak to peak rates and from peak to off-peak rates, a change in tariff in the course of a conversation, including a conversation started within the scope of a “pay as you go” plan and exceeding the minutes in the course of performance, will be presented collectively within the “Calls at Variable Tariff in the Course of a Call” service; the tariff will be presented under the column “Average Tariff” and will be calculated by dividing the charge amount in the “Subtotal Row”, within the meaning in section 11I of the Appendix by the quantity (see Example 5 – Version A). To the extent that a call in the “Calls at Variable Tariff in the Course of a Call” is presented as set forth in the concluding part of section 11L below, the “Average Tariff” will not be required to be presented and the tariff will be presented according to each segment separately (see Example 5 - Version B).

Tariff for calendar time unit517- the tariff will be presented as a decimal number in NIS with an accuracy of 2 digits after the decimal point.

4)	The charge amount; the charge amount will be calculated by multiplying the quantity by the tariff and will be presented as a decimal number with an accuracy of 2 digits after the decimal point.518

5)
In the event that there is also a fixed charge for each individual call, the number of calls made and the fixed tariff per call shall also be presented in the same row and the charge amount shall be calculated by multiplying the number of calls by the fixed charge tariff per call plus the quantity multiplied by the tariff (see Example 4).

(e)
The “Fixed Charges”, "variable charges"519, “One-Time charges”, “Credits”, and “Reimbursements” and "Linkage differences and interest"520 as specified in sections 60.8 and 83A, shall each be presented in the “Billing Details” in a separate group (see Examples 3 and 5).

(f)
The licensee shall notify the subscriber in the Bill of his option to request written details in respect of the mode of calculation of the “One-Time Charge”; the licensee will furnish the subscriber with such written details within 30 days of the date of submission of a request by the subscriber on the matter to the licensee’s customer service center or the Ombudsman (see Examples 3 and 5).

(g)
Charges will be noted in the “Billing Details” for sale of goods that were purchased or rented as part of an agreement to receive MRT services521 and charges for services which are not telecommunication services.

517 Amendment No. 87
518 Amendment No. 87
519 Amendment No. 87
520 Amendment No. 57
521 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(h)
The “Billing Details” shall include subtotals of charge amounts inclusive522 of VAT, for fixed charges, variable charges, One-Time Charges, Credits and Reimbursements (“Subtotal Row”). The amount to be charged in each Subtotal Row will be moved from "Bill Details" to "Bill Total"523.

(i)	The final charge amount will be presented inclusive of VAT524.

(j)	Cancelled525

(k)	All charge amounts appearing in the “Billing Details” will be presented as a decimal number in New Israeli Shekels to a degree of accuracy of two digits after the decimal point526.

(l)	The Licensee is not permitted to present in the Billing Details tariffs and amounts to be charged without VAT.527

10. In Part 2 of the “Billing Details” the licensee shall present in graph form or in any other manner in respect of each telephone number to which the telephone bill relates information about usage patterns, as set forth below:

(a)
The rate of utilization of each package of services included in the tariffs plan to which he is a subscriber, including packages of services granted to a subscriber within the scope of the fixed charge including international roaming packages528;

(b)	Details of charges according to categories of services;

(c)
Distribution of call minutes and text messages according to categories of licensees on whose network the call was completed (internal network, external network according to category of licensee - mobile radio-telephone, internal domestic fixed line telephony).

Part C - “Call Details”

11. The details set forth below shall be presented in the “Call Details”:

(a)	“Call Details” shall include information about all the services provided to the subscriber in the period to which the Bill relates.

(b)
Each “category of service” shall be set forth in a separate group under the heading of the service name, with each item in the “category of service” being presented in a separate row, pursuant to the provisions of subsection 11E. Respecting PTT services, no details are required for each call separately.

(c)	Presentation of data in relation to each “category of service” appearing in the “Call Details” will be carried out in ascending chronological order.

522 Amendment No. 87
523 Amendment No. 87
524 Amendment No. 87
525 Amendment No. 87
526 Amendment No. 87
527 Amendment No. 87
528 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(d)	“Call Details” will be presented in table format pursuant to the details in the Examples.

(e)	In respect of each item appearing in the “Call Details”, at least the following data shall be noted:

1) Date of performance529;
2) Time (hh:mm:ss);
3) Call destination (if any);
4) Quantity for service unit530;
5) Tariff inclusive531 of VAT, to a decimal number in New Israeli Shekels to a degree of accuracy of at least 3 digits after the decimal point.
6) Charge amount inclusive532 of VAT, to a decimal number in New Israeli Shekels to a degree of accuracy of at least 2533 digits after the decimal point.

(e1)534
Notwithstanding the provisions of sub-clause (e), the license holder is permitted to not present details of the cellular data consumed daily but rather only the total volume of cellular data consumed daily. The Licensee shall keep a record of cellular data details consumed daily and will submit them to the subscriber at his request.

(f)
The tariff presented shall be the tariff according to which the subscriber is charged, viz., for example, after a discount, if any, the cheaper tariff offered to the subscriber within the scope of any offer, etc.

(f1)535	The Licensee is not permitted to present in the call details tariffs and amounts charged without VAT.

(g)
The quantity, tariff and charge amount will be presented in adjacent columns if possible, so that the quantity multiplied by the tariff will give the charge amount. If there is also a fixed charge per call the quantity of calls made and the fixed charge per call shall be presented and the charge amount will be calculated by the quantity of calls multiplied by the fixed charge tariff per call plus the quantity multiplied by the tariff (see Example 4).

(h)
Quantity measured by time will be presented in the form of mm:ss (minutes: seconds); quantity measured by data volume will be presented as a digital  number in MB, while the data volume allocated to a subscriber for the bill period is up to 1GB and in GB when the data volume allocated to a subscriber for the bill period is more than GB536  to a degree of accuracy of at least 3 digits after the decimal point; the quantity of internet pages viewed or text messages will be presented as a natural number.

529 Amendment No. 87
530 Amendment No. 87
531 Amendment No. 87
532 Amendment No. 87
533 Amendment No. 87
534 Amendment No. 87
535 Amendment No. 87
536 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(i)
Any “Category of Service” appearing in the “Call Details” will include a summary row in which will be set forth only537 the total quantity for which the subscriber is charged 538(hereinafter referred to in this Appendix as the “Subtotal Row”). The total quantity in the Subtotal Row will be moved from the "Call Details" to the "Bill Details".539

(j)	Cancelled.540

(k)	The presentation of each Subtotal Row shall be made in a prominent manner.

(l)
A call whose tariff is variable in the course of performance thereof, such as a transition from off-peak to peak rate or from peak to off-peak rate, a change in tariff in the course of the conversation, including a conversation starting within the scope of a “pay as you go” program and exceeding the minutes in the course of performance thereof, will be presented within the scope of “Calls at Variable Tariff in the Course of a Call”; the tariff will be presented under the column “Average Tariff” and will be calculated by dividing the charge amount into the quantity (see Example 5 - Version A). A call whose tariff is variable in the course of performance thereof may also be presented in another form in which the charge tariff, the quantity and the charge amount, as well as the total charge of the call will be presented in respect of each segment of such call (see Example 5 - Version B).

(m)
The licensee may provide a subscriber making an express request, with Call Details in chronological order in which the calls were provided with no separation between categories of services, provided that it notifies the subscriber within the scope of the “Call Details” that he may receive “Call Details” also pursuant to the format determined in section 11(b).

537 Amendment No. 87
538 Amendment No. 87
539 Amendment No. 87
540 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

541Appendix E2-Services Access Form542543

Access form for services through the cellular handset that are charged in the telephone bill

Name of the Licensee	Methods for sending the form: Address E-mail address Fax number

Date:______________

I, the person whose details appear below, request access to the services detailed below, for the telephone number noted in this form as follows:

Subscriber Details
Name of the subscriber/company:___ I.D./Company No._____________________
Address:____Telephone No.__________

Mark X according to your choice and sign. For your information, not marking shall mean blocking the possibility to receive the service except for outgoing international call services.

No.	Type of Service			Block	Open
1.544	International cellular data service without a package/international cellular data plan			o	o
	(a) This section is intended only for a business subscriber;			o	o

(b)          A subscriber who finances cellular data from his own pocket will be blocked for international cellular data and will not be charged for it and he does not have a package/international cellular data plan;
				o	o
	(c) Blocking does not prevent cellular data through WiFi;			o	o
	(d) Marking "Open" in this section does not include the opening for services in Jordan and Egypt.			o	o
1A.545	Cancelled			o	o
2.	Content service and/information in or in a one-time payment	a.
Receipt or download of content through the internet, watching it and/or listening to it on a one time basis (for example: download or watching a video clip, listening to a song, download of a ringtone, download of a video clip, download of a game and all on a one time basis)
				o	o
		b.	Sending of an sms at a special date in order to vote as part of a televised show on a one time basis (for example: voting for a reality show on a one time basis).	o	o
		c.	Making a donation by sending an sms on a one time basis (for example: a donation to an organization on a one time basis)	o	o
d.
Receipt of useful546 information on a one time basis (for example: information about transportation routes, professionals, financial information, information regarding receipt of registered mail547, and all on a one time basis).
				o	o
		e.548549	Receipt of content on a one time basis (for example: a quiz, lottery, survey, poll, astrology forecast, receipt of a link to download a video and all on a one time basis)	o	o
3.	Content service and/or continuous information	a.
Receipt or download of content through the internet, watching it and/or listening to it on a one time basis (for example: a subscription to download or watch a video clip, a subscription for a music service, or a subscription to download ringtones or a subscription to download video clips and a subscription to download games)
				o	o
b.
Receipt of content and/or information not on a one time basis (for example: a subscription for the receipt of news updates, a subscription for the receipt of sports results, a subscription for the receipt of trivia questions and a subscription for the receipt of diet recipes)
				o	o
4.	Voice or visual content service to 1-900 and 1-901 numbers at a special tariff			o	o
		a.	Numbers in the 1-900 prefix at a rate of up to 50 agorot per minute And not more than NIS 30 for the entire conversation.	o	o
		b.	Numbers in the 1-901 prefix at a tariff that does not exceed NIS 50 for the entire conversation.	o	o
5.	International call service550			o	o
6.	Cancelled551			o	o
By signing this agreement in the presence of a Licensee representative-I declare that this form was marked and signed by myself

Name of Licensee representative:______________Signature of Licensee representative________________

Subscriber Signature__________________

541 Amendment No. 57
542 Amendment No. 58
543 Amendment No. 72
544 Amendment No. 87
545 Amendment No. 87
546 Amendment No. 87
547 Amendment No. 87
548 Amendment No. 87
549 Amendment No. 87
550 Amendment No. 87
551 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

Appendix E3552
Questionnaire on the mode of receipt of the Bill and on publishing the telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet

Questionnaire on the mode of receipt of the Bill and on publishing the telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet
Licensee’s name Methods for sending the Questionnaire: Address Electronic mail address Facsimile no.
Date: ____________
I, according to my details listed below, request to receive the Bill and to publish my telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet, as follows:
Subscriber’s details
Name of the Subscriber/Company: _________________ ID/Co. no. ________ Address: __________________
Mark your choice with an x, complete as needed and sign.

1.
Mode of receipt of the Bill
☐ Regular post
☐ Electronic mail with a file attached
☐ Text message (SMS) with a link – telephone number:
☐ The Licensee’s website
☐ Other electronic means at the Licensee’s discretion

2.
Publishing the telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet
☐ All telephone numbers – unlisted
☐ All telephone numbers – published
☐ Particular telephone numbers – unlisted; and the rest – published
The unpublished / published telephone numbers (mark your choice) are:
_________, __________, ____________, ____________, _____________
And the rest are unlisted / published (mark your choice).

In this engagement, in the presence of a representative of the Licensee – I declare that I marked and signed this form
Name of Licensee’s representative: ___________ Signature of the Licensee’s representative: ___________
The Subscriber’s signature: _______________

 552 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

Appendix E4553- Telephone Call Centers

1.	Staffing of a telephone call center

(a)
A telephone call center for handling Subscribers’ calls regarding any malfunction in the receipt of MRT Services, regarding theft or loss of MRT Terminal Equipment and regarding international roaming service shall be staffed twenty-four (24) hours a day all year round; the Licensee is allowed to not operate a telephone call center as stated on Yom Kippur.

	(b)	A telephone call center for the purpose of accepting calls about the Licensee’s services, which are not calls as stated in subclause (a) shall be staffed as follows:

(1)
For at least ten (10) hours as of 08:00 a.m. on weekdays, on the eve of Holocaust Remembrance Day, on Holocaust Remembrance Day and on the eve of the Memorial Day for the Fallen Soldiers of Israel and Victims of Terrorism;

(2)
For at least five (5) hours as of 08:00 a.m. on Fridays, on the eve of Rosh Hashanah, on the eve of Yom Kippur, on the eve of Sukkot, on the intermediate holiday days of Sukkot, on Hoshana Raba, on the eve of Passover, on the intermediate holiday days of Passover, on the seventh evening of Passover, on the Memorial Day for the Fallen Soldiers of Israel and Victims of Terrorism and on the eve of Shavuot.

(c)
The Licensee is allowed to not operate a telephone call center, as stated in subclause (b) on Saturdays and on the following Israeli holidays: on the two days of Rosh Hashanah, on Yom Kippur, on the first day of Sukkot and on Shmini Atseret, on the first and seventh days of Passover and on Shavuot, on Independence Day, on the parliamentary election day and on the general election day to the municipal authorities554.

553 Amendment No. 91
554 Amendment No. 92

Translation from Hebrew
The Binding version is the Hebrew version

2.	Publishing of information about the activities of telephone call centers

	(a)	The Licensee must publish the information about the activities of all of its telephone call centers clearly and conspicuously in each of the following:

		(1)	in the engagement agreement between the Licensee and Subscribers;

		(2)	on the Licensee’s website;

		(3)	in every Bill to be issued by the Licensee;

		(4)	in documents sent on the Licensee’s behalf to Subscribers concerning customer service.

	(b)	The information that the Licensee shall publish as stated in subclause (a) shall include the following:

		(1)	the days of operation of the centers;

		(2)	the hours of operation of the centers;

		(3)	the telephone numbers of the centers.

3.	Accessing a telephone call center

	(a)	A telephone call center shall be accessed through a “free caller service” (1-800 service); the Licensee must enable access to any such telephone call center from any domestic network.

	(b)	The Licensee may enable any telephone call center to be accessed through additional domestic telephone numbers.555

(c)
If the Licensee provides international roaming service, it must enable any Subscriber who is located abroad to call a telephone call center at no charge, as specified in subclause 1(a), provided that the call is made using a telephone number on the Licensee’s network.

4.	Routing of calls in a telephone call center

(a)
Upon the initiation of interactive communications between a caller and the Interactive Voice Response system installed at a telephone call center (“IVR System”), the Licensee must enable a caller to select the response language that he/she requires if the Licensee provides service in more than one language, the name of the requested service, and the caller must be asked to identify himself/herself. The listening order of the selection of services and of the request for identification on the IVR System shall be at the Licensee’s discretion.

555 Such as: a networked number, a speed dial number for businesses.

Translation from Hebrew
The Binding version is the Hebrew version

(b)
The Licensee must make the provision of a response to any call of any type contingent upon the caller identifying himself/herself on the IVR System solely by entering his/her telephone number or ID number; the Licensee is allowed to enable a caller to route the call in the IVR System and to receive a response to any type of call also without entering a telephone number or ID number as stated.

(c)	After completing the performance of that specified in subclause (a), the Licensee shall announce the following options to the caller:

	(1)	“For a human response relating to repair of a malfunction, press 1”;

	(2)	“For a human response relating to a billing clarification, press 2”;

	(3)	“For a human response relating to the termination of an engagement, press 3.”

(d)
The order of presentation of the above options shall  be at the Licensee’s discretion. The Licensee is allowed to replace the use of the term “repair of a malfunction” with the term “technical support.”

(e)	After a caller selects the option of “1,” “2” or “3” as stated, the caller shall not be redirected to additional options and shall wait to receive the human response as the caller selected.

(f)	The topics announced via the IVR System after the aforesaid three topics shall be at the Licensee’s discretion.

5.	Quality of service provided by a telephone call center

	(a)	In this annex –

		“Waiting time”	–	The measured interval between the caller’s selection on the IVR System and the response;

		“Human response”	–	Response provided by professional and skilled staff possessing suitable qualifications to handle calls.

Translation from Hebrew
The Binding version is the Hebrew version

(b)	The percentage of calls in which:
(1) the caller is answered after a waiting time for a human response of more than six (6) minutes;
(2) the caller disconnects the call without having received a human response, after waiting for a response for more than six (6) minutes;
(3)
the caller switched to the “leave a message” service, as specified in section 1 of the Consumer Protection Regulations (Provision of Telephone Service), 5772 – 2012, after having waited for a human response for more than six (6) minutes;

shall be a maximum of 15% during two consecutive weeks for each of the three types of circumstances specified in this subclause, for each of the three types of calls specified above in clause 4(c), out of the inclusive number of calls in each of the three types of calls during those two weeks.

(c)	The average waiting time during those two weeks for each of the three types of calls specified in clause 4(c) that were answered, shall not exceed three (3) minutes.556
(c1)557	The average wait time during those two weeks of each of the three types of calls detailed in section 4(c) that were answered, shall not exceed four and a half (4.5) minutes

556	Examples for sub-section (b)-(c1):
During two certain weeks, there were 1,000 calls that received a human response regarding "account inquiry." 900 of which were answered within 6 minutes waiting by a human response, 100 more were answered after waiting more than 6 minutes for a human response, and the average waiting time for a human response of all the 1,000 calls was 7 minutes.
During these two weeks, the Licensee complied with the license instructions on waiting time for a human response regarding "account inquiry" of up to 6 minutes (the rate of calls answered after 6 minutes waiting for a human response-10%) (less than 15%).
During these two weeks, the Licensee did not comply with the license instructions on waiting time for a human response regarding "account inquiry" regarding waiting time for a human response (the average wait time for a human response of all 1,000 calls-7 minutes (above the average required of up to 45 minutes))."
557	Amendment No. 97

Translation from Hebrew
The Binding version is the Hebrew version

(d)
The Licensee shall allocate an ID number for every type of call, or the call shall be identified by the first name of the Licensee’s representative who took the call, and the name of his/her team shall be given to the caller immediately upon completing the call or at the end of the call, as the case may be, in one of the following ways:

	(1)	by electronic mail;

	(2)	by text message;

	(3)	by initiating a telephone call – for subscribers who are blocked from receiving text messages;

	(4)	orally by a representative of the Licensee.

(e)
If a caller using the IVR System selects the option of terminating an engagement, a representative of the Licensee who answered the call is not allowed to transfer the call to another representative or to any other person for the purpose of handling the caller’s request to terminate the engagement.

(f)
If a caller using the IVR System selects the option of billing clarification, a representative of the Licensee who answered the call is not allowed to transfer the call to another representative or to any other person except at the caller’s express request.

(g)	The Licensee shall not be required to comply with the waiting times specified above on any day that one of the following circumstances transpired (hereinafter – “Extenuating Circumstance”):

	(1)	malfunction in a communications network or a malfunction in a leading international application558 that caused an interruption of service to a significant ratio of Subscribers;

	(2)	wide-scale blackouts;

	(3)	weather conditions that caused traffic jams on main transportation arteries;

	(4)	terrorist attack or wide-scale disaster;

	(5)	any other incident at the manager’s discretion.

558 Facebook, WhatsApp, etc.

Translation from Hebrew
The Binding version is the Hebrew version

(h)	Deleted559

(i)
Insofar as an Extenuating Circumstance has occurred that is a fault in the telecommunications network that has caused damage to the service for a significant portion of the subscribers560, the Licensee shall notify the caller, immediately upon connecting to the IVR System, by voice message regarding the nature and location of the Extenuating Circumstance that is causing long waiting times.

(j)
For each type of call, the routing menu of the IVR System shall be comprised solely of the routing options, without announcing any advertisements or offers to join plans or various types of special offers, or any other information that does not directly relate to the routing menu as stated.

(j1)561	Notwithstanding sub-section (j), the Licensee may offer through the IVR system proposals to contact it through various digital means.

(k)	At any time, in the event of busy-hour call attempts to a telephone call center, the ratio of callers whose calls will be added to the waiting line for a response will not be less than 90%.

(l)
The Licensee is not allowed to disconnect any call, at its initiative, including automatic disconnection of the IVR System, which was answered by the IVR System or that was added to the waiting line to receive a response.

(m)
In the event that the waiting time for a call of any type is expected to be more than three (3) minutes, the Licensee must notify the caller by recorded message, by no later than after two (2) minutes of the start of the waiting time, that the waiting time is expected to be more than three (3) minutes and that the caller has the option of being redirected to the “leave a message” service or to wait for a human response; if the caller decides to wait for a human response, the Licensee must notify the caller by recorded message of his/her place in the line and the estimated waiting time, and that it shall notify the caller that he/she can switch at any time to the “leave a message” service.

559 Amendment No. 98
560 Amendment No. 98
561 Amendment No. 97

Translation from Hebrew
The Binding version is the Hebrew version

6.	Recording and documentation of calls

	(a)	The Licensee must record every call made on topics relating to billing clarification and termination of an engagement, from the time that a call is answered and until the end of the call.

(b)
A representative of the Licensee shall document the contents of every call of every type in the Licensee’s information systems, whether or not the call was initiated by the representative. Documentation as stated shall also include the identification number of the call, the date of the call and the full name of the Licensee’s representative who answered the call.

(c)
The Licensee shall retain the recording of the call as specified in subclause (a) in its possession, and the documentation of the contents of the call as specified in subclause (b) for the timeframe as specified in clause 106A(a), so that they shall be available for delivery or forwarding to the manager, upon his request, within five (5) workdays of the date the call was made.

7.	Documentation of call data

(a)
The Licensee must retain documentation in its possession of every call that received a human response, for each of the three types of calls specified above in clause 4(c), which must include the following fields:

		(1)	date of the call;

		(2)	source of the call;

		(3)	time the waiting time started (HH:MM:SS);

		(4)	time the call was answered (HH:MM:SS);

		(5)	waiting time until the call was answered (MM:SS).

(b)
The Licensee must retain documentation in its possession of every call that was disconnected by the caller without having received a human response, for each of the three types of calls specified above in clause 4(c), which must include the following fields:

		(1)	date of the call;

Translation from Hebrew
The Binding version is the Hebrew version

		(2)	source of the call;

		(3)	time the waiting time started (HH:MM:SS);

		(4)	time the call was disconnected (HH:MM:SS);

		(5)	waiting time until the call was disconnected (MM:SS).

(c)
The Licensee must retain documentation in its possession of every call that was redirected to the “leave a message” service, for each of the three types of calls specified above in clause 4(c), which must include the following fields:

		(1)	date of the call;

		(2)	source of the call;

		(3)	time the waiting time started (HH:MM:SS);

		(4)	time the call was redirected to the “leave a message” service (HH:MM:SS);

		(5)	waiting time until the call was redirected to the “leave a message” service (MM:SS).

	(d)	The Licensee must retain documentation in its possession pursuant to subclauses (a) through (c) for at least one year after the calls were made.562

8.	Deleted563

562 Amendment No. 98
563 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version

Appendix F- Service order on the Licensee's or content provider's website564

1.	Service order from the Licensee

1.1	A service order from the Licensee's website or cellular portal (both hereinafter- "the website") shall be done by way of one of the alternatives detailed in section 1.2 or 1.3.

1.2	Random Code

a)	The subscriber shall key in his subscriber number565 in the designated place on the Licensee's website.

b)
If the subscriber is blocked from receiving the service, the Licensee shall send the subscriber a text message that notifies him that he is blocked from receiving the service ordered and that he can apply to the Licensee in order to cancel the blocking for the type of said service;

c)	If the subscriber is not blocked from receiving the service, the Licensee shall send the subscriber a text message that includes the following:

1)	The name of the service including its classification as "one time" or "continuing";
2)
The price of the service; the price shall be displayed in a detailed manner including details regarding a "one time" payment, a "regular" payment for a specific period including noting the period and the price per unit according to which the payment for the service is gauged;

3)	A random code of five (5) digits (hereinafter-the "code sent");

d)	The subscriber shall key in the code sent on the website, in the designated place;

e)	The Licensee shall compare the code sent with the code that was keyed in by the subscriber as set forth in sub-section (d) (hereinafter-the "keyed in code");

f)
If the keyed in code is identical to the code sent, the Licensee shall send the subscriber a text message that notifies him that his registration for the service has been approved and if this is a continuing service-information regarding the manner in which the registration for the service can be cancelled;

g)
If the keyed in code is not identical to the code sent, the Licensee shall send the subscriber a text message that notifies him that his registration for the service has failed due to the lack of said identity.

564 Amendment No. 60
565(MSN)-Mobile Subscriber Number

Translation from Hebrew
The Binding version is the Hebrew version

1.3	User Code and Password

a)	The Licensee shall display on its website in a prominent manner near the designated place for service orders, clear and legible, the following details:

1)	The service name including its classification as "one time" or "continuous"; if it is a continuous service-information regarding the manner in which the registration for the service can be cancelled;

2)
The service price; The price shall be displayed in a detailed manner including details regarding a "one time" payment, a "regular" payment for a specific period including noting the period and the price per unit according to which the payment for the service is gauged;

b)	The subscriber shall key in the user code and password that were set or confirmed by the Licensee (hereinafter-"the identification code");

c)
If the subscriber is blocked from receiving the service, the Licensee shall present the subscriber with a notice on the website addressed only to him stating that he is blocked from receiving that type of service that was ordered and that he can apply to the Licensee in order to cancel the blocking  for the said type of service;

d)	The Licensee shall compare the identification code with the user code and password set by the Licensee for the subscriber and that are saved in its system (the "saved code");

e)	If the identification code is identical to the saved code, the Licensee shall provide the service to the subscriber;

f)
If the identification code is not identical to the saved code, the Licensee shall send a notice addressed only to the subscriber through the website stating that his registration for the service has failed due to the lack of said identity.

2.	Service Order from a Service Provider566

2.1	A service order on the service provider's website shall be done in the following manner:

a)
Engagement with a service provider within the meaning of Section 60.6, for the purpose of receiving its services, shall be carried out solely through the website of the service provider (hereinafter "the supplier's website567").

b)
The first item that the subscriber will be required to type on the supplier's website, in the designated place - is the customary payment method - for payment for services provided by or through the Licensee- Pre-paid or post-paid;

566 Amendment No. 87
567 It is forbidden to contract with a service provider in response to an offer that was sent to terminal equipment or by way of a message that was sent from terminal equipment.

Translation from Hebrew
The Binding version is the Hebrew version

c)	Cancelled568

d)	A Pre-paid subscriber shall key in the service provider's website the following;

1)	The telephone number in respect of which it is possible to deduct from the balance due to him for consumption of the service;

2)	If the loading was done using a calling card-the last four (4) digits of the calling card number; in case the loading was done using a credit card-the last four (4) digits of the credit card.

3)	If the loading was done in cash- the box indicating the loading method should be marked accordingly.569

e)	The service supplier shall send a notice to the Licensee a notice that includes the details in subsections (c) or (d), as the case may be, as well as the following:

1)	The name of the service, including the classification of the service as a service at a "one time" payment or as a service at an "ongoing" payment;

2)	Service tariffs.

f)
Immediately after the above said details have been transferred to the Licensee by the service provider, the Licensee will execute a compatibility check between the said details and the information appearing in its information systems.The registration process can only be continued after the Licensee informs the service provider that in the compatibility check the details that were checked were found to be identical.

g)
If the subscriber is blocked for receipt of the service or the details are not  identical, as aforesaid, the Licensee will notify the service provider that the subscriber is blocked to receive the type of service requested or his registration for the service failed, as the case may be, and will inform the subscriber via a text message, at no charge, that he is blocked for receiving the type of service requested by him or his registration to the service failed, as the case may be, and that he may contact the Licensee to remove the blockage for the said type of service.

h)
If the subscriber is not blocked from receiving the service, and the details are identical, as aforesaid,  the Licensee shall send the subscriber a text message, at no charge, that includes only the following:

1)	The service name including its classification as a "one time" or "continuous" service;

568 Amendment No. 89
569 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

2)	The service tariffs;

3)	A random code of at least five (5) digits;

i)	The subscriber shall key in the code, in the designated place on the service provider's website.

j)	The service provider shall give the Licensee the code keyed in by the subscriber as set forth in sub-section (i).

k)	The Licensee shall compare the code that it sent to the subscriber with the code that the subscriber keyed in on the provider's site.

l)
If the code that was keyed in by the subscriber is identical to the code that was sent to him, the Licensee shall send a text message to the subscriber, at no charge, that notifies him that his registration for the service was approved and if this is a "ongoing" service- information regarding the manner in which the registration for the service can be cancelled. In addition, the Licensee shall notify the service provider that it has approved the registration for the service;

m)
If the code that was keyed in is not identical to the code that was sent to him, the Licensee shall send the subscriber a text message, at no charge that notifies him that his registration for the service has failed due to the lack of identity. In addition, the Licensee shall notify the service provider that the registration for the service has failed.

n)
A one-time payment service will only be provided to a subscriber once, and the charge for it will be one-time. If the subscriber wishes to receive additional one-time services, he will have to register for the service each time.

Appendix G - Insurance Contract

A.	The Appendix will not be published, in accordance with the provisions of Paragraph 108 of the License.

B.	The Appendix will be completed by the Licensee, in accordance with the provisions of Paragraph 91 of the License.

Translation from Hebrew
The Binding version is the Hebrew version

570Appendix H – Bank Guarantee and Letter of Undertaking

The Licensee shall provide the Director General with an unconditional guarantee in favor of the State of Israel. The guarantee shall be in the amount of eighty million (80,000,000) NIS. This guarantee shall replace any previous guarantee which the Licensee provided to the Director General under the provisions of its license. If the Licensee meets the provisions of Appendix E, the guarantee amount shall be reduced to forty million (40,000,000) NIS.

Version of Bank Guarantee / autonomic insurance and version of undertaking to extend the guarantee

To:
The State of Israel – Ministry of Communications
23 Jaffa Street, Jerusalem

RE: Bank Guarantee / Autonomic Insurance No. ---------------

1.
According to the request of [name of Licensee] (hereinafter – the "Licensee"), we hereby guarantee towards you the payment of any amount, at your request, up to a total amount of [the guarantee amount] at the actual payment date (hereinafter – guarantee amount), in connection with the general license for MRT services, which was granted to the Licensee.

2.	We undertake to pay you at your initial written request, any amount stated in the demand up to the guarantee amount within ten days from the date of receipt of your request.

(Optional paragraph: a payment demand must be delivered to the bank branch stated in this guarantee letter, during working hours in which the branch is opened. A demand by facsimile, telex, electronic mail or telegram shall not be considered as a sufficient demand for the purpose of this guarantee).

3.	Our undertaking under this guarantee is unconditional, and you do not have to specify, base or prove your demand or to initially request payment from the Licensee.

4.	This guarantee shall be valid until [seven years from the date of receipt of the license]; the Licensee shall bear any expense entailed in the realization or extension of this guarantee.

Sincerely,
________________ Bank

To
The State of Israel – Ministry of Communications
23 Jaffa Street, Jerusalem

570 Amendment No. 83

Translation from Hebrew
The Binding version is the Hebrew version

RE: Undertaking to Extend the Bank Guarantee / Autonomic Insurance No. ---------------

Further to the bank guarantee / autonomic insurance no. ____________________, which was provided to you in accordance with the provisions of the general license for the provision of MRT services (hereinafter: the "Guarantee"), we [name of Licensee] (hereinafter – the "Licensee") undertake that no later than sixty days before the end of the Guarantee term, it shall be extended for a period of another five years, and each time for an additional period in a manner in which the Guarantee shall be valid until [two years from the end of the validity of the license granted to us]; however, if at said period we did not pay off, to your satisfaction, all of our charges, the Guarantee shall be extended, each time for a period of an additional year, according to your written request.

Sincerely,
[the License Owner]

Translation from Hebrew
The Binding version is the Hebrew version

Appendix I - Written Undertakings

571The Letter of Undertaking shall be in this form

To:
The Director General
Ministry of Communications
23 Jaffa Road
Jerusalem

Re:       Letter of Undertaking

Whereas	_______(hereinafter: the “Company”) submitted an application to extend the Company’s general license to provide MRT Services under Tender No. 1/01 (hereinafter: the “License”); and

Whereas
as a condition for  the extension of the License, the Company is required to prove its ability to finance, in due course, the investments stemming from the business plan that it submitted as part of the basic application in Tender No. 1/01, or other requirements relating to the License;

We hereby declare as follows:

1.
We hereby undertake to you, that if the Company wins the extension of the License, in any event that the Company is required to pay a sum of money in order to meet the conditions of the License, or in order to meet the rest of the undertakings connected to the License, whether they stem from the conditions of the License or from any law, such sum shall be obtained and funded from the Company’s direct sources or from external sources that the Company shall ensure to obtain.

2.
We are aware that if the Company does not act in accordance with this undertaking, despite having received a written demand from the Director General of the Ministry of Communications, such shall be deemed to be a breach of the conditions of the License.

3.	This undertaking is irrevocable, and shall remain in force so long as the License granted to us, if granted, remains in force.

__________________________________________
[Name of person making undertaking]

Name of Signatory / Signatories:
His / her / their position:

571 Amendment No. 14

Translation from Hebrew
The Binding version is the Hebrew version

I hereby certify that the signatories to this Letter of Undertaking are authorized to bind [name of company ] by their signature.

_______________, Advocate.

( __ ) ____________________ Limor Livnat Minister of Communications

Jerusalem,  April 7, 1998

Translation from Hebrew
The Binding version is the Hebrew version
572Appendix J- Access to International Telecommunication Services

1.	Definitions

1.1.	In this document the following words and phrases shall have the meanings set out beside them, unless the language or context of this document indicates a different meaning:

Bezeq International	Bezeq International Corp. Ltd.

Barak	Barak I.T.C. (1995) The International Telecommunication Company.

573
Occasional Caller	A Subscriber of the Licensee, who calls abroad by means of an International Operator using a three digit dialing code, as detailed out in section 2.
Subscriber Number
(or Telephone Number)
A group of digits in a certain order, including prefix, which, if dialed, should create telecommunications connection between the calling Subscriber's terminal equipment and the terminal equipment of the called Subscriber; A called Subscriber's number may be a Subscriber's  number of a number to a Subscriber's telephone call centre or a number to a Licensee's telephone service call centre574575.

International Operator	A person supplying international telecommunications services to the public in Israel, pursuant to a general license granted by the Minister.

Preselected Operator	The International Operator selected by a Subscriber, pursuant to the provisions of Section 4576577.

572 Amendment No. 1
573 Amendment No. 2
574 Amendment No. 2
575 The Telephone Number is set by the Licensee, in accordance with the rules and guidelines set by the Director General.
576 Amendment No. 2
577 The selected Operator can be one of Bezeq International, Barak or Golden Lines.

Translation from Hebrew
The Binding version is the Hebrew version

Access Code
A group of numbers in a certain order, the dialing ofwhich enables access to a particular telecommunications services provided by a given operator; the dialing of further access codes, as required, and a Subscriber Number, should create a telecommunications connection to the Subscriber's terminal equipment. Where the access code is to a manned centre, the service is provided by a telephone operator.578

Short Dialing Code	The “00” or “188” Access Codes, which are designated for the receipt of International Telecommunication Services, whether by direct dialing or by means of an operator as specified in section 2.

Golden Lines	Golden Lines International Communications Services Ltd.

Subscriber Allocation
The technical definition effected by a domestic operator at its switch allowing for calls made by its Subscribers, by means of a Short Dialing Code, to be redirected to the switch of the Preselected Operator.

Outgoing International
Telecommunication	The transfer of a speech or facsimile message via an International Telecommunications system initiated by a Subscriber of the Licensee.

Incoming International
Telecommunication	The transfer of a speech message or a facsimile message via an International Telecommunication system initiated by a caller from abroad.
International
Telecommunications Service	A telecommunications service granted to the public in Israel pursuant to a license granted by the Minister, by means of an International Telecommunications system of an International Operator.

International
Telecommunications	A bi-directional simultaneous transfer of speech or a bi-directional simultaneous transfer of facsimile messages through an International Telecommunication system.

1.2.
Words and phrases in this document, insofar as not defined above, shall have the meaning ascribed to them in the Law, the Regulations enacted pursuant thereto, the Interpretation Law, 1981, or as specified in the appropriate places in the General License of the Licensee and in the licenses of International Operators, save where the language or context indicate a different meaning.

578 Amendment No. 2

Translation from Hebrew
The Binding version is the Hebrew version

2.	Allocation of Access Code

2.1.	In order to access the International Telecommunications Services the Licensee shall redirect to the International Opertors' switches the Subscribers' dialing of the following Access Codes:

a) A two-digit Access Code – the ‘00’ Access Code, which will serve as the Abbreviated Access Code for International Telecommunications Services provided by the Selected Operator. Should the Subscriber dial the prefix ‘00’, the call will be routed by the Licensee to the Pre-selected Operator.

b) A three-digit Access Code – a ‘01X’ type Access Code, which will serve as the Access Code to International Telecommunication Services provided to an Occasional Caller; should a Subscriber dial the ‘01X’ prefix, the call will be routed by the Licensee to the appropriate International Operator according to the variable number ‘X’; the variable number X is the code of the International Operator, in accordance with the following breakdown:

(i) ‘2’ – the code for Golden Lines services;
(ii) ‘3’ – the code for Barak services; and
(iii) ‘4’ – the code for Bezeq International services.

c)  579The '188' Access Code-this shall serve as the number for operator services; when a Subscriber dials '188' the call will be transferred by the Licensee to the operator services of the Preselected Operator.

d) Four digit Access Codes- a number of type '18XY', which will serve as an Access Code for the various International Telecommunications Services provided by each International Operator; when a Subscriber dials '18XY', the call will be redirected by the Licensee to the appropriate International Operator according to the digit X; the digits X is the International Operator code set out in section 2.1(b); the digit Y may be any digit from 1 to 9, and the digit 0; the use of the number Y shall be determined by the Director General, in consultation with the International Operators, in order to ensure uniformity; every International Operator should be allocated ten (10) four-digit Telephone Numbers as aforesaid; these numbers will be accessible by both Subscribers of the Preselected Operator and by Occasional Callers.

2.2.
Where the Licensee allows their Subscribers to use a different Short Dialing Code (such as +) in place of the "00" Access Code ("Special Code"), all the terms and regulations applying to the "00" Short Dialing Code shall apply to the Special Code.

2.3.
Dialing by means of a pre-paid program to unidentified Subscribers who have not been blocked from Outgoing International Telecommunications will be possible only by means of three digit Access Codes of the type 01X and Access Codes of the type 01XY; with a Short Dialing Code or a Special Code, a recorded voice message shall be played directing the customer to dial the aforementioned Access Codes, which are available for his use.

579 Amendment No. 2

Translation from Hebrew
The Binding version is the Hebrew version

5802A	Subscriber Accessibility to Outgoing International Telecommunications

2A.1	The Licensee shall allow a Subscriber to act as one of the following, regarding Outgoing International Telecommunications:

a)          As an allocated Subscriber.
b)          As barred.
c)          As an Occasional Caller.

3.	Blocking of Outgoing International Calls and Removal of the Blocking

3.1
The Licensee shall block Outgoing International Telecommunications and may also block collect Incoming International Telecommunications for any Subscriber who requests to block access to International Services, or to a Subscriber whose International Services in respect of Outgoing International Telecommunications has been suspended or disconnected, in accordance with the provisions set forth in the License. The Licensee may not block Incoming International Telecommunications, other than collect calls.

3.2	581Should Outgoing International Telecommunications be barred as requested by the Subscriber, the Licencee shall remove the bar as follows:
(a)	If the Subscriber requests to pre-select a carrier, he shall sign an appropriate form noting the International Carrier he chooses as his “Preselected Carrier”;
A notice which was transmitted by means of a facsimile machine shall be deemed in this matter as a written notice by the Subscriber.
(b)	If the Subscriber requests to be an Occasional Caller, he shall notify the Licensee; If the notice is given orally, the Licensee shall verify the identity of the person making the request.

3.3	The Licensee shall block Outgoing International Telecommunications or remove such blocking, carried out based on the Subscriber's request, as follows:
•	90% within one working day of receipt of the notice; requests received after the hour 15:00, shall be deemed to have been received on the next working day;
•	The rest within five working days.

3.4
The Licensee will ensure that Subscribers whose Outgoing International Telecommunications have been blocked are unable to make any outgoing calls with the Access Codes "00", "01X", "188" and "18XY" or any other code that will replace it582.

3.5	The Licensee may charge a reasonable fee for effecting the blocking of Outgoing International Telecommunications or for removing the block.

3.6
Notwithstanding the provisions of section 3.5 above, the Licensee shall permit any new Subscriber, to block Outgoing International Telecommunications, for no charge before commencing the provision of services to that Subscriber.

580 Amendment No. 21
581 Amendment No. 21
582 Amendment No. 21

Translation from Hebrew
The Binding version is the Hebrew version

3.7
The Licensee shall ensure that every Subscriber whose access to Outgoing International Telecommunications has been blocked, receives an appropriate voice message when he dials Access Codes or Telephone Numbers for access to International Services.

3.8
Where a Subscriber who selected a Preselected Operator has requested to block Outgoing International Telecommunications, the Licensee shall notify as such the Preselected Operator within seven (7) work days from the day the blocking was executed.

4.	Subscriber’s Choice of a Pre-selected Operator

4.1
A Subscriber of the Licensee may inform an International Operator in writing, by use of a signed form which has been approved by the Director General, that he has chosen as the Pre-selected Operator, by means of which he wishes to receive          International Telecommunication Services with the ‘00’ and ‘188’ Access Codes; 583The form shall include the following details of the Subscriber: the Subscriber's first and last name or the corporate name, address, and the Telephone Numbers for which the Subscriber wishes to appoint the International Operator as the Pre-selected Operator and the date and time on which the Subscriber's instructions were given; The form will clearly state that only one International Operator can be appointed in respect of each Telephone Number, and it will comply with the requirements set forth for this purpose in the International Operator's license (the " Pre-selection Form").

4.2
A Subscriber may change his Pre-selected Operator at any time by means of a written notice on the Pre-selection Form; No fee will be charged for the first selection, which was effected at his request, however, for any subsequent change of selection the Subscriber will pay a reasonable fee.

4.3
The Pre-selected Operator will notify the Licensee that he has been selected by the Subscriber as his Pre-selected Operator ( the "Pre-selection Notice"). The Pre-selection Notice will include the Subscriber’s particular’s – first name and last name, address and the Telephone Numbers for which the Subscriber wishes to appoint the International Operator as the Pre-selected Operator.  The Pre-selected Operator will deliver Pre-selection Notices to the Licensee by means of the signed Pre-selection Forms in its possession. Pre-selection Notices will be delivered by magnetic medium, or in another manner which will be agreed upon between the Licensee and the International Operators; In the event that two or more Pre-selection Notices, which relate to the same Telephone Number, are transmitted to the Licensee, the Licensee will act in accordance with the Pre-selection Notice, which bears the later date and time.

4.4
Should a person apply to become a new Subscriber of the Licensee, he will be required to state in his application the International Operator, with whom he wishes to contract as a Pre-selected Operator. The Licensee will enable every new Subscriber to choose their own Pre-selected Operator or to block its Outgoing International Telecommunications or will enable the Subscriber to receive Outgoing International Telecommunication services solely as an Occasional Caller; Initial allocation services or connection as an Occasional Caller and blocking of Outgoing International Telecommunications will be provided to a new Subscriber free of charge at his initial registration.

583 Amendment No. 2

Translation from Hebrew
The Binding version is the Hebrew version

4.5	For the purpose of carrying out the procedure for appointing a Pre-selected Operator, and without derogating from the foregoing, the Licensee will act in the following manner:

a)
The Licensee will enable each Subscriber, who owns a number of Subscriber lines, to set some of them aside for one International Operator as a Pre-selected Operator and to set other of them aside for another International Operator as a Pre-selected Operator;

b)	Annulled584;

c)	585The Licensee shall effect Subscriber Allocation within one working day from the date of receipt of the Preselection notice from the Preselected Carrier.;

d)
The Licensee will inform the International Operator of the completion of the Subscriber allocation as aforesaid in section c, including any change in the selection, of the date and in the manner agreed upon by the Licensee and the International Operator; the report shall include the Subscriber's details- the Subscriber's first and last name or the corporate name, address, and the Telephone Numbers allocated to the International Operator.

e)
The Licensee shall transfer on a daily basis to all International Operators, a daily modification file of Subscriber Ascription( “Modification File”) that includes the details of the  Subscribers that ascribed to the International  Operator or terminated the ascription that day. The Modification File shall be transferred in the time and manner that will be agreed upon between the Licensee and the International Operator. The file shall include the details of the Subcriber and at least the following: first and last name or corporation name, ID number or corporation number, address and telephone number ascribed to the International Operator.586

f)
The Licensee may apply to the Director General to permit it, in certain cases, to set rules and limitations concerning a Subscriber allocation. The Licensee will specify the technical or operational reasons upon which its request is based; where the Director General, on the basis of his professional discretion, approves the foregoing request of the Licensee, he will set the period during which the rule or limitation will be in effect.

g)	Deleted587

h)
If disagreements occur between international operators or between the Licensee and an international operator regarding the selection of an operator by a subscriber, the matter shall be decided by the Director General or by an independent arbitrator that will be appointed by the Director General in accordance with his sole discretion.

584 Amendment No. 21
585 Amendment No. 21
586 Amendment No. 17
587 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version

1.          588The number of Subscribers connected to international services solely as Occasional Callers.

i)
In the event that differences of opinion arise between the International Operators or between the Licensee and an International Operator with respect to the selection of a Subscriber of a Pre-selected Operator, the matter will be referred for settlement to the Director General or to an independent arbitrator, appointed by the Director-General at his sole discretion.

4.6
The dialing by a Subscriber of the Access Code "00" or another Special Code to access International Telecommunications Service to redirecting a call to the Licensee's Subscriber located outside Israel by means of an International Operator (Subscriber's follow me services), shall be redirected by the Licensee to the Pre-selected Operator.

5.	Annulled589

6.	Blocking for Short Dialing Code

6.1	Subject to the provisions of this appendix, the Licensee will perform a block for short dialing code for any subscriber so requesting.

6.2
The Licensee will perform the block for short dialing code as follows: the Licensee will channel the subscriber’s calls using the double-digit ‘00’ prefix and the ‘188’ prefix to an announcer playing a recorded announcement stating the following in Hebrew, English, Arabic and Russian: “This service is blocked, for further details please dial ___ (a telephone number of the announcer under the provisions of section 6.7) .

6.3	Annulled

6.4	Annulled

6.5	Annulled

6.6	Annulled

6.7
The Licensee will operate the voice announcement 24 hours a day, including Saturdays and holidays, using such method and wording allowing a subscriber to receive an explanation regarding the ascription and overseas dialing, in Hebrew, English, Arabic and Russian; the explanation will include the following matters:

Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (Cellular) Services. Consolidated Version as of December 12, 2010
(A) Performance of ascription – the ascription process and where to call in order to request the ascription form;
(B) How one may make an international call when the subscription is blocked for short dialing codes;
(C) The option of blocking overseas dialing and the option of removing such block;
(D) Where one may call in order to find out about additional matters – telephone numbers of international operators.

588 Amendment No. 21
589 Amendment No. 2

Translation from Hebrew
The Binding version is the Hebrew version

7.	Interconnectivity590

7.1
The Licensee will connect its system, directly or indirectly, in accordance with its License, to the International Telecommunications Systems of all international operators in a manner which will enable every Subscriber to receive International Telecommunications Services, by means of the International Telecommunications System of each International Operator, including Outgoing International Telecommunications and Incoming International Telecommunications, direct dialing, operator assisted dialing ('188’ service as aforementioned in section 2.2(a)), the “Israel Direct” service, collect services (from overseas to Israel, from Israel to overseas), international 1-800 services (incoming and outgoing calls), calling card services, from and to any destination abroad.

7.2	The technical, operational and commercial arrangements between the Licensee and the International Operator shall ensure that the following is provided to each Subscriber:

a)	Quality service, including quality control and means to check and handle complaints of Subscribers with respect to the quality of service;

b)
Reliable and accurate charging of the Subscriber, including auditing of the charge, and means to check and handle complaints of Subscribers with respect to wrongful charges and the ways and means for the identification and prevention of deceit and fraud;

c)
A consumer response service for Subscribers to call in order to make applications and receive clarifications, together with the ways and means to provide a detailed bill to the Subscriber, and to deal with Subscriber requests in respect of any issue concerning the receipt of International Services.

7.3	For the implementation of all the foregoing in this Appendix, the Licensee will act, inter alia, as follows:

a)
The Licensee will, at all times, enable every Subscriber that has not blocked Outgoing International Telecommunications, to make calls abroad via the International Operator selected by him or as an Occasional Caller, using the dialing format specified in section 2;

b)	The Licensee will enable every Subscriber to change his Pre-selected Operator; this service will be provided for a reasonable fee;

c)
The Licensee will take reasonable measures to prevent the allocation of a Subscriber to a Pre-selected Operator without his knowledge or against his will (“Slamming”); these measures will include the identification of the Subscriber and the verification of the Subscriber’s right to receive the service;

d)	Every Subscriber will be given, free of charge, a service enabling him to identify the name of his Pre-selected Operator;

590 Amendment No. 2

e)
The Licensee will offer non-discriminatory terms to each International Operator, including with respect to commercial terms, billing and collection arrangements, the availability of the connection facilities and the quality of service; without derogating from the generality of the foregoing, the Licensee will provide service to all the International Operators on non-discriminatory terms including with respect to Interconnection, the supply of infrastructure facilities and Network connection services, the execution of changes to switching, Facilities, protocols and Network Interfaces;

f)
The terms for Interconnection between the Licensee’s system and an International Telecommunications System of an International Operator will be reasonable and non-discriminatory; In the event that the parties cannot reach an agreement in this regard, the Minister will resolve these matters;

g)	The Licensee will make available to the Director General a copy of each agreement between the Licensee and an International Operator regarding interconnection;

h)
The Licensee shall transfer to any International Operator which requests, the details of a Subscriber who refuses to pay the Licensee payments which are meant for the International Operator for International Telecommunication Services used by the Subscriber through the International Telecommunications System of an International Operator, whether the Subscriber is allocated to the International Operator or is an Occasional Caller; these details shall include the Subscriber's first and last name or the corporate name, identity number of corporate number, address and the Telephone Number.

i)
591it shall permit the International Carrier to directly collect payment for their services, from a Subscriber who is allocated to that International  Carrier  and has chosen to receive from it charging and collecting services directly; the Licensee shall make available to the International Carrier any vital information that the International Carrier  may need in order to provide charging and collecting services to an allocated Subscriber;

j)	shall provide its services to an allocated Subscriber that has chosen to receive charging and collecting services directly from their International Carrier on equal conditions and equal rates.

7.4
The International Operators will equally bear the costs for the application of the interconnectivity and, if requested, the expenses for the initial allocation of the Subscriber to the Pre-selected Operator; The amount of the foregoing payments will be determined in negotiations between the Licensee and the International Operators; In the event that the parties are unable to reach an arrangement, the Minister will issue directives regarding these matters, after affording the parties a reasonable opportunity to present their claims.

591 Amendment No. 20

Translation from Hebrew
The Binding version is the Hebrew version
Annex M-Adult Voice Services592

1.	Definitions

1.1	In this Annex:

“Licensee”	-	A party that has received from the Minister a general license to provide Wireline Domestic Telecommunications Services or to provide MRT Services;

“Telephone Bill”	–	A statement that the Licensee provides to a Subscriber for services rendered;

“Writing”	-	Including by means of a facsimile machine or electronic mail;

“Service Number”	-
A set of numbers that have been allocated by the Licensee to a Service Provider of  Adult Voice Services, available by dialing a phone number, subject to the provisions of the Numbering Plan and administrative provisions for this purpose, and which the dialing of such numbers after the Dialing Code will allow the Subscriber access to Adult Voice Services;

“Service Provider”	-
Whoever provides Adult Voice Services through the Network and the payment for the service is done through the Telephone Bill;for the purpose of Adult Voice Services available by dialing a phone number, the access to the service shall be done by a Service Number,

593"Adult Voice Promo"-	-
The playing or display of a voice or contractual message of sexual content, including a recorded message, provided through a public telecommunications installation, either directly or indirectly, and the said message intends to relay information regarding the service that will follow the message or encourage use of it, as long as there is no additional charge for the playing or the display of the message besides the cost for the call that is charged through the telephone bill.

For this matter, "indirectly"- including a connection from the terminal equipment of the Subscriber as a condition for the provision of the Adult Voice Promo."

592 Amendment No. 34
593 Amendment No. 37

Translation from Hebrew
The Binding version is the Hebrew version

“Dialing Code”	-	A domestic dialing code by a plan set by the Ministry for the purpose of Adult Voice Services;

“The Network”	-	the Public Telecommunications Network of the Licensee;

“Adult Voice Services”	-
A voice service or display of a voice or contractual message of sexual content, including a recorded message, provided through a public telecommunications installation, either directly or indirectly, including a service for encounters, conversations (chat) or relaying of messages between occasional callers, that are intended or serves as, even partially, for sexual purposes, and including the following:

(1) service available by dialing a telephone number provided by the Service Provider;

(2)
access service to a closed database of content, including multimedia files provided by the Licensee or someone else that provides the service with the consent of the Licensee (" the Cellular Portal"); 594

For this matter, "indirectly"-including connecting from terminal equipment of a subscriber as a pre-requisite for providing the service or charging for it;

“Payment Regulations”	-	Communication Regulations (Telecommunications and Broadcasting) (Payments for Telecommunication Services), 2005

“Special Payment”	-	A fee set forth in Article 6, and which the Subscriber must pay for Adult Voice Services in addition to the Regular Payment;

“Duration Payment”	-	A Special Payment set in accordance with the the amount of time that the Subscriber uses the Adult Voice Services;

“Regular Payment”	-	One of the following:

(a)
In a call within the Network-payment that shall not exceed the fixed payment in accordance with the tariff settlement between the Subscriber and the Licensee regarding a call to another subscriber within the same network;

594 Amendment No. 36

Translation from Hebrew
The Binding version is the Hebrew version

(b)	In a call from one MRT network to another MRT network or to a DO Network-payment as set forth in sub-section (a) in addition to a fee that shall not exceed 0.50 NIS per minute (including VAT).

(c)
In a call from the Bezek Corporation Network to an MRT network-payment that shall not exceed the fee set forth in section “D” in chart A of the First Supplement to the Payment Amendments, in addition to 0.50 NIS per minute (including VAT).

(d)
In a call from a DO Network, excluding the Bezek corporation network, to an MRT network-payment that shall not exceed the  payment set forth in the payment schedule between the subscriber of the DO and the DO, regarding a call to another subscriber on the same network, in addition to 0.50 NIS per minute (including VAT).

(e)
In Adult Voice Services that are provided through a Cellular Portal-payment that shall not exceed the set payment in accordance with the payment schedule between the subscriber and the Licensee regarding access service to the Cellular Portal.

2.	Access to Adult Voice Services

2.1	Subject to Article 4 below, the access to Adult Voice Services for a Subscriber available by dialing, shall be done through the Dialing Code and the Service Number.

3.	Allocation of a Service Number

3.1
For Adult Voice Services available by dialing, the Licensee may allocate a Service Number to a Service Provider; If the Licensee allocates such a Service Number, the Licensee shall allow the Service Provider to offer its services both to the Licensee’s Subscribers as well as to the subscribers of other licensees.

4.	Barring Access to Adult Voice Services

4.1
a)
The Licensee shall bar access to the Adult Voice Services from all Terminal Equipment connected to the Network; without derogating from the above, for the purpose of barring access to Adult Voice Services available by the Cellular Portal, the Licensee may use blocking devices, including content filter programs, as long as they effectively prevent the access to such service.

Translation from Hebrew
The Binding version is the Hebrew version

b)
595If the Ministry of Communications should notify the Licensee that an AdultVoice Promo is being provided through a telehone line on the Licensee's network and the access to it is being provided not through a service number, the Licensee will disconnect the said line, or shall block the line for incoming calls.

4.2
a)	A Subscriber over 18 years of age may request that the Licensee remove the blocking set forth in Article 4.1 (a) from the Terminal Equipment in his possession.

b)
596A subscriber's request to remove the bar to Adult Voice Services that is provided in the cellular portal, shall be done by submitting a written request, including by sending a facsimile message or a scanned message by electronic mail, that will include a copy of formal document that identifies the subscriber as an adult, for example an identification card, drivers license, passport or by appearing before the licensee and presenting such an identifying card.

4.3	A Subscriber’s request to remove the bar shall be either in Writing or an oral request, as long as the Licensee has set out procedures for credible identification of the Subscriber making the request.

4.4
If a Subscriber requests to remove the bar, the Licensee shall remove the bar within a reasonable amount of time, so as to allow the Subscriber access to Adult Voice Services through the Terminal Equipment in his possession.

4.5
If the bar to Adult Voice Services has been removed, and the Subscriber requests to bar access from his Terminal Equipment to such services, the Licensee shall bar access as quickly as possible and in any case, no later than two working days from the date of receipt of the Subscriber’s request.

4.6
The first removal of the bar to Adult Voice Services that was done in accordance with the Subscriber’s request as set forth in Articles 4.2 and 4.3 shall be done free of charge; the Licensee shall be allowed to charge the Subscriber a reasonable fee for any additional bars to Adult Voice Services or for any additional removal of bars, that are done in accordance with the Subscriber’s request.

4.7
The Licensee shall document the Subscriber's request to remove the bar to Adult Voice Services. The documentation will be available at the Licensee delivery or transfer, as the case may be, to the Director within five (5) working days from the date that the Subscriber submitted his request.597

595 Amendment No. 37
596 Amendment No. 44

Translation from Hebrew
The Binding version is the Hebrew version

5.	Preliminary Registration

Notwithstanding the abovementioned in Article 4, the Licensee may deem necessary preliminary registration of the Subscriber in order to receive a password that will be conditional for receiving Adult Voice Services.
The provisions of this Article shall not derogate from the abovementioned in Articles 4.2-4.3

6.	Setting Special Payment

If Special Payment is set for Adult Voice Services, the amount shall be set by the Licensee or by an agreement between the Licensee and the Service Provider.

7.	Charging the Subscriber for Adult Voice Services

7.1
If Special Payment is set for Adult Voice Services, the Licensee shall display the charge for the service in the Telephone Bill separately from the charges for other services of the Licensee, unless the Subscriber requests otherwise.

7.2	The Licensee shall provide the Subscriber within ten (10) working days with the details of the Special Payment for Adult Voice Services in accordance with the following:

a.	The Service Number allocated for the service;
b.	The date and time of receipt of the service;
c.
The time unit charges-a charge in accordance with the duration- the number of time unit charges that were counted or the total amount of the Special Payment; in case of charging according to data volume (for example-MB, KB)-the number of data volume units of the data that were transmitted;

d.	The amount charged for that service.

The Licensee may collect a reasonable payment for providing the details of the Special Payment.

8.	Announcement Obligation

8.1
If Special Payment is set for Adult Voice Services provided through the Network, the Licensee shall play, either himself or through the Service Provider at the beginning of the call, a recorded message that includes the following details:

a.	The essence of the service;

597 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

b.	The amount of the Special Payment for the service, either the total amount, by Duration Payment or volume transmission, whichever is relevant;
c.	The possibility to disconnect from the service free of charge before the sound of the tone, as set forth in Article 8.4.

8.2	The recorded message shall be in the language that the Adult Voice Services are provided, in clear and fluent language, at a reasonable pace and without any recording distortions.

8.3
At the beginning of the Adult Voice Services that are provided in a language other than Hebrew, a message will be played that details the language the service is provided in and afterwards the recorded message will be played in the language the service is provided, as set forth in Articles 8.1 and 8.2.

8.4
At the end of the recorded message as set forth in Article 8.1, the caller will have 5 seconds after which a tone will be played to indicate the beginning of the receipt of the Adult Voice Services; If the caller disconnects before the tone is played, he shall not be charged the Special Payment. Alternatively, the caller will be required to punch a certain key in his Terminal Equipment in order to confirm his wish to receive the service, and only from that moment will the Subscriber will charged the Special Payment.

8.5
If Special Payment is set for Adult Voice Services available by accessing the Cellular Portal, the Licensee shall notify the subscriber of the service charge in a clear and prominent manner, while allowing the subscriber the ability to disconnect from the service without being charged the Special Payment.

9.	The Relationship between the Licensee and the Service Provider

9.1
The Licensee may allow the Service Provider to perform Telecommunication Activities through the Licensee’s installations in order to provide Adult Voice Services; The Service Provider shall be exempt from the duty to receive a license to perform Telecommunication Activities in accordance with the provisions of Article 3 (5) of the Law.

9.2
The Licensee shall include the provisions of this Annex, with the necessary changes, in the agreement between himself and a Service Provider, in such a manner that the Service Provider must comply with these provisions.

9.3	The Licensee shall provide the Director, in accordance with his request, with any agreements between the Licensee and a Service Provider.

10.	Interconnection

10.1
The conditions for Interconnection between the Network and the Public Telecommunication Network of another licensee, with respect to the provision of services for charging and collecting by one licensee for another licensee, for the provision of Adult Voice Services through the network for the subscribers of another licensee, shall be set forth in an agreement between the Licensee and the other licensee; should the parties not reach an agreement , the Minister shall decide the matter.

Translation from Hebrew
The Binding version is the Hebrew version

10.2	The Licensee shall pass to the Director, upon his request, a signed copy of any agreement between the Licensee and another licensee regarding the matter of Interconnection.

11.	General

11.1
The Licensee shall be responsible for handling complaints of customers of the Adult Voice Services, regarding Subscriber problems in accessing the service, problems of charges and collection regarding the service, and shall create for this purpose a mechanism to handle customer complaints; The Service Provider shall be responsible for handling customer complaints regarding the contents of the service. If the Licensee provides the Adult Voice Service himself, the Licensee shall also be responsible for handling customer complaints regarding the contents of the service.

11.2
The Licensee shall not be allowed to disconnect, stop or impair the basic telephone service of a Subscriber that contests the payment for Adult Voice Services and refuses to pay, however he may disconnect such a Subscriber from the receipt of further Adult Voice Services.

11.3	The Licensee shall not pass the details of the Subscriber to the Service Provider or anyone else without written confirmation of the Subscriber and after verifying the credibility of the confirmation.

11.4	The Licensee shall give any Subscriber who so requests, free of charge, within three (3) working days, details regarding the Service Provider as follows:

a.	The name and address of the provider.
b.	The phone number by which the provider can be reached.

11.5	This Annex shall also apply with the necessary changes, to the provision of Adult Voice Services that are provided as a network service only to the Subscribers of the Licensee.

11.6	The Licensee may provide the Adult Voice Services himself and the provisions of this Annex will apply with the necessary changes.

Translation from Hebrew
The Binding version is the Hebrew version

598Appendix N-Premium Service that are provided at a Premium Tariff599

1.	Definitions

1.1	In this Appendix:

"Licensee"-	One who has been given a general license pursuant to the law;

" Hosting Licensee"-	A Licensee that through its network the service provider provides its services;

"Origin Licensee"-	A domestic fixed-line or cellular Licensee, whose subscriber wishes to purchase a premium service;

"Service Order"-	Any action that the subscriber initiates in order to receive a premium service, including calling a prefix code, entering the subscriber's telephone number, entering a password and entering a code;

"Telephone Bill"	A bill given to the subscriber by the Licensee for services provided to him;

"Writing"	Including via facsimile or electronic mail;

"International Operator"-	One who has been given a general license for the provision of international telecommunication services;

"Subscriber"-	An Origin Licensee's subscriber;

"Service Number"-
A 10 digit telephone number that was determined in accordance with the provisions of the numbering plan and the administrative provisions for this matter, that include a predestined prefix code with additional digits, that the Hosting Licensee will allocate to the Service Provider and which number if dialled allows the Subscriber access to the Premium Service;

"Service Provider"-	One who provides a Premium Service via the telecommunications network of a Licensee, and payment for the service is made through the telephone bill;

598 Amendment No. 75
599 Amendment No. 80

Translation from Hebrew
The Binding version is the Hebrew version

"Prefix Code"-	A national prefix code in such model as prescribed by the Ministry for access to a Premium Service;

"Network" -	A set of telecommunication facilities through which the Licensee provides its services;

"Premium Service"-
Audio broadcast or presentation of an audio or visual message, including a recorded message, provided via a telecommunications facility, directly or indirectly, for among others, one of the following: provision of information and content, entertainment, receipt of consultation, dating service, chats, participation in competitions, lottery, game or voting or a service provided via the internet, excluding erotic services; for this matter, "indirectly"- including by way of creating a connection from the Subscriber’s end user equipment, or entering the Subscriber's telephone number, including through the internet, as a condition for providing the service or for charging for it;

"Premium Tariff"-
The tariff for payment for a Premium Service, in accordance with the Hosting Licensee's requirement; this tariff will include a tariff for completion of the call on the Hosting Licensee's public telecommunications network, that was determined in accordance with the Telecommunications Regulations (Bezeq and Broadcasting) (Payments for interconnection), 2000, and for the matter of a service provided by an International Operator as a Hosting Licensee, the tariff will include the payment that the International Operator will retain;

"Regular Tariff"-	A tariff that is collected from the Subscriber by the Origin Licensee, in accordance with the tariff plan set forth in the engagement agreement it has with the Subscriber.600

1.2
Words and expressions in this Appendix that are not defined in this section, shall have the meaning as ascribed to them in the law, its regulations enacted by virtue thereof, in the Interpretation Law, 1981, in article 1 of the License or as set out in other places in this Appendix, unless otherwise deriving from the language or context.

2.	Access to the Service and Universality Requirement

2.1	An Origin Licensee shall allow every Subscriber access to all Premium Services that are provided via all of the networks of the Licenses.

600
In case the Subscriber has a limited monthly minutes plan, the Licensee will deduct the payment according to the length of the call from the monthly allocated minutes; in case the Subscriber has an unlimited plan, he will not be charged for an additional payment for dialing a Service Number; in case the Subscriber has a tariff plan that is not part of a package, his Regular Tariff will be identical to the tariff for a one minute domestic call.

Translation from Hebrew
The Binding version is the Hebrew version

2.2	A Hosting Licensee shall allow all callers of all the Licensees access to the Premium Services that are provided through its network.

2.3	Hosting Licensees and Origin Licensees shall allow the provision of Premium Services only via the Prefix Code and the Service Number.

2.4
A referral to the Prefix Codes shall be done only for the purpose of receipt a Premium Service; a referral to the said Prefix Codes for other purposes, including debit and collection arrangements, customer service or administration, is strictly forbidden.

2.5
The Licensee shall block the access to a telephone number, including an international number, without the Prefix Code to the Premium Service, insofar as it is notified by the Ministry, or it comes to its knowledge otherwise, that the Premium Service is provided via this telephone number.

3.	Recorded Message Requirement and Notification to the Subscriber

3.1
Immediately following the execution of the engagement, and before provision of the Premium Service, the Hosting Licensee shall play a recorded message for the caller, in the language in which the service is provided, in clear and concise language, and without recording disruptions. The recorded message shall include these details, according to the following order:

a)	The essence of the service;
b)	The premium tariff, in addition to the Subscriber's Regular Tariff;
c)	The maximum tariff that can be charged for the service;
d)	The maximum time that has been set for the receipt of the Premium Service, insofar as it has been set;
e)	601The ability of the caller to disconnect the call before the beginning of provision of the service, with no charge, by the end of hearing the sound as set forth in article 3.2.

3.2
602Upon hearing the end of the recorded message, as set forth in article 3.2 and before the beginning of provision of the service, the Hosting Licensee shall play a special sound for the caller and afterwards be given at least a  5 second pause to disconnect the call, without being charged at the Premium Tariff; the Licensee may give the Subscriber the opportunity to confirm receipt of the service by pressing a certain key on the handset in his possession in order to begin the provision of the service even before the said pause is over.

3.3
If access to the Premium Service has been blocked as set forth in article 7.1, the Origin Licensee will play a recorded message for the Subscriber that the said service cannot be provided, due to access blockage to the Prefix Code. The Licensee may give details in the recorded message as to how the blockage can be removed.

601 Amendment No. 78
602 Amendment No. 78

Translation from Hebrew
The Binding version is the Hebrew version

4.	Service Purchase

4.1	603At the end of the said procedure in article 3.2, the caller will be given the opportunity to purchase the Premium Service.

4.2
Service purchase shall be done separately for each service, and in accordance with the Prefix Code and the purchase of a certain service shall not be considered as the purchase of an additional service, whether the same service or whether another service.

5.	Service Price

5.1	In all of the Prefix Codes set forth below, the service tariff for the Subscriber will be the premium tariff for the service in addition to the Regular Tariff.

5.2	For a service provided with the 1-900 Prefix Code, a maximum amount of NIS 0.5 can be required for a call minute and no more than NIS 30 for the entire call.

5.3
For a service provided with the 1-901 Prefix Code, a maximum amount of NIS 50 can be required, whether if the premium tariff for the service is determined in a one-time manner or whether the tariff is determined according to the length of the service or a combination of the two.

5.4
For a service provided with the 1-902 Prefix Code, a maximum amount of NIS 100 can be required, whether if the premium tariff for the service is determined in a one-time manner or whether the tariff is determined according to the length of the service or a combination of the two.

5.5
Subject to the aforesaid in articles 5.2-5.4, the obligating premium tariff is the tariff that was given to the Subscriber in the recorded message, before provision of the service, in accordance with article 3.1.

5.6	The prices set forth in this article include VAT.

6.	Collection and Debiting Arrangements

6.1	The Origin Licensee shall not collect from a Subscriber payment for a Premium Service that is given contrary to the provisions of this Appendix.

6.2	The Origin Licensee will collect from the Subscriber payment for the Premium Service in accordance with the debit records that the Hosting Licensee gives him, in addition to the Regular Tariff.

6.3
The Hosting Licensee shall give at least once a day604, the Origin Licensee the debit records for the Premium Service provided to the Subscriber, as advised to the Subscriber in the message in accordance with article 3.1.

603 Amendment No. 78
604 Amendment No. 81

Translation from Hebrew
The Binding version is the Hebrew version

6.4
The Origin Licensee shall give the Hosting Licensee payments that it collected from its Subscribers for Premium Services, according to the premium tariff and will not be required to do so with respect to payments that it was unable to collect from its Subscribers.

6.5
If the Subscriber disconnects the call before the provision of the service begins, the Origin Licensee is allowed to collect from him a Regular Tariff and will not give the interconnection tariff to the Hosting Licensee, as set forth in the Telecommunications Regulations (Bezeq and Broadcasting) (Payments for interconnection), 2000 (hereinafter- ("Interconnection Regulations").

7.	Termination of a Premium Service

7.1	A Hosting Licensee may disconnect the caller of the Premium Service when the payment for the call reaches the maximum amount as set forth in article 5.

7.2	The Origin Licensee shall block the Premium Service for pre-paid Subscribers, upon completion of the available balance of the Subscriber or at the latest upon receipt of the Premium records file605.

7.3	The aforesaid in article 7.2 will apply also to pre-paid Subscribers that have limited credit and that have reached the maximum amount of credit agreed with them.

8.	Access Blockage to the Service

8.1
The Licensee shall allow every Subscriber, existing or new, to choose whether the access from his telephone line to Premium Services at 1-900 and 1-901 Prefix Codes shall be open or blocked. The Subscriber's decision shall be done by marking his choice in the appropriate box, next which is written "block" or "open" as part of the service access form (hereinafter- "the Form").

8.2
The Licensee shall prepare a Form for services access or amend the service access form defined in its license (hereinafter- "the Service Access Form") in a manner that includes that stated in the Premium Service access form in article 12.

8.3	The Licensee will place the Service Access Form on its website.

8.4
A new Subscriber's choice will be done by marking the form that is part of the "engagement agreement" when the transaction is done in the Subscriber and Licensee's representative's presence, as part of the "engagement terms and conditions", when the engagement is done by a remote sale transaction via a telephone call or as marked by the Subscriber on the online form, at the time of the engagement via the internet.

8.5
The Licensee shall notify an existing Subscriber in the Telephone Bill with respect to the possibility of downloading the Form from its website and marking his choice regarding Premium Service access through 1-900 and 1-901 Prefix Codes. An existing Subscriber that has filled out a form in the past and now is filling out his choice only regarding access to Premium Services, his previous choices regarding service access will remain valid, unless he requests to change them.

605 Amendment No. 81

Translation from Hebrew
The Binding version is the Hebrew version

8.6
An existing Subscriber that did not specifically mark his choice regarding Premium Service access at 1-900 and 1-901 Prefix Codes, within two months of the commencement date of this Appendix, the defaults will be as follows:

a.	With respect to 1-900 Prefix Code-open;
b.	With respect to 1-901 Prefix Code-blocked;

8.7
Blockage of the Premium Service access at the 1-901 Prefix Code, in accordance with the default set forth in section 8.4, shall be done by the Licensee within seven (7) working days from the end of two months after the commencement date of this Appendix. Blockage of a Subscriber for the first time of access to 1-900 and 1-901 Prefix Codes, whether in accordance with the Subscriber's choice or whether in accordance with the default, shall be done free of charge.

8.8
The Licensee shall block the access of all its Subscribers to the services provided at the 1-902 Prefix Code as a default, free of charge, within one working day of the commencement of this Appendix. A Subscriber's request to remove the blockage shall be done in writing, or orally as long as the Licensee conducted a reliable identification of the Subscriber submitting the request, in accordance with the a set procedure.

8.9	If a Subscriber requests to remove a blockage, the Licensee shall remove the blockage within a reasonable amount of time.

8.10
The Licensee shall document the Subscriber's request to remove the blockage for the Premium Service. The documentation will be available at the Licensee for remittance or transfer, as applicable, to the Director within five (5) work days from the day that the Subscriber submitted his request.

9.	Provision of the Service in Israel through an International Operator

9.1	An International Operator is allowed to be a Hosting Licensee, and to allow the provision of Premium Services via its network, without being required to route the call abroad.

10.	Miscellaneous

10.1
The Hosting Licensee may allow the Service Provider to execute telecommunication activities through the facilities of the Licensee for provision of the service; the Service Provider is exempt from the requirement to receive a license or general permit for the execution of telecommunication activities, in accordance with the provisions of article 3(5) of the Law.

Translation from Hebrew
The Binding version is the Hebrew version

10.2
If the Subscriber does not pay a Telephone Bill that includes a charge for Premium Services, the Licensee shall give the Hosting Licensee the Subscriber's following details: his full name, I.D number and method of contacting him.

10.3
In the Telephone Bill in which the Premium Service charges are included, the Licensee shall give details regarding each Service Supplier whose charges for its services are included in the bill, regarding the following details:

a.	The name of the Hosting Licensee and its address;
b.	The registration number or business number of the Hosting License;
c.	Details that allow contacting the Hosting Licensee, including a telephone number606.

10.4	The Hosting Licensee is not allowed to make use of the payment details that were given to him by the caller for payment for other services, in order to collect a premium payment.

11.	Temporary Order

11.1	(a)	The Hosting Licensee will play a message for the caller according to which the Premium Service is provided only by using 1-900, 1-901 and 1-902 Prefix Codes in the following cases:

1)	When calling Premium Services that the access to them was allowed, before this Appendix commenced, by dialing an international number;

2)	When calling Premium Services that the access to them was allowed, before this Appendix commenced, by dialing a network access code, as defined in the numbering program in Israel.

(b)	The message will be played in the language that the Premium Service is provided.

(c)	The Hosting Licensee will play the message for six months, from the date of commencement of this Appendix.

(d)	The Origin Licensee may charge the Subscriber the Regular Tariff for the message.

12.	Cancelled607

606 Amendment No. 78
607 Amendment No. 90